UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OMNOVA SOLUTIONS INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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25435 Harvard Road Beachwood, OH 44122 www.omnova.com

September 9, 2019

Dear Fellow Shareholder:

A special meeting of shareholders of OMNOVA Solutions Inc., an Ohio corporation, which we refer to as “OMNOVA,” the “Company,” “we,” “our” or “us,” will be held on October 10, 2019 at 10:30 a.m., Eastern Time, at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114. The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of OMNOVA by Synthomer plc, a public limited company incorporated under the laws of England and Wales, which we refer to as Synthomer, for $10.15 per share in cash. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet following the procedures outlined below.

On July 3, 2019, OMNOVA entered into an Agreement and Plan of Merger (as may be amended from time to time), which we refer to as the merger agreement, with Synthomer, Spirit USA Holdings Inc., an Ohio corporation and a wholly owned subsidiary of Synthomer, which we refer to as Merger Sub, and Synthomer USA LLC, a Delaware limited liability company and a wholly owned subsidiary of Synthomer, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of OMNOVA by Synthomer at a price of $10.15 per share in cash. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into OMNOVA, which we refer to as the merger, with OMNOVA surviving the merger as a wholly owned subsidiary of Synthomer. At the special meeting, OMNOVA will ask you to adopt the merger agreement, among other proposals related to the merger.

At the effective time of the merger, each share of common stock, par value $0.10 per share, of OMNOVA, which we refer to as OMNOVA common stock, issued and outstanding immediately prior to the effective time (other than (i) shares held by OMNOVA shareholders who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the Ohio General Corporation Law, which we refer to as the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) will be cancelled and converted into the right to receive $10.15 per share in cash, without interest, less any applicable withholding taxes.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of OMNOVA, which we refer to as the OMNOVA Board, carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the OMNOVA Board (i) approved the merger agreement, (ii) authorized and approved the execution and delivery of the merger agreement, (iii) authorized and approved the consummation of the merger and the other transactions contemplated by the merger agreement, (iv) determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of OMNOVA and its shareholders, (v) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of OMNOVA shareholders and (vi) recommended that OMNOVA shareholders vote for the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. Accordingly, the OMNOVA Board has unanimously recommended a vote “FOR” the adoption of the merger agreement.

Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of shareholders entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of two-thirds of the outstanding shares of OMNOVA common stock). The failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

Thank you in advance for your continued support and your consideration of this matter.

William R. Seelbach

Chairman of the OMNOVA Board

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement and the accompanying form of proxy are first being sent to OMNOVA shareholders on September 9, 2019.

Notice of Special Meeting of Shareholders

To Be Held on October 10, 2019

10:30 a.m., Eastern Time

To the Shareholders of OMNOVA Solutions Inc.:

A special meeting of shareholders of OMNOVA Solutions Inc., which we refer to as “OMNOVA,” the “Company,” “we,” “our” or “us,” will be held on October 10, 2019, at 10:30 a.m., Eastern Time, at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, to consider and vote upon the following proposals:

•

To adopt the Agreement and Plan of Merger, dated as of July 3, 2019 (as may be amended from time to time), which we refer to as the merger agreement, by and among OMNOVA, Synthomer plc, a public limited company incorporated under the laws of England and Wales, which we refer to as Synthomer, Spirit USA Holdings Inc., an Ohio corporation and a wholly owned subsidiary of Synthomer, and Synthomer USA LLC, a Delaware limited liability company and a wholly owned subsidiary of Synthomer, thereby approving the transactions contemplated by the merger agreement;

•

To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement, which we refer to as the merger; and

•

To adjourn the special meeting to a later date or time, if necessary or appropriate, including if there are insufficient votes as at the time of the special meeting to obtain the OMNOVA shareholder approval.

Shareholders of record at the close of business on September 9, 2019 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of OMNOVA, which we refer to as the OMNOVA Board, carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the OMNOVA Board (i) approved the merger agreement, (ii) authorized and approved the execution and delivery of the merger agreement, (iii) authorized and approved the consummation of the merger and the other transactions contemplated by the merger agreement, (iv) determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of OMNOVA and its shareholders, (v) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of OMNOVA shareholders and (vi) recommended that OMNOVA shareholders vote for the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement.

The OMNOVA Board unanimously recommends that shareholders of OMNOVA vote (1) “FOR” the adoption of the merger agreement, (2) “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger, and (3) “FOR” the adjournment of the special meeting, if necessary or appropriate, including if there are insufficient votes as at the time of the special meeting to obtain the OMNOVA shareholder approval.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote and sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are a shareholder of record voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m., Eastern Time, on the day before the special meeting. Your proxy is being solicited by the OMNOVA Board.

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of the accompanying proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

If you fail to return your proxy, vote by telephone or through the Internet, or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

By order of the OMNOVA Board,

William R. Seelbach

Chairman of the OMNOVA Board

Cleveland, Ohio

September 9, 2019

Please Vote—Your Vote is Important

i

(continued)

ii

(continued)

iii

SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read this entire proxy statement, the attached Annexes, and the documents incorporated by reference in this proxy statement for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about OMNOVA Solutions Inc. You are encouraged to read carefully the information incorporated by reference in this proxy statement and may obtain it without charge by following the instructions in the section entitled “Where You Can Find More Information,” beginning on page 118 of this proxy statement. Unless the context otherwise indicates, we refer to OMNOVA Solutions Inc. as “OMNOVA,” the “Company,” “we,” “our” or “us.”

The Parties (see page 21)

OMNOVA is a global innovator of performance-enhancing chemistries and surfaces for a variety of commercial, industrial, and residential applications. OMNOVA applies chemical and material science to develop specialty chemicals and functional and decorative surfaces that enhance the performance of customers’ products around the world. As a business-to-business strategic supplier, OMNOVA provides The Science in Better Brands, with products that are critical to the performance of top brand-name, end-use products sold around the world. OMNOVA’s principal executive offices are located at 25435 Harvard Road, Beachwood, Ohio 44122-6201, and our telephone number is (216) 682-7000.

Synthomer plc, a FTSE 250 public limited company incorporated under the laws of England and Wales, which we refer to as Synthomer, is one of the world’s major suppliers of aqueous polymers. With strong geographic diversity, operating in 18 countries, and product differentiation, Synthomer is a major player in a wide range of sectors including coatings, textiles, paper and healthcare. Synthomer’s head office is located at 45 Pall Mall, London, SW1Y 5JG, United Kingdom, and its telephone number is +44 1279 436 211.

Spirit USA Holdings Inc., an Ohio corporation and a wholly owned subsidiary of Synthomer, which we refer to as Merger Sub, was formed solely for the purpose of entering into the merger agreement (as defined below) and consummating the merger (as defined below) and the other transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist, and OMNOVA will continue as the surviving corporation (as defined below) in the merger.

Synthomer USA LLC, a Delaware limited liability company and a wholly owned subsidiary of Synthomer, which we refer to as Synthomer US Sub, is an operational subsidiary of Synthomer that is an additional party to the merger agreement.

The Merger (see page 30)

On July 3, 2019, OMNOVA, Synthomer, Merger Sub and Synthomer US Sub entered into an Agreement and Plan of Merger, which, as may be amended from time to time, we refer to as the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into OMNOVA, which we refer to as the merger. OMNOVA will survive the merger as a wholly owned subsidiary of Synthomer, which we refer to as the surviving corporation. Upon completion of the merger, each share of OMNOVA common stock, par value $0.10 per share, which we refer to as OMNOVA common stock, that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the Ohio General Corporation Law, which we refer to as the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) will be cancelled and converted into the right to receive $10.15 per share in cash, which we refer to as the merger consideration or the per share merger consideration, without interest, less any applicable withholding taxes.

Following the completion of the merger, OMNOVA will cease to be a publicly traded company and will become a wholly owned subsidiary of Synthomer.

The Special Meeting (see page 22)

The special meeting will be held on October 10, 2019, at 10:30 a.m., Eastern Time, at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114. At the special meeting, you will be asked to, among other things, vote for the adoption of the merger agreement. See the section entitled “The Special Meeting,” beginning on page 22 of this proxy statement, for additional information on the special meeting, including how to vote your shares of OMNOVA common stock.

Shareholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (see page 23)

You may vote at the special meeting, which we refer to as the OMNOVA shareholder meeting, if you were a holder of record of shares of OMNOVA common stock as of the close of business on September 9, 2019, which is the record date for the special meeting, which we refer to as the record date. You will be entitled to one vote for each share of OMNOVA common stock that you owned on the record date. As of September 6, 2019, the latest practicable trading day prior to the filing of this proxy statement with the SEC, the number of shares outstanding was 44,853,482. The number of shares outstanding and entitled to vote at the special meeting as of close of business on the record date is not expected to be meaningfully different from the number as of September 6, 2019. The adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of two-thirds of the outstanding shares of OMNOVA common stock).

How to Vote (see page 24)

OMNOVA shareholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to determine which options are available to you. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m., Eastern Time, on the day before the special meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of OMNOVA common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker, trust or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

Participants in the OMNOVA 401(k) Savings Plan

If you are a participant in the OMNOVA 401(k) Plan and have shares of OMNOVA common stock allocated to your plan account, you are entitled to provide voting instructions with respect to those shares allocated to your plan account. The trustee of the OMNOVA 401(k) Plan will vote the shares of OMNOVA common stock allocated to your plan account in accordance with your instructions, if timely received. Your voting instructions will be kept confidential except to the extent necessary to comply with applicable law.

If you are a participant and you choose to provide voting instructions, you may do so by following the procedures and instructions for Internet or telephone voting on the enclosed voting instruction form, or simply by completing, signing, dating and returning your enclosed voting instruction form by mail. The deadline for providing voting instructions for voting by the trustee of the OMNOVA 401(k) Plan is 11:59 p.m., Eastern Time, on October 7, 2019, which is earlier than the deadline for returning voting instructions for shares of OMNOVA common stock that are not held through the OMNOVA 401(k) Plan.

If you do not properly instruct the trustee of the OMNOVA 401(k) Plan as to how to vote your shares held in the OMNOVA 401(k) Plan, your shares will be considered uninstructed and the OMNOVA 401(k) Plan trustee will vote your uninstructed shares in the same proportion as it votes shares of OMNOVA common stock for which it did receive timely instructions.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of OMNOVA common stock will be mailed to shareholders if the merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting—How to Vote,” beginning on page 24 of this proxy statement, and “The Special Meeting—Solicitation of Proxies,” beginning on page 25 of this proxy statement. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

Recommendation of the OMNOVA Board; Reasons for Recommending the Adoption of the Merger Agreement (see page 44)

Following an extensive and thorough review of the factors discussed and considered by OMNOVA’s board of directors, which we refer to as the OMNOVA Board, including those discussed in the section entitled “The Merger—Reasons for the Merger,” beginning on page 44 of this proxy statement, the OMNOVA Board unanimously declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of OMNOVA and its shareholders. Accordingly, the OMNOVA Board has unanimously recommended that at the special meeting you vote “FOR” the adoption of the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger and “FOR” the adjournment of the special meeting, if necessary or appropriate, including if there are insufficient votes as at the time of the special meeting to obtain the OMNOVA shareholder approval.

In addition, in considering the recommendation of the OMNOVA Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of OMNOVA shareholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers of OMNOVA in the Merger,” beginning on page 61 of this proxy statement.

Opinion of Morgan Stanley & Co. LLC (see page 52)

On July 2, 2019, at a meeting of the OMNOVA Board, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered its oral opinion, subsequently confirmed in writing, that, as of July 2, 2019 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken by Morgan Stanley set forth therein, the $10.15 per share in cash to be paid to the holders of OMNOVA common stock (other than shares (i) held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) that are held in the treasury of OMNOVA and (iii) owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Morgan Stanley, dated July 2, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Morgan Stanley provided advisory services and its opinion for the information and assistance of the OMNOVA Board in connection with its consideration of the merger. The Morgan Stanley opinion does not constitute a recommendation as to how any holder of the shares of OMNOVA common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between OMNOVA and Morgan Stanley, OMNOVA has agreed to pay Morgan Stanley a transaction fee that, based on information available as of the date of the announcement of the merger, is estimated to be approximately $13.6 million, $2.5 million of which became payable upon the delivery of the Morgan Stanley opinion, and the remainder of which is contingent upon consummation of the merger.

Market Price and Dividend Data (see page 112)

OMNOVA’s common stock is traded on the New York Stock Exchange, which we refer to as NYSE, under the symbol “OMN.” On July 2, 2019, the last full trading day before OMNOVA announced that it had entered into the merger agreement with Synthomer, Merger Sub and Synthomer US Sub, the closing price for OMNOVA common stock was $6.42 per share. On September 6, 2019, the last full trading day prior to the filing of this proxy statement, the closing price for OMNOVA common stock was $10.07 per share.

Certain Effects of the Merger (see page 72)

Upon completion of the merger, Merger Sub will be merged with and into OMNOVA upon the terms and subject to the conditions set forth in the merger agreement. As the surviving corporation in the merger, OMNOVA will continue to exist following the merger as a wholly owned subsidiary of Synthomer.

Following the completion of the merger, shares of OMNOVA common stock will no longer be traded on NYSE or any other public market. In addition, the registration of shares of OMNOVA common stock under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, will be terminated.

Consequences if the Merger is Not Completed (see page 72)

If the merger agreement is not adopted by OMNOVA shareholders, or if the merger is not completed for any other reason, you will not receive any consideration from Synthomer, Merger Sub or Synthomer US Sub for your shares of OMNOVA common stock. Instead, OMNOVA will remain a public company, and OMNOVA common stock will continue to be listed and traded on NYSE.

In addition, if the merger agreement is terminated under specified circumstances, OMNOVA is required to pay Synthomer a termination fee of $15,800,000, and if the merger agreement is terminated under certain other circumstances, Synthomer is required to pay OMNOVA a reverse termination fee of $15,800,000. See the section entitled “The Agreement and Plan of Merger—Termination Fees,” beginning on page 104 of this proxy statement.

Treatment of OMNOVA Equity Awards (see page 81)

OMNOVA Restricted Shares

At the effective time of the merger, each restricted share of OMNOVA common stock subject to certain vesting conditions and restrictions, which we refer to as an OMNOVA Restricted Share, that is outstanding as of immediately prior to the effective time of the merger will, to the extent applicable, no longer be subject to any vesting conditions or restrictions, as applicable, and each such OMNOVA Restricted Share will automatically be cancelled in exchange for the right to receive the merger consideration.

OMNOVA Restricted Share Units

At the effective time of the merger, each restricted share unit corresponding to OMNOVA common stock, which we refer to as an OMNOVA RSU, outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will automatically be cancelled in exchange for the right to receive the merger consideration.

OMNOVA Performance Shares

At the effective time of the merger, each award of performance shares corresponding to OMNOVA common stock, which we refer to as an OMNOVA Performance Share, outstanding as of immediately prior to the effective time of the merger will automatically be cancelled in exchange for the right to receive the merger consideration with the number of shares of OMNOVA common stock underlying such OMNOVA Performance Share deemed to be earned based on target performance.

Payment Timing

As soon as reasonably practicable after the effective time of the merger (but no later than the first regular payroll date of OMNOVA after the effective time of the merger), Synthomer will pay the merger consideration (without interest and less applicable tax withholdings) to each holder of an OMNOVA Restricted Share, OMNOVA RSU and OMNOVA Performance Share; provided, that, with respect to any OMNOVA RSU or OMNOVA Performance Share that constitutes nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, and that is not permitted to be paid as soon as reasonably practicable after the effective time of the merger without triggering a tax or penalty under Section 409A of the Internal Revenue Code, such payment will be made at the earliest time permitted under the terms of such OMNOVA RSU or OMNOVA Performance Share, as applicable, that will not trigger a tax or penalty under Section 409A of the Internal Revenue Code.

Deferred Compensation

All account balances (whether or not vested) under OMNOVA’s Deferred Bonus Plan and Deferred Compensation Plan for Nonemployee Directors, each as currently in effect, (other than the equity-based awards described above) that provides for the deferral of compensation, representing amounts notionally invested in a number of shares of OMNOVA common stock or otherwise providing for distributions or benefits that are calculated based on the value of a share of OMNOVA common stock, which we refer to as the Deferred Compensation Plans, will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the applicable Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of shares of OMNOVA common stock deemed invested under or otherwise referenced by such account immediately prior to the effective time of the merger and (ii) the merger consideration or, if higher, the highest closing price for a share of OMNOVA common stock on NYSE during the 90 calendar days preceding the effective time of the merger. Such account balances will cease to represent a right to receive a number of shares of OMNOVA common stock or an amount equal to or based on the value of a number of shares of OMNOVA common stock. Any such payments will be made at the time specified in the applicable Deferred Compensation Plan and related plan documents, less any applicable tax withholdings.

Employee Share Purchase Plan

Shares of OMNOVA common stock held in participants’ account balances in OMNOVA’s employee share purchase plan, which we refer to as the OMNOVA ESPP, immediately prior to the effective time of the merger will be treated the same as all other outstanding shares of OMNOVA common stock in accordance with the merger agreement. OMNOVA will ensure that the OMNOVA ESPP will terminate immediately prior to the effective time of the merger contingent upon the occurrence of the closing of the merger.

Interests of Directors and Executive Officers of OMNOVA in the Merger (see page 61)

In considering the recommendation of the OMNOVA Board that you vote “FOR” the adoption of the merger agreement, you should be aware that some of our non-employee directors and executive officers have interests that may be different from, or in addition to, the interests of OMNOVA shareholders generally.

The OMNOVA Board was aware of these interests and considered them at the time it approved the merger agreement and made its recommendation to OMNOVA shareholders. For a further discussion of these interests, see the section entitled “The Merger—Interests of Directors and Executive Officers of OMNOVA in the Merger,” beginning on page 61 of this proxy statement.

Conditions to the Merger (see page 100)

OMNOVA’s, Synthomer’s and Merger Sub’s respective obligations to effect the merger are subject to the satisfaction (or mutual waiver by each of Synthomer and OMNOVA where permitted under applicable law) of the following conditions:

•

receipt of the affirmative vote of shareholders entitled to exercise two-thirds of the voting power of the shares of OMNOVA entitled to vote on such matter (i.e., the holders of two-thirds of the outstanding shares of OMNOVA common stock), which we refer to as the OMNOVA shareholder approval;

•

receipt of the affirmative vote of shareholders entitled to exercise a simple majority of votes represented in person or by proxy at the general meeting of Synthomer shareholders, which we refer to as the Synthomer shareholder meeting, held to approve the merger and the other transactions contemplated by the merger agreement, of the shares of Synthomer entitled to vote on such matter (i.e., the holders of a simple majority of the outstanding shares of Synthomer common stock) (which condition has been satisfied prior to the date of this proxy statement);

•

the expiration or termination of the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, (which early termination was granted prior to the date of this proxy statement) and obtaining all other required governmental approvals under antitrust laws of certain jurisdictions;

•	no law or order issued by a governmental entity is in effect that makes illegal, enjoins or otherwise prohibits the merger or other transactions contemplated by the merger agreement; and

•

no order imposing a burdensome condition that would reasonably be expected to have a material adverse effect on the combined business enterprise of Synthomer and OMNOVA is in effect, which we refer to as a burdensome condition (provided that if Synthomer has notified OMNOVA that it will waive this condition in order to close the merger and the other conditions to closing have been satisfied (other than those conditions that, by their nature, cannot be satisfied until the closing, but subject to satisfaction or waiver of any such conditions), OMNOVA has agreed that it will concurrently waive this condition).

The obligations of Synthomer and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Synthomer of additional conditions, including:

•

subject to materiality qualifiers or de minimis inaccuracies in certain cases, the accuracy of each of OMNOVA’s representations and warranties in the merger agreement (as described in “The Agreement and Plan of Merger—Representations and Warranties,” beginning on page 83 of this proxy statement);

•

OMNOVA’s performance and compliance in all material respects with all agreements and covenants contained in the merger agreement to be performed or complied with by OMNOVA prior to or on the closing date; and

•	there not having occurred any OMNOVA material adverse effect or any other effect that would reasonably be expected to have an OMNOVA material adverse effect since the date of the merger agreement.

Our obligations to effect the merger are also subject to the satisfaction or waiver by us of additional conditions, including:

•	subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Synthomer and Merger Sub in the merger agreement; and

•

Synthomer’s and Merger Sub’s performance and compliance in all material respects with all agreements and covenants contained in the merger agreement to be performed or complied with by them prior to or on the closing date.

Regulatory Approvals (see page 77)

Under the merger agreement, the respective obligations of OMNOVA, Synthomer and Merger Sub to complete the merger are subject to, among other things, the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and the antitrust laws of certain European countries and Turkey. If the European Commission has jurisdiction over the merger and the other transactions contemplated by the merger agreement (or a portion of the merger and the other transactions contemplated by the merger agreement) pursuant to the EU Merger Regulation to the exclusion of the jurisdiction of the applicable governmental entity in any of Germany, Austria, the United Kingdom, Spain or Portugal, the merger will be subject to the receipt of regulatory approvals, including notification, clearance and/or approval in the European Union. If the European Commission does not have jurisdiction over the merger and the other transactions contemplated by the merger agreement (or a portion of the merger and the other transactions contemplated by the merger agreement) pursuant to the EU Merger Regulation to the exclusion of the jurisdiction of the applicable governmental entity in any of the following jurisdictions, then the merger is subject to the receipt of regulatory approvals, including notification, clearance and/or approval in that jurisdiction: Germany, Austria, the United Kingdom, Spain and Portugal. On September 6, 2019, Synthomer filed a Form RS with the European Commission, which filing initiated the formal process to request that the European Commission will have jurisdiction over the matter. For a description of OMNOVA’s and Synthomer’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger—Efforts to Complete the Merger,” beginning on page 94 of this proxy statement, and the section entitled “The Merger—Regulatory Approvals Required for the Merger,” beginning on page 77 of this proxy statement.

Early termination of the waiting period under the HSR Act was granted effective August 6, 2019.

Synthomer Shareholder Approval (see page 78)

Because of the size of the proposed acquisition, the merger is considered a Class 1 transaction under the Listing Rules of the Financial Conduct Authority, which we refer to as the FCA, and is therefore conditional upon, among other things, the approval of the shareholders of Synthomer by a simple majority of the votes represented in person or by proxy at the Synthomer shareholder meeting, which we refer to as the Synthomer shareholder approval. In order to obtain the Synthomer shareholder approval, Synthomer convened and held a general meeting of its shareholders on July 31, 2019 to consider and approve the merger and the other transactions contemplated by the merger agreement and an increase in borrowing limit under Synthomer’s articles of association. Synthomer shareholders voted to approve the resolutions at the meeting, and Synthomer’s obligation to obtain the Synthomer shareholder approval and the related condition to the closing of the merger have been satisfied.

Voting Undertakings (see page 107 and Annex D)

Certain Synthomer shareholders (including all members of Synthomer’s board of directors, which we refer to as the Synthomer Board, who hold Synthomer shares) holding in aggregate 75,853,898 Synthomer shares as of July 29, 2019, representing approximately 22.3% of the ordinary share capital of Synthomer prior to the rights issue of up to £199 million (approximately $251 million), which we refer to as the rights issue, provided irrevocable undertakings to Synthomer and OMNOVA to vote in favor of the Synthomer shareholder resolutions.

Financing of the Merger (see page 73)

The obligation of the parties to consummate the merger is not subject to a financing condition (although the funding of the debt financing is subject to the satisfaction of the conditions set forth in the facilities agreements under which the debt financing will be provided). See the section entitled “The Agreement and Plan of Merger—Financing,” beginning on page 98 of this proxy statement.

It is anticipated that the total funds needed to complete the merger, including the (i) payment of the merger consideration, (ii) refinancing of certain outstanding indebtedness of OMNOVA, (iii) prepayment and cancellation of certain outstanding indebtedness of Synthomer and (iv) payment of fees, costs and expenses in connection with the foregoing, will be funded through a combination of the following:

•

debt financing in an aggregate principal amount of approximately $1.36 billion, which we refer to as the financing, and the underlying facilities agreements as the financing agreements, consisting of (i) a $260 million term loan facility, (ii) a €460 million (approximately $517 million) multicurrency revolving credit facility and (iii) a €520 million (approximately $585 million) bridge loan facility; and

•	the net proceeds of a rights issue by Synthomer of up to £199 million (approximately $251 million).

Restrictions on Solicitation of Takeover Proposals (see page 89)

The merger agreement generally restricts OMNOVA’s ability to, among other things, (i) directly or indirectly, initiate, solicit, or knowingly facilitate or encourage the making of any takeover proposals (as defined under the section entitled “The Agreement and Plan of Merger—Covenants Regarding Acquisition Proposals—Acquisition Proposals of OMNOVA,” beginning on page 89 of this proxy statement) that constitutes, or would reasonably be expected to lead to, a takeover proposal, (ii) furnish any non-public information regarding OMNOVA or any of our subsidiaries to any third person in connection with or in response to a takeover proposal, (iii) engage or participate in any discussions or negotiations with respect to any takeover proposal, (iv) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, or other similar agreement with respect to a takeover proposal or (v) terminate, amend, modify or waive any provision of any standstill or similar agreement to which OMNOVA or any of its subsidiaries is a party. Under certain limited circumstances, however, and in compliance with certain obligations contained in the merger agreement, OMNOVA is permitted to furnish information with respect to OMNOVA and its subsidiaries and participate in discussions or negotiations with third parties making a bona fide written takeover proposal that the OMNOVA Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Covenants Regarding Acquisition Proposals—Acquisition Proposals of OMNOVA,” beginning on page 89 of this proxy statement), provided, that OMNOVA notifies Synthomer within 48 hours of the receipt of any takeover proposal that constitutes or could reasonably be expected to lead to a superior proposal. Under certain circumstances, OMNOVA is permitted to terminate the merger agreement in order to enter into a definitive acquisition agreement with respect to a superior proposal, provided that, prior to or concurrently with such termination, OMNOVA pays Synthomer a termination fee of $15,800,000.

Similarly, the merger agreement generally restricts Synthomer’s ability to, from the date of the merger agreement to the effective time of the merger or the earlier termination of the merger agreement, (i) directly or indirectly, solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Synthomer takeover proposal (as defined under the section entitled “The Agreement and Plan of Merger—Covenants Regarding Acquisition Proposals—Acquisition Proposals of Synthomer,” beginning on page 90 of this proxy statement), (ii) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with or for the purpose of encouraging or facilitating, a Synthomer takeover proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to a Synthomer takeover proposal. Under certain limited circumstances, however, and in compliance with certain obligations contained in the merger agreement, Synthomer is permitted to furnish information with respect to Synthomer and its subsidiaries and participate in discussions or negotiations with third parties making a Synthomer takeover proposal for which the Synthomer Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law and its duties under Section 172 of the UK Companies Act, provided, that Synthomer notifies OMNOVA within 48 hours of the receipt of any proposals or offers with respect to, or that would reasonably be expected to lead to, a Synthomer takeover proposal.

Termination of the Merger Agreement (see page 102)

Termination Rights Exercisable by Either Synthomer or OMNOVA

The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Synthomer and OMNOVA. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Synthomer or OMNOVA by written notice to the other party if:

•

the closing shall not have occurred on or before April 3, 2020, or if the failure to consummate the merger on or before such date is a result of the failure on such date to have obtained the required governmental or antitrust clearances or a law or order arising from or relating to antitrust laws being in effect making illegal, enjoining or otherwise prohibiting the merger or imposing a burdensome condition, then July 3, 2020, which date, as it may be extended, we refer to as the outside date (except that the right to terminate the merger agreement pursuant to the foregoing will not be available to Synthomer or OMNOVA (i) if the failure of the merger to have been consummated on or before the outside date of April 3, 2020 is primarily the result of such party having materially breached or failed to perform or comply with any of its obligations under the merger agreement or (ii) during the pendency of any action by OMNOVA or Synthomer for specific performance of the merger agreement);

•

any laws or orders are in effect making illegal, enjoining or otherwise prohibiting the merger and the other transactions contemplated by the merger agreement, or any order imposing a burdensome condition is in effect and became final and non-appealable subject to certain limitations;

•	the OMNOVA shareholder meeting has concluded and OMNOVA shareholder approval has not been obtained; or

•	the Synthomer shareholder meeting has concluded and Synthomer shareholder approval has not been obtained.

OMNOVA Termination Rights

OMNOVA may also terminate the merger agreement, subject to certain notice obligations, limitations and conditions:

•

prior to the receipt of the OMNOVA shareholder approval if, concurrently with the termination of the merger agreement, OMNOVA enters into a definitive agreement with respect to a superior proposal and OMNOVA has complied with its obligations with respect to superior proposals and has paid (or concurrently pays) the termination fee described in the section titled “The Agreement and Plan of Merger—Termination Fees,” beginning on page 104 of this proxy statement, to Synthomer;

•

prior to the Synthomer shareholder meeting, if the Synthomer Board has made a Synthomer recommendation change (as defined below under the section entitled “The Agreement and Plan of Merger—Obligation of the Synthomer Board with Respect to Its Recommendation,” beginning on page 93 of this proxy statement);

•

if there has been a breach of, or a failure to perform or comply with, any of the covenants on the part of Synthomer or Merger Sub or if any of Synthomer’s or Merger Sub’s representations or warranties become untrue, and such breach, failure or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition to OMNOVA’s obligations to close described in the section entitled “The Agreement and Plan of Merger—Conditions to the Merger—Conditions to OMNOVA’s Obligations,” beginning on page 101 of this proxy statement, and (ii) is not cured within the earlier of (A) the outside date and (B) 30 days following written notice to Synthomer; provided, that OMNOVA gave Synthomer written notice of its intention to terminate the merger agreement and the basis for such termination, and OMNOVA will not have the right to terminate the merger agreement in this manner if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

•

if all conditions to closing contained in the merger agreement have been satisfied, other than OMNOVA’s obligations to close described in the section entitled “The Agreement and Plan of Merger—Conditions to the Merger—Conditions to OMNOVA’s Obligations,” beginning on page 101 of this proxy statement, and OMNOVA is prepared to consummate the closing, but Synthomer fails to close.

Synthomer Termination Rights

Synthomer may also terminate the merger agreement, subject to certain notice obligations, limitations and conditions:

•	prior to the OMNOVA shareholder meeting, if the OMNOVA Board has made a recommendation change; or

•

if there has been a breach of, or a failure to perform or comply with, any of the covenants on the part of OMNOVA or if OMNOVA’s representations or warranties become untrue, and such breach, failure or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition to Synthomer’s and Merger Sub’s obligations to close described in the section entitled “The Agreement and Plan of Merger—Conditions to the Merger—Conditions to Obligations of Synthomer and Merger

Sub,” beginning on page 100 of this proxy statement, and (ii) is not cured within the earlier of (A) the outside date and (B) 30 days following written notice to OMNOVA; provided, that Synthomer gave OMNOVA written notice of its intention to terminate the merger agreement and the basis for such termination, and Synthomer will not have the right to terminate the merger agreement in this manner if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement.

Termination Fees (see page 104)

Upon termination of the merger agreement under certain circumstances, OMNOVA is required to pay Synthomer a termination fee of $15,800,000, and, if the merger agreement is terminated under certain other circumstances, Synthomer is required to pay OMNOVA a reverse termination fee of $15,800,000.

Dissenters’ Rights (see page 108 and Annex C)

Under Ohio law, if OMNOVA shareholders adopt the merger agreement, each OMNOVA shareholder who does not vote in favor of the adoption of the merger agreement may be entitled to seek relief as a dissenting OMNOVA shareholder under Sections 1701.84 and 1701.85 of the OGCL, which sections are incorporated by reference herein. Dissenting OMNOVA shareholders who have perfected and not withdrawn a demand for dissenters’ rights pursuant to Section 1701.85 of the OGCL, and who have not waived or otherwise lost such dissenters’ rights, will NOT be entitled to receive cash or any dividends or other distributions pursuant to the provisions of the merger agreement unless and until the dissenting OMNOVA shareholder effectively withdraws or otherwise loses such dissenting OMNOVA shareholder’s right to dissent from the merger under the OGCL, and any dissenting OMNOVA shareholder will be entitled to only such dissenters’ rights as are provided by Section 1701.84 and Section 1701.85 of the OGCL.

Specifically, a dissenting OMNOVA shareholder must be a record holder of the OMNOVA shares as to which such shareholder seeks to exercise dissenters’ rights on the OMNOVA record date. Because only OMNOVA shareholders of record on the record date may exercise dissenters’ rights, any person or entity who beneficially owns shares that are held of record by a bank, broker, trust, fiduciary, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the shares to satisfy all of the requirements outlined under Section 1701.85 of the OGCL. A dissenting OMNOVA shareholder must not vote his, her or its shares in favor of the adoption of merger agreement at the OMNOVA special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s dissenters’ rights. However, a proxy returned to OMNOVA signed but not marked to specify voting instructions will be voted in favor of the adoption of the merger agreement and will be deemed a waiver of dissenters’ rights. A dissenting OMNOVA shareholder must deliver a written demand for payment of the fair cash value of such shareholder’s OMNOVA shares to OMNOVA prior to the shareholder vote on the merger agreement at the OMNOVA special meeting, which we refer to as a written demand. Any written demand must specify the OMNOVA shareholder’s name and address, the number and class of OMNOVA shares held by the shareholder on the record date, and the amount claimed by the shareholder as the fair cash value of the dissenting shares. Voting against the merger agreement is not a written demand as required under Section 1701.85 of the OGCL.

SEE THE TEXT OF SECTIONS 1701.84 AND 1701.85 OF THE OGCL ATTACHED IN THEIR ENTIRETY AS ANNEX C TO THIS PROXY STATEMENT FOR SPECIFIC INFORMATION ON THE PROCEDURES TO BE FOLLOWED IN EXERCISING DISSENTERS’ RIGHTS. ANY OMNOVA SHAREHOLDER WHO WISHES TO EXERCISE THE RIGHTS OF A DISSENTING SHAREHOLDER OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT SUCH SHAREHOLDER’S LEGAL ADVISOR BECAUSE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 1701.85 WILL RESULT IN THE LOSS OF THOSE RIGHTS.

OMNOVA shareholders considering seeking payment of the fair cash value of their shares of OMNOVA common stock should be aware that the “fair cash value” of their shares as determined pursuant to Section 1701.85 of the OGCL may be higher than, the same as, or lower than the per share merger consideration. Because OMNOVA shares are currently listed on NYSE, fair cash value of a share of OMNOVA common stock will be the closing sale price on NYSE the day before the OMNOVA special meeting (as such meeting may be adjourned and postponed).

Litigation Related to the Merger

To OMNOVA’s knowledge, as of September 9, 2019, there is no pending litigation against OMNOVA, Synthomer, Merger Sub or Synthomer US Sub relating to the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 74)

The receipt of cash in exchange for shares of OMNOVA common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined below under the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 74 of this proxy statement) who receives cash in exchange for shares of OMNOVA common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of OMNOVA common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 74 of this proxy statement, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.

Where You Can Find More Information (see page 118)

You can find more information about OMNOVA in the periodic reports and other information we file with the U.S. Securities and Exchange Commission, which we refer to as the SEC, that we incorporate by reference in this proxy statement. The information is available at the website maintained by the SEC at www.sec.gov. Information on or accessible through any website, other than the documents specifically incorporated by reference in this proxy statement, does not constitute a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of OMNOVA shareholders and the merger. These questions and answers do not address all questions that may be important to you as an OMNOVA shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents incorporated by reference in this proxy statement. See “Where You Can Find More Information,” beginning on page 118 of this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On July 3, 2019, OMNOVA entered into the merger agreement with Synthomer, Merger Sub and Synthomer US Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the OMNOVA Board in favor of the adoption of the merger agreement.

Q:	As a shareholder, what will I receive in the merger?

A:

If the merger is completed, you will be entitled to receive $10.15 in cash, without interest, subject to any applicable withholding taxes, for each share of OMNOVA common stock you own as of immediately prior to the effective time of the merger, except as discussed in the section entitled “Dissenters’ Rights,” beginning on page 108 of this proxy statement.

The receipt of cash in exchange for shares of OMNOVA common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 74 of this proxy statement, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	What will happen to outstanding OMNOVA equity compensation awards in the merger?

A:

For information regarding the treatment of outstanding OMNOVA equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of OMNOVA Equity Awards,” beginning on page 81 of this proxy statement.

Q:	Where and when will the special meeting of shareholders be held?

A:	The special meeting of OMNOVA shareholders will be held on October 10, 2019 at 10:30 a.m., Eastern Time, at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of OMNOVA common stock as of the close of business on September 9, 2019, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of OMNOVA common stock that you held on the record date.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on:

•	a proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement, which we refer to as the Merger Agreement Proposal;

•

a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger, which we refer to as the Non-Binding Compensation Advisory Proposal, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers of OMNOVA in the Merger—Quantification of Potential Payments and Benefits to OMNOVA’s Named Executive Officers in Connection with the Merger,” beginning on page 68 of this proxy statement; and

•

a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, including if there are insufficient votes as at the time of the special meeting to obtain the OMNOVA shareholder approval, which we refer to as the Adjournment Proposal.

Q:	What vote is required to approve each of the proposals?

A:

The approval of the Merger Agreement Proposal requires the affirmative vote of shareholders entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of at least two-thirds of the outstanding shares of OMNOVA common stock). Abstentions and failures to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting. Although the OMNOVA Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on OMNOVA or Synthomer or any of their respective subsidiaries, and, if the merger agreement is adopted by OMNOVA shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. Abstentions and failures to vote will have no effect on the Non-Binding Compensation Advisory Proposal as they are not considered “votes cast” with respect to the proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting. Accordingly, abstentions and failures to vote will have no effect on the Adjournment Proposal as they are not considered “votes cast” with respect to the proposal. However, if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting shares represented in person or by proxy at the OMNOVA special meeting may adjourn the meeting from time to time. In this case, abstentions and failures to vote will have the same effect as a vote “AGAINST” the adjournment, due to an absence of a quorum.

Q:	How does the OMNOVA Board recommend that I vote on the proposals?

A:

Upon careful consideration, the OMNOVA Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of OMNOVA and its shareholders, and unanimously recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

For a discussion of the factors that the OMNOVA Board considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger—Reasons for the Merger,” beginning on page 44 of this proxy statement. In addition, in considering the recommendation of the OMNOVA Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of OMNOVA shareholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers of OMNOVA in the Merger,” beginning on page 61 of this proxy statement.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the special meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:	How many shares need to be represented at the special meeting?

A:

The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of OMNOVA common stock issued and outstanding and entitled to vote constitutes a quorum for the purpose of considering the proposals. As of September 6, 2019, the latest practicable trading day prior to the filing of this proxy statement with the SEC, the number of shares outstanding was 44,853,482. If you are an OMNOVA shareholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of OMNOVA common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of OMNOVA common stock held by shareholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum (other than “street name” holders of shares as described above). In the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of shares representing a majority of the voting shares present in person or represented by proxy at the OMNOVA special meeting.

Q:

Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger?

A:

The SEC has adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, OMNOVA is providing our shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to OMNOVA’s named executive officers in connection with the merger. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 28 of this proxy statement.

Q:	What will happen if OMNOVA’s shareholders do not approve the Non-Binding Compensation Advisory Proposal?

A:

The vote to approve the Non-Binding Compensation Advisory Proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the Non-Binding Compensation Advisory Proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on OMNOVA or Synthomer or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by OMNOVA’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, the Annexes attached to this proxy statement and the documents incorporated by reference in this proxy statement, please vote your shares of OMNOVA common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of OMNOVA common stock that you owned on the record date.

Q:	How do I vote if I am a shareholder of record?

A:	You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•	by appearing in person at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Eastern Time, on the day before the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your shares of OMNOVA common stock are represented at the special meeting.

If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Non-Binding Compensation Advisory Proposal and “FOR” the Adjournment Proposal.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:

Your bank, broker, trust or other nominee will NOT have the power to vote your shares of OMNOVA common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:

Your bank, broker, trust or other nominee will NOT be able to vote your shares of OMNOVA common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise at least two-thirds of the voting power of the shares of OMNOVA common stock entitled to vote on such matter, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Furthermore, if you fail to provide your nominee with any voting instructions, your shares will not be included in the calculation of the number of shares of OMNOVA common stock present at the special meeting for purposes of determining whether a quorum is present.

Q:	May I revoke my proxy or change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:

Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to OMNOVA’s Corporate Secretary at 25435 Harvard Road, Beachwood, Ohio 44122-6201. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of OMNOVA common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of shares of OMNOVA common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold shares of OMNOVA common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	What happens if I sell my shares of OMNOVA common stock before the special meeting?

A:

The record date for the special meeting is earlier than the expected date of the merger. If you own shares of OMNOVA common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but any right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger.

Q:	May I exercise dissenters’ rights in connection with the merger?

A:

OMNOVA shareholders may be entitled to dissenters’ rights under Sections 1701.84 and 1701.85 of the OGCL, provided they follow the procedures and satisfy the conditions set forth in Section 1701.85 of the OGCL. See the section entitled “Dissenters’ Rights,” beginning on page 108 of this proxy statement. In addition, a copy of Sections 1701.84 and 1701.85 of the OGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 1701.85 of the OGCL will result in the waiver of or loss of your ability to exercise dissenters’ rights.

Q:	If I hold my shares in certificated form, should I send in my share certificates now?

A:

No. Shortly after the merger is completed, shareholders holding certificated shares of OMNOVA common stock will be sent a letter of transmittal that includes detailed written instructions on how to return such share certificates. You must return your share certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATE(S) NOW.

Q:	What should I do if I hold shares of OMNOVA common stock through the OMNOVA 401(k) Plan?

A:	If you are a participant in the OMNOVA 401(k) Plan and have shares of OMNOVA common stock allocated to your plan account, you are entitled to provide voting instructions with respect to those shares allocated to your plan account. The trustee of the OMNOVA 401(k) Plan will vote the shares of common stock allocated to your plan account in accordance with your instructions, if timely received. Your voting instructions will be kept confidential except to the extent necessary to comply with applicable law.

If you are a participant and you choose to provide voting instructions, you may do so by following the procedures and instructions for Internet or telephone voting on the enclosed voting instruction form, or simply by completing, signing, dating and returning your enclosed voting instruction form by mail. The deadline for providing voting instructions for voting by the trustee of the OMNOVA 401(k) Plan is 11:59 p.m., Eastern Time, on October 7, 2019, which is earlier than the deadline for returning voting instructions for shares of OMNOVA common stock that are not held through the OMNOVA 401(k) Plan.

If you do not properly instruct the trustee of the OMNOVA 401(k) Plan as to how to vote your shares held in the OMNOVA 401(k) Plan, your shares will be considered uninstructed and the OMNOVA 401(k) Plan trustee will vote your uninstructed shares in the same proportion as it votes shares of OMNOVA common stock for which it did receive timely instructions.

Q:	Should I send in my OMNOVA Restricted Share, OMNOVA Performance Share or OMNOVA RSU awards now?

A:

No. Shortly after the merger is completed, your OMNOVA Restricted Shares, OMNOVA Performance Shares and OMNOVA RSUs will be automatically converted into the right to receive the merger consideration, which will be paid, less any required tax withholding, as soon as reasonably practicable after the effective time of the merger (but no later than the first regular payroll date of OMNOVA after the effective time); provided, that, with respect to any OMNOVA RSU or OMNOVA Performance Share that constitutes nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code and that is not permitted to be paid as soon as reasonably practicable after the effective time of the merger without triggering a tax or penalty under Section 409A of the Internal Revenue Code, such payment will be made at the earliest time permitted under the terms of such OMNOVA RSU or OMNOVA Performance Share, as applicable, that will not trigger a tax or penalty under Section 409A of the Internal Revenue Code.

Q:	When is the merger expected to be completed?

A:

OMNOVA and Synthomer are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed in late calendar year 2019 or early calendar year 2020, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by OMNOVA shareholders and the receipt of certain regulatory approvals. For additional information, see the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 100 of this proxy statement.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by the holders entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of at least two-thirds of the outstanding shares of OMNOVA common stock) or if the merger is not completed for any other reason, you will not receive any consideration from Synthomer, Merger Sub or Synthomer US Sub for your shares of OMNOVA common stock. Instead, OMNOVA will remain a public company, and OMNOVA common stock will continue to be registered under the Exchange Act and listed and traded on NYSE. If the merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of OMNOVA common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of OMNOVA common stock. Under certain circumstances, if the merger is not completed, OMNOVA may be obligated to pay Synthomer a termination fee of $15,800,000, and under certain other circumstances,

Synthomer may be obligated to pay OMNOVA a reverse termination fee of $15,800,000. For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed,” beginning on page 72 of this proxy statement.

Q:	Are there any requirements if I plan on attending the special meeting?

A:

If you wish to attend the special meeting, you may be asked to present valid photo identification. Please note that, if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials will not be permitted at the meeting without the approval of OMNOVA.

Q:	Where can I find more information about OMNOVA?

A:

OMNOVA files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 118 of this proxy statement.

Q:	Who can help answer my questions?

A:

For additional questions about the merger, assistance in submitting proxies or voting shares of OMNOVA common stock, or additional copies of this proxy statement or the enclosed proxy card(s), please contact our proxy solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Call Toll-Free: (800) 322-2885

Call Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

If your shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements within this proxy statement are being made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning OMNOVA’s intent to consummate the merger and the other transactions contemplated by the merger agreement. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to OMNOVA’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of OMNOVA. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements:

•	the risk that the merger and the other transactions contemplated by the merger agreement may not be consummated in a timely manner, if at all;

•	the risk that the merger agreement may be terminated in circumstances that require OMNOVA to pay Synthomer a termination fee;

•	risks related to the diversion of management’s attention from OMNOVA’s ongoing business operations;

•

the effect of the announcement of the proposed transactions on OMNOVA’s business relationships (including, without limitation, customers, suppliers and employees), operating results and business generally;

•

risks related to obtaining the requisite consents to the proposed transactions, including, without limitation, the receipt of approval from OMNOVA’s shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authorities may deny any such approval; and

•	the conditions of the capital markets during the period covered by the forward-looking statements.

Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in OMNOVA’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. OMNOVA does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

PARTIES TO THE MERGER

OMNOVA

OMNOVA is a global innovator of performance-enhancing chemistries and surfaces for a variety of commercial, industrial, and residential applications. The Company applies chemical and material science to develop specialty chemicals and functional and decorative surfaces that enhance the performance of customers’ products around the world. As a business-to-business strategic supplier, OMNOVA provides The Science in Better Brands with products that are critical to the performance of top brand-name, end-use products sold around the world. OMNOVA is a member of the American Chemistry Council, and is committed to the American Chemistry Council’s Responsible Care® initiative. OMNOVA’s sales for fiscal 2018 were approximately $770 million. The Company has a global workforce of approximately 1,900 employees supporting OMNOVA’s manufacturing, sales, technology, and distribution facilities around the world.

OMNOVA became a publicly traded company in 1999 through a spin-off from GenCorp Inc. Shares of OMNOVA common stock are listed on NYSE and trade under the symbol “OMN.”

OMNOVA’s principal executive offices are located at 25435 Harvard Road, Beachwood, Ohio 44122, and our telephone number is (216) 682-7000. Our website address is www.omnova.com. Information on or accessible through any website, other than the documents specifically incorporated by reference in this proxy statement, does not constitute a part of this proxy statement.

Additional information about OMNOVA is contained in our public filings, which are incorporated by reference in this proxy statement, as described in the section entitled “Where You Can Find More Information,” beginning on page 118 of this proxy statement.

Synthomer

Synthomer is a FTSE 250 specialist chemicals company and one of the world’s major suppliers of aqueous polymers. With strong geographic diversity, operating in 18 countries, and product differentiation, Synthomer is a major player in a wide range of sectors including coatings, construction, textiles, paper and healthcare. As of December 31, 2018, Synthomer employs approximately 2,900 employees across 25 manufacturing sites and four research and development centers in 18 countries.

Synthomer’s head office is located at 45 Pall Mall, London, SW1Y 5JG, United Kingdom, and its telephone number is +44 1279 436 211.

Merger Sub

Spirit USA Holdings Inc., an Ohio corporation, is a wholly owned subsidiary of Synthomer formed on June 27, 2019 solely for the purpose of entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement. Merger Sub has not engaged in other business activities on or prior to the date of this proxy statement and has no liabilities or obligations, other than activities, liabilities or obligations contemplated by the merger agreement, including the financing, and matters ancillary to liabilities or obligations contemplated by the merger agreement, including the financing. Upon completion of the merger, Merger Sub will merge with and into OMNOVA, and Merger Sub will cease to exist. Merger Sub’s registered office is 45 Pall Mall, London, SW1Y 5JG, United Kingdom, and its telephone number is +44 1279 436 211.

Synthomer US Sub

Synthomer USA LLC, a Delaware limited liability company, is a wholly owned subsidiary of Synthomer formed on April 5, 2016. Synthomer US Sub is an operational subsidiary of Synthomer that is an additional party to the merger agreement. Synthomer has also designated Synthomer US Sub as its agent for service and for any other documents in proceedings in the United States or for any other proceedings arising in connection with the merger agreement. Synthomer US Sub’s registered office is 45 Pall Mall, London, SW1Y 5JG, United Kingdom.

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the OMNOVA Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on October 10, 2019 at 10:30 a.m., Eastern Time, at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio, 44114.

OMNOVA shareholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that, if you hold your shares of OMNOVA common stock in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials will not be permitted at the meeting without the approval of OMNOVA.

Purpose of the Special Meeting

At the special meeting, OMNOVA’s shareholders of record will be asked to consider and vote on:

•	the Merger Agreement Proposal;

•	the Non-Binding Compensation Advisory Proposal; and

•	the Adjournment Proposal.

Recommendation of the OMNOVA Board

The OMNOVA Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the OMNOVA Board (i) approved the merger agreement, (ii) authorized and approved the execution and delivery of the merger agreement, (iii) authorized and approved the consummation of the merger and the other transactions contemplated by the merger agreement, (iv) determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of OMNOVA and its shareholders, (v) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of OMNOVA shareholders and (vi) recommended that OMNOVA shareholders vote for the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. Accordingly, the OMNOVA Board has unanimously recommended a vote “FOR” the Merger Agreement Proposal.

The OMNOVA Board also unanimously recommends a vote “FOR” the approval of the Non-Binding Compensation Advisory Proposal and “FOR” the approval of the Adjournment Proposal.

Record Date and Quorum

Each holder of record of shares of OMNOVA common stock as of the close of business on September 9, 2019, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of OMNOVA common stock that you owned on the record date. As of September 6, 2019, the latest practicable trading day prior to the filing of this proxy statement with the SEC, the number of shares outstanding was 44,853,482. The number of shares outstanding and entitled to vote at the special meeting as of close of business on the record date is not expected to be meaningfully different from the number as of September 6, 2019. The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of OMNOVA common stock issued and outstanding and entitled to vote constitutes a quorum for the special meeting.

If you are an OMNOVA shareholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your shares of OMNOVA common stock will be counted as part of the quorum. If you are a “street name” holder of shares of OMNOVA common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of OMNOVA common stock held by shareholders of record that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of the holders of a majority of the voting shares present in person or by proxy at the meeting.

Vote Required for Approval; Abstentions

Merger Agreement Proposal

The adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of at least two-thirds of the outstanding shares of OMNOVA common stock). Abstentions from voting and failures to vote will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Non-Binding Compensation Advisory Proposal

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting. The vote is advisory only and, therefore, is not binding on OMNOVA or Synthomer or any of their respective subsidiaries, and, if the merger agreement is adopted by OMNOVA shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. Abstentions from voting and failures to vote will have no effect on the Non-Binding Compensation Advisory Proposal.

Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting, provided a quorum is present. Consequently, abstentions from voting and failures to vote will have no effect on the proposal. However, if a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares represented in person or by proxy at the OMNOVA special meeting may adjourn the meeting from time to time. In this case, abstentions and failures to vote will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting due to an absence of a quorum.

Effect of Broker Non-Votes

Under stock exchange rules, brokers who hold shares of OMNOVA common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, such record holders are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine.” “Broker non-votes” are shares held in “street name” by brokers that are present in person or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal and such record holder does not have discretionary voting power with respect to such proposal. Under applicable rules, brokers holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of OMNOVA common stock held in “street name” does not give voting instructions to the applicable broker, then those shares will not be counted as present in person or by proxy at the special meeting. Because the vote to approve the Merger Agreement Proposal is based on the total number of shares of OMNOVA common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your broker, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

How to Vote

Shareholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m., Eastern Time, on the day before the special meeting.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of OMNOVA common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on the Merger Agreement Proposal, it will have the same effect as a vote “AGAINST” that proposal. If you indicate “ABSTAIN” on the Non-Binding Compensatory Advisory Proposal or the Adjournment Proposal, it will have no effect on the proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of OMNOVA common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker, trust or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the special meeting.

If you do not submit a proxy or otherwise fail to vote your shares of OMNOVA common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but will have no effect on approval of the Non-Binding Compensation Advisory Proposal or the Adjournment Proposal.

If you have any questions about how to vote or direct a vote in respect of your shares of OMNOVA common stock, you may contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of OMNOVA common stock will be mailed to shareholders if the merger is completed.

Revocation of Proxies

Any proxy given by an OMNOVA shareholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•

by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to OMNOVA’s Corporate Secretary at 25435 Harvard Road, Beachwood, Ohio 44122-6201;

•	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the enclosed proxy card;

•	by submitting a later-dated proxy card relating to the same shares of OMNOVA common stock; or

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

“Street name” holders of shares of OMNOVA common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time, if necessary or appropriate, including if there are insufficient votes as at the time of the special meeting to obtain the OMNOVA shareholder approval. Your shares will be voted on the Adjournment Proposal in accordance with the instructions indicated in your proxy or, if no instructions are provided, “FOR” the Adjournment Proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned if the Adjournment Proposal receives the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting. If a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares represented in person or by proxy at the OMNOVA special meeting may adjourn the meeting from time to time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to adopt the merger agreement, then OMNOVA may seek to adjourn the special meeting. Under the merger agreement, OMNOVA may in its sole discretion after consultation with Synthomer adjourn, recess or postpone the special meeting and may change the record date in connection with such postponement only (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to OMNOVA shareholders within a reasonable amount of time in advance of the special meeting, (ii) if, as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of OMNOVA common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or (iii) for a single period up to 10 business days to solicit additional proxies if necessary to obtain the OMNOVA shareholder approval.

Solicitation of Proxies

OMNOVA is soliciting proxies on behalf of the OMNOVA Board, and OMNOVA will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, OMNOVA and its directors, officers and employees may, without additional compensation, solicit proxies in person, by telephone or by electronic means.

OMNOVA has retained MacKenzie Partners, Inc. to assist in the solicitation process. OMNOVA will pay MacKenzie Partners, Inc. a fee of approximately $25,000 plus reimbursement of certain specified out-of-pocket expenses. OMNOVA also has agreed to indemnify MacKenzie Partners, Inc. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

OMNOVA will ask banks, brokers, trusts and other nominees to forward OMNOVA’s proxy solicitation materials to the beneficial owners of shares of OMNOVA common stock held of record by such banks, brokers, trusts or other nominees. OMNOVA will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Participants in the OMNOVA 401(k) Plan

If you are a participant in the OMNOVA 401(k) Plan and have shares of OMNOVA common stock allocated to your plan account, you are entitled to provide voting instructions with respect to those shares allocated to your plan account. The trustee of the OMNOVA 401(k) Plan will vote the shares of OMNOVA common stock allocated to your plan account in accordance with your instructions, if timely received. Your voting instructions will be kept confidential except to the extent necessary to comply with applicable law.

If you are a participant and you choose to provide voting instructions, you may do so by following the procedures and instructions for Internet or telephone voting on the enclosed voting instruction form, or simply by completing, signing, dating and returning your enclosed voting instruction form by mail. The deadline for providing voting instructions for voting by the trustee of the OMNOVA 401(k) Plan is 11:59 p.m., Eastern Time, on October 7, 2019, which is earlier than the deadline for returning voting instructions for shares of OMNOVA common stock that are not held through the OMNOVA 401(k) Plan.

If you do not properly instruct the trustee of the OMNOVA 401(k) Plan as to how to vote your shares held in the OMNOVA 401(k) Plan, your shares will be considered uninstructed and the OMNOVA 401(k) Plan fiduciary trustee will vote your uninstructed shares in the same proportion as it votes shares of OMNOVA common stock for which it did receive timely instructions.

Shareholder List

A list of OMNOVA shareholders entitled to vote at the special meeting will be available for examination by any OMNOVA shareholder at the special meeting.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card(s), please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, at the special meeting, OMNOVA shareholders will consider and vote on a proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 30 of this proxy statement, and “The Agreement and Plan of Merger,” beginning on page 79 of this proxy statement.

The OMNOVA Board unanimously recommends that OMNOVA shareholders vote “FOR” the Merger Agreement Proposal.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of OMNOVA common stock represented by such proxy card will be voted “FOR” the Merger Agreement Proposal.

The adoption of the merger agreement requires the affirmative vote of shareholders entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of at least two-thirds of the outstanding shares of OMNOVA common stock).

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers of OMNOVA in the Merger—Quantification of Potential Payments and Benefits to OMNOVA’s Named Executive Officers in Connection with the Merger,” beginning on page 68 of this proxy statement, including the table and accompanying footnotes. Accordingly, OMNOVA shareholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Synthomer, OMNOVA or the OMNOVA Board, and approval of this proposal is not a condition to completion of the merger. Because the executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted and the merger is completed (subject only to the contractual conditions applicable thereto). However, the OMNOVA Board seeks your support and believes that your support is appropriate because OMNOVA has a comprehensive executive compensation program designed to link the compensation of our executives with OMNOVA’s performance and the interests of OMNOVA’s shareholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the shareholders of OMNOVA Solutions Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of OMNOVA Solutions Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Directors and Executive Officers of OMNOVA in the Merger—Quantification of Potential Payments and Benefits to OMNOVA’s Named Executive Officers in Connection with the Merger,” beginning on page 68 of the this proxy statement (which disclosure includes the table required pursuant to Item 402(t) of Regulation S-K).”

The OMNOVA Board unanimously recommends that OMNOVA shareholders vote “FOR” the approval of the Non-Binding Compensation Advisory Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of OMNOVA common stock represented by such proxy card will be voted “FOR” the approval of the Non-Binding Compensation Advisory Proposal.

The approval of the Non-Binding Compensation Advisory Proposal requires the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting. The vote is advisory only and, therefore, not binding on OMNOVA or Synthomer or any of their respective subsidiaries, and, if the merger agreement is adopted by OMNOVA’s shareholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if the Non-Binding Compensation Advisory Proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

OMNOVA shareholders may be asked to adjourn the special meeting to a later date or time, if necessary or appropriate, including if there are insufficient votes as at the time of the special meeting to obtain the OMNOVA shareholder approval.

The OMNOVA Board unanimously recommends that OMNOVA shareholders vote “FOR” the approval of the Adjournment Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of OMNOVA common stock represented by such proxy card will be voted “FOR” the approval of the Adjournment Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such matter at the OMNOVA special meeting. If a quorum is not present at the special meeting, the affirmative vote of the holders of a majority of the voting shares represented in person or by proxy at the OMNOVA special meeting may adjourn the meeting from time to time.

THE MERGER

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Overview

OMNOVA is seeking the adoption by OMNOVA shareholders of the merger agreement OMNOVA entered into on July 3, 2019 with Synthomer, Synthomer US Sub and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into OMNOVA. OMNOVA will survive the merger as a wholly owned subsidiary of Synthomer. The OMNOVA Board has approved the merger agreement and has unanimously recommended that OMNOVA shareholders vote “FOR” Merger Agreement Proposal.

Upon completion of the merger, each share of OMNOVA common stock that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) will be cancelled and converted into the right to receive $10.15 per share in cash, without interest, less any applicable withholding taxes.

Following the completion of the merger, OMNOVA will cease to be a publicly traded company and will become a wholly owned subsidiary of Synthomer.

Background of the Merger

The OMNOVA Board engages in a regular strategic planning process that focuses on enhancing short-term and long-term shareholder value through organic growth, acquisitions, divestures, strategic alliances, and financial and operational improvements. As part of this process, the OMNOVA Board and management discuss and consider growth rates in the markets that OMNOVA serves, technology development, competition, globalization and other matters that present opportunities for, or create challenges to, the execution of OMNOVA’s growth strategy. As part of this process, the OMNOVA Board from time to time evaluates strategic options, including evaluating whether to remain independent or to pursue a sale of the entire Company.

On October 6, 2017, Ms. Anne Noonan, OMNOVA’s President and Chief Executive Officer, received an unsolicited telephone call from Mr. Calum MacLean, the Chief Executive Officer of Synthomer, who expressed an interest in submitting a proposal for Synthomer to acquire OMNOVA. On October 10, 2017, Ms. Noonan received a nonbinding written proposal from Mr. MacLean for a merger pursuant to which shares of OMNOVA common stock would be converted into Synthomer shares resulting in existing OMNOVA shareholders owning approximately 18% of the equity of the combined business, which we refer to as the 2017 Synthomer Proposal. Under the 2017 Synthomer Proposal, the conversion of OMNOVA shares would be based on market share prices at the time of the definitive agreement but without any premium to OMNOVA shareholders. The 2017 Synthomer Proposal also stated a willingness to consider an all-cash offer for all of the outstanding shares of OMNOVA common stock at a “small premium.”

On October 16, 2017 and October 17, 2017, the OMNOVA Board held two special telephonic meetings, each covering the same material, to accommodate the schedules of all directors. Certain members of senior management were present at both meetings. The OMNOVA Board discussed the 2017 Synthomer Proposal, which had been provided to all directors in advance of the meeting, and agreed to review the proposal in more detail at a subsequent meeting to be attended by OMNOVA’s outside legal and financial advisors. Also at the meetings, Mr. James C. LeMay, Senior Vice President, Corporate Development and General Counsel of OMNOVA, and Mr. Frank P. Esposito, Assistant General Counsel and Corporate Secretary of OMNOVA, reviewed, in respect of the proposal, the OMNOVA Board’s fiduciary duties under applicable law.

On October 24, 2017, the OMNOVA Board held a special telephonic meeting that included certain members of senior management and representatives of Morgan Stanley, acting as OMNOVA’s financial advisor, and of Jones Day, acting as OMNOVA’s legal counsel. The OMNOVA Board invited Morgan Stanley and Jones Day to the meetings of the OMNOVA Board because of Morgan Stanley’s and Jones Day’s service as the financial and legal advisors, respectively, to the OMNOVA Board prior to October 2017. In advance of the meeting, Morgan Stanley provided the OMNOVA Board with materials providing background information on Synthomer and Morgan Stanley’s preliminary financial analyses of the 2017 Synthomer Proposal in terms of potential value creation for OMNOVA shareholders. Representatives of Jones Day also reviewed with the OMNOVA Board its fiduciary duties under applicable law. Morgan Stanley reviewed its preliminary financial analyses with the OMNOVA Board and the OMNOVA Board discussed Morgan Stanley’s preliminary financial analyses, including the assumptions underlying the analyses, as well as potential challenges to achieving OMNOVA’s growth objectives. At the conclusion of the meeting, the OMNOVA Board unanimously concluded that the 2017 Synthomer Proposal did not provide adequate value to OMNOVA shareholders and directed Ms. Noonan to respond to Mr. MacLean rejecting the 2017 Synthomer Proposal.

Subsequent to the 2017 Synthomer Proposal, and continuing until OMNOVA’s entry into the merger agreement on July 3, 2019, the OMNOVA Board continued to regularly review and evaluate OMNOVA’s business and corporate strategy. During this period, OMNOVA continued to pursue strategic acquisitions, with the assistance of OMNOVA’s legal and financial advisors. In the fall of 2018, OMNOVA pursued an acquisition of a target larger in size than OMNOVA that operated in an adjacent industry and was being sold in an auction process. OMNOVA submitted a proposal, using a tax advantaged acquisition structure, for an all-stock transaction that would have resulted in the target’s public shareholders becoming the holders of 51% of OMNOVA common stock. In October 2018, the potential counterparty rejected OMNOVA’s proposal and subsequently entered into a transaction with the winning bidder.

On September 17, 2018, Ms. Noonan received an unsolicited telephone call from Mr. MacLean, who expressed an interest in submitting a nonbinding proposal for Synthomer to acquire OMNOVA.

On October 3, 2018, Ms. Noonan received an unsolicited inbound telephone call from the president and chief executive officer of a competitor of OMNOVA, which we refer to as Party A. Party A expressed an interest in purchasing OMNOVA for $13.00 per share in cash. Ms. Noonan responded only that she would inform the OMNOVA Board of Party A’s interest in OMNOVA. Later that day, Ms. Noonan and Mr. William B. Seelbach, Chairman of the OMNOVA Board, received an unsolicited nonbinding written proposal from Party A to acquire 100% of the outstanding shares of OMNOVA common stock for $13.00 per share in cash. On October 2, 2018, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $9.52 per share.

On October 4, 2018, Ms. Noonan received an unsolicited nonbinding written proposal from Synthomer to acquire 100% of the outstanding shares of OMNOVA common stock for $11.90 per share in cash. On October 3, 2018, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $9.65 per share.

Shortly after the receipt of the proposals from Synthomer and Party A, the proposals were provided to the OMNOVA Board and a meeting of the OMNOVA Board was scheduled to discuss the proposals.

On October 12, 2018, the OMNOVA Board held a special telephonic meeting at which certain members of senior management were present, along with representatives of Jones Day and of Morgan Stanley. Representatives of Jones Day reviewed materials provided in advance of the meeting regarding the OMNOVA Board’s duties when considering strategic alternatives, including the directors’ fiduciary duties under applicable law. Next, representatives of Morgan Stanley reviewed materials provided in advance of the meeting, including a summary of the Synthomer and Party A proposals, an overview of Synthomer and Party A, and related preliminary financial analyses. Mr. LeMay and the representatives of Jones Day next discussed regulatory approval considerations in relation to the Synthomer and Party A proposals. The OMNOVA Board then discussed the Synthomer and Party A proposals and reached consensus that the valuations proposed by Synthomer and Party A were inadequate. The OMNOVA Board directed management and the advisors to prepare written responses to the proposals. Also at the meeting, the OMNOVA Board discussed the formal retention of Morgan Stanley as OMNOVA’s financial advisor in connection with OMNOVA’s review of potential strategic alternatives, including a potential sale of OMNOVA, and determined that, in light of Morgan Stanley’s expertise, reputation and familiarity with OMNOVA and the markets in which OMNOVA operates, it would be appropriate for OMNOVA to formally engage Morgan Stanley.

On October 15, 2018, the OMNOVA Board held a special telephonic meeting to discuss and approve the proposed written responses to the Synthomer and Party A proposals. After discussion, the OMNOVA Board directed that the responses be communicated to Synthomer and Party A by Mr. Seelbach in his capacity as Chairman of the OMNOVA Board. The OMNOVA Board further directed Mr. Seelbach to have follow-up telephone discussions with representatives of each of Party A and Synthomer to provide the OMNOVA Board’s perspective on the proposals.

On October 17, 2018, Mr. Seelbach delivered via email to each of Synthomer and Party A the response approved by the OMNOVA Board rejecting each proposal as providing inadequate value to OMNOVA’s shareholders. Mr. Seelbach followed these emails with telephone calls to Mr. MacLean and the chief executive officer of Party A. During Mr. Seelbach’s conversation with the chief executive officer of Party A, in addition to conveying that the OMNOVA Board believed Party A’s current proposal to be inadequate, Mr. Seelbach stated that in order for further discussion to occur between OMNOVA and Party A, OMNOVA would require assurances that Party A would bear the regulatory approval risk in any potential transaction.

Also on October 17, 2018, representatives of Morgan Stanley delivered a report to the OMNOVA Board disclosing facts and circumstances and other relationships resulting from Morgan Stanley’s customary conflicts-related clearance procedures, which report contained customary relationship disclosures with respect to certain potential counterparties to transactions with OMNOVA, including, with respect to Synthomer, that in the two years prior, Morgan Stanley and its affiliates had not been engaged on any financial advisory or financing assignments for Synthomer and had not received any fees for such services from Synthomer during such time.

On October 18, 2018, the OMNOVA Board held a special telephonic meeting to discuss matters unrelated to the proposals received from Synthomer and Party A. Present at the meeting were members of OMNOVA management, as well as representatives of Morgan Stanley and of Jones Day. In the meeting, a director informed the OMNOVA Board that, since the October 15, 2018 meeting of the OMNOVA Board, he had received an unsolicited communication from a financial sponsor, which we refer to as Party B, in which Party B had expressed an interest in acquiring OMNOVA.

On October 22, 2018, Mr. Seelbach received a follow-up letter from Synthomer reiterating its interest in a transaction with OMNOVA, confirming its nonbinding proposal of $11.90 per share in cash and clarifying that the transaction would not be contingent on Synthomer’s ability to obtain third-party financing. Synthomer also indicated in the follow-up letter the potential to revise the proposal upon completion of due diligence. On October 19, 2018, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $8.63 per share.

Also on October 22, 2018, Mr. Seelbach met with the chief executive officer of Party A to discuss various aspects of Party A’s proposal, including Party A’s willingness to assume regulatory approval risk. At the meeting, the chief executive officer of Party A indicated that it would not consider increasing its proposed valuation of OMNOVA without access to due diligence material.

On October 26, 2018, the OMNOVA Board held a special telephonic meeting at which members of OMNOVA’s senior management were present, along with representatives of Morgan Stanley and of Jones Day. Representatives of Jones Day reviewed the directors’ fiduciary duties in connection with any potential sale transaction. Next, Morgan Stanley reviewed materials it had provided in advance of the meeting, covering Morgan Stanley’s preliminary financial analyses of the Synthomer and Party A proposals. Next, Mr. Seelbach updated the OMNOVA Board regarding recent conversations with Synthomer and Party A in which he had reiterated to each of Synthomer and Party A the inadequacy of the proposed value and the importance of regulatory certainty. The directors then discussed the advisability of providing additional information to Synthomer and Party A. After further discussion, Morgan Stanley was directed to inform Synthomer that it must enhance its offer before non-public information would be provided and to direct Synthomer to publicly available information. The OMNOVA Board also directed Mr. Seelbach to suggest to Party A that OMNOVA’s and Party A’s respective legal and financial advisors discuss the regulatory approval aspects of Party A’s proposal, and that such regulatory aspects should be clarified before non-regulatory due diligence would be exchanged between the parties. Next, Morgan Stanley discussed with the OMNOVA Board various related strategic considerations pertaining to maximizing shareholder value in any potential sale of OMNOVA. Finally, referring to materials it had provided in advance of the meeting, Morgan Stanley reviewed changes in equity market conditions noting the recent and broad-based market dislocation as well as the uncertainty and mixed outlook for the chemical sector.

On October 29, 2018, the OMNOVA Board held a special telephonic meeting at which members of OMNOVA senior management were present, along with representatives of Jones Day and of Morgan Stanley. At the meeting, Mr. Seelbach updated the OMNOVA Board on his ongoing communications with Party A and his intention to have further conversations with Party A regarding regulatory matters.

Later on October 29, 2018, OMNOVA sent to Party A a proposed non-disclosure agreement and a proposed agreement to establish a “clean team” for the exchange of competitively sensitive information to facilitate OMNOVA’s and Party A’s evaluation of regulatory risk, which we refer to as a clean team agreement. Such non-disclosure agreement, as well as the other non-disclosure agreements discussed below, contained customary standstill provisions but did not contain any restriction on the applicable counterparty from requesting that the OMNOVA Board waive such standstill provisions.

Also on October 29, 2018, Mr. Seelbach contacted Mr. MacLean and Mr. Stephen Bennett, the chief financial officer of Synthomer, to convey that the proposed value of $11.90 per share in cash was insufficient to merit Synthomer’s access to due diligence.

On November 1, 2018, Mr. Seelbach and the chief executive officer of Party A discussed via telephone matters related to regulatory risk allocation in any potential transaction and the nature of information that would need to be exchanged between OMNOVA and Party A in order to determine the degree of regulatory risk associated with a combination of OMNOVA with Party A.

On November 2, 2018, representatives of Morgan Stanley contacted Synthomer to reiterate the inadequacy of the Synthomer proposal and to direct Synthomer to publicly available information. The representatives of Morgan Stanley also offered an in-person meeting with Synthomer’s representatives, including Synthomer’s financial advisors, to discuss publicly available information and Synthomer’s proposal.

On November 5, 2018, Mr. Seelbach received from Party A a list of due diligence requests. Also on November 5, 2018, Party A provided to OMNOVA comments on the proposed non-disclosure and clean team agreement, along with a draft of a provision (to be included in a potential future draft of a merger agreement between the parties) concerning responsibilities for, and the allocation of risks associated with, obtaining regulatory approvals in the event of an agreed transaction between the parties.

Also on November 5, 2018, representatives of Synthomer proposed dates for a meeting between Synthomer’s financial advisors and representatives of Morgan Stanley. Further, Synthomer indicated to Morgan Stanley that

Synthomer was not amenable to executing a non-disclosure agreement at that time, and that it would be acceptable to Synthomer if the meeting did not include any material nonpublic information pertaining to OMNOVA.

On November 8, 2018, representatives of Jones Day sent outside counsel to Party A revised drafts of the proposed non-disclosure and clean team agreements and a revised draft of the regulatory risk allocation provision.

On November 9, 2018 and November 12, 2018, the OMNOVA Board held two special telephonic meetings, each covering the same material, to accommodate the schedules of all directors. During these meetings, representatives of Morgan Stanley updated the OMNOVA Board on the status of the Synthomer and Party A proposals. Morgan Stanley reported that, following the direction of the OMNOVA Board, it had set a meeting with Synthomer management to discuss publicly available OMNOVA information and potential drivers of incremental value that would encourage Synthomer to increase its proposed valuation of OMNOVA. Next, Morgan Stanley reported that OMNOVA and Party A were working on a clean team agreement to enable certain disclosures relevant to regulatory matters. OMNOVA management also discussed with the OMNOVA Board unsolicited calls Ms. Noonan and Mr. LeMay received shortly in advance of the meeting from an investment banker representing Party B expressing Party B’s intention to deliver a proposal to acquire OMNOVA. After discussion among the directors and representatives of Morgan Stanley and of Jones Day, the OMNOVA Board directed that Ms. Noonan communicate to the investment banker for Party B that any proposal should be submitted to Mr. Seelbach for consideration by the OMNOVA Board.

Later on November 12, 2018, Mr. Seelbach received an unsolicited nonbinding written proposal from Party B to acquire 100% of the outstanding shares of OMNOVA common stock for $10.00-$10.50 per share in cash. On November 9, 2018, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $7.84 per share. Later on November 12, 2018, Mr. Seelbach provided a copy of the Party B proposal to the OMNOVA Board.

On November 14, 2018, based on prior discussions with the OMNOVA Board, Mr. Seelbach communicated to Party B that its proposal represented inadequate value for OMNOVA’s shareholders.

On November 19, 2018, a representative of Party A emailed Jones Day to indicate that there was substantial disagreement in the parties’ respective proposals for regulatory risk allocation and proposed that the parties and their respective counsel hold a call to discuss the proposals during the week of December 10, 2018.

On November 20, 2018, representatives of Morgan Stanley met with Mr. Bennett and Synthomer’s financial advisors to discuss publicly available OMNOVA information and sources of incremental value that would enable Synthomer to increase its proposed price.

On November 26, 2018, Mr. Seelbach received an unsolicited nonbinding written proposal from a third party operating in the same industry in which OMNOVA operates, which we refer to as Party C, to acquire 100% of the outstanding shares of OMNOVA common stock for $10.25 per share in cash. On November 23, 2018, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $8.09 per share. Later on November 26, 2018, Mr. Seelbach provided a copy of the Party C proposal to the OMNOVA Board.

Later on November 26, 2018, based on prior discussions with the OMNOVA Board, Mr. Seelbach communicated with Party C that its proposal represented inadequate value for OMNOVA’s shareholders.

On November 29, 2018 and November 30, 2018, the OMNOVA Board held two special telephonic meetings, each covering the same material, to accommodate the schedules of all directors. Members of OMNOVA senior management were present, along with representatives of Morgan Stanley and of Jones Day. First, Mr. LeMay

noted ongoing discussions with Party A attorneys regarding regulatory approval risk allocation in any potential transaction between OMNOVA and Party A. Next, the representatives of Morgan Stanley updated the OMNOVA Board on the meeting with Synthomer held on November 20, 2018 and reported that, subsequent to that meeting, Synthomer had declined to improve its $11.90 proposal. Next, Mr. Seelbach reported that he informed Party B and Party C that each of their proposals was inadequate. Finally, the OMNOVA Board discussed, with input from its financial and legal advisors, whether it was in the interest of OMNOVA’s shareholders to begin a formal process to evaluate a sale of OMNOVA. The directors discussed the benefits and drawbacks of pursuing a formal sale process with additional counterparties, including the benefits and drawbacks of contacting additional potential acquirers of OMNOVA and the related increased risk of leaks that could be harmful to OMNOVA’s business, and determined to revisit the subject in more detail at the next meeting.

On December 6, 2018, the OMNOVA Board held a special telephonic meeting with members of senior management present, along with representatives of Morgan Stanley and of Jones Day. First, management presented to the OMNOVA Board its proposed 2019 strategic plan for OMNOVA, a draft of which had been provided in advance of the meeting. After detailed review and discussion, the OMNOVA Board adopted the 2019 strategic plan, as further described in the section entitled “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement. Mr. Seelbach reported a communication from Mr. MacLean confirming Synthomer’s unwillingness to increase value at that time and stating a desire to reengage after OMNOVA had reported its fourth quarter results. Next, representatives of Morgan Stanley reviewed materials provided in advance of the meeting, including a summary of the unsolicited acquisition proposals and various process options to explore a sale of OMNOVA.

Also on December 6, 2018, representatives of Morgan Stanley called Party C’s investment advisor to reiterate that Party C’s proposal was inadequate. Party C’s financial advisor responded that Party C was unwilling to increase its valuation of OMNOVA without access to due diligence.

On December 11, 2018, representatives of Jones Day and outside counsel to Party A held a telephone call to negotiate terms of the non-disclosure agreement and the clean team agreement between OMNOVA and Party A and the terms of the regulatory risk allocation provisions of a future draft of a merger agreement. At the conclusion of the call, Party A indicated that it would require more time to formulate a revised proposal as to regulatory risk allocation.

On December 14, 2018, the OMNOVA Board held a special telephonic meeting at which members of senior management and representatives of Morgan Stanley and of Jones Day were present. Mr. Seelbach began the meeting with an update on the status of the proposals from each of Synthomer, Party A, Party B and Party C. Mr. LeMay reported that there had been further discussion with Party A on the regulatory risk allocation in a potential transaction with Party A. The representatives of Morgan Stanley reported that Morgan Stanley had met with Party C to discuss public information but that Party C had declined to improve its proposal without access to due diligence information. The OMNOVA Board also discussed with the representatives of Morgan Stanley the apparent likelihood, based on the number of recently received unsolicited proposals, that financial industry participants were aware of the Company’s receipt and consideration of proposals from potential acquirers. Next, representatives of Morgan Stanley reviewed materials made available prior to the meeting, including various financial analyses of the existing proposals. The representatives of Morgan Stanley discussed with the OMNOVA Board various alternative approaches to the OMNOVA Board’s exploration of a potential sale of OMNOVA, including certain benefits and drawbacks related to potentially (i) continuing discussions only with Synthomer and Party A, (ii) conducting a formal selective competitive process with Synthomer, Party A, Party B, Party C and potentially a select number of additional counterparties, or (iii) conducting a more broad-based formal selective competitive process. The representatives of Morgan Stanley discussed numerous strategic aspects of each such alternative, during which discussion the representatives of Morgan Stanley noted, among other things, that based on certain factors discussed at the meeting, including the potential synergies that could be derived by each of Synthomer and Party A from an acquisition of OMNOVA, Synthomer and Party A were likely to be the potential acquirers that could provide the highest value to OMNOVA’s shareholders. After discussion and advice from the representatives of Morgan Stanley and of Jones Day, the directors concluded that

OMNOVA should initiate a formal competitive process with each of Synthomer and Party A to facilitate determining the maximum value those potential acquirers would be prepared to offer OMNOVA’s shareholders and to continue to evaluate the interest of Party B and Party C.

On December 17, 2018, Mr. Seelbach held a telephone call with the chief executive officer of Party A, during which Mr. Seelbach indicated OMNOVA’s view that Party A’s discussions with OMNOVA were progressing slowly and reiterated that agreement on satisfactory regulatory risk allocation in any transaction between OMNOVA and Party A was a precondition to providing due diligence material to Party A. In response, the chief executive officer of Party A indicated to Mr. Seelbach that Party A had been occupied with developments at Party A unrelated to a transaction with OMNOVA, and that Party A had chosen to delay discussions with OMNOVA in light of those developments at Party A as well as the recent downturn in equity markets.

On December 18, 2018 and December 19, 2018, the OMNOVA Board held its regularly scheduled quarterly meeting. At a portion of the meeting on December 19, 2018, the OMNOVA Board discussed conducting a selective competitive process and the potential benefits and drawbacks of contacting other potential acquirers of OMNOVA. After discussion, including discussion of the advice received to date from the OMNOVA Board’s advisors, the OMNOVA Board determined that it was unlikely that a more broad-based sale process would yield higher proposals than those received from the industry participants and the private equity funds that had already made proposals to acquire OMNOVA. The OMNOVA Board then further discussed the selective competitive process that had been discussed and evaluated at earlier meetings of the OMNOVA Board, including commencing the process late in January after release of fourth quarter earnings, the potential counterparties to be included and what information and access to management would be provided. The OMNOVA Board directed Morgan Stanley to inform Synthomer and Party A that OMNOVA would commence a competitive sale process. Mr. LeMay also provided the OMNOVA Board a regulatory risk assessment of a transaction with Synthomer or Party A.

On December 20, 2018, Mr. Seelbach and the chief executive officer of Party A continued their discussion of certain regulatory matters relating to a potential transaction between OMNOVA and Party A and regarding the status of the non-disclosure and clean team agreements and the negotiation of regulatory risk allocation matters.

Between December 20, 2018 and January 29, 2019, representatives of Jones Day and members of senior management continued to seek to reach resolution with Party A on regulatory matters, which the OMNOVA Board had determined was a precondition to beginning management presentations and confidential discussions.

On January 10, 2019, representatives of Jones Day and outside counsel to Party A held a telephone call to negotiate the terms of a draft of the regulatory risk allocation provisions that would be contained in a future draft of a merger agreement.

On January 14, 2019, representatives of Jones Day sent a revised draft of the regulatory risk allocation provisions to Party A.

On February 4, 2019, Party C sent a letter to Mr. Seelbach reiterating its offer to purchase OMNOVA at $10.25 per share in cash. On February 1, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $8.82 per share.

Also on February 4, 2019, Mr. Seelbach and the chief executive officer of Party A spoke by telephone regarding recent changes at Party A unrelated to its proposal to acquire OMNOVA that could impact Party A’s continued interest in a transaction with OMNOVA and the extent to which such changes would affect Party A’s willingness and ability to continue discussing a potential transaction.

On February 7, 2019, outside counsel to Party A sent Jones Day revised drafts of the non-disclosure and clean team agreements.

Also on February 7, 2019, Mr. Seelbach met with Mr. MacLean during which meeting Mr. MacLean reiterated Synthomer’s offer to purchase OMNOVA for $11.90 per share in cash and proposed commencing due diligence promptly with a goal of reaching a definitive agreement within six to eight weeks. On February 6, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $8.34 per share.

On February 13, 2019, Party B submitted a letter increasing its proposed offer price for OMNOVA from $10.00-$10.50 per share in cash to $11.00-$11.25 per share in cash. Mr. Seelbach updated the OMNOVA Board concerning the revised Party B proposal by email on February 15, 2019. On February 12, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $7.93 per share.

On February 17, 2019, the chief executive officer of Party A contacted Mr. Seelbach to request a meeting between Mr. Seelbach and certain members of Party A’s leadership.

On February 26, 2019, the OMNOVA Board held a special telephonic meeting with certain members of senior management and representatives of Morgan Stanley present. At the meeting, in reference to materials provided by Morgan Stanley in advance of the meeting, the OMNOVA Board and the representatives of Morgan Stanley discussed the status of interactions with the four parties that had submitted proposals and further considered whether to also include Party B and Party C in the previously discussed selective competitive process and whether to open the formal competitive process beyond the four identified parties. In light of Party B’s recently enhanced proposal, the OMNOVA Board evaluated the benefits and potential issues of including Party B in a selective competitive process together with Synthomer and Party A. Morgan Stanley and management recommended that, in addition to the parties already in the process, the OMNOVA Board should also consider inviting interest from an additional financial sponsor that potentially had strategic synergies with OMNOVA, which we refer to as Party D. The OMNOVA Board and Morgan Stanley then discussed whether the OMNOVA Board should engage with Party C in light of its lower offer relative to the other three proposals. The OMNOVA Board instructed Morgan Stanley to advise Party C that OMNOVA was considering a selective competitive process from which Party C would be excluded unless it indicated its seriousness through an enhanced proposal. The OMNOVA Board also discussed with the representatives of Morgan Stanley and of Jones Day the potential to include additional potential acquirers in a process, and the OMNOVA Board, with the input of its advisors, determined not to further expand the process, in light of the risks to OMNOVA posed by further expanding the confidential process and in light of the belief of the OMNOVA Board, OMNOVA management and the representatives of Morgan Stanley that the parties currently in discussions to acquire OMNOVA (with the addition of Party D) would be the parties most likely to offer the highest value in any sale of OMNOVA. The OMNOVA Board and Morgan Stanley then discussed the steps and timeframe for a process beginning in March.

Between March 13, 2019 and March 18, 2019, Morgan Stanley contacted each of Synthomer, Party A and Party B to inform those parties that they would be invited to participate in a selective competitive process, which we refer to as the process, the first phase of which would include access to management, the opportunity to receive a management presentation and limited due diligence and the opportunity to submit revised proposals to acquire OMNOVA by the end of April 2019. Following the respective conversations, Morgan Stanley submitted a form of non-disclosure agreement to Synthomer and Party B. During this period, Morgan Stanley also contacted Party C to communicate Party C’s opportunity to participate in the process provided that it presented a more compelling offer to acquire OMNOVA, and Jones Day negotiated the terms of the non-disclosure agreements with each of Synthomer, Party A and Party B. Also on March 18, 2019, Morgan Stanley met with representatives of Party D to communicate the opportunity to participate in the process, and after Party D expressed interest, Morgan Stanley provided the form of non-disclosure agreement to Party D on March 19, 2019.

On March 19, 2019 and March 20, 2019, the OMNOVA Board held its regularly scheduled quarterly meeting. Representatives of Morgan Stanley joined the meeting to update the OMNOVA Board concerning recent interactions with each of Synthomer, Party A, Party B, Party C and Party D, and to describe the process that would occur prior to the receipt of refreshed proposals at the end of April 2019.

On March 21, 2019, Mr. Seelbach met with certain senior leaders of Party A to discuss recent developments at Party A unrelated to the sale of OMNOVA that could impact Party A’s continued interest in a transaction with OMNOVA. Party A indicated that it continued to be interested in a transaction with OMNOVA.

On March 27, 2019, representatives of Morgan Stanley received an updated written indication of interest from Party C with proposed consideration of $12.00 per share in cash. Subsequently, Party C was invited to participate in the process and was provided the form of non-disclosure agreement. On March 26, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $7.35 per share.

Between March 20, 2019 and April 10, 2019, representatives of Jones Day continued to negotiate and finalize the terms of non-disclosure agreements with each of Synthomer, Party A, Party B, Party C and Party D. Subsequently, OMNOVA entered into non-disclosure agreements with potential financing sources of Party C on April 19, 2019 and May 8, 2019.

Between April 3, 2019 and April 11, 2019, senior management of OMNOVA met separately with representatives of each of Synthomer, Party A, Party B, Party C and Party D in New York City to deliver a management presentation, including OMNOVA’s 2019 strategic plan that had been accepted by the OMNOVA Board on December 6, 2018, as further described in the section entitled “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement, and certain other confidential non-public business and financial information about OMNOVA.

On April 4, 2019, a financial sponsor with experience investing in the specialty chemicals space, which we refer to as Party E, contacted Ms. Noonan concerning a potential financial investment to assist OMNOVA in pursuing an acquisition. Subsequent to the call, Ms. Noonan discussed this conversation with Mr. Seelbach and representatives of Morgan Stanley to consider whether, in light of Party E’s interest in a financial partnership with OMNOVA, Party E should be offered the opportunity to participate in the process.

On April 8, 2019, Mr. Seelbach informed the OMNOVA Board by email that Party E had expressed an interest in partnering with OMNOVA on an unrelated strategic transaction, and that, absent objection, Morgan Stanley would invite Party E into the process.

On April 9, 2019, Ms. Noonan spoke with a representative of Party E by telephone to advise Party E that OMNOVA would be conducting a process to evaluate the potential sale of OMNOVA. Ms. Noonan advised the representative to contact Morgan Stanley to discuss further details concerning the process. Thereafter, Party E contacted Morgan Stanley by phone to express its interest in participating in the process and potentially submitting a proposal to OMNOVA, and Morgan Stanley provided Party E with the form of non-disclosure agreement.

Between April 9, 2019 and April 12, 2019, representatives of Jones Day negotiated the terms of the non-disclosure agreement with Party E.

On April 10, 2019, Morgan Stanley distributed to each of Synthomer, Party A, Party B, Party C and Party D a letter providing instructions for their participation in the process and informing each party that proposals would be due on April 29, 2019.

Also on April 10, 2019, Mr. Seelbach met with management of Party A to discuss a possible transaction between the parties.

On April 16, 2019, senior management of OMNOVA met with representatives of Party E in New York City to deliver the management presentation previously presented to the other parties involved in the process.

On April 22, 2019, Party D contacted Morgan Stanley to communicate that, after considering the management presentation, it did not intend to submit a proposal to acquire OMNOVA, citing its belief that it could not provide a differentiated proposal that would be compelling to OMNOVA.

On April 25, 2019, Party E contacted Morgan Stanley to communicate that, after considering the management presentation, it did not intend to submit a proposal to acquire OMNOVA, indicating that it would not be able to provide a differentiated proposal that would be compelling to OMNOVA.

On April 26, 2019, OMNOVA management notified the OMNOVA Board that Party D and Party E had elected not to participate in the process and would not be submitting proposals.

On April 29, 2019, representatives of Morgan Stanley received revised nonbinding proposals from Synthomer (maintaining a proposal price of $11.90 per share in cash), Party A (reducing its proposal price from $13.00 per share in cash to a range of $11.00-$11.50 per share in cash) and Party C (maintaining a proposal price of $12.00 per share in cash). Party B did not submit a written proposal on April 29, 2019. Representatives of Morgan Stanley contacted Party B on April 30, 2019 and received a nonbinding verbal proposal of $9.00-$9.50 per share in cash, reduced from its previous proposal range of $11.00-$11.25 per share in cash. The proposals from Synthomer, Party A, Party B, and Party C are collectively referred to as the initial IOIs. Each of the initial IOIs contemplated a cash acquisition of all of the outstanding shares of OMNOVA common stock for the stated price. On April 26, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $7.38 per share.

On May 2, 2019, the OMNOVA Board held a special telephonic meeting with members of senior management and representatives of Jones Day and of Morgan Stanley in attendance. Representatives of Jones Day reviewed with the OMNOVA Board certain regulatory implications of potential transactions with Synthomer and Party A. Referring to materials provided in advance of the meeting, Ms. Noonan and Mr. Paul F. DeSantis, Senior Vice President and Chief Financial Officer and Treasurer of OMNOVA, presented an update to the projections contained in OMNOVA’s 2019 strategic plan that had been accepted by the OMNOVA Board on December 6, 2018, as further described in the section entitled “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement, reflecting OMNOVA’s actual results of operations in the first fiscal quarter, changes in the performance and operational mix of OMNOVA’s business units in that period and the impact of those changes to operational mix on subsequent periods, business trends and economic conditions in the markets in which OMNOVA operates, and the impact of the foregoing on future growth rates. After detailed review and discussion, the OMNOVA Board adopted the updated projections. Representatives of Morgan Stanley also presented a summary of the initial IOIs, which had been distributed to the OMNOVA Board in advance of the meeting. The representatives of Morgan Stanley reviewed each of the initial IOIs in detail, including the financial value of each proposal to OMNOVA, as well as the key assumptions, terms, and considerations included in each proposal, and presented Morgan Stanley’s preliminary financial analyses of the proposals. After extensive discussion of strategic considerations relating to continuing the process among the OMNOVA Board, representatives of Morgan Stanley and members of senior management, the OMNOVA Board instructed Morgan Stanley to invite Synthomer, Party A and Party C, which we refer to, collectively, as the remaining bidders, to continue to a second stage of the process, which would include providing more extensive due diligence and further management access to the remaining bidders. The OMNOVA Board also discussed with the representatives of Morgan Stanley and of Jones Day the OMNOVA Board’s view that Synthomer’s proposal was, at that time, the most likely to be compelling, based on its relative proposed valuation, on Synthomer’s high level of activity in the due diligence process, on considerations related to receipt of regulatory approvals in any transaction and on the degree of deal certainty indicated in Synthomer’s most recent indication of interest. The OMNOVA Board also determined not to provide Synthomer with exclusivity, as had been requested in Synthomer’s most recent indication of interest. The OMNOVA Board also instructed Morgan Stanley to inform Party B that, in light of its proposed offer, Party B would not be invited to the next stage of the process.

Between May 7, 2019 and May 12, 2019, representatives of Morgan Stanley contacted the remaining bidders to communicate that the OMNOVA Board had promoted each to the next stage of the process, that a virtual data room would be opened shortly containing due diligence materials and that a draft of the proposed merger agreement would be provided soon. Shortly following each of these respective discussions, Morgan Stanley provided virtual data room access to the remaining bidders.

On May 12, 2019, Morgan Stanley contacted Party B to communicate that Party B’s proposed value was insufficient to merit Party B’s continued participation in the process.

Between May 16, 2019 and May 17, 2019, representatives of Morgan Stanley sent a draft merger agreement, prepared by Jones Day, to each of the remaining bidders.

On May 22, 2019, at the direction of the OMNOVA Board, Morgan Stanley sent to each of the remaining bidders a letter calling for the submission of markups of the draft merger agreement by June 13, 2019 and the submission of final proposals, including financing commitments, by June 20, 2019.

On May 24, 2019, Mr. Seelbach and senior management of OMNOVA distributed process update materials prepared by Morgan Stanley to the OMNOVA Board. The materials described the second stage of the process, and the status of due diligence requests, management meeting requests, and visits to OMNOVA sites by the remaining bidders. The materials also detailed Morgan Stanley’s expectations for the remainder of the process, as well as Morgan Stanley’s expected timeline for the completion of the process if the OMNOVA Board decided it was in the best interests of the OMNOVA shareholders to enter into a transaction with any of the remaining bidders.

On May 26, 2019, the chief executive officer of Party A contacted Mr. Seelbach to inform him that, in light of increased commercial uncertainties in OMNOVA’s and Party A’s end-markets and their impact on OMNOVA’s valuation, Party A would not submit a final proposal and was removing itself from the process.

On June 11, 2019, a representative of Party C contacted Morgan Stanley. The representative of Party C indicated that Party C was having difficulty supporting its prior proposed value of $12.00 per share in cash and any final proposal by Party C would be significantly below its prior proposed price. Accordingly, Party C elected to terminate its participation in the process.

On June 12, 2019, Mr. Seelbach contacted the OMNOVA Board by email to advise the directors of the planned agenda for the upcoming June 17, 2019 OMNOVA Board meeting and to advise the directors that Party C had removed itself from the process.

On June 13, 2019, Cravath, Swaine and Moore LLP, which we refer to as Cravath, and Herbert Smith Freehills LLP, which we refer to as HSF, acting, respectively, as United States and United Kingdom legal counsel to Synthomer, submitted to Jones Day a markup of the draft merger agreement.

On June 17, 2019, the OMNOVA Board held a special telephonic meeting with members of senior management and representatives of Morgan Stanley and Jones Day participating. During the meeting, referring to materials provided in advance of the meeting, Ms. Noonan and Mr. DeSantis presented an update to the projections contained in OMNOVA’s 2019 strategic plan as adopted by the OMNOVA Board on May 2, 2019, as further described in the section entitled “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement, reflecting OMNOVA’s actual results of operations in the first fiscal half of 2019, changes in the performance and operational mix of OMNOVA’s business units in that period and the impact of those changes to operational mix on subsequent periods, and business trends and economic conditions in the markets in which OMNOVA operates, and the impact of the foregoing on future growth rates. After detailed review and discussion, the OMNOVA Board adopted the updated projections. Representatives of Morgan Stanley then provided an update to the OMNOVA Board regarding the exit of Party A and of Party C from the process, and an update on the status of Synthomer’s due diligence process. Representatives of Jones Day and the OMNOVA Board then discussed Jones Day’s view of Synthomer’s markup of the draft merger agreement, noting that the proposed revisions (including changes to termination rights, Synthomer’s obligations to pursue regulatory clearances, Synthomer’s obligations to secure irrevocable proxies from key shareholders, and the Synthomer Board’s flexibility to change its recommendation to its shareholders) materially reduced the level of deal certainty for OMNOVA. The OMNOVA Board and the representatives of Jones Day discussed the OMNOVA Board’s position on various provisions, and the OMNOVA Board directed Jones Day to provide the OMNOVA Board’s position for Synthomer’s consideration before submitting its final markup of the draft merger agreement together with its final proposal.

Following the OMNOVA Board meeting, on June 17, 2019, Jones Day, Cravath and HSF held a teleconference to discuss the draft merger agreement. During the period between June 17, 2019 and the execution and delivery of the merger agreement, Jones Day, Cravath and HSF, at times with the participation of OMNOVA management and Synthomer management, held numerous calls to negotiate various aspects of the draft merger agreement and all related transaction documentation described in this proxy statement.

On June 18, 2019, Jones Day provided Cravath and HSF a revised draft of the merger agreement.

On June 19, 2019, Jones Day provided Cravath and HSF an initial draft of the OMNOVA disclosure letter that would be delivered in connection with the merger agreement. During the period between June 19, 2019 and the execution and delivery of the merger agreement, Jones Day, Cravath and HSF negotiated the contents of the OMNOVA disclosure letter.

On June 20, 2019, Synthomer submitted its updated written proposal to acquire OMNOVA for $10.00 per share in cash (from $11.90 per share in cash previously). Synthomer also submitted its revised draft of the merger agreement, voting agreements executed by each of its two largest shareholders, and documentation related to Synthomer’s committed debt financing. The written proposal attributed the decrease in Synthomer’s proposal price to OMNOVA’s recent financial performance, Synthomer’s perception of reduced prospects for OMNOVA to achieve its 2019 earnings forecasts, OMNOVA’s increased level of debt from the first fiscal quarter of 2019 and other due diligence findings by Synthomer and its advisors. On June 19, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $5.69 per share.

On June 25, 2019 and June 26, 2019, the OMNOVA Board held a regularly scheduled quarterly OMNOVA Board meeting with members of senior management and representatives of Morgan Stanley and of Jones Day present. Referring to materials provided to the directors in advance of the meeting, a representative of Morgan Stanley presented Morgan Stanley’s preliminary financial analyses with respect to the updated Synthomer proposal. Also at the meeting, representatives of Jones Day discussed with the OMNOVA Board its fiduciary duties under applicable law and, referring to materials provided to the directors in advance of the meeting, discussed the terms of Synthomer’s revised draft merger agreement and related documents as submitted by Synthomer with its proposal on June 20, 2019. The directors and the representatives of Jones Day discussed Synthomer’s position on the provisions designed to provide closing certainty to OMNOVA, which were substantially unchanged from Synthomer’s position in its June 13, 2019 draft of the merger agreement. Representatives of Jones Day also presented a detailed overview of the regulatory considerations of a transaction with Synthomer, as well as Synthomer’s proposed approach to regulatory matters as provided in its markup of the draft merger agreement. The OMNOVA Board, members of senior management and the representatives of Morgan Stanley and Jones Day then discussed OMNOVA’s position with respect to Synthomer’s proposal and its markup of the draft merger agreement. Upon conclusion of the discussion, the OMNOVA Board directed Morgan Stanley, with input from Jones Day, to continue negotiations with Synthomer, to deliver to Mr. MacLean a high-level issues list setting forth the material open issues with respect to Synthomer’s proposal and to convey to Mr. MacLean that OMNOVA would be unable to move forward with the combination of offered price and transaction terms that Synthomer had proposed.

Later on June 25, 2019, representatives of Morgan Stanley telephoned Mr. MacLean to convey the OMNOVA Board’s position with respect to Synthomer’s proposal and draft merger agreement. At Mr. MacLean’s request, following the telephone conversation, Morgan Stanley, with input from Jones Day, delivered via email a summary of the open issues of greatest concern to OMNOVA and OMNOVA’s position on each such issue, including (i) the Synthomer Board’s ability to change its recommendation to Synthomer’s shareholders, (ii) the degree of regulatory risk Synthomer should assume and the payment of a reverse termination fee if regulatory approvals were not obtained, (iii) voting undertakings from certain of Synthomer’s largest shareholders, and (iv) certain compensation and benefits matters applicable to OMNOVA’s workforce generally.

Also on June 25, 2019, representatives of Morgan Stanley delivered an updated report to the OMNOVA Board disclosing facts and circumstances and other relationships resulting from Morgan Stanley’s customary conflicts-

related clearance procedures on OMNOVA and Synthomer, which report indicated that, in the two years prior, Morgan Stanley and its affiliates had not been engaged on any financial advisory or financing assignments for Synthomer, and had not received any fees for such services from Synthomer during such time.

On the morning of June 26, 2019, the OMNOVA Board resumed its regularly scheduled meeting. During the meeting, the directors and members of senior management discussed the material open items and the anticipated timeline for finalizing negotiations so that the OMNOVA Board could evaluate whether a proposed transaction with Synthomer would be in the best interests of OMNOVA’s shareholders. After discussion, the OMNOVA Board directed Ms. Noonan and Mr. Seelbach to continue negotiating the potential transaction on the OMNOVA Board’s behalf, provided that the negotiations were consistent with the OMNOVA Board’s deliberations the previous day and that entry into the merger agreement would remain subject to final approval by the OMNOVA Board.

Later in the morning of June 26, 2019, Mr. MacLean sent a letter, via email, to Morgan Stanley reiterating Synthomer’s proposed offer price of $10.00 per share in cash. The letter further noted Synthomer’s position with respect to each of the open issues set forth in the summary delivered to Mr. MacLean the prior day, including acceptance of limitations on the circumstances in which the Synthomer Board could change its recommendation and OMNOVA’s proposals regarding the allocation of regulatory risk and the revocability and enforceability of the voting undertakings. On June 25, 2019, the last full trading day prior to receiving the proposal, the closing price for OMNOVA common stock was $5.65 per share.

Later on June 26, 2019, representatives of Morgan Stanley and Mr. MacLean held a series of telephone conversations to discuss the OMNOVA Board’s view on Synthomer’s improved proposal, during which calls the representatives of Morgan Stanley, at the direction of the OMNOVA Board, challenged certain of the assumptions underlying Synthomer’s stated rationale for decreasing its proposal to $10.00 per share in cash. Subsequent to those discussions, Synthomer increased its proposed offer price to $10.15 per share in cash, and stated that it would not provide any further value per share. Later that day, Jones Day, Cravath and HSF held a teleconference to discuss the current draft of the merger agreement and the voting undertakings submitted by Synthomer with its proposal.

On June 27, 2019, Jones Day, Cravath and HSF held a teleconference to discuss the draft merger agreement, after which Jones Day provided Cravath and HSF a revised draft of the merger agreement and proposed changes to the voting undertakings.

On June 28, 2019, the OMNOVA Board held a special telephonic meeting with members of senior management, representatives of Morgan Stanley and representatives of Jones Day participating. During the call, a representative of Morgan Stanley reviewed Synthomer’s increased offer price of $10.15 per share in cash, and a representative of Jones Day provided the directors with an update on the status of merger agreement negotiations, noting to the OMNOVA Board that in addition to open issues concerning the size and availability of termination fees, interim operating covenants, and certain employee benefits covenants applicable to OMNOVA’s workforce generally, the most significant open item remained Synthomer’s reduction of the “outside date” for the merger agreement on which either party could terminate the agreement if the transaction had not closed.

During the weekend of June 28, 2019 to June 30, 2019, Jones Day, Cravath and HSF met telephonically to negotiate the final material open items in the draft merger agreement, which included the “outside date” for the merger agreement and its relationship with the length of Synthomer’s financing commitments. During this period, Jones Day, Cravath and HSF exchanged multiple drafts of the merger agreement and the OMNOVA disclosure letter and the form of irrevocable proxies to be delivered by certain Synthomer shareholders.

On June 30, 2019 and continuing into the morning of July 1, 2019, Ms. Noonan and Mr. MacLean, at times joined by other members of OMNOVA management, Synthomer management and their respective outside advisors, held several calls and exchanged emails to negotiate the remaining open points on the merger agreement and other documentation.

Later in the morning of July 1, 2019, the OMNOVA Board held a special telephonic meeting with members of senior management, representatives of Morgan Stanley and representatives of Jones Day in attendance. During the meeting, Ms. Noonan and a representative of Jones Day updated the OMNOVA Board on the weekend and overnight developments in the negotiation of the merger agreement, including resolution of the provisions concerning the “outside date” and the term of Synthomer’s financing commitment.

In the evening of July 1, 2019, Ms. Noonan and Mr. MacLean exchanged emails relating to the finalization of agreed upon transaction terms, including Synthomer’s termination rights and certain employee compensation and benefits matters applicable to the OMNOVA workforce generally.

From July 1, 2019 through the afternoon of July 2, 2019, Jones Day, Cravath and HSF exchanged drafts of the merger agreement and the OMNOVA disclosure letter in order to finalize each of the documents.

On the evening of July 2, 2019, the OMNOVA Board held a special telephonic meeting with members of OMNOVA’s senior management and representatives of Jones Day and Morgan Stanley. A representative of Jones Day reviewed with the OMNOVA Board the terms of the proposed final merger agreement (which had been distributed in advance of the meeting) and related transaction documents, discussing in detail with the OMNOVA Board the final status of all previously unresolved matters. Representatives of Morgan Stanley then confirmed to the OMNOVA Board that there were no new facts or circumstances or other relationships to disclose resulting from Morgan Stanley’s customary conflicts-related clearance procedures on OMNOVA and Synthomer since the delivery of Morgan Stanley’s last such report to the OMNOVA Board on June 25, 2019. Representatives of Morgan Stanley then reviewed certain financial analyses with respect to the final proposal from Synthomer as set forth in a presentation distributed in advance of the meeting. At the OMNOVA Board’s request, a representative of Morgan Stanley rendered Morgan Stanley’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 2, 2019, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken by Morgan Stanley in preparing the opinion, the merger consideration to be received by the holders of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of OMNOVA common stock. For a detailed discussion of the Morgan Stanley opinion, please see below in the section titled “—Opinion of Morgan Stanley & Co. LLC,” beginning on page 52 of this proxy statement. Following an extensive and thorough review of the factors discussed and considered by the OMNOVA Board, including those discussed below in the section titled “—Reasons for the Merger,” beginning on page 44 of this proxy statement, the OMNOVA Board, by unanimous vote, (i) approved the merger agreement, (ii) authorized and approved the execution and delivery of the merger agreement, (iii) authorized and approved the consummation of the merger and the other transactions contemplated by the merger agreement, (iv) determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of OMNOVA and its shareholders, (v) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of OMNOVA shareholders and (vi) recommended that OMNOVA shareholders vote for the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, thereby approving the transactions contemplated by the merger agreement.

In the early morning of July 3, 2019, concurrently with the delivery by Synthomer to OMNOVA of the irrevocable voting undertakings executed by each of Kuala Lumpur Kepong Berhad and the members of the Synthomer Board who hold ordinary shares in Synthomer, OMNOVA, Synthomer, Merger Sub and Synthomer US Sub executed the merger agreement.

On July 3, 2019, prior to the open of trading on NYSE, OMNOVA issued a press release announcing that it had entered into the merger agreement with Synthomer.

Recommendation of the OMNOVA Board

At the special meeting of the OMNOVA Board on July 2, 2019, following an extensive and thorough review of the factors discussed and considered by the OMNOVA Board, including those discussed below in the section entitled “—Reasons for the Merger,” beginning on page 44 of this proxy statement, the OMNOVA Board unanimously:

•	approved the merger agreement;

•	authorized and approved the execution and delivery of the merger agreement;

•	authorized and approved the consummation of the merger and the other transactions contemplated by the merger agreement;

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of OMNOVA and its shareholders;

•	directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of OMNOVA shareholders; and

•	recommended that OMNOVA shareholders vote “FOR” the adoption of the merger agreement.

Reasons for the Merger

In evaluating the merger agreement and the merger, the OMNOVA Board consulted with OMNOVA’s management and legal and financial advisors and considered a variety of factors in reaching its decision to approve the merger agreement and to recommend that OMNOVA shareholders vote in favor of the Merger Agreement Proposal, including the following:

•	the fact that the $10.15 all-cash per share merger consideration would provide certainty of value and liquidity to OMNOVA shareholders, eliminating business and execution risks;

•

the belief of the OMNOVA Board, based on OMNOVA’s strategic plan, that the present value of the potential trading price of OMNOVA common stock in the near- or medium-term future was unlikely to exceed the $10.15 all-cash per share merger consideration;

•

the relationship of the $10.15 all-cash per share merger consideration to the current and historical trading price of OMNOVA common stock, including the market performance of OMNOVA common stock relative to those of other participants in the industries in which OMNOVA operates and general market indices, and the fact that the per share merger consideration constituted a premium of approximately:

•	52% to the closing price per share of OMNOVA common stock on July 1, 2019, the date immediately prior to the date on which the OMNOVA Board authorized OMNOVA’s entry into the merger agreement;

•	72% to the volume weighted average price per share of OMNOVA common stock for the one-month period concluding on July 1, 2019; and

•	54% to the volume weighted average price per share of OMNOVA common stock for the three-month period concluding on July 1, 2019.

•

the assessment by the OMNOVA Board, taking into account the financial analyses presented to the OMNOVA Board by Morgan Stanley on July 2, 2019, as more fully described under “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement, of OMNOVA’s value on a standalone basis relative to the $10.15 per share of OMNOVA common stock in cash to be paid in the merger;

•	the Morgan Stanley opinion rendered to the OMNOVA Board on July 2, 2019, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed,

matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $10.15 per share in cash to be received by the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement was fair from a financial point of view to such holders of OMNOVA common stock shares. The opinion is more fully described under “—Opinion of Morgan Stanley & Co. LLC,” beginning on page 52 of this proxy statement, and the full text of such opinion is attached as Annex B to this proxy statement;

•	OMNOVA’s business and operations, strategy, its current and historical financial condition and results of operations, and projected performance;

•

the challenges and risks of continuing as a standalone public company, and the assessment that no internally developed alternatives or strategic alternatives and potential transactions (other than a sale of OMNOVA) were reasonably likely on a present-value basis in the near- or medium-term to create greater value for OMNOVA’s shareholders than the merger, taking into account business, competitive, industry and market risks;

•

the strategic and financial alternatives reasonably available to OMNOVA, including continuing as an independent company and the potential to acquire, be acquired by or combine with other third parties, and the risks and uncertainties associated with those alternatives, none of which were deemed reasonably likely to result in value to OMNOVA shareholders that would exceed, on a present-value basis, the value of the merger consideration;

•

the determination by the OMNOVA Board, after discussion with OMNOVA management and its financial advisor, that the potential counterparties that participated in the sale process, including Synthomer, were the most logical acquirers of OMNOVA and, in light of Synthomer’s complementary business and strong balance sheet, that Synthomer would be the potential transaction partner most likely to, and that the transaction proposed by Synthomer in fact did, offer the best combination of value and closing certainty to OMNOVA shareholders in the near-term;

•

the determination by the OMNOVA Board, based on the discussions and negotiations described in the section entitled “—Background of the Merger,” beginning on page 30 of this proxy statement, that the $10.15 per share in cash merger consideration was the best price reasonably attainable for OMNOVA’s shareholders in the negotiations with Synthomer and the other potential counterparties, and that the sale process, conducted by Morgan Stanley under the OMNOVA Board’s direction, had elicited a range of offers from several of the most likely potential acquirers of OMNOVA;

•

the belief by the OMNOVA Board after discussions with OMNOVA management and OMNOVA’s legal and financial advisors, that, while the OMNOVA Board believed that the transaction proposed by Synthomer would offer the best combination of value and closing certainty to OMNOVA shareholders in the near-term, if there were to be another potential acquirer capable of and willing to make a more compelling offer to acquire OMNOVA, the terms of the merger agreement would not preclude such an offer;

•

the belief of the OMNOVA Board, after discussions with OMNOVA’s management and its legal and financial advisors, that it was preferable to negotiate on a confidential basis with Synthomer and Parties A, B, C, D and E, rather than to conduct a broader-based “auction” or sale process of OMNOVA, particularly in light of the belief that such a process would be unlikely to result in a higher price and would increase the risk of loss of confidentiality in a manner that would be detrimental to OMNOVA’s standalone operations;

•	the fact that the merger agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the view of the OMNOVA Board, favorable to OMNOVA and its shareholders;

•

the fact that OMNOVA shareholders who do not vote in favor of the merger proposal and who follow certain prescribed procedures are entitled to seek relief as a dissenting shareholder under Ohio law, subject to the requirements of the OGCL;

•

the fact that the merger is subject to the vote of at least two-thirds of the outstanding shares of OMNOVA common stock, enabling OMNOVA’s shareholders to evaluate the merger and ultimately to decide whether the merger is consummated; and

•	the belief by the OMNOVA Board of the high likelihood for the merger and related transactions to be completed successfully, based on, among other things:

•

the absence of a financing condition in the merger agreement and the delivery of customary commitments from debt financing sources sufficient to consummate the merger and the other transactions contemplated by the merger agreement (see the section entitled “—Financing of the Merger,” beginning on page 73 of this proxy statement for more information);

•	OMNOVA’s ability to specifically enforce Synthomer’s obligations under the merger agreement, including Synthomer’s obligations to consummate the merger, irrespective of any third-party financing;

•	OMNOVA’s ability to recover damages from Synthomer in certain situations if Synthomer does not fulfill its obligation to consummate the merger when all conditions to the merger are satisfied;

•

the commitment of Synthomer in the merger agreement to use its reasonable best efforts to take all actions to consummate the merger, subject to certain exceptions discussed below in the section entitled “The Agreement and Plan of Merger—Efforts to Complete the Merger,” beginning on page 94 of this proxy statement;

•	the perceived low likelihood of material regulatory impediments to the merger and the commitment of Synthomer to take actions necessary to resolve any impediments that do exist or arise;

•

the receipt of the irrevocable undertaking, representing approximately 22.3% of Synthomer’s outstanding share capital as described in the section entitled “The Voting Undertakings,” beginning on page 107 of this proxy statement; and

•

the conditions to closing contained in the merger agreement, which are customary in number and scope, and which, in the case of the condition related to the accuracy of OMNOVA’s representations and warranties, are generally subject to certain “material adverse effect” qualifications as described in the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 100 of this proxy statement.

The OMNOVA Board also specifically considered the terms of the merger agreement permitting OMNOVA to respond to unsolicited proposals from potential alternative acquirers of OMNOVA as described in the section entitled “The Agreement and Plan of Merger—Covenants Regarding Acquisition Proposals,” beginning on page 89 of this proxy statement, including the following:

•	OMNOVA’s right, subject to certain conditions, to respond to and negotiate unsolicited takeover proposals made before the time OMNOVA’s shareholders adopt the merger agreement;

•

the provisions in the merger agreement allowing the OMNOVA Board to terminate the merger agreement, in specified circumstances related to a superior proposal, subject to the payment of a termination fee of $15,800,000, which amount the OMNOVA Board believes to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the belief by the OMNOVA Board that a fee of such size would not be a meaningful deterrent to alternative takeover proposals; and

•

the ability of the OMNOVA Board, subject to certain conditions, to change its recommendation supporting the merger in response to certain intervening events, if the OMNOVA Board determines that failure to take such action would be inconsistent with its fiduciary duties.

In the course of its deliberations, the OMNOVA Board also considered a variety of risks and other potentially negative factors, including the following:

•

the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required in completing the merger, which may disrupt OMNOVA’s business operations;

•

the potential disruptions to OMNOVA’s business operations following the announcement of the merger, including disruptions arising from negative or unanticipated responses from competitors, customers, suppliers and employees;

•

the restrictions on OMNOVA’s conduct of business prior to completion of the merger under the covenants in the merger agreement, including the requirement that OMNOVA conduct its business only in the ordinary course of business in all material respects and the prohibition on OMNOVA taking certain actions, which may delay or prevent OMNOVA from undertaking business opportunities that may arise pending completion of the merger;

•

the fact that the merger is subject to approval by the shareholders of Synthomer at the Synthomer shareholder meeting, and that the Synthomer Board has rights under the merger agreement to change its recommendation to Synthomer’s shareholders in a manner adverse to obtaining Synthomer shareholder approval if it would be inconsistent with the fiduciary duties of the Synthomer Board not to do so, subject to certain limitations and, upon termination of the merger agreement by OMNOVA, the payment of a termination fee to OMNOVA of $15,800,000;

•	the fact that, pursuant to the merger agreement, OMNOVA is prohibited from soliciting other takeover proposals;

•

the fact that, upon termination of the merger agreement under certain circumstances, or upon the entry into an agreement in respect of a superior proposal after the termination of the merger agreement under certain circumstances, OMNOVA would be required to pay to Synthomer a termination fee of $15,800,000;

•

the fact that the right of Synthomer to match acquisition proposals that the OMNOVA Board has determined to be superior proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, OMNOVA;

•	the fact that the receipt of the $10.15 cash payment per share merger consideration would be taxable to OMNOVA shareholders that are treated as U.S. holders for U.S. federal income tax purposes;

•

the fact that following the merger, OMNOVA’s shareholders would have no ongoing equity participation in OMNOVA and would forego the opportunity to realize the potential long-term value of the successful execution of OMNOVA’s current strategy as an independent company and, given the all-cash consideration, the merger will not allow OMNOVA shareholders to benefit from any potential future appreciation in the value of OMNOVA’s business once combined with Synthomer after the merger, other than by independently utilizing the cash proceeds from the merger to separately invest in Synthomer’s publicly traded equity securities;

•

the possibility that the merger does not close (including as a result of events outside of either party’s control such as failure to receive required regulatory approvals), and the potential risks and costs to OMNOVA associated with any failure to close, including the potential distraction of employee and management attention during the pendency of the merger, uncertainty about the effect of the proposed merger on OMNOVA’s employees, potential and existing customers and suppliers and other parties, which may impair OMNOVA’s ability to attract, retain and motivate key personnel and could cause third parties to seek to change or not enter into business relationships with OMNOVA, and the impact that the failure of the merger to close could have on the trading price of shares of OMNOVA common stock and OMNOVA’s operating results (including as the result of the costs incurred in connection with the merger and the other transactions contemplated by the merger agreement); and

•

the fact that directors and officers of OMNOVA may have interests different from and in addition to OMNOVA shareholders, described in more detail in the section entitled “—Interests of Directors and Executive Officers of OMNOVA in the Merger,” beginning on page 61 of this proxy statement.

After considering the foregoing potentially negative and potentially positive factors, the OMNOVA Board concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.

The foregoing discussion of the information and factors considered by the OMNOVA Board is not exhaustive but is intended to reflect the material factors considered by the OMNOVA Board in its consideration of the merger. In view of the complexity and the large number of factors considered, the OMNOVA Board, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the OMNOVA Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the OMNOVA Board may have given different weights to different factors. The OMNOVA Board unanimously recommended that OMNOVA’s shareholders vote in favor of the Merger Agreement Proposal based on the totality of the information considered by the OMNOVA Board.

The foregoing discussion of the information and factors considered by the OMNOVA Board is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 20 of this proxy statement.

Certain OMNOVA Unaudited Prospective Financial Information

In connection with the strategic transaction process described above, the OMNOVA Board considered financial projections prepared by OMNOVA management for fiscal years 2019 through 2023, including financial projections of revenue, segment operating income and EBITDA (as discussed below).

In the ordinary course of business, OMNOVA engages in an annual strategic planning process the output of which is a five-year strategic plan that includes financial projections. OMNOVA’s 2019 strategic plan was prepared by OMNOVA management in the third and fourth calendar quarters of 2018, and was first presented to and adopted by the OMNOVA Board on December 6, 2018. Those financial projections were contained in OMNOVA’s management presentation delivered to Synthomer, Party A, Party B, Party C and Party D in April 2019. The financial projections contained in the 2019 strategic plan were subsequently updated by OMNOVA management later in April 2019 and in June 2019 to reflect (i) OMNOVA’s actual results of operations in the first fiscal quarter and first fiscal half of 2019, respectively, (ii) changes in the performance of OMNOVA’s business units in those periods and the expected impact of those changes on performance in subsequent periods, (iii) changes in business trends and economic conditions in the markets in which OMNOVA operates, and (iv) the impact of all of the foregoing on future projected growth rates. The OMNOVA Board adopted those subsequent updates at meetings in May 2019 and June 2019, respectively. Those updates, based on the application of such actual operating results, such changes to the performance of OMNOVA’s business units and such changes in business trends and economic conditions are reflected in the following table with the May Update reflecting changes from December 2018 and the June Update reflecting changes from May 2019:

	Fiscal Year 2019 Forecast	Fiscal Year 2020 Forecast	Fiscal Year 2021 Forecast	Fiscal Year 2022 Forecast	Fiscal Year 2023 Forecast
Revenue (May Update)	0.43%	-0.95%	-2.06%	-3.12%	-3.75%
Revenue (June Update)	-4.52%	-4.12%	-6.57%	-5.81%	-5.61%
Segment Operating Income (May Update)	0.69%	-1.26%	-3.22%	-4.81%	-5.74%
Segment Operating Income (June Update)	0.11%	-0.10%	-11.28%	-7.15%	-5.10%
EBITDA (May Update)	0.00%	-1.16%	-3.25%	-4.96%	-5.84%
EBITDA (June Update)	0.80%	-0.20%	-11.46%	-7.25%	-5.28%

The projections considered by the OMNOVA Board in its evaluation of the merger and utilized by Morgan Stanley for purposes of its financial analyses (as further described in the section entitled “—Opinion of Morgan Stanley & Co. LLC,” beginning on page 52 of this proxy statement), were those adopted by the OMNOVA Board on June 17, 2019, reflecting the most current information reasonably available to OMNOVA at that time. These projections, set forth below under the heading “—Company Projections,” are referred to as the Company Projections. For clarity, all of the cautionary statements contained in this section should be read to apply both to the Company Projections as disclosed below, as well as to the information about OMNOVA’s prior projections that are described above.

The Company Projections were prepared for internal use and provided to the OMNOVA Board, for the purposes, among others, of considering, analyzing and evaluating OMNOVA’s strategic and financial alternatives. The Company Projections were also provided to Morgan Stanley, in its capacity as financial advisor to OMNOVA, in connection with rendering its fairness opinion to the OMNOVA Board and in performing the related analyses. The Company Projections were also provided to Synthomer and Synthomer’s financial advisors in connection with their respective consideration and evaluation of the potential transaction with OMNOVA.

Further, using components of the Company Projections provided by OMNOVA management, Morgan Stanley calculated forward-looking unlevered free cash flow projections based on the Company Projections, referred to as the Unlevered Free Cash Flow Projections, in order to assist OMNOVA management and the OMNOVA Board in their evaluation of the potential transaction, and for use in Morgan Stanley’s financial analyses (as further described in the section entitled “—Opinion of Morgan Stanley & Co. LLC,” beginning on page 52 of this proxy statement). The Unlevered Free Cash Flow Projections are subject to all of the cautionary statements and qualifications that this section contains regarding the Company Projections.

OMNOVA does not as a matter of course make public projections as to future performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, OMNOVA is including in this proxy statement a summary of certain unaudited prospective financial information for OMNOVA on a stand-alone basis, without giving effect to the merger, to give OMNOVA’s shareholders access to certain nonpublic information provided to the OMNOVA Board, to Morgan Stanley and to Synthomer for purposes of considering and evaluating the merger and the other transactions contemplated by the merger agreement. The inclusion of the Company Projections should not be regarded as an indication that the OMNOVA Board, OMNOVA, Morgan Stanley, Synthomer, Merger Sub, Synthomer US Sub, any of their respective affiliates, or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

The Company Projections and the underlying assumptions upon which the Company Projections were based are subjective in many respects, and subject to multiple interpretations and frequent revisions attributable to fluctuations in the business environments of the markets in which OMNOVA operates, and based on actual experience and business developments. The Company Projections reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond OMNOVA’s control. Multiple factors, including those described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 20 of this proxy statement, could cause the Company Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Company Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Company Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Company Projections do not take into account any circumstances or events occurring after the date on which they were prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Company Projections will be achieved. As a result, the inclusion of the Company Projections in this proxy statement does not constitute an admission or representation by OMNOVA or any other person that the information is material. The summary of the Company Projections is not provided to influence OMNOVA shareholders’ respective decisions regarding whether to vote to adopt the Merger Agreement Proposal or to take any other action.

Readers of this proxy statement should not place undue reliance on the Company Projections. Neither OMNOVA nor any other person has made or makes any representation to any shareholder, or any other party, regarding the information included in the Company Projections. OMNOVA management has prepared from time to time in the past, and will continue to prepare in the future, internal financial forecasts that reflect various estimates and assumptions that change from time to time. Accordingly, the Company Projections used in conjunction with the merger may differ from other forward-looking financial information so prepared. Except to the extent required by law, neither OMNOVA nor its directors or officers intend to update or revise the Company Projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, even in the event that some or all of the assumptions are determined to be inaccurate or erroneous. The assumptions may be inaccurate or erroneous as of the date of this proxy statement.

As referred to below, earnings before interest, taxes, depreciation and amortization, which is referred to in this section as EBITDA, is a financial measure commonly used in OMNOVA’s industry but is not defined under United States generally accepted accounting principles, which we refer to as GAAP. Similarly, OMNOVA’s operating profit by segment, which excludes corporate-level selling, general and administrative, which we refer to as SG&A, expenses, and which is referred to in this section as Segment Operating Income, is not defined under GAAP. EBITDA and Segment Operating Income should not be considered in isolation or as substitutes for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity. Because EBITDA and Segment Operating Income exclude some, but not all, items that affect net income, this measure may vary among companies, including OMNOVA. The EBITDA and Segment Operating Income data presented below may not be comparable to similarly titled measures of other companies. OMNOVA management believes that EBITDA is a meaningful measure to investors and provides additional information about a company’s ability to meet future liquidity requirements for debt service, capital expenditures and working capital. In addition, OMNOVA management believes that EBITDA is a useful comparative measure of operating performance and liquidity. For example, debt levels, credit ratings and, therefore, the impact of interest expense on earnings vary significantly between companies. Similarly, the tax positions of individual companies can vary because of their differing abilities to take advantage of tax benefits, with the result that their effective tax rates and tax expense can vary considerably. Finally, companies differ in the age and method of acquisition of productive assets, and thus the relative costs of those assets, as well as in the depreciation or depletion (straight-line, accelerated, units of production) method, which can result in considerable variability in depletion, depreciation and amortization expense between companies. Thus, for comparison purposes, OMNOVA management believes that EBITDA can be useful as an objective and comparable measure of operating profitability and the contribution of operations to liquidity because it excludes these elements. Similarly, OMNOVA management believes that Segment Operating Income is a useful measure in assessing the performance of OMNOVA’s distinct business segments. For those reasons, OMNOVA management includes those non-GAAP measures in OMNOVA’s financial projections as part of OMNOVA’s annual strategic plan, and the OMNOVA Board considered EBITDA and Segment Operating Income in connection with its evaluation of the merger.

The Company Projections were not prepared with a view toward public disclosure or toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Ernst & Young LLP, which we refer to as EY, OMNOVA’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the Company Projections, and accordingly, EY does not express an opinion or any other form of assurance with respect thereto. The EY report incorporated by reference in this proxy statement relates to OMNOVA’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.

Company Projections

The following is a summary of the Company Projections:

Numbers shown in USD in millions

	Fiscal Year 2019 Forecast	Fiscal Year 2020 Forecast	Fiscal Year 2021 Forecast	Fiscal Year 2022 Forecast	Fiscal Year 2023 Forecast
Revenue	811	807	791	804	816
Segment Operating Income (1)	88	102	96	106	115
EBITDA (1)	88	102	95	105	113

(1)	Segment Operating Income excludes corporate-level SG&A expenses of $29, $30, $32, $32 and $33, respectively, for the applicable years. EBITDA includes corporate-level SG&A.

The following is a summary of additional components of the Company Projections, as provided by OMNOVA management to Morgan Stanley for utilization in Morgan Stanley’s calculation of the Unlevered Free Cash Flow Projections:

Numbers shown in USD in millions

	Remaining Fiscal Year 2019 Forecast (1)	Fiscal Year 2020 Forecast	Fiscal Year 2021 Forecast	Fiscal Year 2022 Forecast	Fiscal Year 2023 Forecast
Depreciation and Amortization	12	31	31	31	31
Taxes (2)	10	18	16	19	21
Capital Expenditures	15	32	26	25	25
Change in Net Working Capital	4	4	6	(2)	(2)
Cash Pension Contributions	6	6	6	6	6

(1)

Depreciation & Amortization, Taxes, Capital Expenditures, Change in Net Working Capital and Cash Pension Contributions are shown for the projected period from July 1, 2019 to November 30, 2019, representing the final five months of OMNOVA’s 2019 fiscal year, as utilized by Morgan Stanley for purposes of calculating the Unlevered Free Cash Flow Projections in connection with Morgan Stanley’s discounted cash flow analysis.

(2)	Does not reflect application of net operating loss tax attributes.

Unlevered Free Cash Flow Projections

The following is a summary of the Unlevered Free Cash Flow Projections:

Numbers shown in USD in millions

	Remaining Fiscal Year 2019 Forecast (3)	Fiscal Year 2020 Forecast	Fiscal Year 2021 Forecast	Fiscal Year 2022 Forecast	Fiscal Year 2023 Forecast
Unlevered Free Cash Flow (1)	25	50	52	54	60
Tax Savings from Net Operating Loss Utilization	2	7	6	10	—	(2)

(1)

Reflects unlevered free cash flow calculated by Morgan Stanley (based on the Company Projections) as (i) EBITDA, less (ii) taxes, less (iii) increases in net working capital, plus (iv) decreases in net working capital, less (v) capital expenditures, less (vi) cash pension contributions.

(2)	Net operating loss tax attributes would be exhausted by this period.
(3)

Unlevered Free Cash Flow and Tax Savings from Net Operating Loss Utilization are shown for the projected period from July 1, 2019 to November 30, 2019, representing the final five months of OMNOVA’s 2019 fiscal year, as utilized by Morgan Stanley in connection with Morgan Stanley’s discounted cash flow analysis.

Opinion of Morgan Stanley & Co. LLC

The OMNOVA Board retained Morgan Stanley as its financial advisor in connection with the merger. The OMNOVA Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, business and affairs of OMNOVA. At a meeting of the OMNOVA Board on July 2, 2019, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in a written opinion dated July 2, 2019, to the OMNOVA Board to the effect that, as of the date of the opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the per share merger consideration to be received by the holders of shares of OMNOVA common stock, other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer, pursuant to the merger agreement was fair from a financial point of view to such holders of shares of OMNOVA common stock.

The full text of Morgan Stanley’s written opinion to the OMNOVA Board, dated July 2, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B, and is incorporated by reference herein in its entirety. The foregoing summary of the Morgan Stanley opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the Morgan Stanley opinion and the summary of the Morgan Stanley opinion below carefully and in their entirety. The Morgan Stanley opinion was for the benefit of the OMNOVA Board, in its capacity as such, addressed only the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement, as of the date of the opinion, and does not address any other aspects or implications of the merger. The Morgan Stanley opinion was not intended to, and does not, constitute advice or a recommendation as to how OMNOVA’s shareholders should vote at any OMNOVA shareholders’ meeting to be held in connection with the merger (including the OMNOVA special meeting) or to take any other action with respect to the merger.

In connection with rendering its opinion, Morgan Stanley:

•	reviewed certain publicly available financial statements and other business and financial information of OMNOVA;

•	reviewed certain internal financial statements and other financial and operating data concerning OMNOVA;

•

reviewed certain financial projections prepared by OMNOVA’s management, as described in the section entitled “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement, which we refer to in this section as the financial projections;

•	discussed the past and current operations and financial condition and the prospects of OMNOVA with senior executives of OMNOVA;

•	reviewed the reported prices and trading activity for OMNOVA common stock;

•

compared the financial performance of OMNOVA and the prices and trading activity of OMNOVA common stock with that of certain other publicly traded companies comparable with OMNOVA, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of OMNOVA and Synthomer and their financial and legal advisors;

•	reviewed the merger agreement, the draft financing agreements from certain lenders substantially in the form of the drafts dated July 2, 2019 and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by OMNOVA, and which formed a substantial basis for its opinion. At OMNOVA’s direction, Morgan Stanley’s analyses relating to the business and financial prospects of OMNOVA for purposes of its opinion were based on the financial projections. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the then best currently available estimates and judgments of OMNOVA’s management of the future financial performance of OMNOVA. Morgan Stanley expressed no view as to the financial projections nor the assumptions on which they were based. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any material waiver, amendment or delay of any terms or conditions, including, among other things, that Synthomer will obtain financing in accordance with the terms set forth in the financing agreements, and that the definitive merger agreement would not differ in any material respect from the draft merger agreement provided to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley did not express any view on, and its opinion did not address, any term or aspect of the merger agreement or the transactions contemplated thereby other than with respect to the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement, or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Synthomer and OMNOVA and their legal, tax and regulatory advisors with respect to legal, tax and regulatory matters.

Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of OMNOVA’s officers, directors or employees, or any class of such persons, relative to the per share merger consideration to be received by the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) in the merger. The Morgan Stanley opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might have been available to OMNOVA, or whether or not such alternatives could be achieved or were available. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of OMNOVA, nor was it furnished with any such valuations or appraisals. The Morgan Stanley opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, July 2, 2019. Events occurring after such date may affect the Morgan Stanley opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion delivered on July 2, 2019, and the preparation of its written opinion letter dated July 2, 2019 to the OMNOVA Board. The following summary is not a complete description of the Morgan Stanley opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 1, 2019 (the last full trading day prior to the meeting of the OMNOVA Board at which Morgan Stanley rendered its opinion), and is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Morgan Stanley opinion. In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon the financial projections, which are more fully described above under the section entitled “—Certain OMNOVA Unaudited Prospective Financial Information,” beginning on page 48 of this proxy statement. For the financial analyses summarized below, Morgan Stanley used and relied upon the June 2019 Update as directed by the OMNOVA Board.

Comparable Company Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for OMNOVA with comparable publicly available consensus equity analyst research estimates for selected companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and/or other similar operating characteristics, which we refer to as the comparable companies. The following list sets forth the comparable companies that were reviewed in connection with this analysis:

AdvanSix Inc.

Ferro Corporation

Innophos Holdings, Inc.

Innospec Inc.

Kraton Corporation

Stepan Company

Trinseo S.A.

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, which we refer to as AV, which Morgan Stanley defined as fully-diluted market capitalization plus debt, preferred equity and non-controlling interest (as applicable) less cash and cash equivalents, to estimated EBITDA, which we refer to as AV/EBITDA, for calendar years 2019 and 2020, of each of the comparable companies based on publicly available financial information for comparison purposes. For purposes of this analysis of the comparable companies, Morgan Stanley utilized publicly available estimates of EBITDA, compiled by Capital IQ and Thomson Reuters, prepared by equity research analysts, available as of July 1, 2019 (the last full trading day prior to the date on which Morgan Stanley rendered its opinion).

The following table presents the results of this analysis:

Comparable Company	AV/ CY2019E EBITDA	AV/ CY2020E EBITDA
Innospec Inc.	11.7x	11.1x
Stepan Company	8.9x	7.7x
Ferro Corporation	8.4x	7.5x
Innophos Holdings, Inc.	6.9x	6.3x
Kraton Corporation	6.8x	6.4x
AdvanSix Inc.	6.4x	4.8x
Trinseo S.A.	4.6x	4.2x

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of AV/EBITDA for fiscal years 2019 and 2020, as set forth in the table below. Morgan Stanley then applied those representative ranges to the corresponding OMNOVA statistic as set forth in the financial projections. OMNOVA’s projected EBITDA used in this analysis as set forth in the financial projections was $88 million and $102 million for fiscal years 2019 and 2020, respectively. Based on the outstanding shares of OMNOVA common stock on a fully diluted basis as provided by OMNOVA as of June 27, 2019 (the latest information available at the time of calculation) and estimated net debt as provided by OMNOVA as of June 27, 2019 of $298 million (the latest information available at the time of calculation), the analysis resulted in estimated implied value per share of OMNOVA common stock, rounded to the nearest $0.25, as follows:

	Selected Comparable OMNOVA Multiple Ranges	Implied Equity Value Per Share of OMNOVA Common Stock
Aggregate Value to Projected FY2019 EBITDA	7.25x – 8.25x	$7.25 – $9.25
Aggregate Value to Projected FY2020 EBITDA	6.5x – 7.5x	$7.75 – $10.00

No company utilized in the public trading comparables analysis is identical to OMNOVA. In evaluating and selecting the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond OMNOVA’s control. These include, among other things, the impact of competition on OMNOVA’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of OMNOVA and the industry, and in the financial markets in general.

Precedent Transactions Analysis

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that share some characteristics with the merger. Morgan Stanley compared publicly available statistics for selected transactions involving businesses that Morgan Stanley judged to be similar in certain respects to OMNOVA’s business and aspects thereof based on Morgan Stanley’s experience and familiarity with OMNOVA’s industry. Morgan Stanley selected such comparable transactions based on the similarity of products offered and markets served by the target company as compared to OMNOVA based upon its professional judgment, as well as the financial position and other relevant financial metrics of the target companies. Morgan Stanley reviewed the transactions below for, among other things, the ratio of the AV of each transaction to each target company’s EBITDA for the 12-month period preceding the transaction announcement date based on publicly available information as of the date of such announcement, which we refer to as LTM EBITDA.

Target	Acquirer	AV/ LTM EBITDA
A. Schulman, Inc.	LyondellBasell Industries N.V.	11.0x
Akzo Nobel N.V.	The Carlyle Group and GIC	10.0x
Taminco Corporation	Eastman Chemical Company	9.7x
ARLANXEO Holding B.V. (Formation of JV)	Saudi Aramco and LANXESS AG	8.6x
PolymerLatex	Synthomer plc (f/k/a Yule Catto & Co. plc)	8.1x
ARLANXEO Holding B.V. (50% LANXESS)	Saudi Aramco	7.8x
Trinseo S.A.	Bain Capital	7.6x
Arizona Chemical Holdings Corporation	Kraton Performance Polymers, Inc.	7.4x

Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied an AV/LTM EBITDA range of 7.4x to 11.0x to OMNOVA’s LTM EBITDA as of June 30, 2019 of $73 million, based on income statements of OMNOVA for that period as provided to Morgan Stanley by OMNOVA management. Based on the outstanding shares of OMNOVA common stock on a fully diluted basis as provided by OMNOVA as of June 27, 2019 (the latest information available at the time of calculation) and estimated net debt as provided by OMNOVA as of June 27, 2019 of $298 million (the latest information available at the time of calculation), this analysis resulted in estimated implied value per share of OMNOVA common stock, rounded to the nearest $0.25, of $5.25-$10.75.

No company or transaction utilized in the precedent transactions analysis is identical to OMNOVA or the merger. In evaluating and selecting the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond OMNOVA’s control. These include, among other things, the impact of competition on OMNOVA’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of OMNOVA and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow, which we refer to as DCF, analysis to derive an implied equity value reference range for OMNOVA common stock.

A DCF analysis is designed to provide an implied value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The “unlevered free cash flows” or “free cash flows” refer to a calculation of the future cash flows of an asset without including in such calculation any debt-servicing costs. For purposes of Morgan Stanley’s DCF analysis, unlevered free cash flow was calculated as EBITDA less cash taxes (assuming the utilization of OMNOVA’s net operating loss tax attributes), less capital expenditures, less increases in (or plus decreases in) working capital, and less cash pension contributions. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt is subtracted and outstanding cash and cash equivalents are added to arrive at an equity value. For purposes of the DCF analysis, estimated net debt as provided by OMNOVA as of June 27, 2019 of $298 million (the latest information available at the time of calculation) was utilized. The equity value is then divided by the fully diluted share count, as provided by OMNOVA as of June 27, 2019 (the latest information available at the time of calculation), in order to arrive at an implied value per share of OMNOVA common stock.

Morgan Stanley calculated a range of implied present values (as of June 30, 2019) of the unlevered free cash flows that OMNOVA was forecasted to generate as contained in the financial projections for the period beginning July 1, 2019 and ending November 30, 2023. In addition, Morgan Stanley included the cash flow impact from OMNOVA’s utilization of net operating losses for such period, as provided by OMNOVA’s management, discounted at OMNOVA’s estimated cost of equity.

Morgan Stanley also calculated a range of terminal values for OMNOVA at December 31, 2023 by applying a perpetual growth rate ranging from 0.00% to 1.25% to the normalized unlevered free cash flows of OMNOVA for fiscal year 2023. Morgan Stanley selected this perpetual growth rate range based on the application of Morgan Stanley’s professional judgment and experience. The unlevered free cash flows and the range of terminal values were then discounted to present values at June 30, 2019 using a mid-year discount convention and (i) other than for the cash flow impact from OMNOVA’s utilization of net operating losses, a range of discount rates from 8.3% to 9.3%, which range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect OMNOVA’s estimated weighted average cost of capital, and (ii) for the cash flow impact from OMNOVA’s utilization of net operating losses, a range of discount rates from 12.6% to 14.6%, which range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect OMNOVA’s estimated cost of equity. The market data used to calculate the estimated weighted average cost of capital, as well as the estimated cost of equity, was based on market data as of July 1, 2019 (the last trading day prior to the meeting of the OMNOVA Board at which Morgan Stanley rendered its opinion).

This analysis indicated a range of implied equity value per share for OMNOVA common stock, rounded to the nearest $0.25, $8.75 to $13.00, including the application of OMNOVA’s net operating losses. Morgan Stanley also noted for the reference of the OMNOVA Board, and not as part of Morgan Stanley’s financial analysis in arriving at its opinion, that this analysis indicated a range of implied equity value per share for OMNOVA common stock, rounded to the nearest $0.25, of $8.50 to $12.50, excluding the application of OMNOVA’s net operating losses.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of that company’s estimated future financial performance and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at OMNOVA’s cost of equity in order to arrive at an illustrative estimate of the present value for OMNOVA’s theoretical future implied stock price.

Using the financial projections, Morgan Stanley calculated ranges of implied present equity values per share of OMNOVA common stock as of June 30, 2019. To calculate the discounted equity value per share of OMNOVA common stock, Morgan Stanley used OMNOVA’s EBITDA for the following 12-month period, which we refer to as NTM EBITDA, as of November 30, 2020 and November 30, 2021 (as provided in the financial projections). Morgan Stanley calculated the future equity value per share of OMNOVA common stock as of November 30, 2020 and November 30, 2021 by applying an AV/NTM EBITDA multiple range of 6.5x to 7.5x (which Morgan Stanley selected based on the application of Morgan Stanley’s professional judgment and experience) to OMNOVA’s NTM EBITDA as of November 30, 2020 and November 30, 2021 in order to reach a future implied aggregate value, and then subtracted the projected net debt as of November 30, 2020 and November 30, 2021 to reach a future implied equity value, which was then divided by OMNOVA’s projected fully diluted share count, based on the projected outstanding shares of OMNOVA common stock on a fully diluted basis, as of November 30, 2020 and November 30, 2021 as provided by OMNOVA. Morgan Stanley then discounted the resulting implied future equity value per share to June 30, 2019, at a discount rate equal to OMNOVA’s assumed mid-point cost of equity of 13.6%. The cost of equity was selected based on the application of Morgan Stanley’s professional judgment and experience and the capital asset pricing model, with the market data used to calculate the estimated cost of equity based on market data as of July 1, 2019 (the last trading day prior to the meeting of the OMNOVA Board at which Morgan Stanley rendered its opinion). Based on these calculations, this analysis indicated a range of implied equity value per share for OMNOVA common stock, rounded to the nearest $0.25, of $7.25-$9.75 per share.

Other Information

Morgan Stanley observed additional factors that were not part of Morgan Stanley’s financial analyses in arriving at its opinion, but which were noted as reference data for the OMNOVA Board, including the following:

Illustrative Leveraged Buyout Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of OMNOVA under current market conditions. Morgan Stanley based its analysis on the financial projections. Morgan Stanley assumed a transaction date of June 30, 2019, and an investment period ending November 30, 2023. Morgan Stanley also made certain other assumptions, including (i) a multiple of 5.75x of total debt to OMNOVA LTM/EBITDA as of June 30, 2019 of $73 million, which debt financing consisted of a first lien term loan representing 4.25x OMNOVA’s $73 million EBITDA and a second lien term loan representing 1.5x OMNOVA’s $73 million EBITDA, (ii) debt financing and transaction expenses based on prevailing market terms at the time of the analysis (including (x) an interest rate on the first lien term loan of LIBOR plus 3.75% and (y) an interest rate on the second lien term loan of LIBOR plus 8.25%), (iii) a 7.5x AV/LTM EBITDA exit multiple and (iv) a target range of annualized internal rates of return for the financial sponsor of 15% to 25%. Morgan Stanley selected the leverage multiple, financing terms, exit multiple and target internal rate of return based upon the application of its professional judgment and experience. Based on these calculations, this analysis indicated a range of implied equity value per share for OMNOVA common stock, rounded to the nearest $0.25, of $7.25 to $9.25 per share.

Equity Research Analysts’ Price Target Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for OMNOVA common stock prepared and published by equity research analysts prior to July 1, 2019 (the last trading day prior to the meeting of the OMNOVA Board at which Morgan Stanley rendered its opinion). These targets reflected each analyst’s estimate of the future public market trading price of OMNOVA common stock. The range of analyst price targets for OMNOVA common stock was $8.00 to $13.00 per share as of July 1, 2019 as reported by Bloomberg.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for OMNOVA common stock, and these targets are subject to uncertainties, including the future financial performance of OMNOVA and future financial market conditions. These targets were not discounted to present value for purposes of this analysis.

Historical Trading Range Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical trading range of shares of OMNOVA common stock for the period commencing on July 1, 2018, and ending on July 1, 2019 (the last trading day prior to the meeting of the OMNOVA Board at which Morgan Stanley rendered its opinion). Morgan Stanley observed that, during this period, the low and high closing prices of OMNOVA common stock were $5.56 (at the close of trading on June 17, 2019) and $10.55 (at the close of trading on July 10, 2018) per share, respectively.

General

In connection with the review of the merger by the OMNOVA Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of OMNOVA. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond OMNOVA’s control. These include, among other things, the impact of competition on OMNOVA’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of OMNOVA and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement and in connection with the delivery of its oral opinion on July 2, 2019 to the OMNOVA Board (and subsequently delivered written opinion dated July 2, 2019). These analyses do not purport to be appraisals or to reflect the prices at which OMNOVA common stock may actually trade.

The per share merger consideration to be received by the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) pursuant to the merger agreement was determined through arm’s-length negotiations between OMNOVA and Synthomer and was approved by the OMNOVA Board. Morgan Stanley acted as financial advisor to the OMNOVA Board during these negotiations but did not, however, recommend any specific form or amount of consideration to OMNOVA or the OMNOVA Board, nor did Morgan Stanley opine that any specific form or amount of consideration constituted the only appropriate consideration for the merger. In addition, the Morgan Stanley opinion did not in any manner address the prices at which shares of OMNOVA common stock will trade at any time.

The Morgan Stanley opinion and its presentation to the OMNOVA Board was one of many factors taken into consideration by the OMNOVA Board in deciding to, among other things, approve the merger agreement, determine the advisability of the merger and the other transactions contemplated by the merger agreement and authorize and approve the consummation of the merger and the other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the OMNOVA Board with respect to the per share merger consideration pursuant to the merger agreement or of whether the OMNOVA Board would have been willing to agree to different consideration. The Morgan Stanley opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley, together with its affiliates, is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Synthomer, OMNOVA, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided OMNOVA financial advisory services and a financial opinion, described in this section and attached as Annex B to this proxy statement, in connection with the merger. OMNOVA has agreed to pay Morgan Stanley a fee of approximately $13.6 million for its services, $2.5 million of which was payable in connection with the delivery of the fairness opinion and the remainder of which is contingent upon consummation of the merger. OMNOVA has also agreed to reimburse Morgan Stanley for its reasonable out of pocket expenses, including fees of outside counsel and other professional advisors should they be required, incurred from time to time in connection with this engagement, subject to customary limitations. In addition, OMNOVA has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against certain losses, claims, damages or liabilities, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, except for its current engagement as financial advisor to OMNOVA, Morgan Stanley and its affiliates have not been engaged on any financial advisory or financing assignments for OMNOVA or Synthomer, and have not received any fees for such services from either OMNOVA or Synthomer during this time. Morgan Stanley may seek to provide financial advisory and financing services to OMNOVA and Synthomer and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Interests of Directors and Executive Officers of OMNOVA in the Merger

In considering the recommendation of the OMNOVA Board that you vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement, you should be aware that aside from their interests as shareholders of OMNOVA, OMNOVA’s non-employee directors and executive officers have interests in the merger that may be different from, or in addition to, those of other shareholders of OMNOVA generally. The members of the OMNOVA Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the shareholders of OMNOVA that the merger agreement be adopted and the transactions contemplated by the merger agreement be approved. OMNOVA’s shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Agreement Proposal.

The following discussion sets forth certain of these interests in the merger of each person who has served as a non-employee director or executive officer of OMNOVA at any time since the beginning of the last fiscal year, December 1, 2017.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	The merger consideration, or the relevant price per share of OMNOVA common stock, is $10.15, as provided in the merger agreement;

•	The effective time of the merger is July 31, 2019, which is the assumed date of the effective time of the merger solely for the purposes of the disclosures in this section; and

•

Each non-employee director and executive officer of OMNOVA experiences a qualifying termination, including (as applicable) a termination without “Cause” or for “Good Reason,” as such terms are defined in the relevant Company plans and agreements as in effect on the date hereof, immediately following the assumed effective time of July 31, 2019.

Treatment of OMNOVA Equity Awards and Deferred Compensation in Connection with the Merger

OMNOVA Restricted Shares

At the effective time of the merger, each OMNOVA Restricted Share that is outstanding as of immediately prior to the effective time of the merger will, to the extent applicable, no longer be subject to any vesting conditions or restrictions, as applicable, and each such OMNOVA Restricted Share will automatically be cancelled in exchange for the right to receive the merger consideration.

OMNOVA Restricted Share Units

At the effective time of the merger, each OMNOVA RSU outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will automatically be cancelled in exchange for the right to receive the merger consideration.

OMNOVA Performance Shares

At the effective time of the merger, each award of OMNOVA Performance Share outstanding as of immediately prior to the effective time of the merger will automatically be cancelled in exchange for the right to receive the merger consideration with the number of shares of OMNOVA common stock underlying such OMNOVA Performance Share deemed to be earned based on target performance.

Deferred Compensation

All account balances (whether or not vested) under any Deferred Compensation Plan (other than the equity-based awards described above) that provides for the deferral of compensation, representing amounts notionally invested in a number of shares of OMNOVA common stock or otherwise providing for distributions or benefits that are calculated based on the value of a share of OMNOVA common stock will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the applicable Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of shares of OMNOVA common stock deemed invested under or otherwise referenced by such account immediately prior to the effective time of the merger and (ii) the merger consideration or, if higher, the highest closing price for a share of OMNOVA common stock on NYSE during the 90 calendar days preceding the effective time of the merger. Such account balances will cease to represent a right to receive a number of shares of OMNOVA common stock or an amount equal to or based on the value of a number of shares of OMNOVA common stock. Any such payments will be made at the time specified in the applicable Deferred Compensation Plan and related plan documents, less any applicable tax withholdings.

Quantification of Equity Award Compensation

The following tables set forth an estimate of the values (rounded to the nearest whole number) of the unvested equity awards held by, and the notional number of book-entry “phantom” shares held under Deferred Compensation Plans for the benefit of, OMNOVA’s non-employee directors and executive officers who were non-employee directors or executive officers at any time since December 1, 2017. These unvested equity awards will become vested, and these “phantom” shares will become distributable, at or after the effective time of the merger based on the assumptions described above under “—Interests of Directors and Executive Officers of OMNOVA in the Merger—Certain Assumptions”. For more information on equity holdings of OMNOVA’s non-employee directors and executive officers, see the table in the section entitled “Ownership of OMNOVA Securities,” beginning on page 113 of this proxy statement.

Non-Employee Director	Number of Unvested Restricted Share Units (#)	Value of Unvested Restricted Share Units ($)(1)	Number of “Phantom” Shares (#)(2)	Value of “Phantom” Shares ($)(3)
David J. D’Antoni	100,451	1,019,578	112,290	1,139,741
Janet Plaut Giesselman	51,394	521,649	—	—
Joseph M. Gingo	51,394	521,649	—	—
Michael J. Merriman	98,237	997,106	—	—
James A. Mitarotonda	51,394	521,649	6,137	62,295
Steven W. Percy	100,451	1,019,578	69,575	706,187
Larry B. Porcellato	96,220	976,633	—	—
Allan R. Rothwell	85,645	869,297	47,819	485,363
William R. Seelbach	100,451	1,019,578	7,869	79,865
Robert A. Stefanko (4)	—	—	—	—

(1)	The estimated value of the OMNOVA RSUs is equal to the product of (i) the number of outstanding OMNOVA RSUs for each non-employee director, and (ii) the merger consideration.
(2)

The number of “phantom” shares has been rounded to the nearest whole “phantom” share and equals the number of shares of OMNOVA common stock credited to the non-employee director’s account under the Deferred Compensation Plan for Nonemployee Directors.

(3)

The estimated value of the “phantom” shares has been rounded to the nearest whole dollar and is equal to the product of (i) the number of “phantom” shares for each non-employee director, and (ii) the merger consideration.

(4)	Mr. Stefanko retired from the OMNOVA Board as of March 23, 2018.

Executive Officer	Number of Unvested Restricted Share Units (#)		Value of Unvested Restricted Share Units ($)(1)		Number of Unvested Performance Shares (#)(2)	Value of Unvested Performance Shares ($)(3)
Anne P. Noonan	177,400		1,800,610		310,400	3,150,560
Paul F. DeSantis	56,300		571,445		82,100	833,315
James C. LeMay		(4)		(4)	63,100	640,465
Marshall D. Moore	36,300		368,445		51,800	525,770
Michael A. Quinn	35,000		355,250		49,900	506,485
Jay T. Austin (5)	—		—		16,200	164,430

(1)	The estimated value of the OMNOVA RSUs is equal to the product of (i) the number of outstanding OMNOVA RSUs for each executive officer, and (ii) the merger consideration.
(2)

The number of unvested OMNOVA Performance Shares equals the total number of target OMNOVA Performance Shares (both cash-settled (granted under the Long-Term Incentive Plan) and share-settled (granted under the 2017 Equity Incentive Plan)) that are unvested as of July 31, 2019.

(3)

The estimated value of all OMNOVA Performance Shares is equal to the product of (i) the number of outstanding OMNOVA Performance Shares for each named executive officer, and (ii) the merger consideration.

(4)

Mr. LeMay is “retirement eligible” with respect to his OMNOVA RSUs. As a result, the amount reflected for Mr. LeMay excludes the value ($448,630) of OMNOVA RSUs held by Mr. LeMay that would continue vesting in the ordinary course and independent of the transaction, pursuant to the 2017 Equity Incentive Plan and Mr. LeMay’s equity award agreements as in effect on the grant date, unless Mr. LeMay’s employment is terminated for “Cause” or unless he commits a harmful activity. In the event that Mr. LeMay’s employment is terminated for “Cause” or if he commits a harmful activity, all of the OMNOVA RSUs held by Mr. LeMay would be forfeited.

(5)

A prorated portion of the OMNOVA Performance Shares that were held by Mr. Austin at his termination of employment will be cashed out on the same terms as other outstanding OMNOVA Performance Shares, with such prorated amount equal to the product of (i) the total number of OMNOVA Performance Shares that would have been earned at the end of the applicable performance period based on actual performance against the performance criteria established for such OMNOVA Performance Shares and (ii) the total number of days that Mr. Austin worked during the performance period divided by the total number of days in the performance period.

Potential Change in Control Severance Payments and Benefits for Non-Employee Directors and Executive Officers

Deferred Compensation Plan for Nonemployee Directors

The Deferred Compensation Plan for Nonemployee Directors provides OMNOVA’s non-employee directors with the opportunity to defer the receipt of director fees to a future date. Under the plan, if a non-employee director experiences an involuntary separation from service with the OMNOVA Board during the 24-month period following the effective time of the merger, such director will immediately be entitled to receive the value of his or her account under the plan. To the extent any account balances relate to notional investments in shares of OMNOVA common stock, such credited shares will be adjusted and converted into a right of the director to have allocated to his or her account an amount denominated in cash equal to the product of the number of shares of OMNOVA common stock deemed invested under or otherwise referenced by such account immediately prior to the effective time of the merger, and $10.15 or, if higher, the highest closing price for a share of OMNOVA common stock on NYSE during the 90 calendar days preceding the effective time of the merger.

Second Amended and Restated Corporate Officers’ Severance Plan

The Second Amended and Restated Corporate Officers’ Severance Plan, which we refer to as the Officer Severance Plan, provides enhanced severance payments and benefits for OMNOVA’s executive officers (other than Ms. Noonan and Mr. LeMay, as described below) in connection with a qualifying termination of employment following a change in control. Under the Officer Severance Plan, if an executive officer experiences a termination without “Cause” or a termination for “Good Reason” during the 24-month period following the effective time of the merger, the executive officer is entitled to receive an aggregate amount of severance pay, payable in a lump sum, equal to two times the sum of the executive officer’s annual base salary and the target amount of the executive officer’s annual incentive under OMNOVA’s annual incentive plan for the year of termination. In addition, such executive officer is entitled to receive medical, dental and life insurance benefit continuation for a period of 24 months following termination of employment (subject to, with respect to continued life insurance benefits, any applicable six-month delay, as required by Section 409A of the Internal Revenue Code) and reimbursement for reasonable executive outplacement assistance for a period not to exceed 12 months following termination of employment. These payments and benefits are conditioned on the executive officer executing a release and complying with one-year post-employment non-competition and non-solicitation obligations. If any of the payments or benefits to be received by the executive officers constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then, prior to making any such payment or benefit, a calculation will be made comparing (i) the net benefit to such executive officer of such payments or benefits after payment of the excise tax to (ii) the net benefit to such executive officer if such payments and benefits are limited to the extent necessary to avoid being subject to the excise tax, and if the amount in (i) is less than the amount under (ii), such payments or benefits will be reduced to the minimum extent necessary to ensure that no portion of such payments or benefits will be subject to the excise tax.

Amended and Restated Severance Agreement with James C. LeMay, dated December 31, 2008

While Mr. LeMay is a participant in the Officer Severance Plan for purposes of a standard severance arrangement, change in control benefits are provided to him under an Amended and Restated Severance Agreement, between OMNOVA and Mr. LeMay, dated December 31, 2008, which we refer to as the LeMay Severance Agreement. Under the LeMay Severance Agreement, in the event of a termination without “Cause” or a termination for “Good Reason” during the 24-month period following the effective time of the merger, Mr. LeMay is entitled to receive a lump sum payment (subject to any applicable six-month delay, as required by Section 409A of the Internal Revenue Code, as further described in his severance agreement) equal to three times the sum of his annual base salary (at the highest rate that has been in effect) and an incentive pay amount not less than the greater of (i) the average of the bonuses paid to him during the three fiscal years preceding the fiscal year in which the merger occurs and (ii) 75% of his maximum bonus opportunity for the fiscal year in which the merger occurs. In addition, following such termination, Mr. LeMay is entitled to receive 36 months of continued health and life insurance benefits (subject to, with respect to continued life insurance benefits, any applicable six-month delay, as required by Section 409A of the Internal Revenue Code), reimbursement for reasonable executive outplacement assistance (in an amount up to 20% of his base salary) for expenses incurred by Mr. LeMay for a period not to exceed 12 months and financial counseling for a period not to extend beyond the last day of the second calendar year following the calendar year in which termination of employment occurs. The LeMay Severance Agreement also provides for tax gross-ups in the event that any payment or benefit paid or made to him is subject to the excise taxes imposed by Section 4999 or Section 409A of the Internal Revenue Code and OMNOVA-paid legal counsel to advise Mr. LeMay in connection with the interpretation, enforcement or defense of his rights under his severance agreement. Mr. LeMay must execute a release in order to receive these termination payments and benefits. In the event that Mr. LeMay is entitled to receive severance under his severance agreement, he is prohibited from engaging in certain competitive activity for a period of three years following termination of employment.

Chief Executive Officer Employment Agreement with Anne P. Noonan, dated December 1, 2016

Ms. Noonan is not a participant in the Officer Severance Plan. Ms. Noonan is eligible to receive change in control benefits pursuant to a Chief Executive Officer Employment Agreement, between OMNOVA and Ms. Noonan, dated December 1, 2016, which we refer to as the Noonan Employment Agreement. In the event of a termination without “Cause” or for “Good Reason” during the 24-month period following the effective time of the merger, Ms. Noonan is entitled to receive cash severance equal to three times the sum of her base salary plus the value of her annual incentive assuming target performance for the year of termination, payable in substantially equal installments during the 24-month period following such termination (subject to any applicable six-month delay, as required by Section 409A of the Internal Revenue Code). In addition, Ms. Noonan is entitled to receive payment, if any, of any outstanding but unpaid annual incentive for any fiscal year that has ended prior to such termination and, with respect to the annual incentive for the then-current fiscal year, payment as determined in accordance with the Annual Incentive Plan, which provides for immediate lump sum payment of an amount equal to 75% of Ms. Noonan’s maximum bonus opportunity for such performance period. The Noonan Employment Agreement also provides for payment, if any, of any outstanding long-term performance incentive for which the performance period has ended and, with respect to each long-term performance incentive for which the performance period has not ended, payment equal to the total award that would have been earned at the end of the applicable performance period based on target performance, payable as soon as reasonably practicable following termination of employment. Ms. Noonan is also entitled to receive continued medical, dental and life insurance benefits for a period of 24 months following such termination at OMNOVA’s sole cost (subject to, with respect to continued life insurance benefits, any applicable six-month delay, as required by Section 409A of the Internal Revenue Code). Ms. Noonan must execute a release in order to receive these termination payments and benefits. The Noonan Employment Agreement also includes two-year post-employment non-competition and non-solicitation obligations. If any of the payments or benefits to be received by Ms. Noonan constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then, prior to making any such payment or benefit, a calculation will be made comparing (i) the net benefit to Ms. Noonan of such payments or benefits after payment of the excise tax to (ii) the net benefit to Ms. Noonan if such payments and benefits are limited to the extent necessary to avoid being subject to the excise tax, and if the amount in (i) is less than the amount under (ii), such payments or benefits will be reduced to the minimum extent necessary to ensure that no portion of such payments or benefits will be subject to the excise tax.

Annual Incentive Plan

Under the terms of OMNOVA’s Annual Incentive Plan, in the event that any executive officer experiences a termination without “Cause” or a termination for “Good Reason” during the 24-month period following the effective time of the merger, the executive officer is entitled to receive immediate lump sum payment of (i) any annual incentive amount due for a previously completed performance period and (ii) any annual incentive amount for which the performance period has not been completed at the time of such termination, in an amount equal to 75% of such executive officer’s maximum bonus opportunity for such performance period.

Definitions

The definition of “Cause” as used in each of the plans and agreements is set forth below:

•

Under the Officer Severance Plan and the Annual Incentive Plan “Cause” means (i) if the participant is a party to a duly authorized and written employment agreement or severance agreement with OMNOVA or any of its affiliates, executed by an officer of OMNOVA, that includes a definition of “cause,” the definition of “Cause” set forth in such agreement or (ii) otherwise, any of the following: (A) the participant’s commission of, conviction for, or plea of guilty or nolo contendere to, any felony, or any offense involving fraud, embezzlement, or theft; (B) the participant’s willful misconduct, grossly negligent conduct, or act of moral turpitude that substantially and adversely affects OMNOVA’s business or reputation; (C) the participant’s violation of OMNOVA’s business conduct policies; or (D) the participant’s commission of or participation in a “harmful activity” (as defined in each of the plans but which generally includes unauthorized disclosure of OMNOVA’s confidential or non-public information or trade secrets, soliciting or attempting to solicit any employee of OMNOVA to leave OMNOVA’s employment, or a breach or violation of any agreement between the participant and OMNOVA).

•

Under the Noonan Employment Agreement, “Cause” means (i) the executive’s material failure to perform any duties, which failure, if curable, has not been cured within 30 days after written notice to the executive, or any willful noncompliance with any lawful directive of the OMNOVA Board; (ii) the executive’s willful misconduct, grossly negligent conduct, or violation of OMNOVA’s business conduct policies; (iii) the executive’s commission of, conviction of, or plea of guilty or nolo contendere to, any felony; (iv) the executive’s act of moral turpitude that substantially and adversely affects OMNOVA’s business or reputation, or the executive’s fraud, embezzlement or theft; or (v) the executive’s material breach of any obligation under the Noonan Employment Agreement, which breach, if curable, has not been cured within 30 days after written notice to the executive.

•

Under the LeMay Severance Agreement, “Cause” means that, prior to any separation from service due to Good Reason, the executive shall have been determined to have committed (i) a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with OMNOVA or any subsidiary; (ii) intentional wrongful damage to property of OMNOVA or any subsidiary; (iii) intentional wrongful disclosure of secret processes or confidential information of OMNOVA or any subsidiary; or (iv) intentional wrongful engagement in any competitive activity (which includes the executive’s participation without written consent of OMNOVA in the management of any business enterprise if it engages in substantial and direct competition with OMNOVA and the enterprise’s sales of any product or service competitive with any product or service of OMNOVA amounts to 25% of such enterprise’s net sales for its most recently completed fiscal year and if OMNOVA’s net sales of such product or service also amounted to 25% of OMNOVA’s net sales for the most recently completed fiscal year), and, in the case of each of (i), (ii) and (iii), only to the extent such act is demonstrably and materially harmful to OMNOVA.

The definition of “Good Reason” as used in each of the plans and agreements is set forth below:

•

Under the Officer Severance Plan, “Good Reason” means (i) if the participant is a party to a duly authorized and written employment agreement or severance agreement with OMNOVA or any of its affiliates, executed by an officer of OMNOVA, that includes a definition of “good reason,” the definition of “Good Reason” set forth in such agreement or (ii) for any other participant, the occurrence of any of the following without the participant’s consent: (A) a material adverse change to the participant’s reporting lines, including a change such that a participant no longer reports directly and solely to the Chief Executive Officer of OMNOVA (or a successor parent company); (B) an aggregate reduction in the participant’s annual base salary greater than 15%; (C) a material reduction in the participant’s aggregate annual and long-term incentive opportunity; (D) the relocation of the participant’s principal work location more than 50 miles from his or her current work location; (E) any material breach by OMNOVA of any obligation under the Officer Severance Plan or under any duly authorized and written employment or severance agreement between the participant and OMNOVA or any of its affiliates, which has been executed by an officer OMNOVA; or (F) a material reduction in the participant’s authority, duties, title or responsibilities (other than temporarily while the participant is physically or mentally incapacitated, on paid leave at the request of OMNOVA (or any successor company) in connection with any pending investigation or as required by applicable law); provided, in any case, that the participant has provided adequate notice of the circumstance described above; OMNOVA has 30 days to review and/or cure the circumstance; and the participant terminates his or her employment within the required time frame.

•

Under the Annual Incentive Plan, “Good Reason” has the meaning assigned to such term in, and is applicable to the Annual Incentive Plan only if the participant is party to, a duly authorized and written employment agreement or severance agreement with OMNOVA or any of its subsidiaries, executed by an officer of OMNOVA, that specifies a meaning for “good reason.”

•

Under the Noonan Employment Agreement, “Good Reason” means the occurrence of any of the following without the executive’s written consent: (A) a revision to the executive’s reporting lines, such that the executive no longer reports directly and solely to the OMNOVA Board; (B) an aggregate reduction in the executive’s base salary greater than 15%; (C) a reduction in annual incentive grant to the executive (consisting, as of the date of the Noonan Employment Agreement, of an annual incentive, a long-term incentive, and an equity grant) to less than 255% of the executive’s base salary at target performance; (D) the relocation of the executive’s principal work location more than 30 miles from the executive’s current work location; (E) any material breach by OMNOVA of any obligation under the Noonan Employment Agreement; or (F) a material reduction in the executive’s authority, duties, title or responsibilities (other than temporarily while the executive is physically or mentally incapacitated, on paid leave at the request of the OMNOVA Board in connection with any pending investigation or as required by applicable law); provided, in any case, that the executive has provided adequate notice of the circumstance described above; provided the OMNOVA Board with 30 days to review and/or cure the circumstance; and the participant terminates her employment within the required time frame.

•

Under the LeMay Severance Agreement, “Good Reason” means the executive terminates his employment with OMNOVA and its subsidiaries during the applicable severance period following the occurrence of one or more of the following events: (i) failure to elect or reelect or otherwise to maintain the executive in the office or position, or a substantially equivalent office or position, of OMNOVA or one of its subsidiaries which the executive held immediately prior to a change in control or the failure to reelect or the removal of the executive as a director of OMNOVA (or any successor thereto) if the executive was a director immediately prior to the change in control; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with OMNOVA or any subsidiary that the executive held immediately prior to the change in control, (B) a reduction in the executive’s base pay, (C) a reduction in the executive’s opportunities for incentive pay (including, but not limited, to a reduction in target bonus percentage or target award opportunities), or (D) the termination or denial of the executive’s rights to employee benefits or a reduction in the scope or aggregate value thereof, any of which is not remedied by OMNOVA within 10 calendar days after receipt of written notice from the executive; (iii) a determination by the executive (made in good faith) that a change in circumstances has occurred following a change in control, including a change in the scope of the business or other activities for which the executive was responsible immediately prior to the change in control, which has rendered the executive substantially unable to carry out, has substantially hindered executive’s performance of, or has caused executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the executive immediately prior to the change in control, which situation is not remedied within 10 calendar days after written notice to OMNOVA from the executive of such determination; (iv) the liquidation, dissolution, merger, consolidation or reorganization of OMNOVA or transfer of all or substantially all of its business and/or assets, unless the successor(s) to which all or substantially all of its business and/or assets have been transferred has assumed all duties and obligations of OMNOVA under the LeMay Severance Agreement; (v) OMNOVA relocates its principal executive offices, or requires the executive to have his principal work location changed to any location that is in excess of 30 miles from the location thereof immediately prior to the change in control, or requires the executive to travel away from his office in the course of discharging his responsibilities or duties of his employment for more than 14 consecutive calendar days or an aggregate of more than 90 calendar days in any consecutive 365 day calendar period without, in either case, his prior written consent; or (vi) without limiting the generality or effect of the foregoing, any material breach of the LeMay Severance Agreement by OMNOVA or any successor thereto which is not remedied by OMNOVA within 10 calendar days after receipt by OMNOVA of written notice from the executive of such breach.

Quantification of Potential Payments and Benefits to OMNOVA’s Named Executive Officers in Connection with the Merger

The following tables set forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of OMNOVA’s named executive officers that is based on or otherwise becomes payable immediately prior to, or upon the effectiveness of, the merger, assuming (i) the effective time of the merger is July 31, 2019, (ii) each of the named executive officers experiences a qualifying termination (i.e., a termination without “Cause” or by the executive officer for “Good Reason”) as of the effective time of the merger, (iii) each named executive officer’s base salary rate and annual incentive award target remains unchanged from those that were in effect as of the date of this filing, (iv) any outstanding equity awards do not otherwise vest prior to the effective time of the merger, (v) the value of a share of OMNOVA common stock is equal to the merger consideration ($10.15), (vi) no named executive officer receives any additional grants of equity awards prior to the effective time of the merger and (vii) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. Some of the assumptions used in the tables below are based upon information not currently available and, as a result, the actual amounts to be received by the named executive officers may differ from the amounts set forth below. The payments described in the tables below are made pursuant to the arrangements discussed in “—Interests of Directors and Executive Officers of OMNOVA in the Merger—Potential Change in Control Severance Payments and Benefits for Non-Employee Directors and Executive Officers,” beginning on page 63 of this proxy statement. Values are rounded to the nearest whole number.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Anne P. Noonan	6,000,000	4,951,170	62,771	—	11,013,941
Paul F. DeSantis	1,968,000	1,404,760	73,176	—	3,445,936
James C. LeMay	2,593,800	640,465	150,864	1,471,500	4,856,629
Marshall D. Moore	1,414,500	894,215	59,503	—	2,368,218
Michael A. Quinn	1,291,500	861,735	73,176	—	2,226,411

(1)	Includes:
(a)

For Ms. Noonan, cash severance payments under the Noonan Employment agreement equal to three times the sum of Ms. Noonan’s base salary plus the value of her annual incentive assuming target performance for the year of termination, payable by OMNOVA in equal installments during the 24-month period following termination of employment (subject to any applicable six-month delay, as required by Section 409A of the Internal Revenue Code). In addition, immediate lump sum payment by OMNOVA of an annual incentive amount for the year of termination, in an amount equal to 75% of Ms. Noonan’s maximum bonus opportunity for the year of termination.

(b)

For Messrs. DeSantis, Moore and Quinn, cash severance under the Officer Severance Plan equal to two times the sum of the named executive officer’s annual base salary, plus the target amount of the named executive officer’s annual incentive under OMNOVA’s annual incentive plan for the year of termination, payable by OMNOVA in a lump sum on the next regularly scheduled payroll date following termination of employment. In addition, immediate lump sum payment by OMNOVA of an annual incentive amount for the year of termination, in an amount equal to 75% of such named executive officer’s maximum bonus opportunity for the year of termination.

(c)

For Mr. LeMay, cash severance under the LeMay Severance Agreement equal to three times the sum of his annual base salary (at the highest rate that has been in effect) and an incentive pay amount not less than the greater of (i) the average of the bonuses paid to him during the three fiscal years preceding the fiscal year in which the merger occurs and (ii) 75% of his maximum bonus opportunity for the fiscal year in which the merger occurs, payable by OMNOVA within three business days following Mr. LeMay’s release becoming irrevocable (subject to any applicable six-month delay, as required by Section 409A of the Internal Revenue Code, as further described in Mr. LeMay’s severance agreement). In addition, immediate lump sum payment by OMNOVA of an annual incentive amount for the year of termination, in an amount equal to 75% of Mr. LeMay’s maximum bonus opportunity for the year of termination.

The cash amounts included in this column are “double trigger”, which means that both a change in control, such as the merger, and a qualifying termination of employment within 24 months following the change in control must occur prior to any payment being provided to the named executive officer. Each executive officer must execute a release in order to receive severance payments. Further, Ms. Noonan must comply with a two-year post-employment non-compete and non-solicit, Mr. LeMay must comply with a three-year post-employment limitation on certain competitive activity and Messrs. DeSantis, Moore and Quinn must comply with a one-year post-employment non-compete and non-solicit. The estimated values of these benefits are shown in the following table.

Named Executive Officer	Severance ($)	Annual Incentive ($)	Total ($)
Anne P. Noonan	4,800,000	1,200,000	6,000,000
Paul F. DeSantis	1,536,000	432,000	1,968,000
James C. LeMay	2,240,100	353,700	2,593,800
Marshall D. Moore	1,104,000	310,500	1,414,500
Michael A. Quinn	1,008,000	283,500	1,291,500

(2)

Includes the value of unvested OMNOVA RSUs and unvested OMNOVA Performance Shares (both cash-settled (granted under the Long-Term Incentive Plan) and share-settled (granted under the 2017 Equity Incentive Plan), based on the number of OMNOVA Performance Shares that would have been earned at target performance) that are outstanding at the effective time of the merger are considered to be “single trigger” payments, which means that they vest upon the effective time of the merger and will be converted into the right to receive the merger consideration at the effective time of the merger. Set forth below are the values of each type of outstanding equity award held by the named executive officers that will become vested and paid out as soon as reasonably practicable after the completion of the merger.

Named Executive Officer	Restricted Share Units ($)	Performance Shares ($)	Total ($)
Anne P. Noonan	1,800,610	3,150,560	4,951,170
Paul F. DeSantis	571,445	833,315	1,404,760
James C. LeMay	(a)	640,465	640,465
Marshall D. Moore	368,445	525,770	894,215
Michael A. Quinn	355,250	506,485	861,735

(a)

Mr. LeMay is “retirement eligible” with respect to his OMNOVA RSUs. As a result, the amount reflected for Mr. LeMay excludes the value ($448,630) of OMNOVA RSUs held by Mr. LeMay that would continue vesting in the ordinary course and independent of the transaction, pursuant to the 2017 Equity Incentive Plan and Mr. LeMay’s equity award agreements as in effect on the grant date, unless Mr. LeMay’s employment is terminated for “Cause” or unless he commits a harmful activity. In the event that Mr. LeMay’s employment is terminated for “Cause” or if he commits a harmful activity, all of the OMNOVA RSUs held by Mr. LeMay would be forfeited.

(3)	Includes:
(a)

For Ms. Noonan, the estimated value of continued medical, dental and life insurance benefits to be provided by OMNOVA for a period of 24 months following termination of employment (subject to, with respect to continued life insurance benefits, any applicable six-month delay, as required by Section 409A of the Internal Revenue Code).

(b)

For Messrs. DeSantis, Moore and Quinn, the estimated value of (i) continued medical, dental and life insurance benefits to be provided by OMNOVA for a period of 24 months following termination of employment (subject to, with respect to continued life insurance benefits, any applicable six-month delay, as required by Section 409A of the Internal Revenue Code) and (ii) reimbursement by OMNOVA for reasonable executive outplacement assistance for a period of up to 12 months following termination of employment.
(c)

For Mr. LeMay, the estimated value of (i) continued health and life insurance benefits to be provided by OMNOVA for a period of 36 months following termination of employment (subject to, with respect to continued life insurance benefits, any applicable six-month delay, as required by Section 409A of the Internal Revenue Code), (ii) reimbursement by OMNOVA for reasonable executive outplacement assistance (in an amount up to 20% of his base salary) for a period of up to 12 months following termination of employment and (iii) financial counseling provided by OMNOVA for a period not to extend beyond the last day of the second calendar year following the calendar year in which termination of employment occurs.

Such benefits are “double trigger” and are payable only upon a qualifying termination of employment within 24 months following the effective time of the merger. Each named executive officer must execute a release in order to receive such severance benefits. Further, Ms. Noonan must comply with a two-year post-employment non-compete and non-solicit, Mr. LeMay must comply with a three-year post-employment limitation on certain competitive activity and Messrs. DeSantis, Moore and Quinn must comply with a one-year post-employment non-compete and non-solicit. The estimated values of these benefits are shown in the following table.

Named Executive Officer	Health/ Welfare Benefits ($)	Outplacement Assistance ($)	Financial Counseling ($)	Total ($)
Anne P. Noonan	62,771	—	—	62,771
Paul F. DeSantis	48,176	25,000	—	73,176
James C. LeMay	72,264	78,600	23,660	150,864
Marshall D. Moore	34,503	25,000	—	59,503
Michael A. Quinn	48,176	25,000	—	73,176

(4)

Includes the estimated value of the tax gross-up payment for Mr. LeMay in the event that any payment or benefit paid or made to him is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. This amount has been calculated and is presented without consideration of any facts or circumstances that might mitigate the impact of the excise tax imposed by Section 4999 of the Internal Revenue Code. Any gross-up amount is payable by OMNOVA to Mr. LeMay within five business days after a nationally recognized accounting firm has determined that such gross-up payment is required (subject to any applicable six-month delay, as required by Section 409A of the Internal Revenue Code). Any such gross-up amount is “single trigger” and is payable in the event any payment or benefit payable to Mr. LeMay is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Director and Officer Indemnification and Insurance; Indemnification Agreements

For six years from the effective time of the merger, each of Synthomer and the surviving corporation is obligated to jointly and severally indemnify and hold harmless each current and former director or officer of OMNOVA or any of its subsidiaries and each person who serves or served at the request of OMNOVA as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, including such person’s heirs, executors or administrators, each of which we refer to as an indemnified party, with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses in connection with any action or investigation, arising out of (i) the fact that an indemnified party is or was a director, officer, employee, agent, trustee or fiduciary of OMNOVA or any of its subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another person serving at the request of OMNOVA or any of its subsidiaries), or (ii) acts or omissions by the indemnified party in the indemnified party’s capacity as a director, officer, employee, agent, trustee or fiduciary of OMNOVA or any of its subsidiaries (or a director, officer, employee, agent trustee or fiduciary of another person serving at the request of OMNOVA or any of its subsidiaries or taken at the request of OMNOVA or any of its subsidiaries (or such person)), with respect to such service, acts or omissions under clause (i) or (ii) at, or prior to, the effective time of the merger (including any action relating in whole or in part to the merger or any indemnification or advancement right of any indemnified party), to the fullest extent permitted or required by applicable law.

In addition, Synthomer and the surviving corporation are obligated for six years from the effective time of the merger, upon demand by the indemnified party, to advance any expenses (including fees and expenses of legal counsel) of any indemnified party (including in connection with enforcing the indemnity and other obligations described above) as incurred to the fullest extent permitted under applicable law. The individual to whom expenses are advanced must, however, provide an undertaking to repay such advances if it is determined by a final, non-appealable judgment of a court of competent jurisdiction that such person is not entitled to be indemnified.

For six years from the effective time of the merger, Synthomer is obligated to guarantee, and the surviving corporation is obligated to maintain in force, all obligations of OMNOVA and any of its subsidiaries with respect to rights of exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the effective time of the merger, existing in favor of the indemnified parties as provided in the respective constituent documents of OMNOVA or any of its subsidiaries or in any written contract described on the OMNOVA disclosure letter or filed as an exhibit to any document filed with the SEC or available under applicable law. All rights to indemnification with respect to any action pending or asserted or any claim made within such period will continue until the disposition or resolution of such action.

For six years from the effective time of the merger, Synthomer is obligated to cause, unless otherwise required by law, the articles of incorporation and code of regulations or similar organizational documents of the surviving corporation and each of its subsidiaries to contain provisions no less favorable to the indemnified parties with respect to limitation of liabilities of directors and officers and indemnification and advancement of expenses than are set forth immediately prior to the effective time of the merger in OMNOVA’s constituent documents and/or available under applicable law, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the indemnified parties.

For a period of six years from the effective time of the merger, Synthomer will either maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by OMNOVA and its subsidiaries, or provide substitute policies or purchase or cause the surviving corporation to purchase, a “tail policy” with reputable insurers, for at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable to the individuals than the policy in effect on the date of the merger agreement, with respect to service, acts or omissions arising on or before the effective time of the merger. Neither Synthomer nor the surviving corporation will be required to pay an annual premium that is more than 300% of the annual premium payable by OMNOVA for the fiscal year ended November 30, 2018 for such insurance, which we refer to as the maximum amount, but if the annual premium payable by Synthomer for the policies at any time exceeds the maximum amount, Synthomer or the surviving corporation will obtain a policy or policies that, in its good faith determination, provides the greatest coverage available for a cost not exceeding the maximum amount. OMNOVA may, prior to the effective time of the merger, purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by OMNOVA and its subsidiaries, with respect to service, acts or omissions existing or occurring prior to the effective time of the merger, except that OMNOVA will not pay with respect to the “tail policy” more than the maximum amount. If the prepaid “tail policy” has been obtained by OMNOVA, it will be deemed to satisfy all obligations to obtain insurance and the surviving corporation will use its reasonable best efforts to cause the policy to be maintained in full force and effect, for its full term, and to honor all of its obligations.

For additional information, see the section entitled “The Agreement and Plan of Merger—Indemnification and Director and Officer Insurance,” beginning on page 95 of this proxy statement.

Certain Effects of the Merger

If the merger agreement is adopted by the affirmative vote of shareholders entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of two-thirds of the outstanding shares of OMNOVA common stock) and the other conditions to the closing of the merger are either satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into OMNOVA upon the terms set forth in the merger agreement. As the surviving corporation in the merger, OMNOVA will continue to exist following the merger as a wholly owned subsidiary of Synthomer.

Following the merger, all of OMNOVA’s equity interests will be beneficially owned by Synthomer, and by virtue of the merger, none of OMNOVA’s current shareholders will have any ownership interest in, or be a shareholder of, OMNOVA, the surviving corporation or Synthomer after the completion of the merger. As a result, OMNOVA’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of OMNOVA common stock. Following the merger, Synthomer will benefit from any increase in OMNOVA’s value and also will bear the risk of any decrease in OMNOVA’s value.

Upon completion of the merger, each share of OMNOVA common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) will be cancelled and converted into the right to receive the merger consideration, without interest, subject to any applicable withholding taxes. See the section entitled “The Agreement and Plan of Merger—Merger Consideration,” beginning on page 80 of this proxy statement.

For information regarding the effects of the merger on OMNOVA’s outstanding equity awards, please see the section entitled “—Interests of Directors and Executive Officers of OMNOVA in the Merger,” beginning on page 61 of this proxy statement, and the section entitled “The Agreement and Plan of Merger—Treatment of OMNOVA Equity Awards,” beginning on page 81 of this proxy statement.

OMNOVA common stock is currently registered under the Exchange Act and trades on NYSE under the symbol “OMN.” Following the completion of the merger, shares of OMNOVA common stock will no longer be traded on NYSE or any other public market. In addition, the registration of shares of OMNOVA common stock under the Exchange Act will be terminated, and OMNOVA will no longer be required to file periodic and other reports with the SEC with respect to OMNOVA common stock. Termination of registration of OMNOVA common stock under the Exchange Act will reduce the information required to be furnished by OMNOVA to OMNOVA’s shareholders and the SEC, and will make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to OMNOVA to the extent that they apply solely as a result of the registration of OMNOVA common stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the merger agreement is not adopted by the holders of shares entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of at least two-thirds of the outstanding shares of OMNOVA common stock) or if the merger is not completed for any other reason, you will not receive any consideration from Synthomer, Merger Sub or Synthomer US Sub for your shares of OMNOVA common stock. Instead, OMNOVA will remain a public company, and OMNOVA common stock will continue to be listed and traded on NYSE. If the merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of OMNOVA common stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of OMNOVA common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of OMNOVA common stock, including the risk that the market price of OMNOVA common stock may decline to the extent that the current market price of OMNOVA common stock reflects a market assumption that the merger will be completed. If the merger agreement is not adopted by the holders of shares entitled to exercise at least two-thirds of the voting power of the shares entitled to vote on such matter (i.e., the holders of at least two-thirds of the outstanding shares of OMNOVA common stock) or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the merger agreement is terminated under certain circumstances, OMNOVA is required to pay Synthomer a termination fee of $15,800,000, and if the merger agreement is terminated under certain other circumstances, Synthomer is required to pay OMNOVA a reverse termination fee of $15,800,000. See the section entitled “The Agreement and Plan of Merger—Termination Fees,” beginning on page 104 of this proxy statement.

Financing of the Merger

Assuming funding of the financing occurs, the financing obtained by Synthomer includes the funds needed to cover the (i) payment of the merger consideration, (ii) refinancing of certain outstanding indebtedness of OMNOVA, (iii) prepayment and cancellation of certain outstanding indebtedness of Synthomer and (iv) payment of fees, costs and expenses in connection with the merger. However, the amount of the financing might be insufficient if, among other things, one or more of the parties to the financing agreements fails to fund the committed amounts in breach of such financing agreements or if the conditions under such financing agreements are not met. Although obtaining the proceeds of any financing is not a condition to the consummation of the merger, the failure of Synthomer and Merger Sub to obtain any portion of the financing (or any alternative financing) could result in the failure of the merger to be completed.

Debt Financing

Synthomer has entered into a multicurrency term loan and revolving facilities agreement, which we refer to as the syndicated facilities agreement, with, among others, Barclays Bank PLC, Citigroup Global Markets Limited, HSBC Bank plc and Banco Santander, S.A., London Branch, as mandated lead arrangers and bookrunners, Barclays Bank PLC, Citibank, N.A., London Branch, HSBC Bank plc and Banco Santander, S.A., London Branch as original lenders and HSBC Bank plc, as agent. The syndicated facilities comprise two unsecured credit facilities that mature on July 3, 2024: (i) a $260 million term loan facility and (ii) a €460 million (approximately $517 million) multicurrency revolving credit facility. The term loan facility is available to be applied for the following purposes: (i) payment of the merger consideration, (ii) refinancing of certain outstanding indebtedness of OMNOVA, (iii) prepayment and cancellation of certain outstanding indebtedness of Synthomer and (iv) payment of fees, costs and expenses in connection with the merger. The multicurrency revolving credit facility is to be applied towards the payment of all fees, costs and expenses in connection with the syndicated facilities agreement and general corporate and working capital purposes (including refinancing of certain outstanding indebtedness of OMNOVA and repayment in full (or satisfaction and discharge) of certain outstanding indebtedness of Synthomer).

Synthomer has also entered into a bridge facilities agreement, which we refer to as the bridge facilities agreement and which, together with the syndicated facilities agreement, is referred to collectively as the financing agreements, with, among others, Barclays Bank PLC, Citigroup Global Markets Limited, HSBC Bank plc and Banco Santander, S.A., London Branch, as mandated lead arrangers and bookrunners, Barclays Bank PLC, Citibank, N.A., London Branch, HSBC Bank plc and Banco Santander, S.A., London Branch as original lenders and HSBC Bank plc, as agent. The bridge facilities under the bridge facilities agreement comprise two unsecured credit facilities: (i) a £200 million (approximately $250 million) bridge facility, which was cancelled on August 16, 2019 following receipt of the net proceeds of the rights issue as described further below in the section entitled “—Rights Issue” and (ii) a €520 million (approximately $585 million) bridge facility which matures on the date falling one year after the earlier of the closing date and October 3, 2019, subject to the exercise of two extension options at Synthomer’s discretion, which would extend the maturity date for two further periods, in each case, of six months. The €520 million bridge facility is available to be applied for the following purposes: (i) payment of the merger consideration, (ii) refinancing of certain outstanding indebtedness of OMNOVA, (iii) prepayment and cancellation of certain outstanding indebtedness of Synthomer and (iv) payment of fees, costs and expenses in connection with the merger.

The financing has been provided on a “certain funds” basis. This means that, provided certain key conditions have been satisfied (including prepayment and cancellation of certain outstanding indebtedness of Synthomer), the lenders are obligated to participate in loans requested during the certain funds period unless: (i) there is a “major default” (as defined in the financing agreements) (which includes non-payment, misrepresentation of a major representation, breach of negative pledge, disposal, merger or acquisitions restrictions, insolvency of a material subsidiary and certain other major defaults) continuing or which would result from the proposed utilization, (ii) a “major representation” (as defined in the financing agreements) (which includes representations with respect to status, binding obligations, non-conflict with other obligations and the documents relating to the merger) is untrue, (iii) a change of control of Synthomer occurs or (iv) it becomes unlawful for the lender to make the loan under the financing agreements. The last day of the certain funds period is the earlier of (i) the date upon which the merger occurs, (ii) the date which is 12 months after the date of the syndicated facilities agreement and (iii) the date on which each of Synthomer and Merger Sub have conclusively withdrawn or terminated their bid for OMNOVA, the obligations of each of Synthomer and Merger Sub under the merger agreement have been conclusively terminated, the merger agreement has been conclusively terminated following its execution, Synthomer’s offer for OMNOVA has been conclusively rejected or Synthomer is conclusively excluded from the sale process by OMNOVA for any reason.

If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing agreements, Synthomer is required to notify OMNOVA in writing and use its reasonable best efforts to, following the occurrence of such event, arrange and obtain, and negotiate and enter into a new financing agreement that provides for, alternative financing, including from alternative sources, in an amount sufficient to satisfy all amounts required to be paid by Synthomer or Merger Sub for the consummation of the merger and the other transactions contemplated by the merger agreement.

As of the last practicable date before the filing of this proxy statement with the SEC, the financing agreements remain in effect.

Rights Issue

Synthomer intends to finance the merger, and related fees and expenses, from: (i) the net proceeds of the rights issue and (ii) drawings under the debt financing facilities, as described above.

Synthomer published a prospectus dated July 10, 2019 in respect of the rights issue. Pursuant to the rights issue, 84,970,192 new Synthomer shares were admitted, nil paid, to the premium listing segment of the Official List of the FCA and to trading on the London Stock Exchange plc’s main market for listed securities at 8:00 a.m. London time on July 15, 2019. Neither the merger, nor Synthomer’s financing of the merger consideration, were conditional on the rights issue proceeding. At 11:00 a.m. London time on July 29, 2019 (being the latest time and date for receipt of valid acceptances) all 84,970,192 new Synthomer shares were validly subscribed and allotted.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of certain material U.S. federal income tax consequences of the merger to U.S. beneficial owners of OMNOVA common stock who receive cash for their shares of OMNOVA common stock in the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary only addresses shares of OMNOVA common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment. This summary does not address the U.S. federal income tax consequences to holders of shares who demand dissenters’ rights under the OGCL. This summary also does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the U.S. federal income tax laws, including:

•	a bank, insurance company or other financial institution;

•	a tax-exempt or government organization;

•	holders who have owned or are treated as having owned more than 5% of OMNOVA common stock;

•	a retirement plan or other tax-deferred account;

•	a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

•	a mutual fund;

•	a real estate investment trust or regulated investment company;

•	a personal holding company;

•	a dealer, broker or trader in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	a holder of shares that received the shares through the exercise of an employee stock option or a restricted stock unit, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

•	a U.S. expatriate and former citizens or long-term residents of the United States; or

•	any holder that is not a U.S. holder (as defined below).

This summary is based on the Internal Revenue Code, the Treasury regulations promulgated under the Internal Revenue Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service, which we refer to as the IRS, with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A U.S. HOLDER OF SHARES OF OMNOVA COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR

PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of OMNOVA common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns shares of OMNOVA common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of OMNOVA common stock should consult such partner’s tax advisor.

General

A U.S. holder’s receipt of cash in exchange for shares of OMNOVA common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of OMNOVA common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of OMNOVA common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time of the merger. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.

Tax on Net Investment Income

A 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of Section 1411 of the Internal Revenue Code) of certain individuals, trusts and estates if their income exceeds certain thresholds. For individuals, the additional 3.8% tax will be imposed on the lesser of (i) an individual’s “net investment income” and (ii) the amount by which an individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income” and (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares in the merger.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact) or (ii) provides a taxpayer identification number, which we refer to as a TIN, and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign the IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR U.S. HOLDERS OF SHARES OF OMNOVA COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

HSR Clearance

Completion of the merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act. On July 26, 2019, OMNOVA and Synthomer filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the United States Federal Trade Commission, which we refer to as the FTC, which triggered the start of the HSR Act waiting period. Early termination of the waiting period under the HSR Act was granted effective August 6, 2019.

Other Clearances

The transaction is also subject to the receipt of certain regulatory approvals, including notification, clearance and/or approval in certain European countries and Turkey. If the European Commission has jurisdiction over the merger and the other transactions contemplated by the merger agreement (or a portion of the merger and the other transactions contemplated by the merger agreement) pursuant to the EU Merger Regulation to the exclusion of the jurisdiction of the applicable governmental entity in any of Germany, Austria, the United Kingdom, Spain or Portugal, the transaction will be subject to the receipt of regulatory approvals, including notification, clearance and/or approval in the European Union. If the European Commission does not have jurisdiction over the merger and the other transactions contemplated by the merger agreement (or a portion of the merger and the other transactions contemplated by the merger agreement) pursuant to the EU Merger Regulation to the exclusion of the jurisdiction of the applicable governmental entity in any of the following jurisdictions, then the transaction is subject to the receipt of regulatory approvals, including notification, clearance and/or approval in that jurisdiction: Germany, Austria, the United Kingdom, Spain and Portugal. On September 6, 2019, Synthomer filed a Form RS with the European Commission, which filing initiated the formal process to request that the European Commission will have jurisdiction over the matter.

Commitments to Obtain Approvals

If necessary to obtain the requisite antitrust clearances, Synthomer has agreed, among other things, to the license, sale, divestiture, holding separate or other disposition of any of Synthomer’s, OMNOVA’s or their respective affiliates’ operations, divisions, subsidiaries, assets, products, product lines or businesses. However, Synthomer will not be required to, and OMNOVA, its subsidiaries or any other affiliates may not without Synthomer’s prior written approval, take or agree or commit to take any action, or agree or commit to any condition or restriction, necessary, required or advisable under the antitrust laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement if such action, condition or restriction would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the combined business enterprise of Synthomer, OMNOVA and their respective subsidiaries, taken as a whole.

At any time before or after the effective time of the merger, the DOJ, the FTC, antitrust authorities outside the United States or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of OMNOVA’s or Synthomer’s assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the completion of the merger by late 2019 or early 2020. However, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Synthomer Shareholder Approval

Because of the size of the proposed acquisition, the merger is considered a Class 1 transaction under the Listing Rules of the FCA. The merger agreement is therefore conditional upon, among other things, Synthomer shareholder approval of (i) the merger and the other transactions contemplated by the merger agreement and (ii) the increase in the borrowing limit contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000. This increase in the borrowing limit is required to enable Synthomer to pay the merger consideration and refinance certain outstanding indebtedness of OMNOVA and to provide sufficient headroom for future borrowings to be made.

In order to obtain the Synthomer shareholder approval, Synthomer convened and held a general meeting of its shareholders on July 31, 2019 to consider and approve the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing limit. Synthomer shareholders voted to approve the shareholder resolutions at the meeting, and Synthomer’s obligation to obtain the Synthomer shareholder approval has been satisfied.

THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A to this proxy statement and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The merger agreement is described in this proxy statement and attached as Annex A to this proxy statement only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding OMNOVA, Synthomer, Merger Sub, Synthomer US Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of OMNOVA, in the public filings that OMNOVA makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 118 of this proxy statement.

The representations, warranties and covenants made in the merger agreement by OMNOVA, Synthomer, Merger Sub and Synthomer US Sub are qualified and subject to important limitations agreed to by OMNOVA, Synthomer, Merger Sub and Synthomer US Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or those generally applicable to reports and documents filed with the SEC and, in some cases, were qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Date of the Merger Agreement

The merger agreement was executed by OMNOVA, Synthomer, Merger Sub and Synthomer US Sub on July 3, 2019, which we refer to as the date of the merger agreement.

The Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement and in accordance with the OGCL, at the effective time of the merger, Merger Sub will be merged with and into OMNOVA, the separate existence of Merger Sub will cease and OMNOVA will continue as the surviving corporation of the merger.

Closing; Effective Time of the Merger; Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, the closing of the merger will take place no later than 10:00 a.m. local time in Cleveland, Ohio on the fourth business day after the satisfaction or waiver of all of the conditions set forth in the merger agreement (other than those conditions that, by their nature, cannot be satisfied until the closing but subject to satisfaction or waiver of any such conditions).

At the closing of the merger, OMNOVA and Merger Sub will file a certificate of merger with respect to the merger with the Secretary of State of the State of Ohio in accordance with the relevant provisions of the OGCL. The merger will become effective on the date and time at which the certificate of merger was duly filed or at such time after the filing of the certificate of merger as is agreed upon by the parties and specified in the certificate of merger.

The merger will have the effects set forth in the merger agreement and the relevant provisions of the OGCL. Without limiting the generality of the foregoing, all property, rights, privileges, immunities, powers, franchises and authority of OMNOVA and Merger Sub will vest in the surviving corporation and all debts, liabilities and duties of OMNOVA and Merger Sub will become debts, liabilities and duties of the surviving corporation.

Articles of Incorporation and Code of Regulations; Directors and Officers

At the effective time of the merger, OMNOVA’s amended and restated articles of incorporation and amended and restated code of regulations will be amended and restated to be in the form of the articles of incorporation and code of regulations of Merger Sub, and will as so amended become the articles of incorporation and code of regulations of the surviving corporation.

The merger agreement provides that, at the effective time of the merger, (a) the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and (b) the officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Subsequent Actions

At or following the effective time of the merger, if the surviving corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the surviving corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of OMNOVA or Merger Sub vested or to be vested in the surviving corporation in connection with the merger or otherwise to carry out the merger agreement, the officers and directors of the surviving corporation are authorized, on behalf of either of OMNOVA or Merger Sub, to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all other actions or things necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under any of the rights, properties or assets in the surviving corporation or otherwise to carry out the merger agreement.

Merger Consideration

Outstanding OMNOVA Common Stock

At the effective time of the merger, each share of OMNOVA common stock (other than (i) OMNOVA Restricted Shares, which shall be treated as described in the section entitled “—Treatment of OMNOVA Equity Awards,” beginning on page 81 of this proxy statement, (ii) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL concerning the right of holders of shares to require payment of fair cash value of their shares, (iii) shares that are held in the treasury of OMNOVA and (iv) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) issued and outstanding immediately prior to the effective time of the merger will be cancelled and extinguished and be converted into the right to receive the merger consideration, payable to the holder of each such share upon surrender of either certificates formerly representing such shares or any book-entry shares. After being converted, the shares will no longer be outstanding and will be automatically cancelled, retired and cease to exist. Each holder of certificated shares or book-entry shares will cease to have any rights with respect to such shares, except the right to receive the merger consideration for the shares upon the surrender of the certificated share or book-entry share.

Merger Sub Common Stock

At the effective time of the merger, each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately before the effective time of the merger will thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the surviving corporation.

Dissenting Shares

Any issued and outstanding shares, which we refer to as dissenting shares, of OMNOVA common stock held by a person, whom we refer to as a dissenting shareholder, who has not voted in favor of the adoption of the merger agreement, who has complied in all respects with Section 1701.85 of the OGCL and who has not waived or otherwise lost its dissenters’ rights thereunder, will not be converted into the right to receive the merger consideration but at the effective time of the merger will instead be converted into the right to receive such consideration as may be determined to be due to the dissenting shareholder in accordance with Section 1701.85 of the OGCL. If any such shareholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal pursuant to the OGCL with respect to those shares, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by Section 1701.85 of the OGCL, those shares will be deemed not to be dissenting shares and will be deemed to have been converted as of the effective time of the merger into the right to receive the merger consideration for each such share, without interest and subject to the exchange procedures set forth in the merger agreement.

Under the terms of the merger agreement, OMNOVA is required to provide Synthomer with prompt notice of any written demands for appraisal of shares received by OMNOVA, any withdrawals of those demands and any other instruments served on OMNOVA pursuant to Section 1701.85 of the OGCL.

Treatment of OMNOVA Equity Awards

OMNOVA Restricted Shares

At the effective time of the merger, each OMNOVA Restricted Share that is outstanding as of immediately prior to the effective time of the merger will, to the extent applicable, no longer be subject to any vesting conditions or restrictions, as applicable, and each such OMNOVA Restricted Share will automatically be cancelled in exchange for the right to receive the merger consideration.

OMNOVA Restricted Share Units

At the effective time of the merger, each OMNOVA RSU outstanding as of immediately prior to the effective time of the merger, whether vested or unvested, will automatically be cancelled in exchange for the right to receive the merger consideration.

OMNOVA Performance Shares

At the effective time of the merger, each OMNOVA Performance Share outstanding as of immediately prior to the effective time of the merger will automatically be cancelled in exchange for the right to receive the merger consideration with the number of shares of OMNOVA common stock underlying such OMNOVA Performance Share deemed to be earned based on target performance.

Payment Timing

As soon as reasonably practicable after the effective time of the merger (but no later than the first regular payroll date of OMNOVA after the effective time of the merger), Synthomer will pay the merger consideration (without interest and less applicable tax withholdings) to each holder of an OMNOVA Restricted Share, OMNOVA RSU and OMNOVA Performance Share; provided, that, with respect to any OMNOVA RSU or OMNOVA

Performance Share that constitutes nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code and that is not permitted to be paid as soon as reasonably practicable after the effective time of the merger without triggering a tax or penalty under Section 409A of the Internal Revenue Code, such payment will be made at the earliest time permitted under the terms of such OMNOVA RSU or OMNOVA Performance Share, as applicable, that will not trigger a tax or penalty under Section 409A of the Internal Revenue Code.

Deferred Compensation

All account balances (whether or not vested) under the Deferred Compensation Plans (other than the equity-based awards described above) will be adjusted and converted into a right of the holder to have allocated to the holder’s account under the applicable Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of shares of OMNOVA common stock deemed invested under or otherwise referenced by such account immediately prior to the effective time of the merger and (ii) the merger consideration or, if higher, the highest closing price for a share of OMNOVA common stock on NYSE during the 90 calendar days preceding the effective time of the merger. Such account balances will cease to represent a right to receive a number of shares of OMNOVA common stock or an amount equal to or based on the value of a number of shares of OMNOVA common stock. Any such payments will be made at the time specified in the applicable deferred compensation plan and related plan documents, less any applicable tax withholdings.

Employee Share Purchase Plan

Shares of OMNOVA common stock held in participants’ account balances under the OMNOVA ESPP immediately prior to the effective time of the merger will be treated the same as all other shares of OMNOVA common stock in accordance with the merger agreement. OMNOVA will terminate the OMNOVA ESPP immediately prior to the effective time of the merger contingent upon the closing of the merger.

Exchange Procedures

Synthomer will deposit, or cause to be deposited, with OMNOVA’s transfer agent, who will act as the paying agent, which we refer to as the paying agent, in a separate account in trust for the benefit of the holders of shares of OMNOVA common stock (other than (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA, and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer), which we refer to as the payment fund, the aggregate merger consideration to which such shareholders will be entitled at the effective time of the merger. As promptly as practicable after the effective time of the merger (and in any event within three business days after the effective time of the merger), the paying agent will mail to each holder of record of a share certificate or book-entry share (whose shares were converted into the right to receive the merger consideration) a customary letter of transmittal and instructions for surrendering such share certificate (or affidavit of loss in lieu of the share certificate) or book-entry share in exchange for the merger consideration. Upon delivery of a duly completed and validly executed letter of transmittal and other customary documents as may be required pursuant to such instructions and the surrender of the share certificates (or affidavits of loss in lieu of share certificates) or book-entry shares on or before the first anniversary of the effective time of the merger, the paying agent will pay the holder of the share certificates or book-entry shares, in exchange for the share certificates or book-entry shares, cash in an amount equal to the merger consideration multiplied by the number of shares represented by such share certificates (or affidavits of loss in lieu of certificates) or book-entry shares. Until surrendered, share certificates and book-entry shares (other than those representing (i) shares held by shareholders of OMNOVA who have not voted in favor of the adoption of the merger agreement and have complied in all respects with Section 1701.85 of the OGCL, (ii) shares that are held in the treasury of OMNOVA and (iii) shares owned of record by Synthomer or any wholly owned subsidiary of Synthomer) will represent solely the right to receive the aggregate merger consideration relating to the shares represented by such share certificates (or affidavits of loss in lieu of certificates) or book-entry shares.

The paying agent will invest all cash included in the payment fund as directed by Synthomer (such investment limited to investments in certain short-term obligations). No investment gain or loss will affect the amounts payable to holders of share certificates or book-entry shares. Any interest and other income resulting from such investments will be paid to the surviving corporation. To the extent that there are losses with respect to such investments or the payment fund diminishes for other reasons below the level required to make prompt payments of the merger consideration, Synthomer will promptly replace or restore the portion of the payment fund lost through investments or other events so as to ensure that the payment fund is, at all times, maintained at a level sufficient to make the payments.

You should not send in your share certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing shares of OMNOVA common stock will be mailed to shareholders holding certificated shares of OMNOVA common stock if the merger agreement is adopted by the OMNOVA shareholders.

Lost, Stolen and Destroyed Certificates

If any OMNOVA share certificate has been lost, stolen or destroyed, the person claiming such share certificate has been lost, stolen or destroyed must deliver an affidavit of that fact and, if required by Synthomer or the paying agent, post an indemnity agreement or a bond in an amount Synthomer or the paying agent determines is reasonably necessary as indemnity against any claim that may be made against Synthomer, the paying agent or the surviving corporation with respect to such certificate prior to receiving any merger consideration in exchange for such lost, stolen or destroyed share certificate.

Representations and Warranties

OMNOVA, on the one hand, and Synthomer and Merger Sub, on the other hand, have each made customary representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or those generally applicable to reports and documents filed with the SEC, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other (including in the disclosure letter delivered by OMNOVA in connection with the merger agreement, which we refer to as the OMNOVA disclosure letter). The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or condition of OMNOVA, Synthomer, Merger Sub or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the effective time of the merger and will not survive the consummation of the merger.

Representations and Warranties of OMNOVA

OMNOVA has made customary representations and warranties to Synthomer and Merger Sub in the merger agreement regarding aspects of OMNOVA’s business and various other matters pertinent to the merger. The topics covered by its representations and warranties include the following:

•	the organization, valid existence and good standing of OMNOVA and its subsidiaries;

•

OMNOVA’s corporate power and authority to execute, deliver and perform its obligations under the merger agreement, and, subject to obtaining OMNOVA shareholder approval, consummate the merger and the other transactions contemplated by the merger agreement;

•

the absence of conflicts with, or violations of, laws, organizational documents or contracts, in each case as a result of OMNOVA’s execution, delivery and performance of the merger agreement or the consummation by OMNOVA of the merger and the other transactions contemplated by the merger agreement;

•	the governmental and regulatory filings and approvals required to complete the merger and the other transactions contemplated by the merger agreement;

•	the capital structure of and the absence of restrictions with respect to OMNOVA common stock and the common stock of its subsidiaries, and ownership of shares or rights in third parties;

•	OMNOVA’s subsidiaries, including, among other things, the jurisdiction of organization and ownership of such subsidiaries;

•	OMNOVA’s SEC filings since December 1, 2016 and the financial statements contained in those filings;

•	OMNOVA’s disclosure controls and procedures, internal controls over financial reporting and off-balance sheet arrangements;

•	the absence of an OMNOVA material adverse effect (as defined below) and of certain changes or events since November 30, 2018;

•	the absence of undisclosed material liabilities;

•	compliance with applicable laws and orders, including anti-corruption laws, by OMNOVA and each of its subsidiaries since December 1, 2016;

•	governmental permits and compliance with permits by OMNOVA and each of its subsidiaries since December 1, 2016;

•	the absence of pending or threatened actions alleging that OMNOVA or its subsidiaries is not in compliance with applicable laws, orders or permits;

•	anti-corruption and trade matters;

•

contracts that would be required to be filed or disclosed by OMNOVA pursuant to Item 601(b)(10) or Item 404 of Regulation S-K under the Securities Act of 1933, as amended, but are not so filed and other contracts that are described in the material contracts representation and warranty in the merger agreement, which we refer to as Company material contracts;

•

the accuracy of the information contained in this proxy statement and of the information supplied or to be supplied by OMNOVA for Synthomer’s shareholder circular relating to the Synthomer shareholder meeting;

•

the absence of pending or threatened actions that would reasonably be expected to have an OMNOVA material adverse effect or default under any order that would reasonably be expected to either prevent, materially delay, or materially impair OMNOVA’s ability to comply with its obligations under the merger agreement or to consummate the merger or any of the other transactions contemplated by the merger agreement or have an OMNOVA material adverse effect;

•	employee compensation and benefits matters;

•	labor and employment matters;

•	real property matters;

•	intellectual property matters;

•	environmental matters;

•	tax matters;

•	the opinion of OMNOVA’s financial advisor;

•

the absence of broker’s or finder’s fees or other commissions or similar fees in connection with the merger and the other transactions contemplated by the merger agreement based upon arrangements made by and on behalf of OMNOVA or any of its subsidiaries, other than those payable to its financial advisor, Morgan Stanley;

•	insurance matters; and

•	the inapplicability of takeover laws to the merger agreement or the other transactions contemplated by the merger agreement and the absence of a shareholder rights plan.

Some of OMNOVA’s representations and warranties are qualified by the concept of an “OMNOVA material adverse effect”. Under the terms of the merger agreement, an “OMNOVA material adverse effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that has a material adverse effect on the business, assets, properties, results of operations or financial condition of OMNOVA and its subsidiaries, taken as a whole, but will not include facts, conditions, circumstances, occurrences, effects, changes, events or developments to the extent resulting from or arising out of:

•	any changes in general United States or global economic conditions;

•	any changes in conditions generally affecting any of the industries in which OMNOVA and its subsidiaries operate;

•

any change in the market price or trading volume of OMNOVA common stock (the facts or occurrences giving rise to or contributing to the change, however, may, if not otherwise excluded, be taken into account in determining whether there has been an OMNOVA material adverse effect);

•	regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction;

•

any failure by OMNOVA or its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (the facts or occurrences giving rise to or contributing to the failure, however, may, if not otherwise excluded, be taken into account in determining whether there has been an OMNOVA material adverse effect);

•

the execution and delivery of the merger agreement or the public announcement or pendency of the merger and the other transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of OMNOVA or any of its subsidiaries with employees, labor unions, customers, suppliers or partners, and any litigation arising from allegations of any breach of fiduciary duty or violation of law relating to the merger agreement, the negotiation of the merger agreement, the merger and the other transactions contemplated by the merger agreement, or compliance by OMNOVA with the terms of the merger agreement;

•	the performance by OMNOVA of its obligations under the merger agreement or any action taken at the written request of Synthomer;

•	any change in GAAP or in any applicable law, including any tax, trade or tariff policy (or authoritative interpretations thereof);

•

geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any such hostilities, acts of war (whether or not declared), civil disobedience, sabotage, terrorism, cyberterrorism or cyberattack threatened or underway as of the date of the merger agreement;

•	any hurricane, tornado, flood, earthquake or other natural disaster; or

•

any adverse change to any of OMNOVA’s credit ratings (the facts or occurrences giving rise to or contributing to the adverse change, however, may, if not otherwise excluded, be taken into account in determining whether there has been an OMNOVA material adverse effect).

However, with respect to the first, second, fourth, eighth, ninth and tenth bullets above, facts, conditions, circumstances, occurrences, effects, changes, events or developments will be considered for purposes of determining whether an OMNOVA material adverse effect occurred to the extent they have a materially disproportionate adverse effect on OMNOVA and its subsidiaries, taken as a whole, relative to other participants in the industries in which OMNOVA and its subsidiaries operate.

Representations and Warranties of Synthomer and Merger Sub

Synthomer and Merger Sub, jointly and severally, made customary representations and warranties to OMNOVA in the merger agreement, including representations and warranties relating to the following:

•	the organization, valid existence and good standing of Synthomer and Merger Sub;

•

Synthomer’s and Merger Sub’s corporate power and authority to execute, deliver and perform their respective obligations under the merger agreement and, subject to obtaining Synthomer shareholder approval of the merger and the other transactions contemplated by the merger agreement and the approval of the increase in the borrowing restriction contained in the articles of association of Synthomer from £750,000,000 to £1,500,000,000, to consummate the merger and the other transactions contemplated by the merger agreement, including the financing;

•

the absence of conflicts with, or violations of, laws, organizational documents or contracts, as a result of Synthomer’s execution, delivery or performance of the merger agreement or the consummation by Synthomer of the merger and the other transactions contemplated by the merger agreement, including the financing;

•	the governmental and regulatory approvals required to complete the merger and the other transactions contemplated by the merger agreement;

•	the absence of ownership of shares of OMNOVA or any rights to acquire or vote shares of OMNOVA;

•

the accuracy of the information contained in Synthomer’s shareholder circular relating to the Synthomer shareholder meeting and of the information supplied by or to be supplied by Synthomer for this proxy statement;

•

the enforceability of the financing agreements and sufficiency of the funds available under the financing agreements to pay the merger consideration and any other amounts required to be paid by Synthomer under the merger agreement;

•	the absence of prior activities of Merger Sub and the capitalization of Merger Sub;

•

the absence of pending or threatened actions that would reasonably be expected to have a material adverse effect on Synthomer or default under any order that would reasonably be expected to have a material adverse effect on Synthomer;

•	the absence of arrangements with any member of OMNOVA’s management or the OMNOVA Board other than the merger agreement;

•

the absence of broker’s or finder’s fees or other commissions or similar fees in connection with the merger and the other transactions contemplated by the merger agreement based upon arrangements made by and on behalf of Synthomer, Merger Sub or any of their respective subsidiaries or affiliates, other than those payable to Synthomer’s financial advisors, Barclays Bank PLC and The Valence Group; and

•

the absence as of the date of the merger agreement of an engagement or participation by Synthomer in any discussions or negotiations regarding Synthomer takeover proposals (as defined in the section below entitled “—Covenants Regarding Acquisition Proposals—Acquisition Proposals of Synthomer,” beginning on page 90 of this proxy statement).

Covenants Regarding Conduct of Business by OMNOVA Prior to the Merger

Under the merger agreement, OMNOVA has agreed that, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement, except as contemplated by the merger agreement, as required by any material contract or applicable law, as consented to in writing by Synthomer (which consent may not be unreasonably withheld, conditioned or delayed), and as set forth in the OMNOVA disclosure letter, OMNOVA will, and will cause its subsidiaries to, conduct their businesses in the ordinary course of business in all material respects and consistent with past practice. In addition, OMNOVA and its subsidiaries are obligated to use their commercially reasonable efforts to:

•	preserve intact its business organization; and

•	preserve intact its relationships with suppliers, customers, licensors, licensees, distributors, employees and governmental entities.

In addition, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement, except as contemplated by the merger agreement, as required by any material contract or applicable law, as consented to in writing by Synthomer (which consent, in certain circumstances, may not be unreasonably withheld, conditioned or delayed), and as set forth in the OMNOVA disclosure letter, OMNOVA has agreed that it will not, and will not permit its subsidiaries to:

•	amend OMNOVA’s or its subsidiaries’ articles of incorporation, code of regulations or other comparable charter or organizational documents;

•

(i) declare, set aside or pay any dividend or other distribution with respect to its common stock or other rights (other than dividends or distributions made by a subsidiary of OMNOVA to OMNOVA or another such subsidiary), (ii) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber (other than certain permitted encumbrances) any additional shares of OMNOVA common stock or other rights of OMNOVA or any of its subsidiaries (other than in respect of the shares of OMNOVA common stock reserved for issuance and issued pursuant to the awards under OMNOVA stock plans or in respect of account balances under the Deferred Compensation Plans), (iii) split, combine, subdivide or reclassify shares of OMNOVA or any other OMNOVA common stock or rights of OMNOVA or any of its subsidiaries or (iv) redeem, purchase or otherwise acquire any OMNOVA common stock or other rights of OMNOVA or any of its subsidiaries, except, in the case of each of clauses (iii) and (iv), as required by any OMNOVA employee benefits plan, Company plan or any outstanding awards issued thereunder;

•

hire or terminate or enter into any agreements to hire or terminate (other than for cause) any employee of OMNOVA or any of its subsidiaries with an annual base salary or wage rate in excess of $170,000;

•

except as required under the terms of any OMNOVA employee benefits plan in effect as of the date of the merger agreement or applicable law, (i) materially increase the compensation or benefits of any current or former employee, officer or director, including any increase in severance, change in control, retention or termination pay, (ii) enter into, establish, amend or terminate any material OMNOVA employee benefits plan, (iii) take any action to accelerate the time of payment, vesting or funding of, or to fund or secure the payment of, any material compensation or material benefits under any OMNOVA employee benefits plan or (iv) change any actuarial or other assumption used to calculate funding obligations with respect to any OMNOVA employee benefits plan or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined;

•	enter into or materially amend any collective bargaining agreement, except as required by applicable law or any collective bargaining agreement in effect as of the date of the merger agreement;

•

incur, redeem, repurchase, prepay, defease, guarantee, assume or otherwise become liable for, or modify in any material respect the terms of, any indebtedness, except for (i) incurrences of additional indebtedness under OMNOVA’s existing credit facilities in the ordinary course of business consistent with past practice in an amount not to exceed (A) $45,000,000 in the aggregate through December 31, 2019 and (B) an additional $30,000,000 in the aggregate from January 1, 2020 through the outside date, (ii) incurrences of guarantees by OMNOVA or any of its subsidiaries of indebtedness of OMNOVA or another subsidiary, (iii) incurrences of indebtedness of OMNOVA or any of its subsidiaries to OMNOVA or any such subsidiary in the ordinary course of business consistent with past practice, (iv) incurrences of interest rate swaps, foreign exchange or commodity agreements and other similar hedging arrangements in the ordinary course of business for purposes of offsetting bona fide exposures, or (v) redemptions, repurchases, prepayments or defeasances of indebtedness of OMNOVA or any of its subsidiaries by OMNOVA or any of its subsidiaries in the ordinary course of business;

•

make any loans, advances or capital contributions to, or investments in (including by purchase of stock or securities, property transfers or purchase of property or assets of any person) any other person, other than (i) to or in OMNOVA or any of its subsidiaries or (ii) pursuant to certain acquisitions, and other than extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice;

•	make or authorize capital expenditures;

•

discharge, settle, satisfy or commence any action, other than any actions for amounts, individually or in the aggregate, not to exceed $1,500,000 (in excess of third-party insurance), in each case, that do not impose any material ongoing obligation or limitations upon OMNOVA or any of its subsidiaries;

•	change any of the accounting methods, principles or practices used by OMNOVA unless required by a change in GAAP or applicable law;

•

(i) authorize, recommend, propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than the merger agreement or otherwise in connection with the merger and the other transactions contemplated by the merger agreement), (ii) acquire, by merging or consolidating with, by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (iii) except between or among OMNOVA and any of its subsidiaries, acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or subject to any other encumbrance (other than certain permitted encumbrances) any assets if the amount of consideration paid, transferred or received by OMNOVA would exceed $1,000,000 individually for any transaction or $5,000,000 in the aggregate for all such transactions (other than acquisitions of raw materials and inventory, sales of inventory and grants of non-exclusive licenses of, or covenants with respect to intellectual property rights in the ordinary course of business) or (iv) except in the ordinary course of business pursuant to periodic reviews of the portfolio of OMNOVA’s registered intellectual property, abandon, cancel, disclaim, permit to lapse or fail to renew or maintain any of OMNOVA’s registered intellectual property, or diligently pursue applications for any of OMNOVA’s registered intellectual property;

•

(i) rescind or change any material tax election or settle or compromise any material tax liability, (ii) change its taxable year, (iii) change any material method of accounting for tax purposes, (iv) file any material amended tax return, (v) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax, (vi) enter into any tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding or (vii) surrender any right to claim any material tax refund, except as required by applicable law;

•

(i) terminate, cancel or waive any material rights under any material contract or lease, (ii) materially amend or modify any material contract or lease or (iii) enter into any contract that would have been a material contract or lease if entered into prior to the date of the merger agreement, with certain exceptions;

•

except in the ordinary course of business, terminate, cancel or modify in any material respect any material insurance policy (excluding any insurance policy that is or relates to an OMNOVA employee benefits plan); or

•	agree to take or make any commitment to take any of the foregoing actions.

Covenants Regarding Acquisition Proposals

Acquisition Proposals of OMNOVA

Subject to certain exceptions described below, OMNOVA has agreed not to, and to cause its subsidiaries and their respective officers, directors and employees and use reasonable best efforts to cause each of its consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives, which we refer to collectively as representatives, not to, from the date of the merger agreement until the effective time of the merger or the earlier termination of the merger agreement (i) directly or indirectly, solicit, initiate, or knowingly facilitate or encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a takeover proposal, (ii) engage or participate in any discussions or negotiations regarding a takeover proposal, or furnish to any person (other than Synthomer or Merger Sub or their respective representatives) any non-public information in connection with a takeover proposal, or (iii) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to a takeover proposal (other than certain confidentiality agreements). Following the date of the merger agreement, OMNOVA has also agreed to, and to cause its subsidiaries and their respective representatives to, immediately cease and cause to be terminated all discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to a takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal. OMNOVA has further agreed to terminate access to its data rooms previously granted to any person or its representatives and to promptly request each person, if any, that has executed a confidentiality agreement in respect of a takeover proposal to return or destroy all confidential information previously furnished to such person or its representatives.

From the date of the merger agreement until the effective time of the merger, OMNOVA will not terminate, amend, modify or waive any provision of any “standstill” or similar agreement to which OMNOVA or any of its subsidiaries is a party and will enforce the provisions of any such agreement. However, OMNOVA will be permitted to fail to enforce any provision of any “standstill” or similar obligation of any person to permit such person to confidentially make a takeover proposal to the OMNOVA Board if the OMNOVA Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

A “takeover proposal” is defined in the merger agreement to mean (a) any proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, exchange or tender offer, binding share exchange, joint venture, dissolution or other similar transaction involving OMNOVA or any of its subsidiaries that if consummated would result in any person or group of persons becoming the beneficial owner or owners of more than 20% of the voting power of OMNOVA, (b) any proposal or offer to acquire in any manner more than 20% of the outstanding OMNOVA common stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 20% of the voting power of OMNOVA or (c) any proposal or offer to acquire (including the acquisition of stock in any subsidiary of OMNOVA) assets or businesses of OMNOVA or its subsidiaries representing more than 20% of the consolidated assets, revenues or net income of OMNOVA (other than the merger and the other transactions contemplated by the merger agreement).

A “superior proposal” is defined in the merger agreement to mean any bona fide written takeover proposal (with all references in the definition of takeover proposal to 20% replaced by 50%) made after the date of the merger agreement that did not result from a breach of OMNOVA’s obligations with respect to takeover proposals by any person on terms that the OMNOVA Board determines in good faith, after consultation with its financial advisor and outside legal counsel, (taking into account any changes to the merger agreement proposed by Synthomer in response to a takeover proposal), (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein, and (b) is on terms and conditions more favorable from a financial point of view to the shareholders of OMNOVA than the terms and conditions of the merger.

Notwithstanding anything to the contrary contained in the provisions described above or any other provisions of the merger agreement, if at any time on or after the date of the merger agreement and prior to obtaining the OMNOVA shareholder approval, OMNOVA or any of its representatives receives a bona fide written takeover proposal from any person that did not result from a breach of OMNOVA’s obligations with respect to takeover proposals, (i) OMNOVA and its representatives may contact such person to clarify the terms and conditions of the takeover proposal and (ii) if the OMNOVA Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the takeover proposal constitutes or could reasonably be expected to lead to a superior proposal and that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, then OMNOVA and its representatives may (A) furnish, pursuant to a confidentiality agreement between OMNOVA and such person, information (including material non-public information) with respect to OMNOVA and its subsidiaries to the person who has made the takeover proposal (and to the extent that material non-public information has not been furnished to Synthomer and is furnished to such person, OMNOVA will concurrently provide to Synthomer such material non-public information) and (B) engage in or otherwise participate in discussions or negotiations with the person making such takeover proposal.

OMNOVA must promptly notify Synthomer (and, in any event, within 48 hours) of the receipt of any proposals or offers with respect to, or that would reasonably be expected to lead to, a takeover proposal, and will include with the notice certain information on the persons making the proposals or offers and on the material terms and conditions of such proposals or offers. OMNOVA has agreed to keep Synthomer reasonably informed on a reasonably current basis (but in no event more than once every 48 hours) of the status and terms of any such proposals or offers and any related discussions or negotiations. OMNOVA has agreed that neither it nor any of its subsidiaries will enter into a confidentiality agreement with any person that prohibits OMNOVA from providing any information to Synthomer as required by the merger agreement.

Acquisition Proposals of Synthomer

The merger agreement provides that, except as described below, Synthomer will not, and will cause each of its subsidiaries and their respective officers, directors and employees and will use reasonable best efforts to cause each of its consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives not to, from the date of the merger agreement to the effective time of the merger or the earlier termination of the merger agreement, (i) directly or indirectly, solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Synthomer takeover proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with or for the purpose of encouraging or facilitating, a Synthomer takeover proposal, or (iii) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to a Synthomer takeover proposal.

A “Synthomer takeover proposal” is defined in the merger agreement to mean (i) any proposal or offer, including for or with respect to a merger, consolidation, business combination, recapitalization, exchange or tender offer, takeover bid (however effected), binding share exchange, joint venture, dissolution or other similar transaction, involving Synthomer or any of its subsidiaries that if consummated would result in any person (including any persons acting in concert for the purposes of the UK City Code on Takeovers and Mergers) becoming the beneficial owner or owners of interests in shares of Synthomer (for the purposes of this definition, “interests in shares” having the meaning given to such phrase in the UK City Code on Takeovers and Mergers) carrying 30% or more of the voting rights of Synthomer, (ii) any proposal or offer to acquire in any manner interests in shares of Synthomer carrying 30% or more of the voting rights of Synthomer or (iii) any proposal or offer to acquire (including the acquisition of stock in any subsidiary of Synthomer) assets or businesses of Synthomer or its subsidiaries representing more than 30% of the consolidated assets, revenues or net income of Synthomer (other than the merger and the other transactions contemplated by the merger agreement).

A “Synthomer superior proposal” is defined in the merger agreement to mean a bona fide written Synthomer takeover proposal that the Synthomer Board determines in good faith, after consultation with its financial advisor and outside legal counsel, (i) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein, and (ii) is more favorable from a financial point of view to the Synthomer shareholders than benefits expected to be received by Synthomer from the merger and the other transactions contemplated by the merger agreement.

Notwithstanding anything to the contrary contained in the merger agreement, if at any time on or after the date of the merger agreement and prior to obtaining the Synthomer shareholder approval, Synthomer or any of its representatives receives a bona fide written Synthomer takeover proposal from any person that did not result from a breach of Synthomer’s obligations with respect to Synthomer takeover proposals, (i) Synthomer and its representatives may contact such person to clarify the terms and conditions thereof and (ii) if the Synthomer Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law and its duties under Section 172 of the UK Companies Act, then Synthomer and its representatives may (A) furnish information (including material non-public information) with respect to Synthomer and its subsidiaries to the person who has made the Synthomer takeover proposal and (B) engage in or otherwise participate in discussions or negotiations with the person making such Synthomer takeover proposal.

Synthomer must promptly notify OMNOVA (and, in any event, within 48 hours) if any proposals or offers with respect to, or that would reasonably be expected to lead to, a Synthomer takeover proposal are received by Synthomer or any of its representatives, and Synthomer must include with such notice certain information on the persons making the proposals or offers and on the material terms and conditions of such proposals or offers (including, if applicable, copies of any written requests, proposals, or offers, including draft agreements) and keep OMNOVA reasonably informed on a reasonably current basis (but in no event more than once every 48 hours) of the status and terms of any such proposals or offers (including any amendments thereto and any draft agreements) and any related discussions or negotiations; provided that the obligations of Synthomer will be subject to OMNOVA entering into a non-disclosure agreement to maintain the confidentiality of the Synthomer takeover proposal with Synthomer on customary terms reasonably required by Synthomer.

Obligations with Respect to the Shareholders Meetings

Subject to OMNOVA’s right to terminate the merger agreement to enter into a definitive agreement relating to a superior proposal, as described in the section entitled “—Obligation of the OMNOVA Board with Respect to Its Recommendation,” beginning on page 92 of this proxy statement, OMNOVA will take all actions in accordance with applicable law, its constituent documents and the rules of NYSE to duly call, give notice of, convene and hold a meeting of OMNOVA shareholders for the purposes of considering and taking action upon the adoption of the merger agreement and upon such other matters as may come before such meeting (including any adjournment or postponement). OMNOVA, in its sole discretion after consultation with Synthomer, may adjourn or postpone the OMNOVA shareholder meeting only (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to OMNOVA shareholders within a reasonable amount of time in advance of the OMNOVA shareholder meeting, (ii) if, as of the time at which the OMNOVA shareholder meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of OMNOVA represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the OMNOVA shareholder meeting or (iii) for a single period not to exceed 10 business days to solicit additional proxies if necessary to obtain the OMNOVA shareholder approval. Synthomer has agreed to vote all shares of OMNOVA beneficially owned by it, Merger Sub or any of its other subsidiaries in favor of the adoption of the merger agreement.

Synthomer similarly agreed to take all actions in accordance with applicable law, its constituent documents and the rules of the FCA to duly call, give notice of, convene and hold the Synthomer shareholder meeting and the vote on the resolutions to approve the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing restriction contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000. Synthomer in its sole discretion after consultation with OMNOVA may adjourn or postpone the Synthomer shareholder meeting only (i) to the extent necessary to ensure that any required supplement or amendment to Synthomer’s shareholder circular is provided to the Synthomer shareholders within a reasonable amount of time in advance of the Synthomer shareholder meeting or (ii) for a single period not to exceed 10 business days to solicit additional proxies if necessary to obtain Synthomer shareholder approval and approval of the increase in the borrowing restriction contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000.

Synthomer has agreed to keep OMNOVA informed of progress, and provide updates reasonably requested by OMNOVA regarding the delivery and status of forms of proxy by Synthomer shareholders in respect of the resolutions to approve the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing restriction contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000. Synthomer has agreed to promptly notify OMNOVA in the event it becomes aware of any breach or proposed breach by a Synthomer shareholder of any irrevocable undertaking or other voting commitment given by it in respect of the resolutions to approve the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing restriction and will use any power of attorney granted in any such undertaking or other voting commitment in consultation and in accordance with the instructions of OMNOVA.

Synthomer shareholders voted to approve the Synthomer shareholder resolutions at the Synthomer shareholder meeting on July 31, 2019, and Synthomer’s obligation to obtain the Synthomer shareholder approval has been satisfied.

Obligation of the OMNOVA Board with Respect to Its Recommendation

The merger agreement provides that, subject to certain exceptions, OMNOVA, the OMNOVA Board and any committee thereof will not (i) (A) fail to include the recommendation that the shareholders of OMNOVA adopt the merger agreement, which we refer to as the recommendation, in this proxy statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Synthomer the recommendation, (C) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the OMNOVA Board may refrain from taking a position with respect to a takeover proposal until the close of business as of the tenth business day after the commencement of a tender offer in connection with such takeover proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a recommendation change), or (D) approve or recommend, or publicly propose to approve or recommend to OMNOVA shareholders, a takeover proposal (the actions described in this clause (i) being referred to as a recommendation change); or (ii) authorize, cause or permit OMNOVA or any of its subsidiaries to enter into any acquisition agreement of OMNOVA (other than the merger agreement).

Notwithstanding anything to the contrary set forth in the merger agreement, prior to the time the OMNOVA shareholder approval is obtained, the OMNOVA Board may, in response to a takeover proposal, either (i) make a recommendation change or (ii) cause OMNOVA to enter into an acquisition agreement providing for a superior proposal and concurrently terminate the merger agreement if, in the case of clause (i) or (ii), the OMNOVA Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law and the takeover proposal constitutes a superior proposal. Prior to taking such action, OMNOVA has agreed to (A) provide Synthomer a copy of the takeover proposal and give Synthomer at least four business days’ prior written notice of its intention to take such action, (B) if Synthomer requests, negotiate, and direct its representatives to negotiate, in good faith with Synthomer during the notice period to enable Synthomer to propose a binding offer to effect revisions to the terms of the merger agreement so that it would cause the superior proposal to no longer constitute a superior proposal, (C) following the end of such notice period, consider in good faith Synthomer’s binding offer, and determine that the superior proposal continues to constitute a superior proposal if the revisions proposed in Synthomer’s binding offer were to be given effect and the failure to make such determination would be inconsistent with the directors’ fiduciary duties under applicable law and (D) in the event of any material change to the material terms of such superior proposal, deliver to Synthomer an additional notice consistent with that described in clause (A) above with a notice period of at least two business days.

Notwithstanding anything to the contrary set forth in the merger agreement, prior to the time the OMNOVA shareholder approval is obtained, the OMNOVA Board may make a recommendation change if the OMNOVA Board or such committee has determined in good faith, after consultation with its financial adviser and outside legal counsel, that, as a result of an intervening event (as described in the merger agreement), the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. However, such action may not be in response to a takeover proposal, and prior to taking such action, (i) OMNOVA has agreed to give Synthomer at least four business days’ prior written notice of its intention to take such action and a description of the reasons for the recommendation change, (ii) if Synthomer requests, OMNOVA has agreed to negotiate, and direct its representatives to negotiate, in good faith with Synthomer during such notice period to enable Synthomer to propose in writing a binding offer to effect revisions to the terms of the merger agreement so that it would remove the need to make the recommendation change, (iii) following the end of such notice period, the OMNOVA Board must have considered in good faith Synthomer’s binding offer, and have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a recommendation change would be inconsistent with the directors’ fiduciary duties under applicable law and (iv) in the event of any material developments with respect to such intervening event, OMNOVA must deliver to Synthomer an additional notice consistent with that described in clause (A) in the paragraph above with a recommenced notice period of at least two business days.

Nothing described in the merger agreement will prohibit OMNOVA or the OMNOVA Board from taking and disclosing to the shareholders of OMNOVA a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act after the commencement of a tender offer or from making any other disclosure to the shareholders of OMNOVA if, in the OMNOVA Board’s determination in good faith, after consultation with its outside legal counsel, the failure to disclose would be inconsistent with its obligations under applicable law; provided, however, that notwithstanding anything herein to the contrary, a “stop, look and listen” disclosure in and of itself will not be considered a recommendation change and that in no event will the OMNOVA Board make a recommendation change except in accordance with the terms of the merger agreement.

Obligation of the Synthomer Board with Respect to Its Recommendation

Each of Synthomer, the Synthomer Board and any committee thereof has agreed that it will not fail to make, withdraw, qualify or modify in a manner adverse to OMNOVA, or publicly propose to fail to make, withdraw, qualify or modify in a manner adverse to OMNOVA, the Synthomer Board recommendation to its shareholders to approve the merger and the other transactions contemplated by the merger agreement (any of the foregoing in this sentence referred to as a Synthomer recommendation change); provided, however, that prior to obtaining Synthomer shareholder approval, the Synthomer Board may in response to a Synthomer intervening event (as described in the merger agreement) effect a Synthomer recommendation change, if the Synthomer Board determines in good faith, after consultation with legal counsel, that any applicable Synthomer takeover proposal constitutes or could reasonably be expected to lead to a Synthomer superior proposal and, as a result of such Synthomer intervening event, the failure to take such action would be inconsistent with its fiduciary duties under applicable law and its duties under Section 172 of the UK Companies Act. Prior to any Synthomer recommendation change, (i) Synthomer must give OMNOVA at least four business days’ prior written notice of its intention to take such action, (ii) if OMNOVA requests, Synthomer must negotiate, and direct its representatives to negotiate, in good faith with OMNOVA during such notice period to enable OMNOVA to propose in writing a binding offer to effect revisions to the merger agreement in a manner that would remove the need for making such Synthomer recommendation change, (iii) following the end of such notice period, the Synthomer Board or any duly constituted and authorized committee thereof shall have considered in good faith OMNOVA’s binding offer, and shall have determined that the failure to effect a Synthomer recommendation change would be inconsistent with its fiduciary duties under applicable law and its duties under Section 172 of the UK Companies Act and (iv) in the event of any material developments with respect to the Synthomer intervening event, Synthomer has agreed to deliver to OMNOVA an additional notice of at least two business days.

In order to obtain the Synthomer shareholder approval, Synthomer convened and held a general meeting of its shareholders on July 31, 2019 to consider and approve the merger and the other transactions contemplated by the merger agreement. Synthomer shareholders voted to approve the Synthomer shareholder resolutions at the meeting, and Synthomer’s obligation to obtain the Synthomer shareholder approval and the related condition to the closing of the merger have been satisfied.

Efforts to Complete the Merger

The merger agreement provides that OMNOVA, Synthomer and Merger Sub must use their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable to cause each of the conditions to closing to be satisfied and consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable (and, in any event, prior to the outside date), including making all filings with governmental entities, obtaining all approvals necessary for the consummation of the merger and the other transactions contemplated by the merger agreement and defending or contesting any action brought by a governmental entity or any other person that could prohibit, prevent, restrict, adversely affect or delay the consummation of the merger and the other transactions contemplated by the merger agreement.

Subject to the limitations in the following paragraph, Synthomer has agreed to (i) license, sell, divest, hold separate or otherwise dispose of any of Synthomer’s, OMNOVA’s or their respective affiliates’ operations, divisions, subsidiaries, assets, products, product lines or businesses, (ii) terminate or modify any existing relationships or contracts of Synthomer, OMNOVA or their respective affiliates, or enter into new relationships or contracts, (iii) amend or terminate any licenses or other intellectual property agreements of Synthomer, OMNOVA, or their respective affiliates, and enter into new licenses or other intellectual property agreements and (iv) make behavioral commitments that may limit or modify Synthomer’s, OMNOVA’s or their respective affiliates’ rights of ownership in, or freedom of action with respect to, one or more of their respective operations, divisions, subsidiaries, assets, products, product lines or businesses, in each case, to enable the closing of the merger and the other transactions contemplated by the merger agreement as promptly as practicable (and no later than the outside date). Nothing in the merger agreement requires Synthomer or any of its subsidiaries, or permits OMNOVA or any of its subsidiaries, to enter into any contract or other binding obligation to implement any sale, divestiture, contract, license or similar remedial action unless the contract or obligation is conditioned on the closing occurring or is only effective after the effective time of the merger.

Notwithstanding anything to the contrary in the merger agreement, Synthomer, Merger Sub or any of their respective affiliates will not be required to, and OMNOVA, its subsidiaries or any other affiliates may not without Synthomer’s prior written approval, take or agree or commit to take any action, or agree or commit to any condition or restriction, necessary, required or advisable under the antitrust laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement if such action, condition or restriction would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Synthomer, OMNOVA and their respective subsidiaries, taken as a whole, which we refer to as a burdensome condition.

Neither Synthomer nor any of its affiliates may, or may agree to, make or enter into any acquisition, disposition, merger, business combination or any similar transaction, however structured, or enter into any license, joint venture or similar agreement, transaction or arrangement to the extent that the action would, or would reasonably be expected to, in each case or in the aggregate, prevent, materially delay or materially impair the ability of Synthomer to comply with its obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement, including Synthomer’s obligations under the merger agreement to obtain governmental approvals under antitrust laws.

Synthomer has, after prior, good faith consultation with OMNOVA and after considering, in good faith, OMNOVA’s views, sole decision-making authority for all aspects of the parties’ strategy relating to obtaining all governmental approvals under the antitrust laws. However, (i) Synthomer and its affiliates may not consent to any voluntary extension of any statutory deadline or waiting period, or consent to any voluntary delay of the consummation of the merger and the other transactions contemplated by the merger agreement, or withdraw its notification and report form pursuant to the HSR Act or any other governmental filing made pursuant to any other antitrust law unless OMNOVA has given its prior written consent to the extension, delay or withdrawal (which consent may not be unreasonably withheld, conditioned or delayed) and (ii) Synthomer’s decision-making authority will not be deemed to modify, amend, diminish or otherwise impair in any respect OMNOVA’s rights to control and direct the operations of OMNOVA prior to the effective time of the merger. Synthomer is responsible for the payment of all filing and other fees in connection with the governmental filings to be made and governmental approvals to be obtained (other than fees and expenses of OMNOVA’s legal counsel).

Access to Information

OMNOVA has agreed to provide Synthomer and its representatives, prior to the earlier of the effective time of the merger and the termination of the merger agreement, reasonable access in connection with the merger and the other transactions contemplated by the merger agreement and the financing to (a) OMNOVA’s properties, books, financial reporting, tax returns, contracts, personnel and records and (b) other information Synthomer reasonably requests with respect to OMNOVA and its business, assets, liabilities, financial condition and operations. However, OMNOVA and its subsidiaries are not required to (i) provide access at times or in a manner likely to disrupt their ordinary course operations or (ii) disclose any information that is reasonably likely to cause a violation of any contract to which OMNOVA or any of its subsidiaries is a party, is reasonably likely to cause a risk of a loss of attorney-client privilege to OMNOVA or any of its subsidiaries or that is competitively sensitive information, although OMNOVA will use its reasonable best efforts to allow for such access in a manner that does not result in a violation of a contract, the loss of attorney-client privilege or sharing of competitively sensitive information with individuals that would not be permitted under applicable law.

Indemnification and Director and Officer Insurance

The merger agreement provides that, for six years from the effective time of the merger, each of Synthomer and the surviving corporation will jointly and severally indemnify and hold harmless each indemnified party, with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses in connection with any action or investigation, arising out of (i) the fact that an indemnified party is or was a director, officer, employee, agent, trustee or fiduciary of OMNOVA or any of its subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another person serving at the request of OMNOVA or any of its subsidiaries) or (ii) acts or omissions by the indemnified party in the indemnified party’s capacity as a director, officer, employee, agent, trustee or fiduciary of OMNOVA or any of its subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another person serving at the request of OMNOVA or any of its subsidiaries) or taken at the request of OMNOVA or any of its subsidiaries (or such person), with respect to such service, acts or omissions under clause (i) or (ii), at, or prior to, the effective time of the merger (including any action relating in whole or in part to the merger or any indemnification or advancement right of any indemnified party), to the fullest extent permitted or required by applicable law. In addition, for six years from the effective time of the merger, Synthomer will, and will cause the surviving corporation to, upon demand by the indemnified party, advance any expenses (including fees and expenses of legal counsel) of any indemnified party (including in connection with enforcing the indemnity and other obligations described above) as incurred to the fullest extent permitted under applicable law. The individual to whom expenses are advanced must, however, provide an undertaking to repay such advances if it is determined by a final, non-appealable judgment of a court of competent jurisdiction that such person is not entitled to be indemnified.

For a period of six years from the effective time of the merger, Synthomer has agreed to guarantee, and the surviving corporation has agreed to maintain in force, all obligations of OMNOVA and any of its subsidiaries with respect to rights of exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the effective time of the merger, existing in favor of the indemnified parties as provided in the respective constituent documents of OMNOVA or any of its subsidiaries or in any written contract described on the OMNOVA disclosure letter or filed as an exhibit to any document filed with the SEC or available under applicable law. All rights to indemnification with respect to any action pending or asserted or any claim made within such period will continue until the disposition or resolution of such action.

For a period of six years from the effective time of the merger, Synthomer will cause, unless otherwise required by law, the articles of incorporation and code of regulations or similar organizational documents of the surviving corporation and each of its subsidiaries to contain provisions no less favorable to the indemnified parties with respect to limitation of liabilities of directors and officers and indemnification and advancement of expenses than are set forth immediately prior to the effective time of the merger in OMNOVA’s constituent documents and/or available under applicable law, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the indemnified parties.

For a period of six years from the effective time of the merger, Synthomer will either maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by OMNOVA and its subsidiaries, or provide substitute policies or purchase or cause the surviving corporation to purchase, a “tail policy” with reputable insurers, for at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable to the individuals than the policy in effect on the date of the merger agreement, with respect to service, acts or omissions arising on or before the effective time of the merger. Neither Synthomer nor the surviving corporation will be required to pay an annual premium that is more than the maximum amount, but if the annual premium payable by Synthomer for the policies at any time exceeds the maximum amount, Synthomer or the surviving corporation will obtain a policy or policies that, in its good faith determination, provides the greatest coverage available for a cost not exceeding the maximum amount. OMNOVA may, prior to the effective time of the merger, purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by OMNOVA and its subsidiaries, with respect to service, acts or omissions existing or occurring prior to the effective time of the merger, except that OMNOVA will not pay with respect to the “tail policy” more than the maximum amount. If the prepaid “tail policy” has been obtained by OMNOVA, it will be deemed to satisfy all obligations to obtain insurance and the surviving corporation will use its reasonable best efforts to cause the policy to be maintained in full force and effect, for its full term, and to honor all of its obligations.

Employee Benefits

The merger agreement provides that for the period commencing at the effective time of the merger and ending at the end of the calendar year following the calendar year in which the effective time of the merger occurs:

•

Synthomer will provide to each employee of OMNOVA who continues to be employed by Synthomer, which we refer to as a Continuing Employee, with (i) salary, wage and annual cash bonus opportunity that are no less favorable in the aggregate than such Continuing Employee’s salary, wage and annual cash bonus opportunity as in effect immediately prior to the effective time of the merger (provided that such Continuing Employee’s salary or wage will be no less than such Continuing Employee’s salary or wage as in effect immediately prior to the effective time of the merger), and (ii) employee retirement, welfare and other benefits (excluding any equity-based compensation and change of control, retention or other one-time awards) that are no less favorable in the aggregate than such Continuing Employee’s retirement, welfare and other benefits as in effect immediately before the effective time of the merger.

•

Synthomer will also provide to each eligible OMNOVA employee who suffers a qualifying termination of employment, severance benefits in accordance with the terms and conditions set forth in the corresponding section of the OMNOVA disclosure letter.

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In addition, during such period of time (in calendar year 2020 and, if the effective time of the merger occurs in calendar year 2020, in calendar year 2021), Synthomer will provide to each Continuing Employee who remains employed by Synthomer at such time as annual long-term incentive awards are made by Synthomer to other eligible employees in calendar year 2020 and, if applicable, in calendar year 2021, annual cash- or equity-based long-term incentive award opportunities with, in the case of such award opportunities in calendar year 2020 and, if applicable, in calendar year 2021, a value that is no less favorable than the ordinary course annual equity incentive opportunity provided by OMNOVA to such Continuing Employee in 2019, with substantially similar other terms as adjusted in a manner consistent with Synthomer’s long-term incentive programs.

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Synthomer’s post-merger employee benefit obligations are in addition to, and not in contravention of, any obligations under any applicable collective bargaining agreement or the laws of any applicable foreign country and political subdivisions thereof in which any OMNOVA employee is based.

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Synthomer and OMNOVA have also agreed that, promptly following the date of the merger agreement, Synthomer and OMNOVA will negotiate in good faith to develop a retention program for certain key OMNOVA employees for the benefit of both Synthomer and OMNOVA.

For purposes of vesting, eligibility to participate, level of benefits and benefit accruals under any employee benefit plans of Synthomer and its subsidiaries in which participation is offered to Continuing Employees after the effective time of the merger, each Continuing Employee will be credited with his or her years of service with OMNOVA and its subsidiaries or predecessors prior to the effective time of the merger, to at least the same extent as such Continuing Employee was entitled, prior to the effective time of the merger, to credit for such service under any similar employee benefit plan of OMNOVA or its subsidiaries in which such Continuing Employee participated or was eligible to participate immediately prior to the effective time of the merger. Synthomer will use reasonable best efforts to cause any waiting periods to be waived for each Continuing Employee under employee benefit plans of Synthomer in which Continuing Employees will participate after the effective time of the merger. In addition, for purposes of any Synthomer employee benefit plan providing welfare benefits, Synthomer will use reasonable best efforts to cause all pre-existing condition limitations or exclusions and actively-at-work requirements to be waived for such Continuing Employee and his or her spouse and covered dependents, and Synthomer will use reasonable best efforts to cause any eligible expenses incurred by such Continuing Employee and his or her spouse and covered dependents during the portion of the plan year of any corresponding OMNOVA employee benefits plan ending on the date such Continuing Employee’s participation in the corresponding Synthomer employee benefits plan begins to be taken into account under such Synthomer employee benefits plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her spouse and covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Synthomer employee benefits plan. Synthomer will, or will cause its subsidiaries or affiliates to, credit each Continuing Employee with the accrued and unused vacation, personal and sickness days to which such Continuing Employee is entitled through the effective time of the merger.

To the extent any bonus amounts under any cash bonus, sales and other incentive plans of OMNOVA and its subsidiaries with respect to a performance period completed prior to the effective time of the merger remain unpaid as of the effective time of the merger, Synthomer and OMNOVA, as applicable, will cause all such bonus amounts to be calculated and paid in the ordinary course of business to the eligible employees of OMNOVA and its subsidiaries. In addition, Synthomer and OMNOVA, as applicable, will cause all bonus amounts with respect to the performance period in which the effective time of the merger occurs to be calculated and paid to the eligible employees of OMNOVA and its subsidiaries. Such bonus amounts will be calculated at the achieved level of performance determined by Synthomer for the entire performance period, and such bonus amounts will be paid at the ordinary time such bonuses are paid under the applicable plan; provided, that payment of any bonus amounts will in no way be interpreted or construed to limit or replace any amounts to which a Continuing Employee may be entitled pursuant to an OMNOVA employee benefits plan in connection with such Continuing Employee’s termination of employment or services. With respect to the bonus amounts, the applicable cash bonus, sales and other incentive plans of OMNOVA will be operated and administered consistent with the terms of such plans as in effect immediately prior to the effective time of the merger and with the past practices of OMNOVA (including, without limitation, with respect to the determination of achieved performance levels and the timing of when earned bonus amounts are paid).

Shareholder Litigation

OMNOVA, Synthomer, Merger Sub and Synthomer US Sub have agreed to cooperate and consult with one another in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the merger and the other transactions contemplated by the merger agreement, including by promptly advising the other party of the commencement of any shareholder litigation. OMNOVA will control (and give Synthomer the opportunity to consult in) any such litigation in which any of OMNOVA’s directors or officers is a named defendant, and Synthomer will control (and give OMNOVA the opportunity to consult in) any such litigation in which any of Synthomer’s directors or officers is a named defendant. Furthermore, OMNOVA will give Synthomer the opportunity, at Synthomer’s expense, to participate in the defense or settlement of any such shareholder litigation. OMNOVA has agreed not to settle any shareholder litigation against OMNOVA or any of its directors or officers with respect to the merger or any other transactions contemplated by the merger agreement without the prior written consent of Synthomer, subject to certain exceptions.

Financing

Synthomer has agreed to use its reasonable best efforts to obtain the proceeds of the financing (as defined under the section entitled “Summary Term Sheet—Financing of the Merger,” beginning on page 8 of this proxy statement) upon the terms and subject to the conditions described in the financing agreements (as defined under the section entitled “Summary Term Sheet—Financing of the Merger,” beginning on page 8 of this proxy statement), including using reasonable best efforts to satisfy on a timely basis all conditions in the financing agreements to the extent such conditions are within the control of Synthomer. Assuming funding of the financing occurs, the financing obtained by Synthomer includes the funds needed to cover the (i) payment of the merger consideration, (ii) refinancing of certain outstanding indebtedness of OMNOVA, (iii) prepayment and cancellation of certain outstanding indebtedness of Synthomer and (iv) payment of fees, costs, and expenses in connection with the merger.

If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing agreements, Synthomer is required to notify OMNOVA in writing and use its reasonable best efforts to, following the occurrence of such event, arrange and obtain, and negotiate and enter into a new financing agreement that provides for, alternative financing, including from alternative sources, in an amount sufficient to satisfy all amounts required to be paid by Synthomer or Merger Sub for the consummation the merger and the other transactions contemplated by the merger agreement.

As of the last practicable date before the filing of this proxy statement with the SEC, the financing agreements remain in effect.

Efforts by Synthomer and Merger Sub

The consummation of the merger is not conditioned upon Synthomer’s receipt of financing. Under the terms of the merger agreement, Synthomer is obligated to use its reasonable best efforts to obtain the proceeds of the financing upon the terms and subject to the conditions described in the financing agreements, including using reasonable best efforts to satisfy on a timely basis all conditions in the financing agreements to the extent such conditions are within the control of Synthomer. Synthomer is obligated to give OMNOVA prompt written notice of (i) any material breach or default by any party to the financing agreements of which Synthomer has knowledge, (ii) the receipt of any notice or other communication from any financing source with respect to any (A) actual or potential material breach or default or termination, cancellation, acceleration or repudiation of the financing agreements or (B) material dispute or disagreement between or among any parties to the financing agreements and (iii) the occurrence of any event, development, circumstance or change that could reasonably be expected to adversely impact the ability of Synthomer to obtain the financing.

If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing agreements, Synthomer is required to notify OMNOVA in writing and use its reasonable best efforts to, following the occurrence of such event, arrange and obtain, and negotiate and enter into a new financing agreement that provides for, alternative financing, including from alternative sources, in an amount sufficient to pay all amounts required to be paid by Synthomer or any of its affiliates under or as contemplated by the merger agreement.

Synthomer will not, and will cause its applicable controlled affiliates (including Merger Sub) not to, permit, without the prior written consent of OMNOVA, any material amendment or modification to be made to, or any termination, rescission, cancellation, acceleration or withdrawal of, or any waiver of any provision or remedy under, or assignment by Synthomer or its affiliates of, any financing agreement or any mandate letter or fee letter delivered as a condition precedent thereto if any such amendment, modification, waiver or assignment would (individually or in the aggregate) (i) reduce the aggregate amount of proceeds from the financing below the amounts required to be paid by Synthomer or any of its affiliates under or as contemplated by the merger agreement, (ii) impose any new or additional conditions or contingencies, or otherwise amend, modify or expand any condition precedent to the receipt of the financing in any respect that would reasonably be expected to materially delay or cause the financing to be unavailable to pay such amounts when due or (iii) adversely impact the ability of Synthomer to enforce its rights against any other party to any financing agreement. However, Synthomer has the right to reduce or terminate the commitments under the financing agreements by an amount not to exceed the aggregate amount of net cash proceeds from consummated offerings or other incurrences of debt or equity of Synthomer and/or its subsidiaries consummated after the date of the merger agreement for which such proceeds have been irrevocably received by Synthomer and/or its subsidiaries after the date of the merger agreement.

OMNOVA Cooperation with Debt Financing

Prior to the closing, OMNOVA is required to use its reasonable best efforts to, and use reasonable best efforts to cause its affiliates to use their reasonable best efforts to, provide all customary cooperation reasonably requested by Synthomer in connection with satisfying any outstanding conditions to the financing and syndicating the financing. If requested by Synthomer, OMNOVA and its subsidiaries will use their reasonable best efforts to deliver customary letters, terminations and releases related to the payoff, satisfaction, discharge and/or defeasance of any existing indebtedness of OMNOVA or its subsidiaries. OMNOVA is required to, and to cause its applicable subsidiaries to, use their respective reasonable best efforts to provide cooperation reasonably requested by Synthomer in connection with any such debt payoff.

Synthomer has agreed to reimburse OMNOVA for any cost, liability or expense incurred by OMNOVA or any of its affiliates in providing any requested financing cooperation, subject to limited exceptions. Further, Synthomer has agreed to indemnify and hold harmless OMNOVA, its subsidiaries and its representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the financing and any information utilized, or the use or misuse of any intellectual property rights of OMNOVA or its subsidiaries in connection therewith.

Other Covenants and Agreements

OMNOVA, Synthomer and Merger Sub have made certain other covenants to and agreements with each other regarding various other matters including:

•	state anti-takeover or other similar laws;

•

notification between OMNOVA, on the one hand, and Synthomer and Merger Sub, on the other, of certain matters that could impact the satisfaction of conditions to the merger or covenants or agreements under the merger agreement;

•	obligations of Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement;

•	public statements concerning the merger agreement and the transactions contemplated by the merger agreement;

•	causing any dispositions of OMNOVA common stock (including derivative securities) by each director or officer of OMNOVA to be exempt under Rule 16b-3 of the Exchange Act; and

•	delisting OMNOVA common stock from NYSE after the effective time of the merger and deregistering the common stock under the Exchange Act after such delisting.

Conditions to the Merger

Conditions to Each Party’s Obligations

Each party’s obligations to effect the merger are subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•	receipt of the OMNOVA shareholder approval;

•	receipt of the Synthomer shareholder approval;

•

the waiting period required under the HSR Act having expired or been terminated and all other requisite governmental approvals under antitrust laws of certain agreed jurisdictions having been obtained; and

•

(i) no law or order issued by a governmental entity is in effect that makes illegal, enjoins, or otherwise prohibits the merger or other transactions contemplated by the merger agreement and (ii) no order imposing a burdensome condition is in effect (provided that if Synthomer has notified OMNOVA that it will waive this condition in order to close the merger and the other conditions to closing have been satisfied (other than those conditions that, by their nature, cannot be satisfied until the closing, but subject to satisfaction or waiver of any such conditions), OMNOVA has agreed that it will concurrently waive this condition).

Conditions to Obligations of Synthomer and Merger Sub

The obligations of Synthomer and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Synthomer, at or prior to the effective time of the merger, of the following additional conditions:

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each of OMNOVA’s representations and warranties contained in the merger agreement related to OMNOVA’s capitalization and the capitalization of its subsidiaries are true and correct both when made and at and as of the closing date, as if made at and as of such time (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case the representation and warranty must be so true and correct as of such specified date or during such period) in all respects except for de minimis inaccuracies;

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each of OMNOVA’s representations and warranties contained in the merger agreement related to the absence of certain changes since November 30, 2018 are true and correct both when made and at and as of the closing date, as if made at and as of such date, in all respects;

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each of OMNOVA’s representations and warranties contained in the merger agreement related to (i) the organization, valid existence and good standing of OMNOVA and its subsidiaries and its corporate power and authority to execute, deliver, and perform its obligations under the merger agreement, and, subject to obtaining OMNOVA shareholder approval, consummate the merger and the other transactions contemplated by the merger agreement, (ii) the opinion of OMNOVA’s financial advisor and the absence of undisclosed broker’s or finder’s fees or other commissions or similar fees, (iii) the inapplicability of takeover laws to the merger agreement or the transactions contemplated by the merger agreement and the absence of a shareholder rights plan and (iv) the ownership of subsidiaries of OMNOVA and other persons (without giving effect to any materiality or material adverse effect qualifications) are true and correct both when made and at and as of the closing date, as if made at and as of such time (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case the representation and warranty must be so true and correct as of such specified date or during such period) in all material respects;

•

other than those addressed in the bullets above, the representations and warranties of OMNOVA (without giving effect to any materiality or material adverse effect qualifications) are true and correct both when made and at and as of the closing date, as if made at and as of such time (except to the extent the representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of the specified date or during the period) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have an OMNOVA material adverse effect;

•

OMNOVA must have performed or complied in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by OMNOVA prior to or on the closing date;

•

since the date of the merger agreement, there has been no fact, condition, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have an OMNOVA material adverse effect; and

•	OMNOVA must have provided Synthomer a certificate signed by an executive officer of OMNOVA confirming the satisfaction or waiver of each of the above conditions.

Conditions to OMNOVA’s Obligations

OMNOVA’s obligations to effect the merger are also subject to the satisfaction or waiver by OMNOVA of the following additional conditions:

•

each of the representations and warranties of Synthomer and Merger Sub related to (i) the organization, valid existence and good standing of Synthomer and Merger Sub (ii) Synthomer and Merger Sub’s corporate power and authority to execute, deliver, and perform their respective obligations under the merger agreement, and, subject to obtaining Synthomer shareholder approval of the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing restriction contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000, to consummate the merger and the other transactions contemplated by the merger agreement, including the financing, and (iii) the absence of undisclosed broker’s or finder’s fees or other commissions or similar fees (without giving effect to any materiality or material adverse effect qualifications) are true and correct both when made and at and as of the closing date, as if made at and as of such date (except to the extent the representation or warranty expressly speaks to a specific date or period, in which case the representation and warranty will be true and correct as of the specified date or during the period) in all material respects;

•

other than those addressed in the bullet above, the representations and warranties of Synthomer and Merger Sub (without giving effect to any materiality or material adverse effect qualifications) are true and correct both when made and at and as of the closing date, as if made at and as of such time (except to the extent the representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of the specified date or during the period) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Synthomer;

•

Synthomer and Merger Sub must have performed or complied in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by Synthomer or Merger Sub, as applicable, prior to or on the closing date; and

•

Synthomer and Merger Sub must have provided OMNOVA a certificate signed by an executive officer of Synthomer or Merger Sub, as applicable, confirming the satisfaction or waiver of each of the above conditions.

Frustration of the Conditions to the Merger

Synthomer, Merger Sub and OMNOVA may not rely on the failure of any condition described under the section entitled “—Conditions to the Merger,” beginning on page 100 of this proxy statement, to be satisfied to excuse it from its obligation to effect the merger if the failure was materially contributed to by, or was the result of, the party’s failure to comply with its obligations under the merger agreement.

Termination of the Merger Agreement

Termination Rights Exercisable by Either Synthomer or OMNOVA

The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Synthomer and OMNOVA. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Synthomer or OMNOVA by written notice to the other party if:

•

the closing shall not have occurred on or before April 3, 2020, or if the failure to consummate the merger on or before such date is a result of the failure on such date to have obtained the required governmental or antitrust clearances or a law or order arising from or relating to antitrust laws being in effect making illegal, enjoining or otherwise prohibiting the merger or imposing a burdensome condition, then July 3, 2020 (except that the right to terminate the merger agreement pursuant to the foregoing will not be available to Synthomer or OMNOVA (i) if the failure of the merger to have been consummated on or before the outside date of April 3, 2020 is primarily the result of such party having materially breached or failed to perform or comply with any of its obligations under the merger agreement or (ii) during the pendency of any action by OMNOVA or Synthomer for specific performance of the merger agreement);

•

any laws or orders are in effect making illegal, enjoining or otherwise prohibiting the merger and the other transactions contemplated by the merger agreement, or any order imposing a burdensome condition is in effect and became final and non-appealable subject to certain limitations;

•	the OMNOVA shareholder meeting has concluded and the OMNOVA shareholder approval has not been obtained; or

•	the Synthomer shareholder meeting has concluded and Synthomer shareholder approval has not been obtained.

OMNOVA Termination Rights

OMNOVA may also terminate the merger agreement:

•

prior to the receipt of OMNOVA shareholder approval if, concurrently with the termination of the merger agreement, OMNOVA enters into a definitive agreement with respect to a superior proposal, OMNOVA has complied with its obligations with respect to superior proposals and has paid (or concurrently pays) the termination fee described in the section entitled “—Termination Fees,” beginning on page 104 of this proxy statement, to Synthomer;

•	prior to the Synthomer shareholder meeting, if the Synthomer Board has made a recommendation change;

•

if there has been a breach of, or a failure to perform or comply with, any of the covenants on the part of Synthomer or Merger Sub or if any of Synthomer’s or Merger Sub’s representations or warranties become untrue, and such breach, failure or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition to closing described in one of the first three bullets of the section entitled “—Conditions to the Merger—Conditions to OMNOVA’s Obligations,” beginning on page 101 of this proxy statement, and (ii) is not cured within the earlier of (A) the outside date and (B) 30 days following written notice to Synthomer; provided, that OMNOVA must have given Synthomer written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the outside date), stating OMNOVA’s intention to terminate the merger agreement and the basis for such termination, and OMNOVA will not have the right to terminate the merger agreement in this manner if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

•

if all conditions to closing contained in the merger agreement have been satisfied, other than the conditions described in “—Conditions to the Merger—Conditions to OMNOVA’s Obligations,” beginning on page 101 of this proxy statement, and OMNOVA is prepared to consummate the closing, but Synthomer fails to consummate the closing.

Synthomer Termination Rights

Synthomer may also terminate the merger agreement:

•	prior to the OMNOVA shareholder meeting, if the OMNOVA Board has made a recommendation change; or

•

if there has been a breach of, or a failure to perform of comply with, any of the covenants on the part of OMNOVA or if OMNOVA’s representations or warranties become untrue, and such breach, failure or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition to closing described in one of the first three bullets of the section entitled “—Conditions to the Merger—Conditions to Obligations of Synthomer and Merger Sub,” beginning on page 100 of this proxy statement and (ii) is not cured within the earlier of (A) the outside date and (B) 30 days following written notice to OMNOVA; provided, that Synthomer must have given OMNOVA written notice, at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the outside date) stating Synthomer’s intention to terminate the merger agreement and the basis for such termination, and Synthomer will not have the right to terminate the merger agreement in this manner if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement.

Effect of Termination

If the merger agreement is terminated, the merger agreement will be void and of no effect without liability of any party to the merger agreement (or any stockholder, director, officer, employee or representative of such party) to any other party or parties to the merger agreement, except that the following would survive such termination:

•	provisions regarding indemnification of directors, officers, employees, agents, trustees or fiduciaries of OMNOVA or any of its subsidiaries; and

•	certain miscellaneous and interpretive provisions.

Notwithstanding the above, the termination of the merger agreement will not relieve any party from any liabilities or damages arising out of (i) fraud, (ii) knowing material breach of any of its representations and warranties contained in the merger agreement, or (iii) deliberate material breach of any of its covenants or agreements contained in the merger agreement (including the failure of Synthomer or OMNOVA to effect the closing when required under the terms of the merger agreement), and the aggrieved party will be entitled to all rights and remedies available at law or in equity.

Termination Fees

OMNOVA has agreed to pay Synthomer a termination fee of $15,800,000 if:

•

OMNOVA terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal (as described in the first bullet above under “—Termination of the Merger Agreement—OMNOVA Termination Rights,” beginning on page 103 of this proxy statement);

•

Synthomer terminates the merger agreement because the OMNOVA Board made a recommendation change (as described in the first bullet above under “—Termination of the Merger Agreement—Synthomer Termination Rights,” beginning on page 103 of this proxy statement); or

•

(i) (A) either Synthomer or OMNOVA terminates the merger agreement due to a failure to consummate the merger by the outside date, (B) either Synthomer or OMNOVA terminates the merger agreement because the OMNOVA shareholder approval has not been obtained (as described in the third bullet above under “—Termination of the Merger Agreement—Termination Rights Exercisable by Either Synthomer or OMNOVA,” beginning on page 102 of this proxy statement) or (C) Synthomer terminates the merger agreement due to OMNOVA’s breach of its representations or warranties or a failure to perform or comply with its covenants (as described in the second bullet above under “—Termination of the Merger Agreement—Synthomer Termination Rights,” beginning on page 103 of this proxy statement) and (ii) prior to such termination, a takeover proposal has been made to OMNOVA, or publicly made, proposed or communicated or otherwise becomes publicly known, and not withdrawn prior to termination of the merger agreement, and within 12 months of termination of the merger agreement, OMNOVA enters into a definitive agreement with respect to a takeover proposal or a takeover proposal is consummated.

Synthomer has also agreed to pay OMNOVA a termination fee of $15,800,000 if:

•

OMNOVA terminates the merger agreement because the Synthomer Board made a recommendation change (as described in the second bullet above under “—Termination of the Merger Agreement—OMNOVA Termination Rights,” beginning on page 103 of this proxy statement); or

•

either Synthomer or OMNOVA terminates the merger agreement due to (i) a failure to consummate the merger by the outside date as a result of a failure to obtain all required antitrust approvals, (ii) a law being in effect making illegal or otherwise prohibiting the merger or other transactions contemplated by the merger agreement, (iii) an order issued by a governmental entity arising from or related to antitrust laws being in effect that permanently enjoins or otherwise prohibits the merger or other transactions contemplated by the merger agreement and such order shall have become final and non-appealable, or (iv) an order imposing a burdensome condition arising from or relating to antitrust laws being in effect and such order shall have become final and non-appealable (provided that if Synthomer has notified OMNOVA that it will waive this condition in order to close the merger and the other conditions to closing have been satisfied (other than those conditions that, by their nature, cannot be satisfied until the closing, but subject to satisfaction or waiver of any such conditions), OMNOVA has agreed that it will concurrently waive this condition).

Miscellaneous

Amendment and Waiver of the Merger Agreement

The merger agreement provides that subject to applicable laws and rules of NYSE, the merger agreement may be amended by the parties thereto at any time prior to the closing date by execution of an instrument in writing signed by OMNOVA, Synthomer, Merger Sub and Synthomer US Sub. In the event that the merger agreement has been adopted by OMNOVA’s shareholders in accordance with applicable law or Synthomer’s shareholders have approved the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing restriction contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000, no amendment will be made to the merger agreement that requires the approval of such shareholders under applicable law without such approval. Additionally, OMNOVA and Synthomer may extend the time for the performance of any obligations, waive any inaccuracies in the representations and warranties by the other party and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement (subject to applicable law).

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial

The merger agreement and all claims or causes of action arising out of, or related to, the merger agreement are governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction (except that all claims or causes of action against a financing source based upon, arising out of, or related to the merger agreement, the negotiation of the merger agreement, the performance of the merger agreement or the merger or the other transactions contemplated by the merger agreement, including any dispute arising out of or related to the financing, will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction). Notwithstanding the foregoing, the matters relating to the merger and the effect of the merger on shares of OMNOVA common stock are governed by the OGCL, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. In addition, each of the parties to the merger agreement has irrevocably waived all right to trial by jury in any action arising out of or relating to the merger agreement, the negotiation of the merger agreement, or the performance of the merger agreement or the merger or the other transactions contemplated by the merger agreement.

For any action based upon, arising out of or related to the merger agreement or the transactions contemplated by the merger agreement, each of the parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or any applicable state appellate court within the State of Delaware (or only if such courts do not have subject matter jurisdiction over such action, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware do not have subject matter jurisdiction over such action, any other state court within the State of Delaware), except that any action against any financing source related to the merger agreement or the merger and the other transactions contemplated by the merger agreement, including any action based upon, arising out of or related to the financing, will be brought in a federal court sitting in the Borough of Manhattan in the City of New York (or, only if such court lacks subject matter jurisdiction, in any New York State court sitting in the Borough of

Manhattan in the City of New York). Synthomer has appointed Synthomer US Sub as its agent for service and for any other documents in proceedings in the United States or for any other proceedings arising in connection with the merger agreement.

Specific Performance

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (in the courts described therein) and in addition to any other remedy to which they are entitled under the merger agreement. Each party has agreed that it will not oppose the granting of specific performance or other equitable relief on the basis that the other party or parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

Synthomer US Sub Guaranty

Synthomer US Sub has unconditionally guaranteed to OMNOVA the payment of all amounts that may become due and payable by, and the performance of all obligations of, Synthomer and Merger Sub under the merger agreement in accordance with the terms thereof. The guaranty remains in effect until the earlier of the satisfaction of such obligations and the termination of the merger agreement.

No Third Party Beneficiaries

Except to the extent otherwise set forth in the merger agreement relating to indemnification and directors’ and officers’ insurance, the merger agreement does not confer upon any person other than the parties and their permitted assigns any rights, benefits or remedies of any nature whatsoever, other than (i) the right of the shareholders of OMNOVA to receive the merger consideration after the closing of the merger, (ii) the right of OMNOVA on behalf of its shareholders to pursue damages in the event of Synthomer or Merger Sub’s breach of the merger agreement (which right is enforceable only by OMNOVA in its sole and absolute discretion, on behalf of its shareholders) and (iii) the rights of the financing sources with respect to certain provisions of the merger agreement. Any inaccuracies in the representations and warranties in the merger agreement may be waived by the parties in accordance with the terms of the merger agreement without notice or liability to any other person. The representations and warranties in the merger agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties and may have been qualified by disclosures not reflected in the text of the merger agreement. Persons other than the parties may not rely upon the representations and warranties in the merger agreement as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date.

THE VOTING UNDERTAKINGS

The summary of the material provisions of the voting undertakings set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the form of voting undertaking, which is attached to this proxy statement as Annex D to this proxy statement and is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting undertakings that is important to you. We encourage you to read the form of voting undertaking carefully in its entirety.

The voting undertakings are described in this proxy statement and a form of voting undertaking is attached as Annex D to this proxy statement only to provide you with information regarding their terms and conditions and not to provide any other factual information regarding OMNOVA, Synthomer, Merger Sub, Synthomer US Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of OMNOVA, in the public filings that OMNOVA makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 118 of this proxy statement.

Parties and Background

Kuala Lumpur Kepong Berhad Group, which we refer to as KLK, has entered into a voting undertaking, which we refer to as the KLK voting undertaking, for the benefit of the Company and Synthomer in respect of its beneficial holdings and shares, which represent 66,879,401 ordinary shares of Synthomer and approximately 19.7% of the ordinary share capital of Synthomer as of July 29, 2019.

In addition, each member of the Synthomer Board who holds ordinary shares in Synthomer has entered into a voting undertaking, which we refer to, collectively and together with the KLK voting undertaking, as the voting undertakings, for the benefit of the Company and Synthomer in respect of their beneficial holdings and shares, which represent a total of 8,974,497 ordinary shares of Synthomer and approximately 2.6% of the ordinary share capital of Synthomer as of July 29, 2019.

Undertaking

Pursuant to the voting undertakings, KLK and each member of the Synthomer Board who holds ordinary shares in Synthomer have irrevocably and unconditionally agreed, among other things, to exercise or procure the exercise of all voting rights related to such shareholder’s ordinary shares of Synthomer to vote (i) in favor of (a) the merger and the other transactions contemplated by the merger agreement and (b) the increase in the borrowing limit contained in Synthomer’s articles of association from £750,000,000 to £1,500,000,000 and (ii) against any resolution that would reasonably prevent, frustrate or materially impede the consummation of the merger.

KLK and the members of the Synthomer Board have agreed to execute a valid form of proxy appointing the chairman of the Synthomer shareholder meeting as such shareholder’s proxy and directing the chairman to vote in favor of the merger and the other transactions contemplated by the merger agreement and the increase in the borrowing limit described above. KLK and the members of the Synthomer Board have each also agreed not to revoke such proxy, and not to transfer any of such shareholder’s ordinary shares of Synthomer until after the termination of the voting undertaking.

Termination

The voting undertakings automatically terminate on the earliest of (i) the conclusion of the Synthomer shareholder meeting, (ii) the termination of the merger agreement in accordance with its terms and (iii) October 31, 2019. The Synthomer shareholder meeting concluded on July 31, 2019, and the voting undertakings were automatically terminated at such time.

DISSENTERS’ RIGHTS

Dissenting OMNOVA shareholders who have perfected and not withdrawn a demand for dissenters’ rights pursuant to Section 1701.85 of the OGCL, and who have not waived or otherwise lost such dissenters’ rights, will NOT be entitled to receive cash or any dividends or other distributions pursuant to the provisions of the merger agreement unless and until the dissenting OMNOVA shareholder effectively withdraws or otherwise loses such dissenting OMNOVA shareholder’s right to dissent from the merger under the OGCL, and any dissenting OMNOVA shareholder will be entitled to only such dissenters’ rights as are provided by Section 1701.84 and Section 1701.85 of the OGCL, which sections are incorporated by reference herein. If any person who otherwise would be deemed to be a dissenting OMNOVA shareholder effectively withdraws or loses the right to dissent under Section 1701.85 of the OGCL or if a court of competent jurisdiction finally determines that the dissenting OMNOVA shareholder is not entitled to relief provided by Section 1701.84 and Section 1701.85 of the OGCL with respect to any OMNOVA shares, such OMNOVA shares will be treated as though such OMNOVA shares had been converted into the right to receive the merger consideration without interest and less any required tax withholding.

Under the OGCL, because OMNOVA is providing notice hereunder not later than 20 days before the date of the OMNOVA special meeting at which the Merger Agreement Proposal will be submitted to the shareholders, an OMNOVA shareholder electing to be eligible as a dissenting shareholder must deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the OMNOVA shares as to which the OMNOVA shareholder seeks relief.

If the merger agreement is adopted, each OMNOVA shareholder who does not vote in favor of the adoption of the merger agreement may be entitled to seek relief as a dissenting OMNOVA shareholder under Sections 1701.84 and 1701.85 of the OGCL. The following is a summary of the principal steps a shareholder must take to perfect his, her or its dissenters’ rights under the OGCL. This summary is qualified by reference to a complete copy of Sections 1701.84 and 1701.85 of the OGCL, which is attached as Annex C to this proxy statement and incorporated into this proxy statement by reference. The summary does not constitute any legal or other advice and does not constitute a recommendation that OMNOVA shareholders exercise their dissenters’ rights under Sections 1701.84 and 1701.85 of the OGCL. Any OMNOVA shareholder considering exercise of his, her or its dissenters’ rights is urged to carefully review the provisions of Sections 1701.84 and 1701.85 of the OGCL and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights.

To perfect dissenters’ rights, a dissenting OMNOVA shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85 of the OGCL:

•

Must be a shareholder of record. A dissenting OMNOVA shareholder must be a record holder of the OMNOVA shares as to which such shareholder seeks to exercise dissenters’ rights on the OMNOVA record date. Because only OMNOVA shareholders of record on the record date may exercise dissenters’ rights, any person or entity who beneficially owns shares that are held of record by a bank, broker, trust, fiduciary, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the shares to satisfy all of the requirements outlined under Section 1701.85 of the OGCL. OMNOVA may make a written request for evidence of authority if the dissenting demand is executed by a signatory who was designated and approved by the shareholder. The shareholder must provide the evidence within a reasonable time to OMNOVA but not sooner than 20 days after receipt of OMNOVA’s written request.

•

Must not vote in favor of adopting the merger agreement. A dissenting OMNOVA shareholder must not vote his, her or its shares in favor of the adoption of the merger agreement at the OMNOVA special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s dissenters’ rights. However, a proxy returned to OMNOVA signed but not marked to specify voting instructions will be voted in favor of the adoption of the merger agreement and will be deemed a waiver of dissenters’ rights. A dissenting OMNOVA shareholder may revoke his, her or its proxy at any time before its exercise by filing with OMNOVA an instrument revoking it, delivering a duly executed proxy bearing a later date, voting by telephone or over the Internet at a later date than the date of the previous proxy or by attending and giving notice of the revocation of the proxy at the OMNOVA special meeting.

•

File a written demand. A dissenting OMNOVA shareholder must deliver a written demand for payment of the fair cash value of such shareholder’s shares of OMNOVA common stock to OMNOVA prior to the shareholder vote on the merger agreement at the OMNOVA special meeting, which we refer to as a written demand. Any written demand must specify the OMNOVA shareholder’s name and address, the number and class of OMNOVA shares held by the shareholder on the record date, and the amount claimed by the shareholder as the fair cash value of the dissenting shares. Voting against the merger agreement is not a written demand as required under Section 1701.85 of the OGCL. Because the written demand must be delivered to us prior to the shareholder vote at the special meeting, it is recommended, although not required, that a shareholder use certified or registered mail, return receipt requested, to confirm that the shareholder has made a timely delivery.

•

Upon request, deliver certificates for placement of a legend. If OMNOVA sends a request to a dissenting OMNOVA shareholder, at the address specified in the written demand, for the certificates representing the dissenting shares, the dissenting OMNOVA shareholder, within 15 days from the date on which OMNOVA sends such request, must deliver to OMNOVA the certificates requested so that OMNOVA may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. Such a request is not an admission by OMNOVA that a dissenting OMNOVA shareholder is entitled to relief. OMNOVA will promptly return the endorsed share certificates to the dissenting OMNOVA shareholder. At the option of OMNOVA, a dissenting OMNOVA shareholder who fails to deliver his, her or its share certificates upon request from OMNOVA may have his, her or its dissenters’ rights terminated upon delivery by OMNOVA of written notice to such dissenting shareholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs.

OMNOVA and a dissenting OMNOVA shareholder may come to an agreement as to the fair cash value of the dissenting shares. If OMNOVA and the dissenting OMNOVA shareholder cannot agree upon the fair cash value of the dissenting shares, then either OMNOVA or the dissenting OMNOVA shareholder may, within three months after service of the written demand by the dissenting OMNOVA shareholder, file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination of whether the dissenting OMNOVA shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. The complaint must contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. If the court finds the dissenting OMNOVA shareholder is entitled to be paid the fair cash value of any dissenting shares, the court may appoint one or more appraisers to receive evidence and recommend a fair cash value. The court will then make a finding as to the fair cash value of a share and will render judgment against the corporation for the payment of it. Interest on the fair cash value and the costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, will be assessed as the court considers equitable.

Fair cash value for purposes of Section 1701.85 of the OGCL is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event will the fair cash value exceed the amount specified in the written demand of the dissenting OMNOVA shareholder. The fair cash value is to be determined as of the day prior to the date of the OMNOVA special meeting. Because OMNOVA shares are currently listed on NYSE, fair cash value of a share of OMNOVA common stock will be the closing sale price on NYSE the day before the OMNOVA special meeting (as such meeting may be adjourned and postponed). The fair cash value may be higher than, the same as, or lower than the per share merger consideration. OMNOVA shareholders should be aware that the Morgan Stanley opinion as to the fairness, from a financial point of view, of the merger consideration, which is discussed further in the section entitled “The Merger—Opinion of Morgan Stanley & Co. LLC,” beginning on page 52 of this proxy statement, is not an opinion as to, and does not otherwise address, “fair cash value” under Section 1701.85 of the OGCL.

Unless a dissenting shareholder’s rights to receive the fair cash value of its OMNOVA shares were terminated, as discussed below, payment of the fair cash value must be made within 30 days after the later of the final determination of such value or the effective time of the merger. Such payment must be made only upon simultaneous surrender to OMNOVA of the dissenting OMNOVA shareholder’s share certificates for which such payment is made.

A dissenting OMNOVA shareholder’s rights to receive the fair cash value of his, her or its OMNOVA shares will automatically terminate if:

•	the dissenting OMNOVA shareholder has not complied with Section 1701.85 of the OGCL, unless the OMNOVA Board waives such non-compliance;

•	the merger is abandoned or is finally enjoined or prevented from being carried out, or the OMNOVA shareholders rescind their adoption of the merger agreement;

•	the dissenting OMNOVA shareholder withdraws his, her or its demand with the consent of the OMNOVA Board; or

•

the dissenting OMNOVA shareholder and OMNOVA have not agreed on the fair cash value per share and neither has filed a timely complaint in the Court of Common Pleas of Cuyahoga County, Ohio within three months after the dissenting OMNOVA shareholder delivered a written demand.

All rights accruing to holders of OMNOVA shares, including voting and dividend or distribution rights, are suspended from the time a dissenting OMNOVA shareholder submits a written demand with respect to any dissenting shares until the termination or satisfaction of the rights and obligations of the dissenting OMNOVA shareholder and OMNOVA arising from the written demand. During this period of suspension, any dividend or distribution paid on the dissenting shares will be paid to the record owner as a credit upon the fair cash value thereof. If an OMNOVA shareholder’s dissenters’ rights are terminated other than by purchase by OMNOVA of the dissenting shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

Any shareholder wishing to exercise dissenters’ rights should consider consulting legal counsel before attempting to exercise such rights.

If you wish to exercise your dissenters’ rights, you should carefully review the text of Sections 1701.84 and 1701.85 of the OGCL set forth in Annex C to this proxy statement and consider consulting your legal advisor. If you fail to timely and properly comply with the requirements of Sections 1701.84 and 1701.85 of the OGCL, your dissenters’ rights will be lost. To exercise appraisal rights with respect to your shares of OMNOVA common stock, you must:

•	NOT vote your shares of OMNOVA common stock in favor of the adoption of the merger agreement;

•

deliver to OMNOVA a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the merger agreement at the special meeting, as described further below in the section entitled “—Written Demand by the Record Holder;”

•	continuously hold your shares of OMNOVA common stock through the effective time of the merger; and

•	otherwise comply with the procedures set forth in Sections 1701.84 and 1701.85 of the OGCL.

Written Demand by the Record Holder

All written demands for appraisal should be addressed to OMNOVA Corporation, Corporate Secretary at 25435 Harvard Road, Beachwood, Ohio 44122-6201, Attention: Corporate Secretary. Such demand must specify the OMNOVA shareholder’s name and address, that the shareholder intends thereby to demand dissenters’ rights of such shareholder’s shares, the number and class of OMNOVA shares held by such shareholder on the record date and the amount claimed by such shareholder as the fair cash value of the dissenting shares. Voting against the merger agreement is not a written demand as required under Section 1701.85 of the OGCL.

MARKET PRICE AND DIVIDEND DATA

OMNOVA common stock is traded on NYSE under the symbol “OMN.” As of the close of business on September 6, 2019, the latest practicable trading day prior to the filing of this proxy statement, there were 44,853,482 shares of OMNOVA common stock outstanding and entitled to vote, held by approximately 4,972 holders of record of OMNOVA common stock. The following table presents the high and low closing sale prices of OMNOVA common stock for the periods indicated in published financial sources and the dividend declared per share during such periods:

		High	Low	Dividend
Fiscal 2017	Quarter ended February 28, 2017	$10.05	$8.60	$0.00
	Quarter ended May 31, 2017	$9.90	$8.55	$0.00
	Quarter ended August 31, 2017	$10.15	$8.40	$0.00
	Quarter ended November 30, 2017	$11.45	$8.70	$0.00
Fiscal 2018	Quarter ended February 28, 2018	$11.60	$9.55	$0.00
	Quarter ended May 31, 2018	$11.90	$9.95	$0.00
	Quarter ended August 31, 2018	$10.80	$8.30	$0.00
	Quarter ended November 30, 2018	$10.70	$7.36	$0.00
Fiscal 2019	Quarter ended February 28, 2019	$8.91	$6.35	$0.00
	Quarter ended May 31, 2019	$8.46	$5.67	$0.00
	Quarter ended August 31, 2019	$10.07	$5.56	$0.00
	Quarter ended November 30, 2019 (through September 6, 2019)	$10.07	$10.06	$0.00

The following table presents the closing per share sales price of OMNOVA common stock, as reported on NYSE on July 2, 2019, the last full trading day before OMNOVA announced that it had entered into the merger agreement with Synthomer, Merger Sub and Synthomer US Sub, and on September 6, 2019, the latest practicable trading day before the filing of this proxy statement:

Date	Closing per Share Price
July 2, 2019	$6.42
September 6, 2019	$10.07

You are encouraged to obtain current market prices of OMNOVA common stock in connection with voting your shares. Following the merger, there will be no further market for OMNOVA common stock, and OMNOVA common stock will be delisted from NYSE and deregistered under the Exchange Act.

OWNERSHIP OF OMNOVA SECURITIES

The following table reports the number of OMNOVA equity securities that were beneficially owned by the directors of OMNOVA, OMNOVA’s named executive officers (as defined in the Company’s proxy statement for its 2019 annual meeting of shareholders filed with the SEC on February 8, 2019), and all directors and executive officers of the Company as a group. The table also sets forth the beneficial ownership of each person who has publicly reported ownership of more than 5% of OMNOVA common stock. Beneficially-owned OMNOVA equity securities include directly and indirectly-owned OMNOVA common stock, as well as OMNOVA common stock that can be acquired within 60 days of the record date, September 9, 2019, through the vesting of OMNOVA RSUs, OMNOVA Performance Shares, or other share-based grants.

This information is provided as of September 6, 2019, the latest practicable trading day prior to the filing of this proxy statement with the SEC, except where otherwise noted.

Name	Common Shares (#)(1)	Restricted Share Units (#)(2)	Total Beneficial Ownership (#)(3)	Total Beneficial Ownership as a % of Outstanding Common Shares(4)
David J. D’Antoni	20,023	100,451	120,474	0.27%
Paul F. DeSantis	63,344	—	63,344	0.14%
Janet Plaut Giesselman	—	51,394	51,394	0.11%
Joseph M. Gingo	5,000	51,394	56,394	0.13%
James C. LeMay	96,405	44,200	140,605	0.31%
Michael J. Merriman	3,000	98,273	101,237	0.23%
James A. Mitarotonda (5)	1,010,138	51,394	1,061,532	2.36%
Marshall D. Moore	5,943	—	5,943	0.01%
Anne P. Noonan	84,379	—	84,379	0.19%
Steven W. Percy	15,617	100,451	116,068	0.26%
Michael A. Quinn	40,775	—	40,775	0.09%
Larry J. Porcellato	7,500	96,220	103,720	0.23%
Allan R. Rothwell	—	85,645	85,645	0.19%
William R. Seelbach	59,523	100,451	159,974	0.36%
All 14 Directors and Executive Officers as a group	1,411,600	779,873	2,191,473	4.80%
GAMCO Investors, Inc. et al. (6)	4,874,138	—	4,874,138	10.87%
Wellington Management Group LLP (7)	4,391,677	—	4,391,677	9.79%
BlackRock, Inc. (8)	3,268,560	—	3,268,560	7.29%
Royal Bank of Canada (9)	2,860,252	—	2,860,252	6.38%
Vanguard Group Inc. (10)	2,611,869	—	2,611,869	5.82%
Dimensional Fund Advisors LP (11)	2,265,161	—	2,265,161	5.05%

(1)

This column includes each director’s or executive officer’s holdings or beneficial ownership of OMNOVA common stock, as well as OMNOVA common stock held by executive officers through the OMNOVA Solutions Inc. Employee Share Purchase Plan.

(2)

OMNOVA RSUs are granted annually to executives and to non-employee directors under OMNOVA’s 2017 Equity Incentive Plan. For executive officers, only OMNOVA RSUs that are scheduled to vest within 60 days of the record date, September 9, 2019, are considered “beneficially owned” for purposes of this table. Mr. LeMay’s restricted share units may vest within 60 days of the record date because he satisfies all of the criteria for early retirement under the 2017 Equity Incentive Plan. For non-employee directors, OMNOVA RSUs vest upon the later of one year following the date of grant and a non-employee director’s separation from service for any reason, and, therefore, may vest within 60 days of the record date and are considered “beneficially owned” for purposes of this table.

(3)

The amounts reported in this column do not include shares that are committed for payment in cash upon vesting or distribution (such as shares held by directors under the Directors Deferred Compensation Plan) and shares which are conditioned on the satisfaction of performance conditions (such as OMNOVA Performance Shares).

(4)

The percentages reported in this column for each of OMNOVA’s directors, executive officers, and holders of more than 5% of OMNOVA common stock are based on 44,853,482 outstanding shares of OMNOVA common stock on September 6, 2019, the latest practicable trading day prior to the filing of this proxy statement with the SEC.

(5)

The amounts reported for Mr. Mitarotonda under the “Common and Restricted Shares” column include 944,454 shares held directly by Barington Companies Equity Partners, L.P., which we refer to as Barington Equity, and 65,684 shares held in the account of MSF Partners, LLLP, which we refer to as the MSF Account, for which Barington Companies Investors, LLC, which we refer to as Barington Investors, serves as investment adviser. Mr. Mitarotonda is the sole stockholder of LNA Capital Corp., which we refer to as LNA, the general partner of Barington Capital Group L.P., which we refer to as Barington Capital, which is in turn the majority member of Barington Investors. Barington Investors serves as the general partner of Barington Equity. Accordingly, each of Mr. Mitarotonda, LNA, Barington Investors, and Barington Capital may be deemed to have sole power to vote and dispose of the shares owned by Barington Equity and the shares held in the MSF Account. Barington Equity may be deemed to have sole power to vote and dispose of the shares it owns directly. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(6)

Based solely upon information contained in the Schedule 13D/A filed with the SEC on August 29, 2019 by GAMCO Investors, Inc. and other funds related to Mario Gabelli. The entities reported their beneficial ownership of OMNOVA common stock as follows, as of August 28, 2019: (a) GAMCO Asset Management Inc. had sole investment discretion over 1,671,041 shares, of which it had sole voting authority over 1,576,566 shares and no voting authority over 94,475 shares; (b) Gabelli Funds LLC had sole investment discretion and voting authority over 2,165,123 shares; (c) Teton Advisors, Inc. had sole investment discretion and voting authority over 239,027 shares; and (d) Gabelli & Company Investment Advisers, Inc. had sole investment discretion and voting authority over 798,947 shares. The reported address of GAMCO Investors, Inc. et al. is One Corporate Center, Rye, NY 10580.

(7)

Based solely upon information contained in the Form 13F-HR filed by Wellington Management Group LLP, which we refer to as Wellington, with the SEC on May 15, 2019. Wellington reported that as of March 31, 2019, it had (a) shared investment discretion with Wellington Management Company LLP over 3,464,674 shares, of which it had shared voting authority over 2,914,366 shares and no voting authority over 550,308 shares; (b) shared investment discretion and voting authority with Wellington Trust Company, NA and Wellington Management Company LLP over 806,512 shares; and (c) shared investment discretion with Wellington Management International Ltd., but no voting authority, over 120,491 shares. The reported address of Wellington is 280 Congress Street, Boston, MA 02210.

(8)

Based solely upon information contained in the Form 13F-HR filed by BlackRock, Inc., which we refer to as BlackRock, with the SEC on May 9, 2019. BlackRock reported that as of March 31, 2019: (a) BlackRock Asset Management Canada Limited had sole investment discretion and voting authority over 1,066 shares; (b) BlackRock Financial Management, Inc. had sole investment discretion over 35,659 shares, of which it had sole investment discretion over 1,668 and no investment discretion over 33,991 shares; (c) BlackRock Advisors, LLC had sole investment discretion and voting authority over 62,811 shares; (d) BlackRock Fund Advisors had sole investment discretion and voting authority over 1,492,971 shares; (e) BlackRock Investment Management, LLC had sole investment discretion and voting authority over 144,225 shares; (f) BlackRock Institutional Trust Company, N.A. had sole investment discretion over 1,504,938 shares, of which it had sole voting authority over 1,443,741 shares, and no voting authority over 61,197 shares; (g) BlackRock (Netherlands) B.V. had sole investment discretion and voting authority over 6,495 shares; (h) BlackRock Asset Management Ireland Limited had sole investment discretion and voting authority over 16,195 shares; and (i) BlackRock Asset Management Schweiz AG had sole investment discretion and voting authority over 4,200 shares. BlackRock specifically disclaims investment discretion over the holdings reported by its subsidiaries and affiliates. The reported address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)

Based solely upon information contained in the Form 13F-HR filed by the Royal Bank of Canada, which we refer to as RBC, with the SEC on May 15, 2019. RBC reported that as of March 31, 2019, it had (a) shared investment discretion with RBC Global Asset Management (U.S.) over 2,857,278 shares, of which it had shared voting authority over 1,610,563 shares and no voting authority over 1,246,715 shares; and (b) shared investment authority with RBC Capital Markets, LLC, and sole voting authority, over 2,974 shares. The reported address of RBC is Royal Bank Plaza, 200 Bay Street, Toronto, ON, Canada, A6 M5J2J5.

(10)

Based solely upon information contained in the Form 13F-HR filed by Vanguard Group Inc., which we refer to as Vanguard, with the SEC on August 14, 2019. Vanguard reported that as of June 30, 2019, it had (a) shared investment discretion with Vanguard Fiduciary Trust Co, and sole voting authority, over 91,159 shares; (b) shared investment discretion and voting authority with Vanguard Investments Australia, Ltd. over 2,900 shares; and (c) sole investment discretion over 2,517,810 shares, of which it had sole voting authority over 2,800 shares and no voting authority over 2,515,010 shares. The reported address of Vanguard is PO Box 2600, V26, Valley Forge, PA 19482-2600.

(11)

Based solely upon information contained in the Schedule 13F-HR filed by Dimensional Fund Advisors LP with the SEC on May 10, 2019. Dimensional Fund Advisors LP reported that as of March 31, 2019, it had shared investment discretion with Dimensional Fund Advisors Ltd. and DFA Australia Ltd. over 2,265,161 shares, of which it had sole voting authority over 2,140,233 shares and no voting authority over 124,928 shares. The reported address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the OMNOVA Board is not aware of any other matter to be presented at the special meeting, except those described in this proxy statement.

FUTURE SHAREHOLDER PROPOSALS

Depending on if and when the merger is completed, OMNOVA may not hold an annual meeting of shareholders in 2020. If the merger is completed on or before the outside date of April 3, 2020, as expected, there will be no annual meeting of OMNOVA shareholders. If the merger is not completed, OMNOVA’s shareholders will continue to be entitled to attend and participate in OMNOVA shareholder meetings.

INFORMATION ABOUT THE 2020 ANNUAL MEETING

Rule 14a-8 Proposals for the 2020 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2020 annual meeting of shareholders is October 11, 2019.

Other Proposals and Director Nominations for the 2020 Annual Meeting of Shareholders

The Amended and Restated Code of Regulations of OMNOVA, which we refer to as the Code of Regulations, sets an advance notice procedure for proposals a shareholder would like to present directly at an annual meeting (rather than submitting for inclusion in OMNOVA’s proxy statement under Rule 14a-8).

OMNOVA shareholder proposals submitted outside of Rule 14a-8 for the 2020 annual meeting of shareholders must be received by the Corporate Secretary of OMNOVA no earlier than November 10, 2019 and no later than December 10, 2019. Regulation 8 of the Code of Regulations specifies the information and statements that must be included in any shareholder proposal. The proxy card relating to the 2020 annual meeting of shareholders will give the proxy holders authority to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in the Code of Regulations.

Shareholders who wish to nominate a person for election as a director of OMNOVA at an annual meeting must strictly comply with the requirements of Regulation 13(c) of the Code of Regulations. These requirements include providing notice to the Corporate Secretary of OMNOVA not less than 60 nor more than 90 days prior to the first anniversary of the date on which OMNOVA first mailed its proxy materials for the preceding year’s annual meeting of shareholders. For the 2020 annual meeting of shareholders, this means such nominations must be received by the Corporate Secretary no earlier than November 10, 2019 and no later than December 10, 2019. Regulation 13(c) of the Code of Regulations specifies the information and statements that must be included in any shareholder recommendation.

A copy of the Code of Regulations was attached as Exhibit 3.2 to OMNOVA’s Quarterly Report on Form 10-Q (File No. 1-15147) filed with the SEC on June 29, 2016 and available through its website (www.sec.gov). Upon written request to the Corporate Secretary of OMNOVA, OMNOVA will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to OMNOVA’s Corporate Secretary at 25435 Harvard Road, Beachwood, Ohio 44122-6201, Attention: Corporate Secretary. The Corporate Secretary will direct the materials to the Chair of the Nominating & Corporate Governance Committee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information we file with the SEC, including the documents incorporated by reference in this proxy statement, without charge through the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, relating to a contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We incorporate by reference in this proxy statement the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	OMNOVA’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, filed on January 31, 2019;

•	OMNOVA’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2019 and May 31, 2019, filed on March 27, 2019 and July 3, 2019, respectively;

•	OMNOVA’s Definitive Proxy Statement for its 2019 annual meeting of shareholders, filed on February 6, 2019; and

•	OMNOVA’s Current Reports on Form 8-K, filed on March 22, 2019, April 12, 2019 and July 3, 2019 (Items 1.01 and 8.01 only).

Copies of any of the documents incorporated by reference in this proxy statement may be obtained free of charge either on our website, by contacting OMNOVA Solutions Inc. at 25435 Harvard Road, Beachwood, Ohio 44122-6201 or by calling (216) 682-7000. Information on or accessible through our website, other than the documents that are specifically incorporated by reference in this proxy statement, does not constitute a part of this proxy statement.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 9, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

SYNTHOMER PLC,

SPIRIT USA HOLDINGS INC.,

SYNTHOMER USA LLC

and

OMNOVA SOLUTIONS INC.

dated as of

July 3, 2019

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 3, 2019, by and among Synthomer plc, a public limited company incorporated under the Laws of England and Wales (“Parent”), Spirit USA Holdings Inc., an Ohio corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Synthomer USA LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“Parent US Sub”), and OMNOVA Solutions Inc., an Ohio corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of the Company has approved, and deemed it advisable and in the best interests of its shareholders to consummate, the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement and, on the terms and subject to the conditions contained herein, has resolved to recommend that the Company Shareholders adopt this Agreement and approve the Transactions, whereby each issued and outstanding share of Company Common Stock (such Company Common Stock issued and outstanding immediately prior to the Effective Time, collectively, the “Shares”), other than (a) Dissenting Shares, (b) Shares owned by Parent or any direct or indirect wholly owned Subsidiaries of Parent and (c) any shares of Company Common Stock held in the treasury of the Company, will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of Merger Sub has unanimously approved and deemed advisable, and the Board of Directors of Parent has unanimously approved and deemed advisable, this Agreement and the Transactions, including the Merger and the Financing, in each case upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to the willingness of the Company to enter into this Agreement, each of Kuala Lumpur Kepong Berhad Group, Alexander Gordon Catto and the other directors of the Parent who are also shareholders of the Parent is entering into an irrevocable undertaking with Parent and the Company pursuant to which each of Kuala Lumpur Kepong Berhad Group, Alexander Gordon Catto and the other directors of the Parent who are also shareholders of the Parent will irrevocably undertake, among other things, to vote at the Parent Shareholders Meeting all of the ordinary shares of Parent over which each has voting control in favor of approval of the Parent Shareholder Resolutions.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1    The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Ohio (the “OGCL”), at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger is referred to in this Agreement as the “Surviving Corporation”.

Section 1.2    Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, as soon as practicable but in no event later than

10:00 a.m. local time on the fourth Business Day after the satisfaction or waiver of all of the conditions (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction or waiver of any such condition) set forth in Article VII or at such other place, time and date as the Company and Parent may mutually agree in writing. The date on which the Closing shall occur is referred to as the “Closing Date”.

Section 1.3    Effective Time. At the Closing, the Company and Merger Sub shall file with the Secretary of State of the State of Ohio a certificate of merger (the “Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the OGCL in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Ohio or at such time as may be agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the OGCL (such time is hereinafter referred to as the “Effective Time”).

Section 1.4    Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the relevant provisions of the OGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5    Articles of Incorporation and Code of Regulations of the Surviving Corporation. At the Effective Time and subject to Section 6.8, the amended and restated articles of incorporation of the Company (the “Articles of Incorporation”) and the amended and restated code of regulations of the Company (the “Code of Regulations”), as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the articles of incorporation and code of regulations of Merger Sub, and as so amended shall be the articles of incorporation and code of regulations of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 1.6    Directors and Officers of the Surviving Corporation. At the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and (b) the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the code of regulations of the Surviving Corporation.

Section 1.7    Subsequent Actions. If, at or any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1    Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Shares or securities of Parent or Merger Sub:

(a)    Each Share (other than Company Restricted Shares, which shall be treated as provided in Section 2.3(a), and any Shares to be cancelled pursuant to Section 2.1(b)) will be cancelled and extinguished and be converted into the right to receive $10.15 in cash, without interest (the “Merger Consideration”), payable to the holder of each such Share upon surrender of either certificates formerly representing such Shares (“Certificates”) or any book-entry Shares (“Book-Entry Shares”) in the manner provided in Section 2.2. All such Shares, when so converted, will no longer be outstanding and will be automatically cancelled, retired and cease to exist. Each holder of Certificates or Book-Entry Shares will cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2.

(b)    Each (i) share of Company Common Stock held in the treasury of the Company, (ii) Share owned by Parent or any direct or indirect wholly owned Subsidiary of Parent immediately before the Effective Time, and (iii) Dissenting Share will be cancelled and extinguished, and no payment or other consideration will be made with respect to such shares subject, in the case of Dissenting Shares, to the right of the holder thereof to receive any payment under Section 2.4.

(c)    Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

Section 2.2    Payment; Surrender of Shares; Share Transfer Books.

(a)    Prior to the Closing, Parent shall enter into an agreement, in form and substance reasonably acceptable to the Company, with the Company’s transfer agent to act as agent (the “Paying Agent”) for payment of the Merger Consideration. At or immediately prior to the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent in a separate account in trust for the benefit of holders of Shares (other than holders of any Shares to be cancelled pursuant to Section 2.1(b)) (the “Payment Fund”), the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a).

(b)    (i) As promptly as practicable after the Effective Time, and in any event within three Business Days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Share whose Shares were converted into the right to receive the Merger Consideration (A) a letter of transmittal in customary form (which letter of transmittal will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or, in the case of Book-Entry Shares, the surrender of such Book-Entry Shares in exchange for the Merger Consideration. Each holder of Certificates or Book-Entry Shares may thereafter surrender such Certificates or Book-Entry Shares to the Paying Agent under cover of the letter of transmittal, as agent for such holder. Upon delivery of a duly completed and validly executed letter of transmittal and such other customary documents as may reasonably be required pursuant to such instructions and the surrender of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares on or before the first anniversary of the Effective Time, the Surviving Corporation shall cause the Paying Agent to pay the holder of such Certificates or

Book-Entry Shares, in exchange for the Certificates or Book-Entry Shares, cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares. Until so surrendered, Certificates and Book-Entry Shares (other than Certificates or Book-Entry Shares representing (1) Dissenting Shares, (2) Shares held by Parent or any direct or indirect wholly owned Subsidiary of Parent, and (3) shares of Company Common Stock held in the treasury of the Company) will represent solely the right to receive the aggregate Merger Consideration relating to the Shares represented by such Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares.

(ii)    If payment of the Merger Consideration in respect of Shares cancelled pursuant to Section 2.1(a) is to be made to a Person other than the Person in whose name surrendered Certificates are registered, it will be a condition to such payment that the Certificates so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificates surrendered or shall have established to the satisfaction of the Paying Agent that such Tax is not applicable.

(iii)    The Merger Consideration paid upon the surrender for exchange of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares in accordance with the terms of this Article II will be paid in full satisfaction of all rights pertaining to the Shares converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions, in each case with a record date (A) prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or (B) prior to the date of this Agreement, and in each case, which remain unpaid at the Effective Time.

(c)    At the Effective Time, the share transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company’s capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares will cease to have any rights with respect to any Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates and Book-Entry Shares (other than Certificates or Book-Entry Shares representing (i) Dissenting Shares, (ii) Shares held by Parent or any direct or indirect wholly owned Subsidiary of Parent, and (iii) shares of Company Common Stock held in the treasury of the Company) are presented to the Surviving Corporation, they will be cancelled and exchanged for Merger Consideration as provided in this Article II. No interest will accrue or be paid on any cash payable upon the surrender of Certificates or Book-Entry Shares that immediately before the Effective Time represented the Shares.

(d)    Promptly following the date that is one year after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash, including any interest received with respect to such cash, and any Certificates or other documents in its possession relating to the Transactions that had been made available to the Paying Agent and that have not been disbursed to holders of Certificates or Book-Entry Shares or previously delivered to the Surviving Corporation. Thereafter, such holders will be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) for payment of their claim for any Merger Consideration; provided, that if any Certificate or Book-Entry Share shall not have been surrendered immediately prior to the date on which such consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of a Governmental Entity, any such consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Paying Agent or their respective directors, officers or employees will be liable to any holder of Certificates or Book-Entry Shares for Merger Consideration delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

(e)    Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.3, such amounts as are required to be withheld or deducted under any applicable Tax Law with respect to the making of such payment. To the extent that any amounts are so withheld or deducted and remitted to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or from amounts payable pursuant to Section 2.3 in respect of which such deduction and withholding were made.

(f)    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, as the case may be, the posting by such Person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against Parent, the Paying Agent or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.2(d), Parent or the Surviving Corporation) shall pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration with respect to the number of Shares formerly represented by such lost, stolen or destroyed Certificate.

(g)    Parent will cause the Paying Agent to invest all cash included in the Payment Fund as directed by Parent; provided, however, that Parent shall procure that (i) any investment of such cash will be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, and, in any such case, no such instrument will have a maturity exceeding three months, and (ii) no such investment or loss thereon will affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments will be paid to the Surviving Corporation pursuant to Section 2.2(d). To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated by this Article II, Parent will promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

Section 2.3    Treatment of Company Equity Awards.

(a)    Company Restricted Shares. At the Effective Time, each restricted share of Company Common Stock subject to certain vesting conditions and restrictions (each, a “Company Restricted Share”) that is outstanding as of immediately prior to the Effective Time shall, to the extent applicable, no longer be subject to any vesting conditions or restrictions, as applicable, and each such Company Restricted Share shall be cancelled, and shall, automatically and without any action on the part of the holder thereof, be converted into only the right to receive the Merger Consideration.

(b)    Company RSUs. At the Effective Time, each restricted share unit corresponding to Company Common Stock (each, a “Company RSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be cancelled, and the right to receive Company Common Stock pursuant thereto shall, automatically and without any action on the part of the holder thereof, be converted into only the right to receive the Merger Consideration.

(c)    Company Performance Shares. At the Effective Time, each award of performance shares corresponding to Company Common Stock (each, a “Company Performance Share”) outstanding as of immediately prior to the Effective Time shall be cancelled, and that number of shares of Company Common Stock that would have been earned at target performance shall, automatically and without any action on the part of the holder thereof, be converted into only the right to receive the Merger Consideration.

(d)    Payment Timing. As soon as reasonably practicable after the Effective Time (but no later than the first regular payroll date of the Surviving Corporation after the Effective Time), Parent shall, or shall cause the Surviving Corporation to, pay the Merger Consideration (without interest and less applicable Tax withholdings) to each holder of a Company Restricted Share, each holder of a Company RSU and each holder of a Company Performance Share, in accordance with Sections 2.3(a), 2.3(b) and 2.3(c) above; provided, that, with respect to any Company RSU or Company Performance Share that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid as soon as reasonably practicable after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the terms of such Company Equity Award that will not trigger a Tax or penalty under Section 409A of the Code.

(e)    Deferred Compensation. All account balances (whether or not vested) under any Company Plan (other than awards under a Company Stock Plan, the treatment of which is specified in Sections 2.3(b) and (c)) that provides for the deferral of compensation, representing amounts notionally invested in a number of Shares or otherwise providing for distributions or benefits that are calculated based on the value of a Share (collectively, the “Deferred Compensation Plans”) shall be adjusted and converted into a right of the holder to have allocated to the holder’s account under the applicable Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of Shares deemed invested under or otherwise referenced by such account immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration or, if higher, the highest closing price for a Share on the New York Stock Exchange (“NYSE”) during the ninety calendar days preceding the Closing Date (the “Deferred Payment”) and shall cease to represent a right to receive a number of Shares or amount equal to or based on the value of a number of Shares. The Deferred Payment shall be made at the time specified in the applicable Deferred Compensation Plan and related plan documents, less any applicable Tax withholdings.

(f)    Prior to the Effective Time, the Company Board or the applicable committee thereof will adopt appropriate resolutions and take such other actions as are necessary to provide that (i) the Company Stock Plans and all awards issued thereunder (including the Company Restricted Shares, Company RSUs and Company Performance Shares) will terminate as of the Effective Time and (ii) the provisions in any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of the equity of the Company shall be of no further force or effect and shall terminate as of the Effective Time, subject, in each case, to the payments in consideration thereof as set forth in this Article II.

Section 2.4    Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a Person (a “Dissenting Shareholder”) who has not voted in favor of the adoption of this Agreement and has complied in all respects with Section 1701.85 of the OGCL (such Shares, “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as described in Section 2.1(a), but at the Effective Time shall instead be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder in accordance with Section 1701.85 of the OGCL. If any such holder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal pursuant to the OGCL with respect to such Shares, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 1701.85 of the OGCL, such Shares shall be deemed not to be Dissenting Shares and shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration for each such Share, without interest and subject to Section 2.2. The Company shall give Parent prompt notice of any written demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 1701.85 of the OGCL.

Section 2.5    Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of capital stock, or securities convertible or exchangeable into or exercisable for shares of capital stock, of the Company shall change as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided, that nothing in this Section 2.5 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter from the Company, dated as of the date hereof, addressed to Parent and Merger Sub (the “Company Disclosure Letter”) or in the Company SEC Documents (other than any forward-looking risk factors and other forward-looking disclosures, in each case, to the extent such disclosures are not based on statements of present fact) filed since December  1, 2017 and prior to the date of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1    Organization.

(a)    The Company and each of its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except, in the case of a Subsidiary, where the failure to be so organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the Articles of Incorporation, the Code of Regulations and the certificates of incorporation, bylaws or other comparable charter or organizational documents of each of its Subsidiaries as amended to and as in effect on the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of its organizational or governing documents in any material respect.

(b)    The Company and each of its Subsidiaries is qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2    Authorization; Validity of Agreement; Company Action.

(a)    The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Board of Directors of the Company (the “Company Board”), and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, except that the consummation of the Merger requires the affirmative vote of the holders of issued and outstanding shares of Company Common Stock entitling such holders to exercise at least two-thirds of the voting power of the Company (the “Company Shareholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “General Enforceability Exceptions”).

(b)    The Company Board, at a meeting duly called and held, (i) determined that the Merger is fair to and in the best interests of the Company Shareholders, (ii) authorized, approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions and (iii) resolved (subject to Section 5.2) to recommend to the Company Shareholders that they adopt this Agreement (such recommendation, the “Company Recommendation”) and direct that such matter be submitted for consideration of the Company Shareholders at the Company Shareholders Meeting, which resolutions set forth in clauses (i), (ii) and (iii) have not (subject to Section 5.2) been rescinded, modified, withdrawn or qualified in any way.

Section 3.3    Consents and Approvals; No Violations.

(a)    The execution, delivery and performance of this Agreement and, subject to the receipt of the Company Shareholder Approval, the consummation of the Transactions by the Company do not and will not (i) conflict with or violate the Articles of Incorporation, the Code of Regulations or similar organizational documents of any of its Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) of this Section have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or materially impair the ability of the Company to comply with its obligations under the Agreement or to consummate the Transactions or (B) have a Company Material Adverse Effect.

(b)    The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and state securities, takeover and “blue sky” Laws, (ii) the applicable requirements of NYSE, (iii) the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the OGCL, (iv) the applicable requirements of antitrust or other competition Laws of jurisdictions other than the United States or Laws relating to foreign investment (“Foreign Antitrust Laws”) and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or materially impair the ability of the Company to comply with its obligations under the Agreement or to consummate the Transactions or (B) have a Company Material Adverse Effect.

Section 3.4    Capitalization.

(a)    The authorized capital stock of the Company consists of 15,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”) and 135,000,000 shares of common stock, par value $0.10 per share (the “Company Common Stock”). As of June 28, 2019 (the “Measurement Date”), (i) no shares of Company Preferred Stock were issued and outstanding, (ii) 44,852,901 shares of Company Common Stock were issued and outstanding, including 5,000 Company Restricted Shares, (iii) 3,461,776 shares of Company Common Stock were held in the treasury of the Company and (iv) 2,665,932 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, of which 1,324,982 shares of Company Common Stock are subject to Company RSUs and 398,500 shares of Company Common Stock are subject to Company Performance Shares outstanding under the Company Stock Plans (assuming target level achievement of the performance goals applicable to Company Performance Shares). As of the Measurement Date, (i) amounts notionally invested in shares of Company Common Stock in the account balances of the Deferred Compensation Plans represented 244,871.13 shares of Company Common Stock and (ii) amounts notionally invested in shares of Company Common Stock subject to Company Performance Shares under the Long-Term Incentive Plan, as amended and restated effective January 1, 2017, represented 175,000 shares of Company Common Stock (assuming target level achievement of the applicable performance goals). All of the outstanding shares of Company Common Stock and all other outstanding Rights are, and all such shares or Rights that may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the OGCL, the Articles of Incorporation, the Code of Regulations or any Contract to which the Company is a party or otherwise bound. Except as referred to in this Section 3.4(a), as of the Measurement Date, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, issued or outstanding, (B) securities issued by the Company or any of its Subsidiaries convertible into or exchangeable for any shares of capital stock or other equity interests or voting securities in the Company or any of its Subsidiaries (C) options, warrants, calls, preemptive rights, subscription or other rights or Contracts, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests or voting securities in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right or Contract, (D) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock or other equity interests or voting securities of the Company or of any of its Subsidiaries, or (E) outstanding performance awards, units, rights to receive shares of Company Common Stock on a deferred basis or rights to purchase or receive Company Common Stock or other equity interests or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company (the items referred to in clauses (A) through (E) of or with respect to any Person, collectively, “Rights”). From the Measurement Date to the date of this Agreement, there have been no issuances by the Company of any shares of Company Common Stock or other Rights in the Company, other than the issuances of Company Common Stock upon the vesting and settlement of Company RSUs and Company Performance Shares that were outstanding as of the Measurement Date in accordance with the terms of the Company Stock Plans. No Subsidiary of the Company owns any Shares.

(b)    As of the date of this Agreement, there are no bonds, debentures, notes or other Indebtedness of the Company that by their terms may have at any time (whether actual or contingent) the right to vote, or that are convertible into or exchangeable for securities having the right to vote, on any matter on which holders of shares of Company Common Stock may vote (“Voting Company Debt”) or any securities that are convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, Voting Company Debt.

(c)    Section 3.4(c) of the Company Disclosure Letter sets forth a true, complete and accurate list of each Subsidiary of the Company and its jurisdiction of organization together with the authorized, issued and outstanding shares of capital stock and other Rights in each Subsidiary. All of the outstanding shares of capital stock and other Rights of each of the Company’s Subsidiaries are owned beneficially or of record by the Company, directly or indirectly, and all such shares and other Rights have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of any Encumbrances other than restrictions on transfer of securities imposed by applicable Laws.

(d)    There are no voting trusts or Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock and other Rights of the Company or any of its Subsidiaries.

(e)    Except for the shares of capital stock or other Rights in its Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any shares of capital stock or other Rights in any Person.

Section 3.5    SEC Reports and Financial Statements.

(a)    The Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it with the SEC since December 1, 2016 (collectively, the “Company SEC Documents”). As of its respective date or, if amended, as of the date of the last such amendment, each Company SEC Document (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act of 2002 (the “SOX”). None of the Company’s Subsidiaries is, or at any time since December 1, 2016, has been, required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements included in the Company SEC Documents (the “Company Financial Statements”) (A) has been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, (B) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements, (C) has been prepared in accordance with United States generally accepted accounting principles (“GAAP”), in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Company Financial Statements or in the notes to the Company Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure) and (D) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to in the Company Financial Statements.

(b)    The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended November 30, 2018, and such assessment concluded that such controls were effective. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. Since November 30, 2018 through the date of this Agreement, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud or allegations of fraud, whether or not material, that involve management or other employees who have a significant role in the Company’s internal control over financial reporting. Each of the Company and its Subsidiaries has substantially addressed any such deficiency, material weakness or fraud.

(c)    Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

Section 3.6    Absence of Certain Changes. Since November 30, 2018 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects, (b) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement and prior to the Closing Date without the prior written consent of Parent, would constitute a breach of Section 5.1(b)(ii), Section 5.1(b)(vi), Section 5.1(b)(x) or Section 5.1(b)(xi) and (c) there has not been any fact, condition, circumstance, event, change, effect, occurrence or development that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7    No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, absolute, determined or contingent that would be required to be reflected or reserved against on a consolidated statement of financial position of the Company and its consolidated Subsidiaries prepared in accordance with GAAP or disclosed in the notes thereto, except for (a) liabilities or obligations disclosed and provided for in the most recent balance sheet included in the Company SEC Documents, (b) liabilities or obligations incurred in connection with the Transactions, (c) liabilities or obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Documents and (d) other liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8    Compliance with Laws and Orders; Permits.

(a)    The Company and each of its Subsidiaries is and, since December 1, 2016, has been in compliance with all applicable Laws and Orders, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 1, 2016, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding any actual or alleged failure to comply with any Law or Order, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents and approvals necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted, taken as a whole (the “Company Permits”), except where such failure would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is, and since December 1, 2016 has been, in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no suspension or cancellation of any such Company Permit is threatened, except for suspensions and cancellations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)    No Action is pending or, to the Knowledge of the Company, threatened alleging that the Company or its Subsidiaries is not in compliance with any applicable Law, Order or Company Permit, other than, in each case, those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)    None of the Company or any of its Subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any of its Subsidiaries, since December 1, 2016, in each case to secure an improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any Person, (i) has used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) has unlawfully provided anything of value to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or (iii) has violated, or is in violation of, the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the USA PATRIOT Act or any foreign or domestic anti-corruption, anti-bribery, anti-money laundering, anti-terrorism financing, export, import, re-export, anti-boycott, embargo or similar Law (including, to the extent applicable, the United Kingdom Bribery Act, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the United Nations Convention Against Corruption) in any jurisdiction in which the Company or any of its Subsidiaries has operated or currently operates (the “Anti-Corruption Laws”), except, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has developed and implemented a compliance program designed to provide reasonable assurance regarding compliance by the Company and its Subsidiaries with Sanctions, the FCPA and the other applicable Anti-Corruption Laws.

Section 3.9    Material Contracts.

(a)    As of the date of this Agreement, excluding any Contract that is or relates to a Company Plan and excluding this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, or are any of their respective assets or properties bound by, any:

(i)    Contract that is required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC or pursuant to Item 404 of Regulation S-K of the SEC but is not so filed;

(ii)    indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of Indebtedness or agreement providing for Indebtedness, or otherwise placing of any Encumbrance on any of the assets of the Company and its Subsidiaries, in excess of $1,000,000;

(iii)    Contract providing for the acquisition or disposition of any assets or businesses (whether by merger, consolidation, sale or purchase of stock, sale or purchase of assets or otherwise) with an aggregate purchase or sale price in excess of $1,000,000 (other than (A) any purchases or sales of inventory, product, equipment or maintenance and operations supplies, (B) any capital expenditures, or (C) purchases of software and other licenses, in each case of clauses (A), (B) and (C), in the ordinary course of business) for which there are material unpaid royalties, earn-outs or similar contingent payments or, indemnification obligations reasonably expected to be material to the Company (other than, in the case of acquisitions, indemnification obligations of the Company and its Subsidiaries for liabilities arising from the operation and conduct of the applicable acquired assets of businesses from and after the closing of such acquisition);

(iv)    Contract that purports to prevent, limit or otherwise restrict the ability of the Company or any of its Subsidiaries to declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to the Shares or any equity securities of any Company Subsidiary;

(v)    Contract pursuant to which (A) the Company or such Subsidiary, as applicable, licenses to any Person any material Intellectual Property Rights owned by the Company or such Subsidiary, as applicable, other than non-exclusive licenses of, or covenants with respect to, Intellectual Property Rights entered into in the ordinary course of business or (B) any Person licenses to the Company or such Subsidiary, as applicable, any material Intellectual Property Rights of any third party, other than, in each case, (1) Contracts for commercially available software, off-the-shelf software, “click-wrap” or “shrink-wrap” licenses or cloud-based services or platforms, (2) Contracts to which the licensing of such Intellectual Property Rights are incidental, and not material to, such Contracts, and (3) Contracts entered into in the ordinary course of business pursuant to which there is a non-exclusive license to or from the Company or any of its Subsidiaries to use, market, display or otherwise practice Intellectual Property Rights in connection with the sale of another Person’s products or of the Company’s or any of its Subsidiaries’ products;

(vi)    settlement agreement or similar agreement involving future obligations (whether monetary or otherwise) by the Company or any of its Subsidiaries, in any such case, that is material to the Company and its Subsidiaries, taken as a whole;

(vii)    Contract (A) containing covenants binding upon the Company or any of its Subsidiaries that restricts the ability of the Company or any of its Subsidiaries to compete in any business in a manner that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or with any Person or in any geographic area, (B) granting “most favored nation”, exclusivity or similar preferential status with respect to any third party, (C) granting any Person other than the Company or its Subsidiaries a right of first refusal, first offer or other right to purchase any material asset of the Company or its Subsidiaries or (D) that has any material “take or pay” or similar commitments pursuant to which the agreed upon contractual remedy for the failure to take the required quantity of goods or services set forth in such Contract is to pay the full purchase price for such goods or services not taken;

(viii)    Contract with respect to a joint venture, partnership agreement or other similar agreement; or

(ix)    other Contract (other than purchase orders in the ordinary course of business and agreements between the Company and any of its wholly owned Subsidiaries or between any of the Company’s wholly owned Subsidiaries) that contains obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any of its Subsidiaries of payments in the future in excess of $2,500,000 per annum or $7,500,000 during the life of the Contract.

Each such contract described in clauses (i)-(ix) is referred to herein as a “Material Contract”.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is (and, to the Knowledge of the Company, no other party is) in default under any Material Contract, (ii) each of the Material Contracts is in full force and effect, and is a valid, binding and enforceable obligation of the Company or its applicable Subsidiary, and to the Knowledge of the Company, of the other parties thereto, subject to the General Enforceability Exceptions, (iii) the Company and its Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach thereunder and (iv) neither the Company nor any of its Subsidiaries has received any written notice of termination with respect to, and, to the Knowledge of the Company, no party has threatened to terminate, any Material Contract. True and complete copies of each Material Contract as amended through the date of this Agreement, have been made available to Parent prior to the date of this Agreement.

Section 3.10    Disclosure Documents.

(a)    The proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the “Company Proxy Statement”), on the date it is first mailed (including any amendment or supplement thereto) to the Company Shareholders and at the time of the Company Shareholders Meeting, (i) will comply as to form in all material respects with the requirements of the Exchange Act and all other applicable Laws and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives specifically for inclusion or incorporation by reference in the Company Proxy Statement.

(b)    None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Parent Circular will, on the date it is first mailed (including any amendment or supplement thereto) to the Parent Shareholders and at the time of the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.11    Litigation. There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to, or in default under, any Order that would reasonably be expected to, individually or in the aggregate, (A) as of the date of this Agreement, prevent, materially delay or materially impair the ability of the Company to comply with its obligations under this Agreement or to consummate the Transactions or (B)  have a Company Material Adverse Effect.

Section 3.12    Employee Compensation and Benefit Plans; ERISA.

(a)    As used herein, the term “Company Plan” shall mean (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) and (ii) each other equity or equity-based incentive, compensation, severance, employment, Company Stock Plan, change-in-control, retention, fringe benefit, bonus, incentive, savings, retirement, deferred compensation or other benefit plan, agreement, program, policy or Contract or arrangement, in each case whether or not subject to ERISA, under which any current or former employee, officer or director of the Company or any of its Subsidiaries has any present or future right to benefits and which, in either case, is entered into, contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability; provided, that, the term Company Plan shall not include (i) a “multiemployer plan”, as defined in Section 3(37) of ERISA, or (ii) any plan or program that is mandatory under applicable Law. Section 3.12(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of each material Company Plan that is maintained in the United States. The Company has made available to Parent with respect to each material Company Plan that is maintained in the United States (in each case to the extent applicable): (A) a copy of the Company Plan document, including all currently effective amendments thereto, (B) the most recent summary plan description and all currently effective summaries of material modifications with respect to the Company Plan, (C) the most recently received IRS determination or opinion letter, (D) the related trust agreement or other funding instrument, (E) the most current actuarial report and (F) the most recent Form 5500 and attached schedules. Within thirty (30) days following the date of this Agreement, the Company shall have made available to Parent a list of each material Company Plan that is not maintained in the United States and with respect to each such Company Plan, a copy of the Company Plan document, including all currently effective amendments thereto.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)    Each Company Plan (and each related trust, insurance Contract or fund) has been administered in accordance with its terms and is in compliance with all applicable Laws, including ERISA and the Code.

(ii)    Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS or may rely upon a favorable opinion letter from the IRS as to its qualified status and, to the Knowledge of the Company, no event has occurred since the date of such determination or opinion that would reasonably be expected to adversely affect such determination or opinion.

(iii)    No condition exists that is reasonably likely to subject the Company or any of its Subsidiaries to any direct or indirect liability under Title IV of ERISA, whether actual or contingent.

(iv)    No Actions (other than routine claims for benefits in the ordinary course of business) are pending or, to the Knowledge of the Company, threatened with respect to any Company Plan or trust related thereto.

(c)    Section 3.12(c) of the Company Disclosure Letter contains a true, complete and accurate list of each Company Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to the funding requirements of Title IV of ERISA.

(d)    (i) The consummation of the Transactions will not, alone or in combination with any other event, (A) entitle any Participant to any material payment or material benefit, other than with respect to any payments received pursuant to Section 2.1 of this Agreement solely in the Participant’s capacity as a Company Shareholder, or (B) (1) accelerate the time of any material payment under any Company Plan or (2) accelerate the vesting of, materially increase the amount of, trigger the funding of any material compensation or benefits under, or otherwise result in any material obligation with respect to, any Company Plan, (ii) no Participant is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Affiliates in respect of any Tax imposed under Section 4999 or 409A of the Code and (iii) no amount paid or payable (whether in the form of cash, property or other benefits) by the Company or any of its Subsidiaries in connection with the transactions hereby, whether alone or together with any other events, will be an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 3.13    Labor & Employment.

(a)    Section 3.13(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of all material labor agreements, collective bargaining agreements or any other labor-related Contracts with any labor union, trade union or labor organization applicable to employees of the Company or any of its Subsidiaries (each such agreement or Contract, whether or not material, a “Collective Bargaining Agreement”). The Company has made available to Parent true and complete copies of any Collective Bargaining Agreements, including with respect to employees based outside the United States. Other than as required by applicable Law, no employees of the Company or any of its Subsidiaries are represented by any labor union, trade union or labor organization with respect to their employment with the Company or any of its Subsidiaries. Since December 1, 2016, no labor union, trade union, labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other Governmental Entity. To the Knowledge of the Company, there are no organizing activities with respect to any employees of the Company or any of its Subsidiaries. Since December 1, 2016, except, in each case, as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there has been no actual or, to the Knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against or affecting the Company or any of its Subsidiaries.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is engaged in, or since December 1, 2016 has engaged in, any unfair labor practice, as defined in the National Labor Relations Act or other applicable Law, (ii) there are not any unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board, (iii) since December 1, 2016, neither the Company nor any of its Subsidiaries has received any written notice of intent by any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress and (iv) since December 1, 2016, the Company has been in compliance with all Collective Bargaining Agreements and all applicable Laws relating to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, pay equity and workers’ compensation.

(c)    Since December 1, 2016, neither the Company nor any of its Subsidiaries has (i) effectuated (A) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”))

affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (B) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries or (ii) been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

Section 3.14    Properties.

(a)    Section 3.14(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of the common address of each parcel of Owned Real Property. The Company or one of its Subsidiaries has good and marketable fee simple title (or its jurisdictional equivalent) to its Owned Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. The Company or one of its Subsidiaries has exclusive possession of each Owned Real Property, other than any use and occupancy rights granted to third-party owners, tenants or licensees pursuant to Contracts with respect to such real property entered in the ordinary course of business and disclosed on Section 3.14(a) of the Company Disclosure Letter.

(b)    Section 3.14(b) of the Company Disclosure Letter sets forth a true, complete and accurate list of the common address of each parcel of Leased Real Property and the lease, license, occupancy agreement or other similar Contract pursuant to which the Company or any of its Subsidiaries is granted the right to use and occupy such Leased Real Property (any such leases, licenses, occupancy agreements or other similar Contracts, the “Leases”). The Company or one of its Subsidiaries, as applicable, has, subject to the terms of the applicable Lease, valid leasehold interests in its Leased Real Property, free and clear of any Encumbrances except Permitted Encumbrances. With respect to each Lease (i) neither the Company nor any of its Subsidiaries is (and, to the Knowledge of the Company, no other party is) in material default thereunder, (ii) each Lease is in full force and effect, and is the valid, binding and enforceable obligation of the Company and its Subsidiaries, and to the Knowledge of the Company, of the other parties thereto, subject to the General Enforceability Exceptions, (iii) the Company and its Subsidiaries have performed, in all material respects, all obligations required to be performed by them to date under such Lease and are not (with or without the lapse of time or the giving of notice, or both) in material breach thereunder and (iv) neither the Company nor any of its Subsidiaries has received any written notice of termination with respect to, and, to the Knowledge of the Company, no party has threatened to terminate, any such Lease.

(c)    There are no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or rezoning proceedings or similar actions that affect any material portion of Owned Real Property or Leased Real Property. Neither the Company nor any of its Subsidiaries has granted or is obligated under any option, right of first offer, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any material real property or any material portion thereof or material interest therein. Neither the Company nor any Company Subsidiary occupies and performs any manufacturing or other material operations on real property other than on the Owned Real Property or the Leased Real Property.

Section 3.15    Intellectual Property. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a)    The Company or one of its Subsidiaries owns all right, title and interest in, or has the right to use, pursuant to a license or otherwise, all Intellectual Property Rights required to (i) operate, or (ii) use in the development of the Company’s and its Subsidiaries’ businesses, as presently conducted, in each case, free and clear of all Encumbrances except Permitted Encumbrances (the “Company Intellectual Property”).

(b)    Section 3.15(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, complete and accurate list of all material registrations and applications for Intellectual Property Rights owned by the Company or its Subsidiaries (collectively, “Company Registered Intellectual Property”). All of the Company Registered Intellectual Property is subsisting and has not expired or been cancelled, abandoned or otherwise terminated, except for expirations at the end of the applicable statutory term, and payment of all renewal and maintenance fees and expenses in respect thereof, and all required filings related thereto, have been duly made. To the Knowledge of the Company, all of the Company Registered Intellectual Property that has issued is valid and enforceable.

(c)    No issued patent or patent application included in the Company Registered Intellectual Property is currently involved in any interference, reissue, re-examination, inter partes review or other post-grant Action.

(d)    (A) There are no pending Actions, and since December 1, 2016, the Company has not received any written notice of any threatened Actions, alleging a violation, misappropriation or infringement of the Intellectual Property Rights of any other Person by the Company or its Subsidiaries except for any of the foregoing that have since been resolved, (B) there are no pending Actions or threats in writing received by the Company alleging that any Company Intellectual Property is invalid or unenforceable, (C) to the Knowledge of the Company, the operation of the Company’s and its Subsidiaries’ businesses as conducted since December 1, 2016 does not violate, misappropriate or infringe the Intellectual Property Rights of any other Person and (D) to the Knowledge of the Company, no other Person has violated, misappropriated or infringed any Intellectual Property Rights owned by the Company or any of its Subsidiaries.

(e)    The Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes, as well as a commercially reasonable business continuity plan.

(f)    The Company and its Subsidiaries have taken commercially reasonable steps to protect the confidentiality of the trade secrets and other confidential Company Intellectual Property that is material to the operation of the Company’s or its Subsidiaries’ businesses.

(g)    No Software developed by the Company or its Subsidiaries is subject to any obligation or condition under any license identified as an open source license by the Open Source Initiative (www.opensource.org) that conditions the distribution of such Software on (i) the disclosure, licensing or distribution of any source code for any portion of such software, (ii) the granting to licensees of the right to make derivative works or other modifications to such Software or (iii) redistribution of such Software at no license fee.

(h)    The Company and its Subsidiaries comply in all material respects with all applicable Laws relating to privacy and security of Personal Data (the “Privacy Laws”) gathered or accessed in the course of the operation of the Company and its Subsidiaries.

Section 3.16    Environmental Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 1, 2016 (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws, and have possessed and complied with all applicable Environmental Permits required under such Laws to operate the businesses of the Company and its Subsidiaries as currently operated, (ii) the Company has not received any written notification alleging that it is liable under or has violated, or any written request for information pursuant to, any applicable Environmental Law, (iii) there has been no release or threatened release into the environment of any Materials of Environmental Concern by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person, nor has there been any exposure of humans to any Materials of Environmental Concern, in each case that would reasonably be expected to form the basis of any Action against, or obligation to conduct or fund remedial activities on the part of, the Company or its Subsidiaries under Environmental Law, (iv) there are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company and (v) none of the Company or its Subsidiaries has retained by Contract with any third party any liabilities or obligations that would reasonably be expected to form the basis of any Action under Environmental Law against the Company or its Subsidiaries.

Section 3.17    Taxes. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    The Company and each of its Subsidiaries has timely filed all Tax Returns that it was required to file and has timely paid all Taxes shown thereon as due and owing. All such Tax Returns were correct and complete (insofar as they relate to the Taxes shown thereon as due and owing) in all respects.

(b)    No audit or other proceeding with respect to any Taxes due from the Company or any of its Subsidiaries, or any Tax Return of the Company or any of its Subsidiaries, is pending or threatened in writing by any Governmental Entity. Each assessed deficiency resulting from any audit or examination relating to Taxes by any Governmental Entity has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries.

(c)    Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(d)    Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement.

(e)    There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Permitted Encumbrances.

(f)    Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

Section 3.18    Opinion of Financial Advisor. Morgan Stanley & Co. LLC (the “Financial Advisor”) has delivered to the Company Board its written opinion, dated the date of this Agreement, that, as of such date, the Merger Consideration to be received by the Company Shareholders (other than shares held in treasury or held by Parent or any direct or indirect wholly owned Subsidiary of Parent or as to which dissenters’ rights have been perfected) pursuant to this Agreement is fair from a financial point of view to the Company Shareholders. Promptly after the execution of this Agreement, the Company will furnish to Parent, solely for informational purposes, a true and complete copy of such written opinion.

Section 3.19    Brokers or Finders. Except for the Financial Advisor, no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based upon arrangements made by and on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent true and complete copies of all agreements between the Company and the Financial Advisor relating to the Transactions.

Section 3.20    Insurance. Section 3.20 of the Company Disclosure Letter sets forth a true, complete and accurate list, and the Company has made available to Parent true and complete copies, of all material insurance policies owned, held by or applicable to the Company (or its assets or businesses) with policy periods in effect as of the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company has reasonably determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies and (c) to the Knowledge of the Company, no written notice of cancellation or termination, other than pursuant to the expiration of any such insurance policy in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.21    Takeover Statutes; Organizational Documents. Assuming the representations and warranties in Section 4.4 are true and correct, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination” statute or regulation or other anti-takeover Law of the State of Ohio, including Sections 1701.831 and 1707.041 of the OGCL and Chapter 1704 of the OGCL (each, a “Takeover Statute”) is applicable to this Agreement or the Transactions. The Company Board has taken all actions within its authority to render all potentially applicable Takeover Statutes inapplicable to this Agreement and the Transactions. Neither the Company nor any of its Subsidiaries has in effect a “poison pill”, shareholder rights plan or other similar plan or agreement.

Section 3.22    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III or any certificate delivered pursuant to this Agreement, none of the Company, its Subsidiaries or any other Person on behalf of the Company makes any representations or warranties, whether express or implied, and all other representations and warranties are specifically disclaimed, including in respect of any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations or otherwise related to the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1    Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Encumbrances. Neither Parent nor Merger Sub is in violation of its organizational or governing documents in any material respect.

Section 4.2    Authorization; Validity of Agreement; Necessary Action.

(a)    (i) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to obtain and enter into the Financing, (ii) the execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of them of the Transactions and the Financing, have been duly and validly authorized by the board of directors of each of Parent (the “Parent Board”) and Merger Sub and by the sole stockholder of Merger Sub, and (iii) no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions and the Financing, except in the case of clauses (i), (ii) and (iii) that the consummation of the Merger and the Financing requires (x) the affirmative vote in favor of approval of the Parent Shareholder Resolutions by Parent Shareholders representing a simple majority of the votes represented in person or by proxy at the Parent Shareholders Meeting (the “Parent Shareholder Approval”), and (y) the affirmative vote in favor of approval of the increase in the borrowing restriction in the articles of association of

Parent to £1,500,000,000 by Parent Shareholders representing a simple majority of the votes represented in person or by proxy at the Parent Shareholders Meeting (the “Parent Financing Approval”). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to the General Enforceability Exceptions. The only votes of the Parent Shareholders necessary to approve this Agreement, the Transactions and the Financing and their consummation are the Parent Shareholder Approval and the Parent Financing Approval.

(b)    At a meeting duly called and held, the Parent Board has unanimously adopted resolutions (i) determining that the terms of this Agreement, the Transactions and the Financing will promote the success of Parent for the benefit of the Parent Shareholders as a whole, (ii) approving this Agreement, the Transactions and the Financing, (iii) directing that resolutions to approve (A) the Transactions for the purposes of Chapter 10 of the Listing Rules and (B) the increase in the borrowing restriction in the articles of association of Parent to £1,500,000,000 be submitted as soon as finalized in accordance with Section 6.1(c) to the Parent Shareholders for approval at the Parent Shareholders Meeting (such resolutions to approve the matters described in clauses (A) and (B), the “Parent Shareholder Resolutions”), (iv) that it will give a unanimous and unqualified recommendation to the Parent Shareholders to vote in favor of the Parent Shareholder Resolutions (the “Parent Recommendation”) and include the Parent Recommendation in the Parent Circular and (v) to release, immediately following the execution of this Agreement, an announcement in a form agreed by the parties as required by Listing Rule 10.5.1R(1) and referring to the Parent Recommendation, which resolutions set forth in clauses (i)–(v) have not (subject to Section 6.3(d)) been rescinded, modified, qualified or withdrawn in any way.

Section 4.3    Consents and Approvals; No Violations.

(a)    The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and, subject to the receipt of the Parent Shareholder Approval and the Parent Financing Approval, the consummation by Parent and Merger Sub of the Transactions and the Financing do not and will not (i) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vi) of subsection (b) of this Section have been obtained and all filings described in such clauses have been made, (A) conflict with or violate the respective certificate of incorporation or bylaws (or similar organizational documents) of Parent or Merger Sub or (B) conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (ii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties are bound, except, in the case of clauses (i)(B) and (ii), for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions and the Financing do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act, HSR Act, and state securities, takeover and “blue sky” Laws, (ii) the applicable requirements of NYSE, (iii) the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the OGCL, (iv) the filing with, and the approval by, the FCA of the Parent Circular, (v) the applicable requirements of the Foreign Antitrust Laws, and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4    Ownership of Company Common Stock. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any shares of

Company Common Stock and none of Parent, Merger Sub or their respective Affiliates hold any rights to acquire or vote any shares of Company Common Stock except pursuant to this Agreement. None of Parent, Merger Sub or any of their “affiliates” or “associates” is or has been within the past three years, an “interested shareholder” of the Company, as those terms are defined in Section 1704.01 of the OGCL.

Section 4.5    Disclosure Documents.

(a)    The shareholder circular relating to, and containing a notice covering, the Parent Shareholders Meeting (such circular, as amended or supplemented from time to time, the “Parent Circular”), on the date it is first mailed (including any amendment or supplement thereto) to the Parent Shareholders and at the time of the Parent Shareholders Meeting, (i) will comply in all material respects with the Listing Rules and all other applicable Laws and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any of its directors, officers, employees, Affiliates, agents or other representatives specifically for inclusion or incorporation by reference in the Parent Circular.

(b)    None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Company Proxy Statement will, on the date it is first mailed (including any amendment or supplement thereto) to the Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6    Financing.

(a)    Parent (subject only to Closing, the Parent Financing Approval and the conditions expressly set forth in the Financing Agreements) will have at the Closing sufficient funds available to it under the Financing Agreements to pay, when required by this Agreement, all amounts payable by it or any of its Affiliates under or as contemplated by this Agreement, including payment of the Merger Consideration together with any fees and expenses to be borne by Parent in accordance with this Agreement (collectively, the “Required Amount”). The financing under the Financing Agreements to finance the Required Amount is collectively referred to in this Agreement as the “Financing”.

(b)    Parent has, prior to the execution of this Agreement, delivered to the Company true and complete copies of the Financing Agreements (redacted (i) for the pricing terms and (ii) as necessary to address reasonable confidentiality concerns but only to the extent that any such redaction under this clause (ii) is not directly or indirectly in respect of any provision that relates to the conditionality of the Financing or the terms on which the Financing will be made available or can be obtained or drawn down), pursuant to which Parent will have, subject only to the Closing, the Parent Financing Approval and the conditions expressly set forth in the Financing Agreements, sufficient funds to pay, when required by this Agreement, the Required Amount.

(c)    As of the date hereof, the Financing Agreements are in full force and effect and constitute legal, valid and binding obligations of Parent or its Affiliates, and to the Knowledge of Parent, the other parties thereto, in each case subject to the Parent Financing Approval and General Enforceability Exceptions.

(d)    As of the date hereof, the Financing Agreements in the form delivered to the Company have not been (i) amended or modified (A) in a manner that would reduce the aggregate amount of the Financing set forth in the Financing Agreements below the Required Amount or (B) in a manner otherwise likely to prevent, delay or impair the Closing or the date on which the Financing would otherwise be obtained or (ii) withdrawn, terminated or rescinded in any respect.

(e)    There are no conditions to Parent’s or any of its Affiliates’ ability to borrow under the Financing Agreements and to pay when required the Required Amount, other than (i) the conditions to the Merger set forth in Article VII, (ii) the Parent Financing Approval and (iii) the conditions expressly set forth in the Financing Agreements.

(f)    As of the date hereof, each warranty, representation, covenant and obligation of Parent or any of its Affiliates made, given or undertaken in or pursuant to the Financing Agreements, the breach of or non-compliance with which would limit or prevent the borrowing of funds to finance the payment of the Required Amount under the Financing Agreements and the use of such portion thereof as may be required by Parent to enable it to consummate the Closing and to perform its other obligations under this Agreement, has not been breached.

(g)    As of the date of this Agreement, Parent has no reason to believe that it or any of its Affiliates will be unable to satisfy on a timely basis any warranty, covenant or obligation prior to or on Closing to be satisfied by Parent or its Affiliates contained in the Financing Agreements, the non-satisfaction of which would limit, delay or prevent the borrowing of funds under the Financing Agreements to finance the Required Amount.

Section 4.7    No Prior Activities. Merger Sub has been formed solely for the purpose of engaging in the Transactions and the Financing and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein (including the Financing) and matters ancillary thereto. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned directly or indirectly by Parent.

Section 4.8    Litigation. There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is a party or subject to, or in default under, any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.9    Absence of Arrangements with Management. Other than this Agreement, as of the date hereof, there are no Contracts between Parent, Merger Sub or any of their Subsidiaries or other Affiliates, on the one hand, and any member of the Company’s (or its Subsidiaries’) management or of the Company Board (or any board of directors or equivalent managerial body of its Subsidiaries), on the other hand, relating to such individual’s investment, participation, employment, consulting or other similar relationships with Parent, Merger Sub or any of their Subsidiaries or Affiliates (including the Surviving Corporation and its Subsidiaries following the Effective Time).

Section 4.10    Brokers or Finders. Except for Barclays Bank PLC and The Valence Group, no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based upon arrangements made by and on behalf of Parent, Merger Sub or any Subsidiary or Affiliate thereof.

Section 4.11    Absence of Parent Takeover Proposals. As of the date of this Agreement, none of Parent, any of its Subsidiaries or any of their respective officers, directors, employees or Representatives: (a) is engaged in or otherwise participating in any discussions or negotiations regarding a Parent Takeover Proposal or (b)  is party to a currently effective confidentiality agreement with respect to a Parent Takeover Proposal.

Section 4.12     Disclaimer of Warranties. Each of Parent and Merger Sub represents and warrants that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to the books and records of the Company and its Subsidiaries and the electronic data room maintained by the Company for purposes of the Transactions, (c) has been afforded the opportunity to ask questions of and receive answers from officers and other key employees of the Company, and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the Transactions. Without limiting the foregoing, in connection with any investigation by Parent and Merger Sub of the Company and its Subsidiaries, Parent and Merger Sub have received or may receive from the Company and/or its Affiliates and/or other Persons on behalf of the Company certain projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications. Parent and Merger Sub acknowledge and agree that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Parent and Merger Sub are familiar with such uncertainties, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans). Parent and Merger Sub acknowledge and agree that except for the representations and warranties made by the Company in Article III, none of the Company, its Subsidiaries or any other Person has made any express or implied representation or warranty with respect to the Company or any of its Subsidiaries, including with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans). Each of Parent and Merger Sub represent and warrant that it has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III, and that all other representations and warranties are specifically disclaimed.

Section 4.13    No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article IV or any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub, their respective Subsidiaries or any other Person on behalf of Parent or Merger Sub makes any representations or warranties, whether express or implied, and all other representations and warranties are specifically disclaimed, including in respect of any information made available to the Company related to the Transactions.

ARTICLE V

COVENANTS

Section 5.1    Interim Operations of the Company.

(a)    From the date of this Agreement and until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, except (i) as contemplated by this Agreement, (ii) as set forth on Section 5.1 of the Company Disclosure Letter, (iii) as required by any Material Contract or under applicable Law or (iv) as consented to in writing by Parent after the date of this Agreement and prior to the Effective Time, which consent shall not be unreasonably withheld, conditioned or delayed, the Company will, and will cause its Subsidiaries to, conduct their businesses in the ordinary course of business in all material respects and, to the extent consistent with past practice, use commercially reasonable efforts to preserve intact its business organization and relationships with suppliers, customers, licensors, licensees, distributors, employees and Governmental Entities.

(b)    From the date of this Agreement and until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, except (i) as contemplated by this Agreement, (ii) as set forth on Section 5.1 of the Company Disclosure Letter, (iii) as required by any Material Contract or under applicable Law or (iv) as consented to in writing by Parent after the date of this Agreement and prior to the Effective Time, which consent, other than for purposes of clauses (i), (ii) and (iv) (to the extent any equity or equity-based awards are involved), shall not be unreasonably withheld, conditioned or delayed, the Company will not, and will not permit any of its Subsidiaries to:

(i)    in the case of the Company, amend its Articles of Incorporation or Code of Regulations, and in the case of the Company’s Subsidiaries, amend their certificates of incorporation, bylaws or other comparable charter or organizational documents;

(ii)    (A) other than dividends or distributions made by a Subsidiary of the Company to the Company or another such Subsidiary, declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to its capital stock or other Rights, (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber (other than Permitted Encumbrances) any additional shares of capital stock or other Rights of the Company or any of its Subsidiaries, other than in respect of the shares of the Company’s capital stock reserved for issuance and issued pursuant to the awards under the Company Stock Plans or in respect of account balances under the Deferred Compensation Plans, in each case to the extent such awards or account balances are outstanding or accrued, as applicable, as of the date hereof, (C) split, combine, subdivide or reclassify the Shares or any other capital stock or Rights of the Company or any of the Subsidiaries of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor or (D) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other Rights of the Company or any of its Subsidiaries, except, in the case of each of clauses (C) through (D), as required by any Company Plan, Company Stock Plan or any outstanding awards issued thereunder, in each case, as such plans and awards are in effect on the date hereof;

(iii)    hire or terminate or enter into any agreements to hire or terminate (other than for cause) any employee of the Company or any of its Subsidiaries with an annual base salary or wage rate in excess of $170,000;

(iv)    except as required under the terms of any Company Plan as in effect on the date hereof or applicable Law, (A) materially increase the compensation or benefits of any current or former employee, officer or director, including any increase in severance, change in control, retention or termination pay, (B) enter into, establish, amend or terminate any material Company Plan, (C) take any action to accelerate the time of payment, vesting or funding of, or to fund or secure the payment of, any material compensation or material benefits under any Company Plan or (D) change any actuarial or other assumption used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined;

(v)    enter into or materially amend any Collective Bargaining Agreement, except as required by any applicable Law or any Collective Bargaining Agreement as in effect on the date hereof;

(vi)    incur, redeem, repurchase, prepay, defease, guarantee, assume or otherwise become liable for, or modify in any material respect the terms of, any Indebtedness, except for (A) incurrences of additional Indebtedness under the Company’s existing credit facilities in the ordinary course of business consistent with past practice in an amount not to exceed (1) $45,000,000 in the aggregate through December 31, 2019 and (2) an additional $30,000,000 in the aggregate from January 1, 2020 through the Outside Date, (B) incurrences of guarantees by the Company or any of its Subsidiaries of Indebtedness of the Company or any other such Subsidiary, which Indebtedness is incurred in compliance with this Section 5.1(b)(vi), (C) incurrences of Indebtedness of the Company or any of its Subsidiaries to the Company or any such Subsidiary in the ordinary course of business consistent with past practice, (D) incurrences of interest rate swaps, foreign exchange or commodity agreements and other similar hedging arrangements in the ordinary course of business for purposes of offsetting bona fide exposures or (E) redemptions, repurchases, prepayments or defeasances of Indebtedness of the Company or any of its Subsidiaries by the Company or any such Subsidiary in the ordinary course of business;

(vii)    make any loans, advances or capital contributions to, or investments in (including by purchase of stock or securities, property transfers or purchase of property or assets of any Person or otherwise) any other Person, other than (A) to or in the Company or any of its Subsidiaries or (B) pursuant to any acquisition not in violation of clause (xi), and other than extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice;

(viii)    make or authorize capital expenditures, except as set forth in Schedule 5.1(b)(viii) of the Company Disclosure Letter;

(ix)    discharge, settle, satisfy or commence any Actions, other than Actions for amounts, individually or in the aggregate, not to exceed $1,500,000 (in excess of third party insurance), in each case, that do not impose any material ongoing obligation or limitations upon the Company or any of its Subsidiaries;

(x)    change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable Law;

(xi)    (A) authorize, recommend, propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than this Agreement or otherwise in connection with the Transactions), (B) acquire, by merging or consolidating with, by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (C) except between or among the Company and any of its Subsidiaries, acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or subject to any other Encumbrance (other than Permitted Encumbrances) any assets if the amount of consideration paid, transferred or received by the Company would exceed $1,000,000 individually for any transaction or $5,000,000 in the aggregate for all such transactions, other than, in the case of this clause (C), acquisitions of raw materials and inventory, sales of inventory and grants of non-exclusive licenses of, or covenants with respect to, Intellectual Property Rights, in each case, in the ordinary course of business, or (D) except in the ordinary course of business pursuant to periodic reviews of the portfolio of Company Registered Intellectual Property, abandon, cancel, disclaim, permit to lapse or fail to renew or maintain any Company Registered Intellectual Property, or diligently pursue applications for any Company Registered Intellectual Property;

(xii)    (A) rescind or change any material Tax election or settle or compromise any material Tax liability, (B) change its taxable year, (C) change any material method of accounting for Tax purposes, (D) file any material amended Tax Return, (E) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax, (F) enter into any Tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding or (G) surrender any right to claim any material Tax refund, except, in each case, as required by applicable Law;

(xiii)    (A) terminate, cancel or waive any material rights under any Material Contract or Lease, (B) materially amend or modify any Material Contract or Lease or (C) enter into any Contract that would have been a Material Contract or Lease if entered into prior to the date hereof, provided, that for purposes clauses (B) and (C) of this Section 5.1(b)(xiii), “Material Contract” shall mean only those categories of Contracts described in clauses (i), (ii), (iii), (iv), (vii), (viii) and (ix) of Section 3.9(a);

(xiv)    except in the ordinary course of business, terminate, cancel or modify in any material respect any material insurance policy (excluding any insurance policy that is, or relates to, a Company Plan); or

(xv)    agree to take or make any commitment to take any of the actions described in the foregoing clauses (i)-(xiv).

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company is entitled to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.2    Acquisition Proposals.

(a)    Except as permitted by this Section 5.2, the Company shall not, and shall cause each of its Subsidiaries and their respective officers, directors and employees, and shall use reasonable best efforts to cause each of its consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives (collectively, “Representatives”) not to, from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, (i) directly or indirectly, solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent or Merger Sub or their respective Representatives) any non-public information in connection with or for the purpose of encouraging or facilitating, a Company Takeover Proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement as permitted by Section 5.2(b)) (each, a “Company Acquisition Agreement”). Upon execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, (A) immediately cease and cause to be terminated all discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to a Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to result in or lead to a Company Takeover Proposal, (B) promptly request each Person, if any, that has executed a confidentiality agreement in respect of a Company Takeover Proposal to return or destroy all information heretofore furnished to such Person or its Representatives by or on behalf of the Company or any of its Subsidiaries and (C) promptly terminate all physical and electronic data room access previously granted to any such Person or its Representatives. From the date of this Agreement until the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce the provisions of any such agreement; provided that the Company shall be permitted to fail to enforce any provision of any “standstill” or similar obligation of any Person to permit such Person to make a Company Takeover Proposal confidentially to the Company Board if the Company Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(b)    Notwithstanding anything to the contrary contained in Section 5.2(a) or any other provisions of this Agreement, if at any time on or after the date hereof and prior to obtaining the Company Shareholder Approval the Company or any of its Representatives receives a bona fide written Company Takeover Proposal from any Person or group of Persons that did not result from a breach of Section 5.2, (i) the Company and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (ii) if the Company Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company and its Representatives may (A) furnish, pursuant to a confidentiality agreement between the Company and such Person with provisions on terms that, taken as a whole, are not less restrictive to such Person than the provisions of the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any “standstill” or similar provision) (each, an “Acceptable Confidentiality Agreement”), information (including material non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Company Takeover Proposal (and to the extent that material non-public information has not been furnished to Parent and is furnished to such Person or Persons, the Company will concurrently provide to Parent such material non-public information) and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Company Takeover Proposal.

(c)    The Company shall promptly (and, in any event, within 48 hours) notify Parent if any proposals or offers with respect to, or that would reasonably be expected to lead to, a Company Takeover Proposal are received by the Company or any of its Representatives, and shall include with such notice, the name of such Person and the material terms and conditions of such proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including draft agreements) and thereafter shall keep Parent reasonably informed, on a reasonably current basis (but in no event more than once every 48 hours), of the status and terms of any such proposals or offers (including any amendments thereto and any draft agreements) and any related discussions or negotiations. The Company agrees that the Company and its Subsidiaries will not enter into any Acceptable Confidentiality Agreement with any Person subsequent to the date hereof that prohibits the Company from providing any information to Parent as required by this Section 5.2.

(d)    Except as expressly permitted by this Section 5.2(d) or by Section 5.2(e), neither the Company, the Company Board nor any committee thereof shall (i) (A) fail to include the Company Recommendation in the Company Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (C) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Company Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth Business Day after the commencement of a tender offer in connection with such Company Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Recommendation Change) or (D) approve or recommend, or publicly propose to approve or recommend to the Company Shareholders, a Company Takeover Proposal (the actions described in this clause (i) being referred to as a “Company Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any Company Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Shareholder Approval is obtained, the Company Board or any duly constituted and authorized committee thereof may, in response to a Company Takeover Proposal, either (1) make a Company Recommendation Change or (2) cause the Company to enter into a Company Acquisition Agreement providing for a Superior Proposal and concurrently terminate this Agreement pursuant to Section 8.1(c) if, in the case of clause (1) or (2), the Company Board or any duly constituted and authorized committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel, that (1) the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law and (2) such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that prior to taking such action, (w) the Company has provided Parent a copy of such Company Takeover Proposal and has given Parent at least four Business Days’ prior written notice of its intention to take such action, (x) if Parent requests, the Company has negotiated, and has directed its Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (y) following the end of such notice period, the Company Board or any duly constituted and authorized committee thereof shall have considered in good faith Parent’s binding offer, and shall have determined that the Company Superior Proposal continues to constitute a Company Superior Proposal if the revisions proposed in Parent’s binding offer were to be given effect and the failure to make such determination would be inconsistent with the directors’ fiduciary duties under applicable Law and (z) in the event of any material change to the material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above and the notice period shall have recommenced, except that the notice period shall be at least two Business Days (rather than the four Business Days otherwise contemplated by clause (w) above).

(e)    Notwithstanding anything to the contrary herein, prior to the time the Company Shareholder Approval is obtained, the Company Board or any duly constituted and authorized committee thereof may make a Company Recommendation Change if the Company Board or such committee has determined in good faith, after consultation with its financial advisor and outside legal counsel, that, as a result of a Company Intervening Event, the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that such action shall not be in response to a Company Takeover Proposal (which is governed by Section 5.2(d)) and prior to taking such action, (i) the Company Board has given Parent at least four Business

Days’ prior written notice of its intention to take such action and a description of the reasons for the Company Recommendation Change, (ii) if Parent requests, the Company has negotiated, and has directed its Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of this Agreement in such a manner that would obviate the need for making such Company Recommendation Change, (iii) following the end of such notice period, the Company Board or any duly constituted and authorized committee thereof shall have considered in good faith such binding offer, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a Company Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law and (iv) in the event of any material developments with respect to such Company Intervening Event, the Company shall have delivered to Parent an additional notice consistent with that described in clause (i) above and the notice period shall have recommenced.

(f)    Nothing contained in this Section 5.2 or in Section 6.7 shall prohibit the Company or the Company Board from taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act after the commencement of a tender offer or from making any other disclosure to the Company Shareholders if, in the Company Board’s determination in good faith after consultation with its outside legal counsel, the failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that (i) notwithstanding anything herein to the contrary, a “stop, look and listen” disclosure in and of itself shall not be considered a Company Recommendation Change, and (ii) in no event shall the Company Board or any duly constituted and authorized committee thereof make a Company Recommendation Change except in accordance with Section 5.2(d) or Section 5.2(e). Nothing contained in this Section 5.2 shall be deemed to limit the last sentence of Section 6.7.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1    Preparation of Company Proxy Statement; Preparation of Parent Circular.

(a)    As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC, in preliminary form, the Company Proxy Statement and the Company shall cause the Company Proxy Statement to comply as to form and substance in all material respects with the requirements of applicable Law. The Company shall supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or required by the SEC for the purposes of obtaining such approval. The Company will use reasonable best efforts to cause the Company Proxy Statement to be disseminated to Company Shareholders as promptly as reasonably practicable after the Company Proxy Statement is cleared by the SEC. Subject to Section 5.2, the Company Proxy Statement will contain the Company Recommendation and the Company shall use reasonable best efforts to obtain the Company Shareholder Approval.

(b)    Parent and Merger Sub will cooperate to the extent reasonably required by the Company in the preparation of the Company Proxy Statement and will provide for inclusion or incorporation by reference in the Company Proxy Statement all required information relating to Parent or its Affiliates. Parent and its counsel shall be given the reasonable opportunity to review and comment on the Company Proxy Statement and any amendments or supplements thereto (in each case before it is filed with the SEC), including any documents to be sent to Company Shareholders for the purposes of adjourning the Company Shareholders Meeting, and the Company will consider in good faith any reasonable comments made by, or reasonable requests of, Parent and its counsel. The Company will provide Parent and its counsel (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement promptly after the receipt of such comments or other communications and (ii) the opportunity to review and comment on the Company’s proposed responses thereto. The Company will respond as promptly as reasonably practicable to any such comments from the SEC or its staff. The Company shall promptly advise Parent upon becoming aware of (A) the time when the Company Proxy Statement has been cleared by the SEC or any supplement or amendment has been filed or (B) any comments, responses or requests from the SEC relating to the Company Proxy Statement.

(c)    As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare and file with the FCA for its approval a draft copy of the Parent Circular, and Parent shall cause the Parent Circular to comply as to form and substance in all material respects with the requirements of applicable Law. Parent shall supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or required by the FCA for the purposes of obtaining such approval. Parent will use reasonable best efforts to cause the Parent Circular to be finalized and approved by the FCA as soon as reasonably practicable following the date of this Agreement, and as soon as reasonably practicable (and in any event no later than three Business Days following such approval), disseminate the Parent Circular to the Parent Shareholders. Subject to Section 6.3(d), the Parent Circular will contain the Parent Recommendation and Parent shall use reasonable best efforts to obtain the Parent Shareholder Approval and the Parent Financing Approval. Parent will use its reasonable best efforts to solicit proxies in favor of the Parent Shareholder Resolutions.

(d)    The Company will cooperate to the extent reasonably required by Parent and Merger Sub in the preparation of the Parent Circular and the Parent Prospectus and will provide for inclusion or incorporation by reference in the Parent Circular and the Parent Prospectus all reasonably required information relating to the Company or its Affiliates. The Company and its counsel shall be given the reasonable opportunity to review and comment on the Parent Circular and the Parent Prospectus and any amendments or supplements thereto (in each case before it is filed with the FCA and/or before it is published), including any documents to be sent to Parent Shareholders for the purposes of adjourning the Parent Shareholders Meeting, and Parent will consider in good faith any reasonable comments made by, or reasonable requests of, the Company and its counsel. Parent will provide the Company and its counsel (i) any comments or other communications, whether written or oral, that Parent or its counsel may receive from time to time from the FCA or its staff with respect to the Parent Circular or the Parent Prospectus, as the case may be, promptly after the receipt of such comments or other communications and (ii) the opportunity to review and comment on Parent’s proposed responses thereto. Parent will respond as promptly as reasonably practicable to any such comments from the FCA or its staff. Parent shall promptly advise the Company upon becoming aware of (A) the time when the Parent Circular or the Parent Prospectus, as the case may be, has been approved by the FCA or any supplement or amendment has been filed or (B) any comments, responses or requests from the FCA relating to the Parent Circular or the Parent Prospectus, as the case may be.

(e)    Each of the Company, Parent and Merger Sub agrees to, as promptly as reasonably practicable, (i) correct any information provided by it specifically for use in the Company Proxy Statement, the Parent Circular and the Parent Prospectus if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Company Proxy Statement, the Parent Circular and the Parent Prospectus to include any information that shall become necessary in order to make the statements in the Company Proxy Statement, Parent Circular and the Parent Prospectus, as applicable, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Company Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the Company Shareholders, in each case as and to the extent required by applicable Law. Parent further agrees to cause the Parent Circular and the Parent Prospectus each as so corrected or supplemented promptly to be filed with the FCA and to be disseminated to the Parent Shareholders, in each case as and to the extent required by applicable Law.

Section 6.2    Company Shareholders Meeting; Parent Shareholders Meeting.

(a)    Subject to Section 5.2, the Company shall, as soon as reasonably practicable following the SEC’s clearance of the Company Proxy Statement, take all actions in accordance with applicable Law, its constituent documents and the rules of NYSE to duly call, give notice of, convene and hold a meeting of the Company Shareholders for the purposes of considering and taking action upon the adoption of this Agreement and upon such other matters as may come before such meeting (including any adjournment or postponement thereof, the “Company Shareholders Meeting”). The Company in its sole discretion after consultation with Parent may adjourn or postpone the Company Shareholders Meeting only (i) to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company Shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) if, as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Company Proxy Statement), there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or (iii) for a single period not to exceed ten Business Days to solicit additional proxies if necessary to obtain the Company Shareholder Approval.

(b)    Parent shall vote, or cause to be voted, all of the Shares then beneficially owned by it, Merger Sub or any of its other Subsidiaries and Affiliates in favor of the adoption of this Agreement.

(c)    Parent shall, as soon as reasonably practicable following the FCA’s approval of the Parent Circular, take all actions in accordance with applicable Law, its constituent documents and the rules of the FCA to duly call, give notice of, convene and hold the Parent Shareholders Meeting and the vote on the Parent Shareholder Resolutions, which shall be conducted by way of a poll unless the Company agrees in writing otherwise. Parent in its sole discretion after consultation with the Company may adjourn or postpone the Parent Shareholders Meeting only (i) to the extent necessary to ensure that any required supplement or amendment to the Parent Circular is provided to the Parent Shareholders within a reasonable amount of time in advance of the Parent Shareholders Meeting, or (ii) for a single period not to exceed ten Business Days to solicit additional proxies if necessary to obtain the Parent Shareholder Approval and the Parent Financing Approval.

(d)    Parent shall keep the Company reasonably informed of progress, and provide any updates reasonably requested by the Company, with regard to the delivery and status of forms of proxy by Parent Shareholders in respect of the Parent Shareholder Resolutions. Parent shall promptly notify the Company in the event it becomes aware of any breach or proposed breach by a Parent Shareholder of any irrevocable undertaking or other voting commitment given by it in respect of the Parent Shareholder Resolutions and will use any power of attorney granted in any such undertaking or other voting commitment in consultation and in accordance with the instructions of the Company.

(e)    The Parent Shareholders meeting shall be convened to take place on a date which is no more than 17 days after the date on which the Parent Circular is first disseminated to the Parent Shareholders.

Section 6.3    Parent Recommendation Change.

(a)    Except as permitted by this Section 6.3, Parent shall not, and shall cause each of its Subsidiaries and their respective officers, directors and employees, and shall use reasonable best efforts to cause each of its Representatives not to, from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, (i) directly or indirectly, solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Takeover Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with or for the purpose of encouraging or facilitating, a Parent Takeover Proposal or (iii) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to a Parent Takeover Proposal.

(b)    Notwithstanding anything to the contrary contained in Section 6.3(a) or any other provisions of this Agreement, if at any time on or after the date hereof and prior to obtaining the Parent Shareholder Approval, Parent or any of its Representatives receives a bona fide written Parent Takeover Proposal from any Person or group of Persons that did not result from a breach of Section 6.3(a), (i) Parent and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (ii) if the Parent Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law and its duties under Section 172 of the UK Companies Act, then Parent and its Representatives may (A) furnish information (including material non-public information) with respect to Parent and its Subsidiaries to the Person or group of Persons who has made such Parent Takeover Proposal and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Parent Takeover Proposal.

(c)    Parent shall promptly (and, in any event, within 48 hours) notify the Company if any proposals or offers with respect to, or that would reasonably be expected to lead to, a Parent Takeover Proposal are received by Parent or any of its Representatives and shall include with such notice, the name of such Person and the material terms and conditions of such proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including draft agreements) and thereafter shall keep the Company reasonably informed, on a reasonably current basis (but in no event more than once every 48 hours), of the status and terms of any such proposals or offers (including any amendments thereto and any draft agreements) and any related discussions or negotiations; provided that the obligations of Parent under this Section 6.3(c) shall be subject to the Company entering into a non-disclosure agreement to maintain the confidentiality of the Parent Takeover Proposal with Parent on customary terms reasonably required by Parent.

(d)    Neither Parent, the Parent Board nor any committee thereof shall fail to make, withdraw, qualify or modify in a manner adverse to the Company, or publicly propose to fail to make, withdraw, qualify or modify in a manner adverse to the Company, or publicly propose to fail to make, withdraw, qualify or modify in a manner adverse to the Company, the Parent Recommendation (any of the foregoing in this sentence, a “Parent Recommendation Change”); provided, however, that prior to obtaining the Parent Shareholder Approval, the Parent Board or any duly constituted and authorized committee thereof may in response to a Parent Intervening Event effect a Parent Recommendation Change, if the Parent Board or such committee determines in good faith, after consultation with outside legal counsel, that such Parent Takeover Proposal constitutes or could reasonably be expected to lead to a Parent Superior Proposal and, as a result of such Parent Intervening Event, the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and its duties under Section 172 of the UK Companies Act; provided, however, that prior to taking such act, (i) Parent has given the Company at least four Business Days’ prior written notice of its intention to take such action, (ii) if the Company requests, Parent has negotiated, and has directed its Representatives to negotiate, in good faith with the Company during such notice period to enable the Company to propose in writing an offer binding on the Company to effect revisions to the terms of this Agreement in such a manner that would obviate the need for making such Parent Recommendation Change, (iii) following the end of such notice period, the Parent Board or any duly constituted and authorized committee thereof shall have considered in good faith the Company’s binding offer, and shall have determined that the failure to effect a Parent Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and its duties under Section 172 of the UK Companies Act and (iv) in the event of any material developments with respect to such Parent Intervening Event, Parent shall have delivered to the Company an additional notice consistent with that described in clause (i) above and the notice period shall have recommenced; provided, further, that unless and until this Agreement is terminated in accordance with its terms, Parent shall give notice of the Parent Shareholders Meeting, the Parent Shareholders Meeting shall be convened and held, in each such case, in accordance with the terms of this Agreement, and the Parent Shareholder Resolutions shall be submitted for approval to the Parent Shareholders at the Parent Shareholders Meeting notwithstanding any Parent Recommendation Change.

Section 6.4    Reasonable Best Efforts; Regulatory Approval Matters.

(a)    Subject to Section 6.4(d), Parent, Merger Sub and the Company shall use their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable to cause each of the conditions in Article VII to be satisfied and consummate and make effective the Transactions as promptly as reasonably practicable (and in any event prior to the Outside Date), including (i) making all Filings necessary in connection with the Transactions, (ii) obtaining all Approvals necessary in connection with the Transactions and (iii) defending or contesting any Action brought by a Governmental Entity or any other Person that could prohibit, prevent, restrict, adversely affect or delay the consummation of the Transactions.

(b)    Without limiting the generality of Section 6.4(a) but subject to Section 6.4(d), each party shall use its reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable under the Antitrust Laws to consummate and make effective the Transactions in accordance with this Agreement as promptly as reasonably practicable (and in any event prior to the Outside Date), including (i) obtaining all Approvals under the Antitrust Laws, (ii) resolving any objection asserted with respect to the Transactions under the Antitrust Laws raised by any Governmental Entity or other Person, (iii) avoiding the entry of or causing the vacation, dissolution, lifting or reversal of any Order under the Antitrust Laws, whether temporary, preliminary or permanent, that prohibits, prevents, restricts, adversely affects or delays the consummation of the Transactions and (iv) defending or contesting any Actions brought by any Governmental Entity or any other Person under the Antitrust Laws challenging the Transactions. Without limiting the generality of the foregoing, (i) each party agrees to make an appropriate Filing, if necessary, pursuant to the HSR Act as promptly as reasonably practicable, but in any event no later than 15 Business Days following the date of this Agreement and (ii) each party agrees to make the appropriate Filings pursuant to any other Antitrust Laws as promptly as reasonably practicable following the date of this Agreement, and in all cases, to supply as promptly as reasonably practicable to the applicable Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act or other Antitrust Laws.

(c)    Parent shall, in addition to its obligations to use reasonable best efforts set forth in Section 6.4(a) and Section 6.4(b), through Order, consent decree, settlement or otherwise, (i) license, sell, divest, hold separate or otherwise dispose of, directly or indirectly, any of Parent’s, the Company’s or their respective Affiliates’ operations, divisions, subsidiaries, assets, products, product lines or businesses (whether now owned or hereafter acquired), (ii) terminate or modify any existing relationships or contracts of Parent, the Company or their respective Affiliates, or enter into new relationships or contracts, (iii) amend or terminate any licenses or other intellectual property agreements of Parent, the Company, or their respective Affiliates, and enter into new licenses or other intellectual property agreements, and (iv) make behavioral commitments that may limit or modify Parent’s, the Company’s or their respective Affiliates’ rights of ownership in, or freedom of action with respect to, one or more of their respective operations, divisions, subsidiaries, assets, products, product lines or businesses, in the case of each of clauses (i) through (iv), to enable the Closing of the Transactions as promptly as practicable (and in any event no later than the Outside Date). Nothing in this Agreement shall require Parent or any of its Subsidiaries, or permit the Company or any of its Subsidiaries, to enter into any contract or other binding obligation to implement any such sale, divestiture, contract, license or similar remedial action under this Section 6.4(c) (a “Remedial Action”) unless such contract or obligation is conditioned on the occurrence of the Closing or is only effective after the Effective Time.

(d)    Notwithstanding anything to the contrary in Section 6.4, none of Parent, Merger Sub or any of their respective Affiliates shall be required to, and the Company, its Subsidiaries or any other Affiliates of the Company shall not without Parent’s prior written approval, take or agree or commit to take any action, or agree or commit to any condition or restriction, necessary, required or advisable under the Antitrust Laws to consummate and make effective the Transactions if such action, condition or restriction would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent, the Company and their respective Subsidiaries, taken as a whole (any such action, condition or restriction, a “Burdensome Condition”).

(e)    To the extent permitted by applicable Antitrust Law and subject to appropriate confidentiality protections, each of Parent and the Company shall (i) in the case of Parent, keep the Company reasonably informed of all matters, discussions and activities pursued with third parties under Section 6.4(b), (ii) promptly notify the other party of, and, if in writing, provide to the other party copies of (or in the case of oral communications, advise the other orally of) all communications between it (or its Affiliates or Representatives) and any Governmental Entity or other Person challenging the Transactions and all information supplied by such party (or its Affiliates or Representatives) to such Persons, (iii) promptly notify the other party of the commencement or threatened commencement of any Action relating to the consummation of, or any challenges to, the Transactions, (iv) permit the other party to review and discuss in advance, and consider in good faith the views and proposals, if applicable, of the other party (including, with respect to Parent, the Company’s reasonable suggestions relating to potential divestitures and counterparties and potential defenses to any Action) in connection with any Filings, agreements, settlements, notifications or communications (whether written or oral) to be made by it or its Affiliates with any Governmental Entity or other Person so challenging the Transactions, including any presentations, memoranda, briefs, arguments, opinions or proposals, (v) to the extent practicable, not participate (and not permit its Affiliates or Representatives to participate) in any telephone calls or meetings with a Governmental Entity or other Person so challenging the Transactions without consulting with the other party in advance and, to the extent permitted by such Governmental Entity or such other Person, giving the other party a reasonable opportunity to attend and participate thereat and (vi) promptly furnish to the other party such other necessary information and reasonable assistance as such other party may reasonably request.

(f)    Each of the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as “Antitrust Counsel Only Material” or some similar notation agreed by the parties. Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such counsel to employees, officers or directors of the recipient or its Affiliates unless express permission is obtained in advance from the source of the materials (the Company, Parent or their respective Affiliates, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 6.4, and without limiting the restrictions on access and disclosure set forth in this Section 6.4(f), materials provided to the other party or its counsel pursuant to this Agreement may be redacted (i) as necessary to comply with contractual requirements, (ii) as necessary to address attorney-client or other privilege or protection or confidentiality concerns and (iii) to remove references concerning pricing and other competitively sensitive terms from an antitrust perspective; provided that the Company and Parent will use their respective reasonable best efforts to establish mutually agreed “clean team” or similar procedures to enable the provision of any such information to the extent permitted under applicable Law.

(g)    Neither Parent nor any of its Affiliates shall, or shall agree to, directly or indirectly, make or enter into any acquisition, disposition, merger, business combination or any similar transaction, however structured, or enter into any license, joint venture or similar agreement, transaction or arrangement to the extent that such action would, or would reasonably be expected to, in each case or in the aggregate, prevent, materially delay or materially impair the ability of Parent to comply with its obligations under this Agreement or to consummate the Transactions, including Parent’s obligations under this Agreement to obtain Approvals under the Antitrust Laws.

(h)    Notwithstanding anything to the contrary in this Agreement, Parent shall, after prior, good faith consultation with the Company and after considering, in good faith, the Company’s views, sole decision-making authority for all aspects of the parties’ strategy relating to obtaining all Approvals under the Antitrust Laws; provided that (i) Parent and its Affiliates shall not consent to any voluntary extension of any statutory deadline or waiting period, or consent to any voluntary delay of the consummation of the Transactions, or withdraw its notification and report form pursuant to the HSR Act or any other Filing made pursuant to any other Antitrust Law, unless, in each case, the Company has given its prior written consent to such extension, delay or withdrawal (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) Parent’s decision-making authority under this clause (h) shall not be deemed to modify, amend, diminish or otherwise impair in any respect the Company’s rights set forth in the last two sentences of Section 5.1.

(i)    Parent shall be responsible for the payment of all filing and other fees in connection with the Filings to be made, and Approvals to be obtained, pursuant to this Section 6.4 (other than, for the avoidance of doubt, fees and expenses of the Company’s legal counsel).

Section 6.5    Notification of Certain Matters. Subject to applicable Law, the Company shall give reasonably prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give reasonably prompt notice to the Company of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the Merger to be unsatisfied at the Effective Time and (b) any material failure of the Company or Parent and Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement; provided, however, that (i) the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice and (ii) a failure to comply with this Section 6.5 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying change or event would independently result in the failure of a condition set forth in Article VII to be satisfied.

Section 6.6    Access; Confidentiality. Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, the Company agrees to provide Parent and its Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, reasonable access during normal business hours and upon reasonable prior notice to the Company in connection with the Transactions and the Financing to (a) the Company’s properties, books, financial reporting, tax returns, Contracts, personnel and records and (b) such other information as Parent may reasonably request with respect to the Company and its business, assets, liabilities, financial condition and operations, provided, that nothing in this Agreement shall require the Company or any of its Subsidiaries to (i) provide such access at times or in a manner that the Company’s Representatives reasonably believe is likely to disrupt the ordinary course operations of the businesses of the Company or its Subsidiaries or (ii) disclose any information to Parent or its Representatives that is reasonably likely to cause a violation of any Contract to which the Company or any of its Subsidiaries is a party, is reasonably likely to cause a risk of a loss of attorney-client privilege to the Company or any of its Subsidiaries or that is competitively sensitive information (provided that the Company shall use its reasonable best efforts to allow for such access in a manner that does not result in such a violation of a Contract, the loss of attorney-client privilege or sharing of competitively sensitive information with individuals that would not be permitted under applicable Law); provided, further, that Parent and its Representatives shall not have the right to perform any invasive or subsurface investigations of any Site. Parent shall and shall cause Parent’s Affiliates and Representatives to keep confidential any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, pursuant to this Section 6.6 in accordance with the Confidentiality Agreement.

Section 6.7    Publicity. The Company and Parent shall each have prepared an initial public announcement of this Agreement and shall have provided each other with the reasonable opportunity to review and comment upon such initial announcement prior to its issuance, which comments the issuing party shall have considered in good faith. Thereafter, until the Effective Time or earlier termination of this Agreement in accordance with Article VIII, none of the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior consultation of the other party and giving the other party the opportunity to review and comment on such press release or other announcement, except (a) as required by applicable Law, by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, or as may be requested by a Governmental Entity or (b) with respect to communications that are substantially similar to communications previously approved pursuant to this Section 6.7. Notwithstanding the foregoing, the provisions of this Section  6.7 shall cease to apply from and after the time of any Company Recommendation Change.

Section  6.8    Indemnification; Directors’ and Officers’ Insurance.

(a)    For a period of six years from the Effective Time, each of Parent and the Surviving Corporation will jointly and severally indemnify and hold harmless each Indemnified Party with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (i) the fact that an Indemnified Party is or was a director, officer, employee, agent, trustee or fiduciary of the Company or any of its Subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another Person serving at the request of the Company or any of its Subsidiaries), or (ii) acts or omissions by such Indemnified Party in the Indemnified Party’s capacity as a director, officer, employee, agent, trustee or fiduciary of the Company or a Subsidiary of the Company (or a director, officer, employee, agent, trustee or fiduciary of another Person serving at the request of the Company or any of its Subsidiaries) or taken at the request of the Company or a Subsidiary of the Company (or such other person), in each case, with respect to such service, acts or omissions under clauses (i) or (ii), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Merger or the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted or required by applicable Law. In addition, from and after the Effective Time through the sixth anniversary of the Effective Time, Parent will, and will cause the Surviving Corporation to, upon demand by the Indemnified Party, advance any expenses (including fees and expenses of legal counsel) of any Indemnified Party under this Section 6.8 (including in connection with enforcing the indemnity and other obligations referred to in this Section 6.8) as incurred to the fullest extent permitted under applicable Law; provided, that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined by a final, non-appealable judgment of a court of competent jurisdiction that such person is not entitled to be indemnified pursuant to this Section 6.8.

(b)    For a period of six years from the Effective Time, Parent will guarantee, and the Surviving Corporation will maintain in force all obligations of the Company and any of its Subsidiaries in respect of rights of exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, existing in favor of the Indemnified Parties as provided in the respective constituent documents of the Company or any of its Subsidiaries or in any written Contract described on the Company Disclosure Letter or filed as an exhibit to any document filed with the SEC or available under applicable Law; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period will continue until the disposition of such Action or resolution of such claim.

(c)    For a period of six years from the Effective Time, Parent will cause, unless otherwise required by Law, the articles of incorporation and code of regulations or similar organizational documents of the Surviving Corporation and each of its Subsidiaries to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers and indemnification and advancement of expenses than are set forth immediately prior to the Effective Time in the Company’s constituent documents and/or available under applicable Law, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties.

(d)    For a period of six years from the Effective Time, Parent will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries, or provide substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy” with reputable insurers, in each case of at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable to such individuals than such policy in effect on the date hereof, with respect to service, acts or omissions arising on or before the Effective Time, including the Transactions, except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies an annual premium that is more than 300% of the annual premium payable by the Company for such insurance for the fiscal year ending November 30, 2018 (the “Maximum Amount”); provided, that if the annual premium payable by Parent for such policies at any time exceeds the Maximum Amount, Parent or the Surviving Corporation shall obtain a policy or policies that, in its good faith determination, provide the greatest coverage available for a cost not exceeding the Maximum Amount. The Company may prior to the Effective Time purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to service, acts or omissions existing or occurring prior to the Effective Time, including the Transactions, except that in no event shall the Company pay with respect to such “tail policy” more than the Maximum Amount. If such prepaid “tail policy” has been obtained by the Company, it will be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.8(d) and the Surviving Corporation will use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(e)    The provisions of this Section 6.8 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each Indemnified Party, and his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company’s constituent documents, by Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.8 (and the “tail policy” obtained pursuant thereto) may not be terminated, canceled or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.8 applies unless the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.8 applies will be third party beneficiaries of this Section 6.8).

(f)    In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Parent shall make or cause to be made proper provision so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume and perform the obligations set forth in this Section 6.8.

Section 6.9    Obligations of Merger Sub. Parent shall cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Merger Sub, to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement).

Section 6.10    Takeover Statutes. If any Takeover Statute is or becomes applicable to this Agreement or the Transactions, the Company and the Company Board shall grant such approvals and take such actions as may be reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement; provided, that the foregoing will not require the Company Board to take any action that could be inconsistent with its fiduciary duties under applicable Law.

Section 6.11    Employee Matters.

(a)    For the period commencing at the Effective Time and ending at the end of the calendar year following the calendar year in which the Effective Time occurs (the “Continuation Period”), Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries (each, a “Company Employee”) who continues to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries after the Effective Time with (i) salary, wage and annual cash bonus opportunity that are no less favorable in the aggregate than the salary, wage and annual cash bonus opportunity that were provided to such Company Employee immediately before the Effective Time (provided that such Company Employee’s salary or wage shall be no less than such Company Employee’s salary or wage immediately prior to the Effective Time), and (ii) employee retirement, welfare and other benefits (excluding any equity based compensation and change of control, retention or other one-time awards) that are no less favorable in the aggregate than such employee retirement, welfare and other benefits provided to each such Company Employee immediately before the Effective Time. For the Continuation Period, Parent shall provide, or shall cause to be provided, to each eligible Company Employee who suffers a qualifying termination of employment, severance benefits in accordance with Section 6.11(a) of the Company Disclosure Letter (taking into account such Company Employee’s service as required pursuant to Section 6.11(b) below, to the extent applicable). In addition, during the Continuation Period

(in calendar year 2020 and, if the Effective Time occurs in calendar year 2020, in calendar year 2021), Parent shall provide, or shall cause to be provided, to each Company Employee who remains employed by Parent or the Surviving Corporation at such time as annual long-term incentive awards are made by Parent to other eligible Company Employees in calendar year 2020 and, if applicable, in calendar year 2021, annual cash- or equity-based long term incentive award opportunities with, in the case of such award opportunities in calendar year 2020 and, if applicable, in calendar year 2021, a value that is no less favorable than the ordinary course annual equity incentive opportunity provided by the Company to such Company Employee in 2019, with substantially similar other terms as adjusted in a manner consistent with Parent’s long-term incentive programs. Notwithstanding anything contained herein to the contrary, with respect to any Company Employees who are covered by a collective bargaining agreement or who are based outside of the United States, Parent’s obligations under this Section 6.11 shall be in addition to, and not in contravention of, any obligations under any such applicable collective bargaining agreement or under the Laws of the foreign countries and political subdivisions thereof in which such Company Employees are based.

(b)    For purposes of vesting, eligibility to participate, level of benefits and benefit accruals under any employee benefit plans of Parent and its Subsidiaries in which participation is offered to Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries or predecessors before the Effective Time, to at least the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar employee benefit plan of the Company or its Subsidiaries in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. Parent shall use reasonable best efforts to cause any waiting periods to be waived for each Company Employee under any New Plan. In addition, and without limiting the generality of the foregoing, for purposes of any New Plan providing welfare benefits, Parent shall use reasonable best efforts to cause all pre-existing condition limitations or exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her spouse and covered dependents, and Parent shall use reasonable best efforts to cause any eligible expenses incurred by such Company Employee and his or her spouse and covered dependents during the portion of the plan year of any corresponding Company Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her spouse and covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Parent shall, or shall cause its Subsidiaries or Affiliates to, credit each Company Employee with the accrued and unused vacation, personal and sickness days to which such Company Employee is entitled through the Effective Time.

(c)    To the extent any bonus amounts (“Bonus Amounts”) under any cash bonus, sales and other incentive plans of the Company and its Subsidiaries with respect to a performance period completed prior to the Effective Time remain unpaid as of the Closing Date, Parent and the Surviving Corporation, as applicable, shall cause all such Bonus Amounts to be calculated and paid in the ordinary course of business to the eligible employees of the Company and its Subsidiaries. Parent and the Surviving Corporation, as applicable, shall cause all Bonus Amounts with respect to the performance period in which the Closing occurs to be calculated and paid to the eligible employees of the Company and its Subsidiaries. Such Bonus Amounts shall be calculated at the achieved level of performance determined by Parent for the entire performance period, and such Bonus Amounts shall be paid at the ordinary time such bonuses are paid under the applicable plan; provided, that payment of any Bonus Amounts in accordance with this Section 6.11(c) shall in no way be interpreted or construed to limit or replace any amounts to which a Company Employee may be entitled pursuant to a Company Plan in connection with such Company Employee’s termination of employment or services; provided, further, that with respect to any Bonus Amounts that constitute nonqualified deferred compensation subject to Section 409A of the Code, such payment shall be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code. For the avoidance of doubt, with respect to the Bonus Amounts, the applicable cash bonus, sales and other incentive plans of the Company and its Subsidiaries shall be operated and administered consistent with the terms of such plans as in effect immediately prior to the Effective Time and with the past practices of the Company and its Subsidiaries (including, without limitation, with respect to the determination of achieved performance levels and the timing of when earned Bonus Amounts are paid).

(d)    Nothing in this Section 6.11 shall be treated as an amendment of, or undertaking to amend, any benefit plan or as prohibiting or limiting the ability of Parent to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of the Company or Parent. Parent and the Company acknowledge the provisions of this Section 6.11 are binding upon and are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.11, express or implied, shall confer upon any other Person (including, for the avoidance of doubt, any Participant), or legal representative or beneficiary thereof, any rights or remedies, including any third-party beneficiary rights, right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement.

(e)    Parent and the Company hereby acknowledge and agree that a “change of control” (or equivalent phrase) within the meaning of the Company Plans will occur at the Effective Time, as applicable, for purposes of all Company Plans for which the term is relevant.

(f)    For the avoidance of doubt, following the Effective Time, the Deferred Compensation Plans shall be administered in accordance with their terms.

Section 6.12    Company ESPP. The Company shall ensure that (a) no new offering periods under the Company ESPP will commence during the period from the date of this Agreement through the Effective Time, (b) there will be no increase in the amount of payroll deductions permitted to be made by the participants under the Company ESPP during the current offering periods, except those made in accordance with payroll deduction elections that are in effect as of the date of this Agreement and (c) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time. To the extent applicable, no later than 5 days prior to the Effective Time, in the case of any outstanding purchase rights under the Company ESPP, any then-current offering period under the Company ESPP shall end and each participant’s accumulated payroll deductions shall be used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP. Shares of Company Common Stock held in participants’ Company ESPP account balances immediately prior to the Effective Time shall be treated the same as all other shares of Company Common Stock in accordance with Section 2.1. The Company shall ensure that the Company ESPP shall terminate immediately prior to the Effective Time contingent upon the occurrence of the Closing.

Section 6.13    Parent Approval. Immediately following the execution of this Agreement, Parent shall cause the sole stockholder of Merger Sub to adopt this Agreement in its capacity as such in accordance with applicable Law and the articles of incorporation and code of regulations of Merger Sub. Promptly following such adoption, Parent shall provide a copy of such written consent to the Company.

Section 6.14    Shareholder Litigation. The parties to this Agreement shall cooperate and consult with one another in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the Transactions, including by promptly advising the other party of the commencement of any such shareholder litigation, provided that the Company will control (and give Parent the opportunity to consult in) any such litigation in which any of the Company’s directors or officers is a named defendant, and Parent will control (and give the Company the opportunity to consult in) any such litigation in which any of Parent’s directors or officers is a named defendant; provided, further, that the Company shall give Parent the opportunity, at Parent’s cost and expense, to participate in the defense or settlement of any such shareholder litigation. Notwithstanding the foregoing, except as set forth on Section 6.14 of the Company Disclosure Letter, the Company shall not settle any shareholder litigation against the Company or any of its directors or officers with respect to the Transactions without the prior written consent of Parent.

Section 6.15    Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Corporation, shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the applicable rules and policies of NYSE to cause (a) the delisting of the Company and of the shares of Company Common Stock from NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 6.16    Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause any dispositions of Company Common Stock (including derivative securities with respect thereto) by each director or officer of the Company to be exempt under Rule 16b-3 of the Exchange Act.

Section 6.17    Financing.

(a)    Parent shall use its reasonable best efforts to obtain the proceeds of the Financing upon the terms and subject to the conditions described in the Financing Agreements, including using reasonable best efforts to satisfy on a timely basis all conditions in the Financing Agreements to the extent such conditions are within the control of Parent.

(b)    Parent shall give the Company prompt (and in any event within two Business Days) written notice (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a material breach or default) by any party to the Financing Agreements of which Parent has Knowledge, (ii) of the receipt of any notice or other communication from any Financing Source with respect to any (A) actual or potential material breach or default or termination, cancellation, acceleration or repudiation of the Financing Agreements or (B) material dispute or disagreement between or among any parties to the Financing Agreements and (iii) of the occurrence of any event, development, circumstance or change that could reasonably be expected to adversely impact the ability of Parent to obtain the Financing.

(c)    If any portion of the Financing becomes unavailable on the terms and conditions contemplated in any Financing Agreement, Parent shall, without limiting the obligations of Parent set forth in the immediately following sentence, (i) notify the Company in writing thereof and (ii) use reasonable best efforts to arrange and obtain, and negotiate and enter into a new financing agreement that provides for, alternative financing, including from alternative sources, in an amount sufficient to pay the Required Amount (“Alternative Financing”) as promptly as practicable following the occurrence of such event. If obtained, Parent shall deliver to the Company true and complete copies of the new financing agreement and the related fee letter(s) (which may be redacted in a customary manner) promptly after execution thereof. The provisions of this Section 6.17 and Section 6.18 shall be applicable to the Alternative Financing, and, for the purposes of this Section 6.17 and Section 6.18, (A) all references to the Financing shall be deemed to include such Alternative Financing, (B) all references to any Financing Agreements shall include the applicable documents for the Alternative Financing and (C) all references to the Financing Sources shall include the Persons providing or arranging the Alternative Financing.

(d)    Parent shall not, and shall cause its applicable controlled Affiliates (including Merger Sub) not to, permit, without the prior written consent of the Company, any material amendment or modification to be made to, or any termination, rescission, cancellation, acceleration or withdrawal of, or any waiver of any provision or remedy under, or assignment by Parent or its Affiliates of, any Financing Agreement or any mandate letter or fee letter delivered as a condition precedent thereto if any such amendment, modification, waiver or assignment would (individually or in the aggregate with any other amendments, modifications, waivers or assignments) (i) reduce the aggregate amount of proceeds from the Financing below the Required Amount, (ii) impose any new or additional conditions or contingencies, or otherwise amend, modify or expand any condition precedent to the receipt of the Financing in any respect that would reasonably be expected to materially delay or cause the

Financing to be unavailable to pay the Required Amount when due or (iii) adversely impact the ability of Parent to enforce its rights against any other party to any Financing Agreement. Parent shall promptly deliver true and complete copies of any such material amendment, modification or waiver of any Financing Agreement to the Company (redacted as necessary to address reasonable confidentiality concerns but only to the extent that any such redaction is not directly or indirectly in respect of any provision that relates to the conditionality of the Financing or the terms on which the Financing will be made available or can be obtained or drawn down). Parent will fully pay, or cause to be fully paid, all commitment and other fees arising pursuant to any Financing Agreement as and when they become due. Notwithstanding anything herein to the contrary, Parent shall have the right to reduce or terminate the commitments under the Financing Agreements by an amount not to exceed the aggregate amount of net cash proceeds from consummated offerings or other incurrences of debt or equity of Parent and/or its Subsidiaries consummated after the date hereof for which such proceeds have been irrevocably received by Parent and/or its Subsidiaries after the date hereof, which proceeds are not subject to recall, cancellation or repayment before the time when Parent is required to pay the Required Amount pursuant to this Agreement.

(e)    Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any Alternative Financing, is not a condition to the obligation of Parent and Merger Sub to effect the Transactions.

Section 6.18    Financing Cooperation.

(a)    From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VIII, the Company shall use its reasonable best efforts to, and shall use reasonable best efforts to cause its Affiliates and each of its and their respective Representatives to use reasonable best efforts to, provide all customary cooperation reasonably requested by Parent in connection with satisfying any conditions to the Financing set out in Part II of Schedule 2 of the Financing Agreements and syndicating the Financing, including but not limited to using reasonable best efforts to (i) cause appropriate officers and employees of the Company to (A) be available, on a customary basis and on reasonable advance notice, to meet with prospective lenders, rating agencies and investors in meetings, presentations, road shows and due diligence sessions (including one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchaser of, the Financing and members of senior management and other Representatives of the Company) and (B) provide reasonable and timely assistance with the preparation of business projections, rating agency presentations and similar materials, (ii) otherwise reasonably cooperate with the marketing efforts of Parent and the Financing Sources for any of the Financing, (iii) furnish Parent with timely financial and other pertinent information regarding the Company as may be reasonably requested by Parent to enable Parent to prepare pro forma financial statements, in each case, to the extent customary and reasonably required pursuant to the Financing and to the extent reasonably available and in the possession of the Company, (iv) to the extent reasonably requested by Parent, assist Parent (including by participating in drafting sessions) in the timely preparation of offering or similar marketing documents required for the syndication of any of the Financing or any other alternative to all or any portion thereof, (v) provide customary authorization letters to the Financing Sources authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders or investors (including customary 10b-5 and material non-public information representations) and (vi) furnishing Parent and the Financing Sources promptly, and in any event no later than three Business Days prior to Closing, with all customary documentation and information reasonably requested at least ten Business Days prior to the anticipated Closing Date in connection with such Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the CDD Rule. Subject to the indemnity rights set forth herein, the Company consents to the reasonable use of the Company’s logos in connection with any Financing in a manner customary for such financing transactions, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Affiliates or the reputation or goodwill of the Company or any of its Affiliates or any of their respective products, services, offerings or Intellectual Property Rights.

(b)    If requested by Parent in writing, the Company and its Subsidiaries shall use its reasonable best efforts to deliver customary letters, terminations and releases related to the payoff, satisfaction, discharge and/or defeasance of any existing Indebtedness of the Company or its Subsidiaries set forth on Section 6.18 of the Company Disclosure Letter (the “Debt Payoffs”); provided that any such action described above shall not be required unless it can be conditioned on the occurrence of the Closing. The Company shall, and shall cause its applicable Subsidiaries to, use their respective reasonable best efforts to and to cause their respective representatives to, provide cooperation reasonably requested by Parent in connection with any Debt Payoff.

(c)    Parent shall indemnify and hold harmless the Company, its Subsidiaries and its and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any Financing that is the subject of this Section 6.18 (including any action taken in accordance with this Section 6.18) and any information utilized, or the use or misuse of any Intellectual Property Rights of the Company or any of its Subsidiaries, in connection therewith. Parent shall promptly, upon request by the Company, reimburse the Company for any cost, liability or expense incurred by the Company or any of its Affiliates in connection with the Company’s cooperation pursuant to this Section 6.18. Additionally, such cooperation shall only be provided to the extent it is not (i) does not materially impact the operations of the Company and its Subsidiaries or (ii) a disclosure of any information to Parent or its Representatives that is reasonably likely to cause a violation of any Contract to which the Company or any of its Subsidiaries is a party, is reasonably likely to cause a risk of a loss of attorney-client privilege to the Company or any of its Subsidiaries or that is competitively sensitive information (provided that the Company shall use its reasonable best efforts to allow for such access in a manner that does not result in such a violation of a Contract, the loss of attorney-client privilege or sharing of competitively sensitive information with individuals that would not be permitted under applicable Law). For the avoidance of doubt, the parties acknowledge and agree that neither the obtaining of the Financing as contemplated by Section 6.17 nor the provision of any cooperation or information contemplated by this Section 6.18 is, or will be, a condition to effect the Merger.

ARTICLE VII

CONDITIONS

Section 7.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)    Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b)    Parent Shareholder Approval. The Parent Shareholder Approval shall have been obtained.

(c)    Governmental Approvals. The waiting period required under the HSR Act shall have expired or been terminated, and all other Approvals under Antitrust Laws of the jurisdictions set forth on Section 7.1(c) of the Company Disclosure Letter required to be obtained for the consummation of the Transactions shall have been obtained.

(d)    No Restraints. (i) There shall not be any Law in effect that makes illegal or otherwise prohibits the Transactions, (ii) there shall not be any Order (whether temporary, preliminary or permanent in nature) in effect issued by a Governmental Entity of competent jurisdiction that enjoins or otherwise prohibits the Transactions and (iii) there shall not be any Order imposing a Burdensome Condition in effect; provided that, solely with respect to clause (iii), in the event that (A) Parent notifies the Company in writing that it is waiving the condition set forth in clause (iii), (B) the other conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived as the time of such notice (or in the case of conditions which by their nature are to be satisfied at the Closing are capable of being satisfied as of such date) and (C) the Closing shall occur within four Business Days of such notice, the Company hereby agrees that it will concurrently waive the condition set forth in this clause (iii).

Section 7.2    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction, or waiver by Parent and Merger Sub, at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Company (i) set forth in clauses (a), (b) and (d) of Section 3.4 shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of such specified date or during such period) in all respects except for de minimis inaccuracies, (ii) set forth in Section 3.6(c) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date, in all respects, (iii) set forth in the first sentence of Section 3.1 (as it relates to the Company), Section 3.2, clauses (c) and (e) of Section 3.4, Section 3.18, Section 3.19 and Section 3.21 (without giving effect to any materiality or “Company Material Adverse Effect” qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of such specified date or during such period) in all material respects and (iv) set forth in Article III other than those specified in the foregoing clauses (i), (ii) and (iii) (without giving effect to any materiality or “Company Material Adverse Effect” qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of such specified date or during such period) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)    Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)    Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any fact, condition, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d)    Officer’s Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by a duly authorized executive of the Company to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

Section 7.3    Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Section 4.1, Section 4.2 and Section 4.10 (without giving effect to any materiality or material adverse effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of such specified date or during such period) in all material respects, and (ii) set forth in Article IV other than those specified in the foregoing clause (i) (without giving effect to any materiality or material adverse effect contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation and warranty shall be so true and correct as of such specified date or during such period) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b)    Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)    Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by a duly authorized executive of Parent or Merger Sub, as applicable, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4    Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Merger if such failure was materially contributed to by, or was the result of, such party’s failure to comply with its obligations under this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any Company Shareholder Approval, Parent Shareholder Approval or Parent Financing Approval):

(a)    by mutual written consent of Parent and the Company;

(b)    by either Parent or the Company, by giving written notice of such termination to the other party, if:

(i)    the Closing shall not have occurred on or prior to the close of business (New York City time) on the 9-month anniversary of the date of this Agreement (as it may be extended below, the “Outside Date”); provided, that if the conditions set forth in Section 7.1(c) or Section 7.1(d) (where the relevant Law or Order arises from or relates to Antitrust Laws) shall not have been satisfied or waived by the 9-month anniversary of the date of this Agreement but all other conditions set forth in Article VII have been satisfied or waived (or in the case of conditions which by their nature are to be satisfied at the Closing, are capable of being satisfied as of such date), then, the Outside Date shall be automatically extended to the close of business (New York City time) on the 12-month anniversary of the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i)) shall not be available (1) to any party whose breach of, or failure to perform or comply with, any obligation under this Agreement materially contributed to, or resulted in, the failure of the Closing to occur on or before the Outside Date (including any extensions thereto in accordance with the terms of this Section 8.1(b)(i)) or (2) to Parent or the Company during the pendency of any Action by the Company or Parent, as the case may be, for specific performance of this Agreement;

(ii)    (A) any Laws shall be in effect making illegal or otherwise prohibiting the Transactions, (B) any Governmental Entity of competent jurisdiction shall have issued an Order permanently enjoining or otherwise prohibiting the Transactions and such Order shall have become final and non-appealable or (C) any Order imposing a Burdensome Condition shall be in effect and shall have become final and non-appealable (provided that the Company may not terminate this Agreement under this clause (C) if Parent is taking action in good faith to satisfy the Burdensome Condition consistent with such final and non-appealable Order so as to permit the consummation of the Transactions as promptly as reasonably practicable); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the effectiveness of such Law or the issuance of such Order;

(iii)    the Company Shareholders Meeting (including any adjournments and postponements thereof) shall have concluded and the Company Shareholder Approval shall not have been obtained; or

(iv)    the Parent Shareholders Meeting (including any adjournments and postponements thereof) shall have concluded and the Parent Shareholder Approval shall not have been obtained;

(c)    by the Company prior to the receipt of the Company Shareholder Approval, if, concurrently with the termination of this Agreement, the Company enters into a Company Acquisition Agreement with respect to a Company Superior Proposal; provided, that the Company shall have complied with Section 5.2 and shall have paid or shall concurrently pay the Termination Fee as set forth in Section 8.2(b);

(d)    by Parent prior to the Company Shareholders Meeting, if the Company Board or any duly constituted and authorized committee thereof shall have made a Company Recommendation Change;

(e)    by the Company prior to the Parent Shareholders Meeting, if the Parent Board or any duly constituted and authorized committee thereof shall have made a Parent Recommendation Change;

(f)    by the Company, if there shall have been a breach of, or a failure to perform or comply with, any of the covenants or a failure to be true of any of the representations or warranties on the part of Parent or Merger Sub, which breach, failure or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is not cured within the earlier of (A) the Outside Date and (B) 30 days following written notice to Parent; provided, that (1) the Company shall have given Parent written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination, and (2) the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(g)    by Parent, if there shall have been a breach of, or a failure to perform or comply with, any of the covenants or a failure to be true of any of the representations or warranties on the part of the Company which breach, failure or failure to be true, either individually or in the aggregate (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) is not cured within the earlier of (A) the Outside Date and (B) 30 days following written notice to the Company; provided, that (1) Parent shall have given the Company written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, and (2) Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if Parent is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(h)    by the Company by giving written notice to Parent if (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than conditions that are to be satisfied by actions taken at the Closing) have been satisfied or waived, (ii) the Company is prepared to consummate the Closing, and (iii) Parent fails to consummate the Closing when the Closing should have occurred pursuant to Section 1.2 (assuming the satisfaction of conditions that are to be satisfied by actions taken at the Closing).

A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision of this Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 8.1 for any such termination.

Section 8.2    Effect of Termination.

(a)    If this Agreement is terminated pursuant to Section 8.1, then this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee or

Representative of such party) to the other party hereto; provided, however, that the provisions of Section 6.8, the indemnification and reimbursement obligations of Section 6.18, this Section 8.2, Article IX and Article X hereof and the provisions of the Confidentiality Agreement shall survive such termination; provided further, however, no party will be relieved or released from liability for damages arising out of any (i) fraud, (ii) knowing material breach of any of its representations and warranties contained in this Agreement or (iii) deliberate material breach of any of its covenants or agreements contained in this Agreement (it being understood that in any case the failure of Parent or the Company to effect the Closing when required under the terms of this Agreement shall constitute a deliberate material breach), and the aggrieved party will be entitled to all rights and remedies available at law or in equity. For purposes of this Section 8.2, (A) a “knowing” breach of a representation and warranty will be deemed to have occurred if the Company or Parent or Merger Sub had actual Knowledge of such breach as of the date of this Agreement, and (B) a “deliberate” breach of any covenant or agreement will be deemed to have occurred if the other party took or failed to take action with actual Knowledge that the action so taken or omitted to be taken constituted, or would reasonably be expected to constitute, a breach of such covenant or agreement. Parent and the Company acknowledge and agree that the individuals specified in the definition of “Knowledge” (1) have reviewed with counsel the representations, warranties and covenants contained herein and (2) for purposes of this subsection (a), shall be deemed to understand the meanings of the representations, warranties and covenants contained herein.

(b)    If this Agreement is terminated (i) by Parent pursuant to Section 8.1(d), (ii) by the Company pursuant to Section 8.1(c) or (iii) (x) by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(g) and (y) (A) prior to such termination a Company Takeover Proposal has been made to the Company, or publicly made, proposed or communicated or otherwise becomes publicly known, which shall not have been withdrawn prior to the time the Agreement is terminated and (B) at any time on or prior to the twelve-month anniversary of such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to a Company Takeover Proposal or the transactions contemplated by a Company Takeover Proposal are consummated (provided that solely for purposes of this Section 8.2(b)(iii)(y)(B), the term “Company Takeover Proposal” shall have the meaning set forth in the definition of Company Takeover Proposal except that all references to 20% shall be deemed references to 50%), the Company shall pay Parent the Termination Fee by wire transfer (to an account designated by Parent) in immediately available funds (1) in the case of clause (i) of this Section 8.2(b), within two Business Days after such termination, (2) in the case of clause (ii) of this Section 8.2(b), prior to or substantially concurrently with such termination or (3) in the case of clause (iii) of this Section 8.2(b), upon the earlier of entering into such definitive agreement with respect to a Company Takeover Proposal or consummation of the transactions contemplated by a Company Takeover Proposal. “Termination Fee” shall mean a cash amount equal to $15,800,000 inclusive of any irrecoverable VAT chargeable thereon. Without prejudice to, or limitation of, Parent’s rights with respect to claims of fraud or claims of knowing material breach of any representation and warranty contained in this Agreement or any deliberate material breach of any covenants or agreements contained in this Agreement, the parties agree that payment of the Termination Fee is compensation for the cost, resource and opportunity to be committed by Parent in connection with the Transactions, and from and after such termination and payment of the Termination Fee as described in this Section 8.2(c), the Company shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.2(c), Section 8.2(e) and Section 8.2(g).

(c)    If this Agreement is terminated by the Company pursuant to Section 8.1(e), Parent shall pay the Company the Reverse Termination Fee by wire transfer (to an account designated by the Company) in immediately available funds within two Business Days after such termination. “Reverse Termination Fee” shall mean a cash amount equal to $15,800,000 inclusive of any irrecoverable VAT chargeable thereon. Without prejudice to, or limitation of, the Company’s rights with respect to claims of fraud or claims of knowing material breach of any representation and warranty contained in this Agreement or any deliberate material breach of any covenants or agreements contained in this Agreement, the parties agree that payment of the Reverse Termination Fee is compensation for the cost, resource and opportunity to be committed by the Company in connection with the Transactions, and from and after such termination and payment of the Reverse Termination Fee as described in this Section 8.2(c), Parent and Merger Sub shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.2(c), Section 8.2(f) and Section 8.2(g).

(d)    If (i) this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b)(i), and at the time of such termination the condition set forth in Section 7.1(c) or Section 7.1(d) shall not have been satisfied or waived (in the case of Section 7.1(d), if the applicable Law or Order arises from or relates to Antitrust Laws) but all other conditions set forth in Article VII shall have been satisfied or waived (or in the case of conditions which by their nature are to be satisfied at the Closing, are capable of being satisfied as of such date) or (ii) this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b)(ii) as a result of a Law or Order that arises from or relates to Antitrust Laws, Parent shall pay the Company the Regulatory Termination Fee by wire transfer (to an account designated by the Company) in immediately available funds within two Business Days after such termination. “Regulatory Termination Fee” shall mean a cash amount equal to $15,800,000 inclusive of any irrecoverable VAT chargeable thereon. Without prejudice to, or limitation of, the Company’s rights with respect to claims of fraud or claims of knowing material breach of any representation and warranty contained in this Agreement or any deliberate material breach of any covenants or agreements contained in this Agreement, the parties agree that payment of the Regulatory Termination Fee is compensation for the cost, resource and opportunity to be committed by the Company in connection with the Transactions, and from and after such termination and payment of the Regulatory Termination Fee as described in this Section 8.2(d), Parent and Merger Sub shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.2(d), Section 8.2(f) and Section 8.2(g).

(e)    The Company acknowledges that the agreements contained in Section 8.2(b) are integral parts of the Transactions, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to Section 8.2(b), and, in order to obtain such payment, Parent or Merger Sub commences an Action that results in a judgment against the Company, the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred by Parent or Merger Sub in connection with such Action.

(f)    Parent acknowledges that the agreements contained in Section 8.2(c) and Section 8.2(d) are integral parts of the Transactions, and that, without these agreements, the Company would not enter into this Agreement. Accordingly, if Parent fails to pay in a timely manner any amount due pursuant to Section 8.2(c) or Section 8.2(d), and, in order to obtain such payment, the Company commences an Action that results in a judgment against Parent or Merger Sub, Parent or Merger Sub shall pay to the Company interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred by the Company in connection with such Action.

(g)    The parties agree and understand that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion, and in no event shall Parent be required to pay the Reverse Termination Fee or the Regulatory Termination Fee on more than one occasion or to pay the Reverse Termination Fee and the Regulatory Termination Fee, in each case, under any circumstances, and (ii) except in the case of fraud or claims of knowing material breach of any representation and warranty contained in this Agreement or any deliberate material breach of any covenants or agreements contained in this Agreement by the other party, if this Agreement is terminated and such termination is subject to Section 8.2(b), Section 8.2(c) or Section 8.2(d), as applicable, then: (A) in no event shall Parent be entitled to receive an amount greater than the Termination Fee and any applicable additional amounts pursuant to Section 8.2(e) (such additional amounts, collectively, the “Parent Additional Amounts”), and in no event shall the Company be entitled to receive an amount greater than the Reverse Termination Fee or the Regulatory Termination Fee, as applicable, and any applicable additional amounts pursuant to Section 8.2(f) (such additional amounts, collectively, the “Company Additional Amounts”), and (B) if Parent receives the Termination Fee and any applicable Parent Additional Amounts from the Company, or if the Company receives the Reverse Termination Fee or the Regulatory Termination Fee and any applicable Company Additional Amounts from Parent, then, in either case, such payment shall be the sole and exclusive remedy of the receiving party against the paying party and its Subsidiaries and their respective former, current or future partners, equityholders, managers, members, Affiliates and Representatives, and none of the paying party, any of its Subsidiaries or any of their respective former, current or future partners, equityholders, managers, members, Affiliates or Representatives shall have any further liability or obligation, in each case relating to or arising out of this Agreement or the transactions contemplated hereby.

(h)    Notwithstanding anything to the contrary in this Agreement, none of the Financing Sources shall have any liability to the Company or any Person that is an Affiliate of the Company relating to or arising out of this Agreement, the Financing or otherwise, whether at law, or equity, in contract, in tort or otherwise, and neither the Company nor any Person that is an Affiliate of the Company shall have any rights or claims against any Financing Sources hereunder or thereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Amendment and Waivers. Subject to applicable Law and the rules and regulations of NYSE, and in accordance with the immediately following sentence, this Agreement may be amended by the parties hereto by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the Closing Date, whether before or after adoption of this Agreement by the Company Shareholders, Parent Shareholders or the sole stockholder of Merger Sub; provided, however, that, (a) after the Company has obtained the Company Shareholder Approval, no amendment may be made that by applicable Law or in accordance with the rules and regulations of NYSE requires the further approval of the Company Shareholders without such further approval and (b) after receipt of the Parent Shareholder Approval or the Parent Financing Approval, no amendment may be made that by applicable Law or in accordance with the rules and regulations of the FCA requires the further approval of the Parent Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. At any time prior to the Effective Time, Parent or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties by the other party or parties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary in this Agreement, no amendments to the provisions which the Financing Sources are expressly made third-party beneficiaries pursuant to Section 9.6 shall be permitted in a manner adverse to any Financing Source without the prior written consent of such Financing Source.

Section 9.2    Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive after the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 9.3    Expenses. Except as otherwise specifically provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder and investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

Section 9.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and sent by electronic mail, by nationally recognized overnight courier service or by registered mail and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 9.4 prior to 5:00 p.m. (New York City time) on a Business Day and a copy is sent on such Business Day by nationally recognized overnight courier service, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 9.4 later than 5:00 p.m. (New York City time) on any date and earlier than 12:00 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (c) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (a) and (b) above), or (d) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications shall be as follows:

(i)	if to Parent, Merger Sub or Parent US Sub, to:

Synthomer plc 45 Pall Mall London, SW1Y 5JG United Kingdom Telephone No.: +44 1279 775-210
Email: Richard.atkinson@synthomer.com Tim.richards@synthomer.com
Attention: Richard Atkinson, Chief Counsel Tim Richards, Head of Legal

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Telephone No.: (212) 474-1000

Email:            mgreene@cravath.com

                        gligelisjr@cravath.com

Attention:       Mark I. Greene

                       G.J. Ligelis Jr.

(ii)	if to the Company, to:

OMNOVA Solutions Inc. 25435 Harvard Road Beachwood, Ohio 44122 United States Telephone No.: +1 (216) 682-7131 Email: jim.lemay@omnova.com
Attention: James C. LeMay, Senior V.P. Corporate Development; General Counsel

with a copy to:

Jones Day 250 Vesey Street
New York, New York 10281-1047 Telephone No.: (212) 326-3409 Email: jpdougherty@jonesday.com Attention: James P. Dougherty, Esq.

Each party consents to service of any process, summons, notice or document that may be served in any Action in the Chosen Courts, which service shall be in accordance with this Section 9.4.

Section 9.5    Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.6    Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Company Disclosure Letter) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions in Section 6.8 (which provisions may be enforced directly by Indemnified Parties), is not intended to and shall not confer upon any Person other than the parties and their permitted assigns any rights, benefits or remedies of any nature whatsoever, other than (i) the right of the Company Shareholders to receive the Merger Consideration after the Closing (a claim with respect to which may not be made unless and until the Effective Time shall have occurred), (ii) the right of the Company on behalf of the Company Shareholders to pursue damages in the event of Parent or Merger Sub’s breach of this Agreement, and (iii) the rights of the Financing Sources with respect to Section 8.2(g), Section 9.1, this Section 9.6, Section 9.8 and Section 9.12 (the Financing Sources being express third-party beneficiaries under such Sections). For the avoidance of doubt, the rights granted pursuant to the foregoing clause (ii) shall be enforceable only by the Company in its sole and absolute discretion, on behalf of the Company Shareholders. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.7    Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 9.8    Governing Law; Consent to Jurisdiction.

(a)    Subject to the second sentence of this Section 9.8(a), this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, the negotiation of this Agreement, the performance of this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction (except that all claims or causes of action against a Financing Source based upon, arising out of, or related to this Agreement, the negotiation of this Agreement, the performance of this Agreement or the Transactions, including any dispute arising out of or related to the Financing, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction). Notwithstanding the foregoing, the matters contained in Article I and Article II shall be governed by the OGCL, including matters relating to the filing of the Certificate of Merger, the effects of the Merger, dissenters’ rights and all determinations as to Dissenting Shares, and all matters relating to the fiduciary duties of the Company Board shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b)    Any Action based upon, arising out of or related to this Agreement or the Transactions shall be brought in the Delaware Court of Chancery or any applicable state appellate court therefrom within the State of Delaware, or in the event (but only in the event) such courts do not have subject matter jurisdiction over such Action, any Federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the Federal courts within the State of Delaware do not have subject matter jurisdiction over such Action, any other state court within the State of Delaware (except that any Action against any Financing Source that is in any way related to this Agreement or the Transactions, including any Action based upon, arising out of or related to the Financing, shall be brought in a federal court sitting in the Borough of Manhattan in The City of New York (or, only if such court lacks subject matter jurisdiction, in any New York State court sitting in the Borough of Manhattan in the City of New York) (the “Chosen Courts”), and each of the parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Each of Parent, Merger Sub and the Company agrees that a final Order in any Action by a Chosen Court will be conclusive and may be enforced in other jurisdictions by suit on such Order or in any other matter provided by applicable Law. Parent hereby appoints Parent US Sub (or such other Person as notified in writing to the Company) as its agent for service and for any other documents in proceedings in the United States or for any other proceedings arising in connection with this Agreement.

Section 9.9    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub may assign or delegate their rights, interests and obligations pursuant to this Agreement to any direct or indirect wholly owned Subsidiary of Parent; provided, further, that no such assignment will relieve Parent or Merger Sub of any of its obligations hereunder. Notwithstanding the foregoing, after the Closing, Parent may assign all of its rights to payment under this Agreement for collateral security purposes to any lender providing financing to Parent pursuant to any Financing Agreement, but no such assignment shall relieve Parent of any liability or obligation hereunder.

Section 9.10    Specific Performance.

(a)    The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 8.2 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 shall not be required to provide any bond or other security in connection with any such injunction and any party against whom such injunction is entered agrees not to request or demand any bond or security in connection therewith.

(b)    For the avoidance of doubt, the Company may pursue (i) a grant of specific performance to the extent permitted by this Section 9.10, (ii) the payment of damages as contemplated by Section 8.2(a), and (iii) the payment of the Reverse Termination Fee as contemplated by Section 8.2(c); provided that (x) the Company shall not be entitled or permitted to receive payment under clauses (ii) and (iii) if specific performance is granted and consummation of the Transactions occurs and (y) the Company shall not be entitled or permitted to be granted specific performance for the consummation of the Transactions if payment under clauses (ii) and/or (iii) is awarded and paid.

Section 9.11    Parent US Sub Guaranty. Parent US Sub hereby absolutely and unconditionally guarantees to the Company the prompt and punctual payment of all amounts that may become due and payable by, and the prompt and punctual performance of all obligations of, Parent and Merger Sub hereunder in accordance with the terms hereof. This guaranty shall remain in full force and effect until the earlier of (x) the satisfaction of such obligations and (y) subject to the satisfaction of all obligations under Section 8.2, the termination of this Agreement in accordance with its terms.

Section 9.12    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ARISING OUT OF ANY ACTION AGAINST ANY FINANCING SOURCE.

ARTICLE X

DEFINITIONS; INTERPRETATION

Section 10.1    Cross References. Each of the following terms is defined in the section set forth opposite such term.

Defined Term	Section
Acceptable Confidentiality Agreement	5.2(b)
Agreement	Preamble
Alternative Financing	6.17(c)
Anti-Corruption Laws	3.8(d)
Articles of Incorporation	1.5
Bonus Amounts	6.11(c)
Book-Entry Shares	2.1(a)
Burdensome Condition	6.4(d)
Certificate of Merger	1.3
Certificates	2.1(a)
Chosen Courts	9.8(b)
Closing	1.2
Closing Date	1.2
Code of Regulations	1.5
Collective Bargaining Agreement	3.13(a)
Company	Preamble
Company Acquisition Agreement	5.2(a)
Company Additional Amounts	8.2(g)
Company Board	3.2(a)
Company Common Stock	3.4(a)
Company Disclosure Letter	Article III
Company Employee	6.11(a)
Company Financial Statements	3.5(a)
Company Intellectual Property	3.15(a)
Company Performance Share	2.3(c)
Company Permits	3.8(b)
Company Plan	3.12(a)
Company Preferred Stock	3.4(a)
Company Proxy Statement	3.10(a)
Company Recommendation	3.2(b)
Company Recommendation Change	5.2(d)
Company Registered Intellectual Property	3.15(b)
Company Restricted Share	2.3(a)
Company RSU	2.3(b)
Company SEC Documents	3.5(a)
Company Shareholder Approval	3.2(a)
Company Shareholders Meeting	6.2(a)
Company Takeover Proposal	8.2(b)
Continuation Period	6.11(a)
Debt Payoffs	6.18(b)
Deferred Compensation Plans	2.3(e)
Deferred Payment	2.3(e)
Dissenting Shareholder	2.4
Dissenting Shares	2.4
Effective Time	1.3

Defined Term	Section
ERISA	3.12(a)
FCPA	3.8(d)
Financial Advisor	3.18
Financing	4.6(a)
Foreign Antitrust Laws	3.3(b)
GAAP	3.5(a)
General Enforceability Exceptions	3.2(a)
HSR Act	3.3(b)
Leases	3.14(b)
Material Contract	3.9(a)
Maximum Amount	6.8(d)
Measurement Date	3.4(a)
Merger	1.1
Merger Consideration	2.1(a)
Merger Sub	Preamble
New Plans	6.11(b)
NYSE	2.3(e)
OGCL	1.1
Outside Date	8.1(b)(i)
Parent	Preamble
Parent Additional Amounts	8.2(g)
Parent Board	4.2(a)
Parent Circular	4.5(a)
Parent Financing Approval	4.2(a)
Parent Recommendation	4.2(b)
Parent Recommendation Change	6.3(d)
Parent Shareholder Approval	4.2(a)
Parent Shareholder Resolutions	4.2(b)
Parent US Sub	Preamble
Paying Agent	2.2(a)
Payment Fund	2.2(a)
Privacy Laws	3.15(h)
Regulatory Termination Fee	8.2(d)
Remedial Action	6.4(c)
Representatives	5.2(a)
Required Amount	4.6(a)
Reverse Termination Fee	8.2(c)
Rights	3.4(a)
Shares	Recitals
SOX	3.5(a)
Surviving Corporation	1.1
Takeover Statute	3.21
Termination Fee	8.2(b)
Voting Company Debt	3.4(b)
WARN Act	3.13(c)

Section 10.2    Certain Terms Defined. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Action” means any claim, action, cause of action, arbitration, litigation, suit or proceeding by or before any Governmental Entity.

“Affiliates” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Antitrust Laws” means any Laws or Orders of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

“Approvals” means any consent, approval or authorization of, permit or license issued or granted by, Order, waiver or exemption by, negative clearance from, or the expiration or early termination of any waiting period imposed by, any Person (including any third party or Governmental Entity (including any Governmental Antitrust Entity)).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York City and on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (which utilizes a single shared platform and which was launched on November 19, 2007) is open for the settlement of payments in euro.

“CDD Rule” means the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act published May 11, 2016 and effective May 11, 2018 and as amended from time to time.

“Code” means the Internal Revenue Code of 1986.

“Commitment Letter” means the executed commitment letter dated on the date hereof from the Financing Sources to Parent.

“Company Equity Awards” means the Company RSUs and the Company Performance Shares.

“Company ESPP” means the OMNOVA Solutions Employee Share Purchase Plan.

“Company Intervening Event” means any fact, condition, circumstance, occurrence, effect, change, event or development in circumstances that (a) is material to the Company and its Subsidiaries, taken as a whole, (b) was not known to, or reasonably foreseeable by, the Company Board as of the date hereof and (c) becomes known to the Company Board after the date hereof and prior to the time the Company Shareholder Approval is obtained; provided, however, that in no event shall any of the following be deemed to constitute or contribute to a Company Intervening Event: (i) the receipt of the Company Takeover Proposal (or any discussion, inquiry, proposal or offer related to any similar matter), (ii) any event resulting from a breach of this Agreement by the Company or (iii) any facts, conditions, circumstances, occurrences, effects, changes, events or developments to the extent resulting from or arising out of (A) any changes in general United States or global economic conditions, (B) any changes in conditions generally affecting any of the industries in which the Company and its Subsidiaries operate, (C) any change in the market price or trading volume of the Company’s common stock (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded hereunder, be taken into account in determining whether there has been a Company Intervening Event), (D) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (E) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded hereunder, be taken into account in determining whether there has been a Company Intervening Event), (F) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and any litigation arising from allegations of any breach of fiduciary or other duties or violation of Law relating to this Agreement, the negotiation of this Agreement or the Transactions, or compliance by the Company with the terms of this Agreement, (G) the performance by the Company of its obligations under this Agreement, (H) any change in GAAP or in any applicable Law, including any tax, trade or tariff policy (or authoritative interpretations thereof), (I) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any such hostilities, acts of war (whether or not declared), civil disobedience, sabotage, terrorism, cyberterrorism or cyberattack threatened or underway as of the date of this Agreement, (J) any hurricane, tornado, flood, earthquake or other natural disaster, (K) any adverse change to any of the Company’s credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such adverse change may, if not otherwise excluded hereunder, be taken into account in determining whether there has been a Company Intervening Event), except, in the cases of the foregoing clauses (A), (B), (D), (H), (I) and (J), to the extent such facts, conditions, circumstances, occurrences, effects, changes, events or developments have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate.

“Company Material Adverse Effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that has a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but will not include facts, conditions, circumstances, occurrences, effects, changes, events or developments to the extent resulting from or arising out of (a) any changes in general United States or global economic conditions, (b) any changes in conditions generally affecting any of the industries in which the Company and its Subsidiaries operate, (c) any change in the market price or trading volume of the Company Common Stock (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded hereunder, be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect), (d) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (e) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded hereunder, be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect), (f) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement, the negotiation of this Agreement or the Transactions, or compliance by the Company with the terms of this Agreement, (g) the performance by the Company of its obligations under this Agreement or any action taken at the written request of Parent, (h) any change in GAAP or in any applicable Law, including any tax, trade or tariff policy (or authoritative interpretations thereof), (i) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any such hostilities, acts of war (whether or not declared), civil disobedience, sabotage, terrorism, cyberterrorism or cyberattack threatened or underway as of the date of this Agreement, (j) any hurricane, tornado, flood, earthquake or other natural disaster or (k) any adverse change to any of the Company’s credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such adverse change may, if not otherwise excluded hereunder, be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect); except, in the cases of the foregoing clauses (a), (b), (d), (h), (i) and (j), to the extent such facts, conditions, circumstances, occurrences, effects, changes, events or developments have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate.

“Company Shareholders” means all holders of Shares of the Company in their capacity as such.

“Company Stock Plans” means the OMNOVA Solutions 2017 Equity Incentive Plan and the OMNOVA Solutions Third Amended and Restated 1999 Equity and Performance Incentive Plan and the OMNOVA Solutions Long-Term Incentive Program, in each case as amended from time to time.

“Company Superior Proposal” means a bona fide written Company Takeover Proposal (except that references therein to 20% shall be replaced by 50%) made after the date of this Agreement that did not result from a breach of Section 5.2 that the Company Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with outside legal counsel and its financial advisor (taking into account any changes to this Agreement proposed by Parent in response to a Company Takeover Proposal), (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein, and (b) is on terms and conditions more favorable from a financial point of view to the Company Shareholders than the terms and conditions of the Merger.

“Company Takeover Proposal” means (a) any proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, exchange or tender offer, binding share exchange, joint venture, dissolution or other similar transaction involving the Company or any of its Subsidiaries that if consummated would result in any Person or group of Persons becoming the beneficial owner or owners of more than 20% of the voting power of the Company, (b) any proposal or offer to acquire in any manner more than 20% of the outstanding Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 20% of the voting power of the Company or (c) any proposal or offer to acquire in any manner (including the acquisition of stock in any Subsidiary of the Company), directly or indirectly, assets or businesses of the Company or its Subsidiaries representing more than 20% of the consolidated assets, revenues or net income of the Company, in each case, other than the Transactions.

“Confidentiality Agreement” means that certain letter agreement, dated March 29, 2019, between the Company and Parent.

“Contract” means any agreement, lease, sublease, license, contract, note, bond, mortgage, indenture, deed of trust, franchise, concession, arrangement, commitment, obligation or other legally binding arrangement (whether written or oral).

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way or other encumbrance of any kind.

“Environmental Laws” means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCA” means the Financial Conduct Authority.

“Filings” means any registrations, applications, declarations, reports, submissions or other filings with, or any notices to, any Person (including any third party or Governmental Entity (including any Governmental Antitrust Entity)).

“Financing Agreements” means the (i) multicurrency term loan and revolving facilities agreement between, among others, the Financing Sources and the Parent dated on or about the date hereof and (ii) bridge facilities agreement between, among others, the Financing Sources and the Parent dated on or about the date hereof.

“Financing Sources” means the entities that have committed to provide or arrange or otherwise have entered into agreements pursuant to the Financing Agreements or in connection with all or any part of the Financing described therein, or replacement debt financings, in connection with the Transactions, including the parties to any commitment letters, joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, including any arrangers, administrative agents or collateral agents part of the Financing and the Representatives and Affiliates of each of the foregoing.

“Governmental Antitrust Entity” means any of the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the Transactions pursuant to applicable Antitrust Laws.

“Governmental Entity” means (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of clauses (a) through (d), whether supranational, national, federal, state, county, municipal, provincial, and whether local or foreign.

“Indebtedness” of any Person means, without duplication, all obligations of such Person (a) for borrowed money (including deposits or advances of any kind to such Person), (b) evidenced by bonds, debentures, notes or similar instruments, (c) for capitalized leases (determined in accordance with GAAP), (d) to pay the deferred and unpaid purchase price of property or equipment (but excluding such obligations of such Person incurred in the ordinary course of business), (e) pursuant to securitization or factoring programs or arrangements; (f) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any Person and its wholly owned Subsidiaries), (g) in respect of net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), or (h) under letters of credit, bank guarantees and other similar Contracts or arrangements, solely to the extent drawn upon and not paid, entered into by or on behalf of such Person. Notwithstanding the foregoing, “Indebtedness” shall not include any obligation between or among the Company and any of its wholly owned (whether directly or indirectly) Subsidiaries.

“Indemnified Party” means each current and former director or officer of the Company or any of its Subsidiaries and each such person who serves or served at the request of the Company as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, together with such person’s heirs, executors or administrators.

“Intellectual Property Rights” means United States or foreign intellectual property, including (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, provisionals, extensions and reexaminations thereof, (b) trademarks, service marks, logos, trade names, corporate names, trade dress and all applications, registrations and renewals in connection therewith, including all goodwill associated therewith, (c) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, (d) inventions and discoveries (whether patentable or not), industrial designs, trade secrets, confidential information and know-how, (e) computer software (including databases and related documentation) (collectively, “Software”), (f) uniform resource locators, web site addresses and Internet domain names, social media tags, handles and identifiers and registrations for any of the foregoing, and (g) all other proprietary rights whether now known or hereafter recognized in any jurisdiction.

“IRS” means the Internal Revenue Service.

“Knowledge” means (a) with respect to Parent, the actual knowledge (without independent inquiry or investigation) of the executive officers of Parent, and (b) with respect to the Company, the actual knowledge (without independent inquiry or investigation) of Anne Noonan, Paul DeSantis, James LeMay, Marshall Moore,

Michael Quinn, with respect to the representations and warranties made in Article III, and the actual knowledge (without independent inquiry or investigation) of the individuals listed on Section 10.2(b) of the Company Disclosure Letter, in each case with respect to the representations and warranties made in Article III related to the matters for which they are responsible.

“Law” means any law (whether local or common), statute, code, ordinance, regulation, treaty (including any Tax treaty) or rule of any Governmental Entity.

“Leased Real Property” means all material real property leased or subleased (whether as a tenant or subtenant) by the Company or any Subsidiary of the Company.

“Listing Rules” means the listing rules and regulations made by the FCA in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 as contained in the FCA’s publication of the same name, as amended from time to time.

“Materials of Environmental Concern” means any petroleum or petroleum products, radioactive materials, asbestos, polychlorinated biphenyls, and any other hazardous, acutely hazardous or toxic (or similarly characterized) substance or waste regulated or for which liability is imposed under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

“Order” means any order, writ, judgment, ruling, injunction, assessment, stipulation, determination, award or decree of any Governmental Entity.

“Owned Real Property” means all real property owned by the Company or any Subsidiary of the Company.

“Parent Intervening Event” means any fact, condition, circumstance, occurrence, effect, change, event or development in circumstances that (a) is material to Parent and its Subsidiaries, taken as a whole, (b) was not known to, or reasonably foreseeable by, the Parent Board as of the date hereof and (c) becomes known to the Parent Board after the date hereof and prior to the time the Parent Shareholder Approval is obtained (including, for the avoidance of doubt, the receipt of a Parent Takeover Proposal (or any discussion, inquiry, proposal or offer related to any similar matter)); provided, however, that in no event shall any of the following be deemed to constitute or contribute to a Parent Intervening Event: (i) any event resulting from a breach of this Agreement by Parent or Merger Sub; (ii) any facts, conditions, circumstances, occurrences, effects, changes, events or developments to the extent resulting from or arising out of (A) any changes in general United States or global economic conditions, (B) any changes in conditions generally affecting any of the industries in which Parent and its Subsidiaries operate, (C) any change in the market price or trading volume of Parent’s common shares (it being understood that the facts or occurrences giving rise to or contributing to such change may, if not otherwise excluded hereunder, be taken into account in determining whether there has been a Parent Intervening Event), (D) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (E) any failure by Parent and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded hereunder, be taken into account in determining whether there has been a Parent Intervening Event), (F) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and any litigation arising from allegations of any breach of fiduciary or other duties or violation of Law relating to this Agreement, the negotiation of this Agreement or the Transactions, or compliance by Parent with the terms of this Agreement, (G) the performance by Parent of its obligations under this Agreement, (H) any change in GAAP, International Financial Reporting Standards or in any applicable Law, including any tax, trade or tariff policy (or authoritative interpretations thereof), (I) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any such hostilities, acts of war (whether or not declared), civil disobedience, sabotage, terrorism, cyberterrorism or cyberattack threatened or underway as of the date of this Agreement, (J) any hurricane, tornado, flood, earthquake or other natural disaster, (K) any adverse change to any of Parent’s credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such adverse change may, if not otherwise excluded hereunder, be taken into account in determining whether there has been a Parent Intervening Event), except, in the cases of the foregoing clauses (A), (B), (D), (H), (I) and (J), to the extent such facts, conditions, circumstances, occurrences, effects, changes, events or developments have a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Parent and its Subsidiaries operate; or (iii) any facts, conditions, circumstances, occurrences, effects, changes, events or developments referred to the clauses (a) through (k) of the definition of “Company Material Adverse Effect”.

“Parent Material Adverse Effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that prevents, materially delays or materially impairs the ability of Parent or Merger Sub to comply with their respective obligations under this Agreement or to consummate the Transactions or the Financing.

“Parent Prospectus” means the prospectus to be published by Parent pursuant to the prospectus rules made by the FCA in connection with Parent’s rights issue proposed to be undertaken to partially finance the Transactions.

“Parent Shareholders” means holders of ordinary shares of Parent in their capacity as such.

“Parent Shareholders Meeting” means the general meeting of the Parent Shareholders to be convened and held, as required by Chapter 10 of the Listing Rules and the articles of association of Parent, to consider, and, if thought fit, approve the Parent Shareholder Resolutions, including any adjournment thereof.

“Parent Superior Proposal” means a bona fide written Parent Takeover Proposal that the Parent Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with outside legal counsel and its financial advisor, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein, and (b) is more favorable from a financial point of view to the Parent Shareholders than benefits expected to be received by the Parent from the Transactions.

“Parent Takeover Proposal” means (a) any proposal or offer, including for or with respect to a merger, consolidation, business combination, recapitalization, exchange or tender offer, takeover bid (however effected), binding share exchange, joint venture, dissolution or other similar transaction, in each such case, involving Parent or any of its Subsidiaries that if consummated would result in any Person or group of Persons (including any group of Persons acting in concert for the purposes of the UK City Code on Takeovers and Mergers) becoming the beneficial owner or owners of interests in shares of Parent (for the purposes of this definition, “interests in shares” having the meaning given to such phrase in the UK City Code on Takeovers and Mergers) carrying 30% or more of the voting rights of Parent, (b) any proposal or offer to acquire in any manner interests in shares of Parent carrying 30% or more of the voting rights of Parent or (c) any proposal or offer to acquire in any manner (including the acquisition of stock in any Subsidiary of Parent), directly or indirectly, assets or businesses of Parent or its Subsidiaries representing more than 30% of the consolidated assets, revenues or net income of Parent, in each case, other than the Transactions.

“Participant” means any current or former director, officer, employee, consultant (who is a natural Person) or independent contractor (who is a natural Person) of the Company or any of its Subsidiaries.

“Permitted Encumbrances” means (a) Encumbrances that relate to Taxes, assessments and governmental charges or levies imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings or for which reserves have been established on the most recent financial statements included in the Company SEC Documents, (b) Encumbrances imposed by Law that relate to obligations that are not yet due and have arisen in the ordinary course of business, (c) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (d) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances incurred in the ordinary course of business for amounts not yet due and payable or for which the amount or validity thereof are being contested in good faith and for which appropriate reserves have been established, (e) Encumbrances that relate to zoning, entitlement and other similar land use and Environmental Laws, (f) other imperfections or irregularities in title, such as charges, easements, survey exceptions, reciprocal easement agreements, restrictions and other similar encumbrances on title to real property that are disclosed in the title policies, commitments or surveys that have been provided to Parent, (g) any utility company rights, easements or franchises for electricity, water, steam, gas, sanitary sewer, surface water, drainage, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the Sites, or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site, (h) any minor encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway, (i) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof and (j) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business; provided, however, that in the case of clauses (e) through (i), none of the foregoing, individually or in the aggregate, would reasonably be expected to materially adversely affect the use of the property to which its relates in the conduct of the business as currently conducted thereon.

“Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

“Personal Data” means any information related to an identified or identifiable natural Person.

“Sanctions” means any sanctions administered, enacted or enforced by the United States (including the Office of Foreign Assets Control of the United States Department of the Treasury or the United States Department of State), the United Kingdom, the European Union, the United Nations Security Council or any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Site” means each location where the Company or any Subsidiary of the Company conducts business, including each Owned Real Property and Leased Real Property.

“Subsidiary” means, with respect to any party, any foreign or domestic corporation or other entity, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such party or by any one or more of such party’s Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” or “Taxes” means any (a) federal, state, local, non-U.S. or other tax, including any income, gross receipts, net proceeds, alternative or add on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, goods and services, consumption, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, withholding, unemployment or social security or other tax of whatever kind that is imposed by any Governmental Entity and (b) interest, fines, penalties or additions to tax incurred in connection with any items described in the preceding clause (a).

“Tax Return” or “Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns requested to be filed with a taxing authority with respect to Taxes (including any amendments thereto).

“Transactions” means the Merger and the other transactions contemplated by this Agreement, other than the Financing.

Section 10.3    Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein or the context otherwise requires, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)    References herein to Articles, Sections, Annexes, Exhibits or Schedules shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b)    The words such as “herein” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear.

(c)    The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(d)    The word “or” is not exclusive.

(e)    The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(f)    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(g)    References to “$” and “dollars” are to the currency of the United States of America. All dollar amounts contemplated by this Agreement, to the extent applicable, shall be rounded down to the nearest penny.

(h)    The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”.

(i)    “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(j)    (i) References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules and regulations promulgated thereunder and to any successor statutes, rules or regulations, and (ii) references to any Person include the successors and permitted assigns of that Person.

(k)    With respect to the determination of any period of time, the words “from” or “through” mean “from and including” or “through and including” respectively, and the words “to” and “until” each means “to but excluding”.

(l)    All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

(m)    Any document that is described as being “delivered,” “furnished,” “made available” or similarly shall mean that the Company has (i) posted such materials to the virtual data room entitled “Project Belle” maintained by Merrill Corporation, in a manner that enables viewing of such materials by Parent or its Representatives by 7:30 p.m. Eastern time on the day prior to the date of this Agreement or (ii) set forth a true and complete copy of such materials in the Company Disclosure Letter.

(n)    The Company, Parent and Merger Sub are referred to herein individually as a “party” and collectively as “parties”.

(o)    The Company Disclosure Letter is hereby incorporated and made a part hereof and is an integral part of this Agreement. The Company may, at its option, include in the Company Disclosure Letter items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any Section of any Company Disclosure Letter shall be deemed to be referred to and incorporated in any other Section to which it is specifically referenced or cross-referenced, and also in all other Sections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Nothing contained in any Section of the Company Disclosure Letter should be construed as an admission of liability or responsibility of any party to any third party in connection with any pending or threatened Action or otherwise. Except as otherwise expressly set forth in any Section of the Company Disclosure Letter, in no event shall the listing or disclosure of any information or document in any Section of the Company Disclosure Letter or in the documents referred to or incorporated by reference in any such Section of the Company Disclosure Letter constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company not expressly set out in this Agreement or shall such disclosure be construed as extending the scope of any representation or warranty, undertaking, covenant or obligation set out in this Agreement. Any capitalized terms used in any Section of the Company Disclosure Letter or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(p)    The parties hereto agree that they have participated jointly in the drafting of this Agreement and have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[Signatures on Following Page]

IN WITNESS WHEREOF, Parent, Merger Sub, Parent US Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

SYNTHOMER PLC

By:	/s/ Stephen Bennett

Name:	Stephen Bennett

Title:	Director

SPIRIT USA HOLDINGS INC.

By:	/s/ Neil Whitley

Name:	Neil Whitley

Title:	Director and Division President Ind. Specialties

SYNTHOMER USA LLC

By:	/s/ Richard Atkinson

Name:	Richard Atkinson

Title:	Secretary

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, Parent US Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

OMNOVA SOLUTIONS INC.

By:	/s/ Anne P. Noonan

Name:	Anne P. Noonan

Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

Annex B

July 2, 2019

Board of Directors

OMNOVA Solutions Inc.

25435 Harvard Road

Beachwood, Ohio 44122-6201

Members of the Board:

We understand that OMNOVA Solutions Inc. (“Omnova” or the “Company”), Synthomer plc (the “Buyer”), Spirit USA Holdings Inc., a wholly owned subsidiary of the Buyer (“Acquisition Sub”) and Synthomer USA LLC, a wholly owned subsidiary of the Buyer, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 2, 2019 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), other than shares held in treasury or held by the Buyer or any direct or indirect wholly owned subsidiary of the Buyer or as to which dissenters’ rights have been perfected (collectively, the “Excluded Shares”), will be converted into the right to receive $10.15 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company (the “Financial Projections”);

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)

Reviewed the Merger Agreement, the draft financing agreements from certain lenders substantially in the form of the drafts dated July 2, 2019 (the “Financing Agreements”) and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. At your direction, our analyses relating to the business and financial prospects of the Company for purposes of our opinion were based on the Financial Projections. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to such Financial Projections nor the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Financing Agreements, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We do not express any view on, and this opinion does not address, any term or aspect of the Merger Agreement or the transactions contemplated thereby other than with respect to the fairness from a financial point of view of the Consideration to be received by the holders of the shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, or whether or not such alternatives could be achieved or are available. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the two years prior to the date hereof, except for our current engagement with the Company, we have not been engaged on any financial advisory or financing assignments for the Buyer or the Company and have not received any fees for such services from the Buyer or the Company during this time. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Company should vote at the shareholders’ meetings to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Lily Mahdavi
Lily Mahdavi
Managing Director

Annex C

Ohio Revised Code Section 1701.84

(A) Except as provided in division (B) of this section, the following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781,1701.79, 1701.791, or 1701.801 of the Revised Code;

(2) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

(3) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

(4) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

(5) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code;

(6) Shareholders of a domestic corporation that is being converted pursuant to section 1701.792 of the Revised Code.

(B) All of the following shareholders shall not be entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1) Shareholders described in division (A)(1) or (6) of this section, if both of the following apply:

(a) The shares of the corporation for which the dissenting shareholder would otherwise be entitled to relief under division (A)(1) or (6) of this section are listed on a national securities exchange as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders.

(b) The consideration to be received by the shareholders consists of shares or shares and cash in lieu of fractional shares that, immediately following the effective time of a merger, consolidation, or conversion, as applicable, are listed on a national securities exchange and for which no proceedings are pending to delist the shares from the national securities exchange as of the effective time of the merger, consolidation, or conversion.

(2) Shareholders described in division (A)(2) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the merger and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the merger;

(3) The shareholders described in division (A)(4) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the combination or majority share acquisition, and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the combination or majority share acquisition.

Ohio Revised Code Section 1701.85

(A)

(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation’s shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder’s address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation’s shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory’s authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation’s written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter

2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)

(1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders ;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a) Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)

(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Annex D

FORM OF VOTING UNDERTAKING

To: Synthomer plc (the “Company”)

And to: OMNOVA Solutions Inc. (“OMNOVA”)

DATED:                      2019

Dear Sir or Madam,

The purpose of this undertaking is to confirm the support of                      (the “Covenantor”) for the proposed resolutions (the “Resolutions”) in the draft notice of meeting attached hereto and initialled by or on behalf of the Company for the purposes of identification (the “Draft Notice”), which meeting is to be convened in connection with the proposed acquisition of OMNOVA by the Company (or a subsidiary of the Company) (the “Transaction”). The definitive notice of meeting will be contained in a circular to shareholders (the “Circular”) to be despatched after the date of this undertaking.

1.

The Covenantor is the registered holder or beneficial owner of, or is otherwise able to control the exercise of the voting rights attaching to, the shares in the share capital of the Company set out in Part 1 of the Schedule (the “Committed Shares”). The “Committed Shares” shall include any shares in the capital of the Company which, before the date of the Meeting (as defined below), are issued or unconditionally allotted or granted (as applicable) by reference to the shares identified in Part 1 of the Schedule or pursuant to the exercise of any options or other rights over shares in the Company.

2.

Notwithstanding that the Draft Notice is in draft form and that, for the purposes of preserving confidentiality, the Draft Notice uses codenames for the parties involved in the Transaction, we confirm that we are aware of the true identity of the parties involved and this undertaking is and will continue to be binding upon us and enforceable against us in accordance with its terms provided that the Resolutions as set out in the notice of meeting contained in the Circular are substantially similar to those contained in the Draft Notice.

3.	Subject to paragraph 7 below, the Covenanter hereby irrevocably undertakes that:

3.1	the Covenantor shall or shall procure that the person entitled to exercise the voting rights attaching to the Committed Shares votes shall:

3.1.1

cast the votes attaching to the Committed Shares in favour of the Resolutions at the general meeting of the Company at which the Resolutions are proposed (the “Meeting”, which expression includes any adjournment of the said general meeting);

3.1.2

within seven days of the date of the Circular, complete, execute and deliver to the registrar named therein in accordance with the instructions contained in the Circular a valid form of proxy in respect of the Committed Shares appointing the chairman of the meeting (or such other person as you may nominate) as the Covenantor’s proxy and directing him to vote on the Covenantor’s behalf in favour of the Resolutions; and

3.1.3

cast the votes attaching to the Committed Shares against any resolution (whether or not amended, and including a resolution to adjourn the Meeting and a resolution to amend either of the Resolutions, except in any such case as expressly consented to by OMNOVA in writing) which is proposed at any general or class or other meeting of the Company, or at any adjournment thereof, which, if passed, would prevent, frustrate or materially impede the Transaction;

3.2	unless and until this undertaking lapses, the Covenanter will not:

3.2.1	sell or transfer, or otherwise dispose of or charge all or any of the Committed Shares or any interest in all or any thereof; or

3.2.2

accept any offer or give any indication to any third party of an intention to accept any other offer (or vote in favour (or undertake to vote in favour) of any resolution under Part 26 of the Companies Act 2006 in respect of the Company) in any circumstances in respect of all or any of the Committed Shares, whether conditionally or unconditionally (by whatever means the same is to be implemented); or

3.2.3	exercise or permit the exercise of the voting rights attaching to the Committed Shares in any manner which would frustrate or detract from the purpose of or delay the passing of the Resolutions; or

3.2.4	revoke or amend the form of proxy referred to in paragraph 3.1.2 above; or

3.2.5

make any offer to acquire the whole or any part of the issued share or loan capital of the Company or acquire any such share or loan capital, or any interest in respect of any such share or loan capital, for any valuable consideration or permit any company controlled by me to do so; or

3.2.6	enter into any agreement or arrangement with any person, whether conditionally or unconditionally, or solicit or encourage any person, to do all or any of the acts referred to in this paragraph 3.2.

4.	The Covenantor warrants that:

4.1

the Covenantor is the beneficial owner or the registered holder of, or is otherwise able to control the exercise of the voting rights attaching to the Committed Shares set out in Part 1 of the Schedule against its name;

4.2	there are no restrictions or limitations on the Covenantor’s right to vote or to its entitlement to control the exercise of the votes attaching to the Committed Shares;

4.3

neither the whole nor any part of the Covenantor’s interest in the Committed Shares set out in the Schedule or any of them is subject to any encumbrance, contract, assignment, charge, option or other disposition, dealing or voting restriction whatsoever; and

4.4

the Schedule sets out the details of all the shares in the Company of which the Covenanter is the registered holder or the beneficial owner and all the Shares in the Company in which the Covenantor has an interest or in respect of which it is otherwise able to control the voting rights.

5.

The Covenanter shall provide such information in relation to itself as may be required by law, the London Stock Exchange PLC, the Financial Conduct Authority or other relevant regulatory authority for inclusion in any circular or other document relating to the Company and understands that a copy of this undertaking may be required to be available for inspection in the period from the issue of such circular until the date on which the voting on the Resolutions takes place.

6.

In order to secure the performance of the obligations contained in paragraph 3, the Covenanter hereby irrevocably appoints any director or officer of the Company or OMNOVA to be its attorney in its name and on its behalf to perform and complete its obligations under paragraph 3 and do such other acts and things (if any) as may be necessary to pass the Resolutions.

7.	This Undertaking shall cease to have any effect (without prejudice to any rights arising in respect of any anterior breach of this undertaking) on the earliest of:

7.1	the conclusion of the Meeting;

7.2	the termination of the merger agreement proposed to be entered into between the Company, OMNOVA and a newly created subsidiary of the Company in accordance with its terms; and

7.3	at midnight on 31 October 2019.

8.

The Covenantor agrees that, if it should fail to act in accordance with its obligations under this undertaking, damages would not be an adequate remedy and accordingly the Company or OMNOVA shall be entitled to seek the remedy of specific performance.

9.

This undertaking is to be governed by and construed in accordance with English law. The Covenantor hereby submits to the exclusive jurisdiction of the High Court of Justice in England but this undertaking may be enforced in any court of competent jurisdiction.

[signature page follows]

This Undertaking has been executed as a Deed and is delivered on the date shown above.

Executed as a Deed by

(Signature of director)

in the presence of:

(Name of witness)	(Name of director)

(Address of witness)

(Signature of witness)

SCHEDULE

PART 1

COMMITTED SHARES

The Committed Shares	Beneficial Owner(s)	Registered holder(s)

PART II

INTERESTS IN SHARES (OTHER THAN SHARES OWNED)

Shares	Nature of Interest	Registered holder(s)

FORM OF VOTING UNDERTAKING

To: Synthomer plc (the “Company”)

And to: OMNOVA Solutions Inc. (“OMNOVA”)

DATED:                      2019

Dear Sir or Madam,

The purpose of this undertaking is to confirm my support for the proposed resolutions (the “Resolutions”) in the draft notice of meeting attached hereto and initialled by or on behalf of the Company for the purposes of identification (the “Draft Notice”), which meeting is to be convened in connection with the proposed acquisition of OMNOVA by the Company (or a subsidiary of the Company) (the “Transaction”). The definitive notice of meeting will be contained in a circular to shareholders (the “Circular”) to be despatched after the date of this undertaking.

1.

I am the registered holder or beneficial owner of, or am otherwise able to control the exercise of the voting rights attaching to, the shares in the share capital of the Company set out in Schedule 1 (the “Committed Shares”). The “Committed Shares” shall include any shares in the capital of the Company which, before the date of the Meeting (as defined below), are issued or unconditionally allotted or granted (as applicable) by reference to the shares identified in Schedule 1 or pursuant to the exercise of any options or other rights over shares in the Company.

2.

Notwithstanding that the Draft Notice is in draft form and that, for the purposes of preserving confidentiality, the Draft Notice uses codenames for the parties involved in the Transaction, I confirm that I am aware of the true identity of the parties involved and this undertaking is and will continue to be binding upon me and enforceable against me in accordance with its terms provided that the Resolutions as set out in the notice of meeting contained in the Circular are substantially similar to those contained in the Draft Notice.

3.	Subject to paragraph 7 below, I hereby irrevocably undertake that:

3.1	I shall or shall procure that the person entitled to exercise the voting rights attaching to the Committed Shares votes shall:

3.1.1

cast the votes attaching to the Committed Shares in favour of the Resolutions at the general meeting of the Company at which the Resolutions are proposed (the “Meeting”, which expression includes any adjournment of the said general meeting);

3.1.2

within seven days of the date of the Circular, complete, execute and deliver to the registrar named therein in accordance with the instructions contained in the Circular a valid form of proxy in respect of the Committed Shares appointing the chairman of the meeting (or such other person as you may nominate) as my proxy and directing him to vote on my behalf in favour of the Resolutions; and

3.1.3

cast the votes attaching to the Committed Shares against any resolution (whether or not amended, and including a resolution to adjourn the Meeting and a resolution to amend either of the Resolutions, except in any such case as expressly consented to by OMNOVA in writing) which is proposed at any general or class or other meeting of the Company, or at any adjournment thereof, which, if passed, would prevent, frustrate or materially impede the Transaction;

3.2	unless and until this undertaking lapses, I will not:

3.2.1	sell or transfer, or otherwise dispose of or charge all or any of the Committed Shares or any interest in all or any thereof; or

3.2.2

accept any offer or give any indication to any third party of an intention to accept any other offer (or vote in favour (or undertake to vote in favour) of any resolution under Part 26 of the Companies Act

2006 in respect of the Company) in any circumstances in respect of all or any of the Committed Shares, whether conditionally or unconditionally (by whatever means the same is to be implemented); or

3.2.3	exercise or permit the exercise of the voting rights attaching to the Committed Shares in any manner which would frustrate or detract from the purpose of or delay the passing of the Resolutions; or

3.2.4	revoke or amend the form of proxy referred to in paragraph 3.1.2 above; or

3.2.5

make any offer to acquire the whole or any part of the issued share or loan capital of the Company or acquire any such share or loan capital, or any interest in respect of any such share or loan capital, for any valuable consideration or permit any company controlled by me to do so; or

3.2.6	enter into any agreement or arrangement with any person, whether conditionally or unconditionally, or solicit or encourage any person, to do all or any of the acts referred to in this paragraph 3.2.

4.	I warrant that:

4.1	I am the beneficial owner or the registered holder of, or am otherwise able to control the exercise of the voting rights attaching to the Committed Shares set out in Schedule 1 against my name;

4.2	there are no restrictions or limitations on my right to vote or to my entitlement to control the exercise of the votes attaching to the Committed Shares;

4.3

neither the whole nor any part of my interest in the Committed Shares set out in the Schedule or any of them is subject to any encumbrance, contract, assignment, charge, option or other disposition, dealing or voting restriction whatsoever; and

4.4

the Schedule sets out the details of all the shares in the Company of which I am the registered holder or the beneficial owner and all the Shares in the Company in which I have an interest or in respect of which I am otherwise able to control the voting rights.

5.

I shall provide such information in relation to itself as may be required by law, the London Stock Exchange PLC, the Financial Conduct Authority or other relevant regulatory authority for inclusion in any circular or other document relating to the Company and I understand that a copy of this undertaking may be required to be available for inspection in the period from the issue of such circular until the date on which the voting on the Resolutions takes place.

6.

In order to secure the performance of the obligations contained in paragraph 3, I hereby irrevocably appoint any director or officer of the Company or OMNOVA to be my attorney in my name and on my behalf to perform and complete my obligations under paragraph 3 and do such other acts and things (if any) as may be necessary to pass the Resolutions.

7.	This Undertaking shall cease to have any effect (without prejudice to any rights arising in respect of any anterior breach of this undertaking) on the earliest of:

7.1	the conclusion of the Meeting;

7.2	the termination of the merger agreement proposed to be entered into between the Company, OMNOVA and a newly created subsidiary of the Company in accordance with its terms; and

7.3	at midnight on 31 October 2019.

8.

I agree that, if I should fail to act in accordance with my obligations under this undertaking, damages would not be an adequate remedy and accordingly the Company or OMNOVA shall be entitled to seek the remedy of specific performance.

9.

This undertaking is to be governed by and construed in accordance with English law. I hereby submit to the exclusive jurisdiction of the High Court of Justice in England but this undertaking may be enforced in any court of competent jurisdiction.

[signature page follows]

IN WITNESS whereof this undertaking has been executed and delivered as a deed on      July 2019.

Executed as a deed by	)
)
Name:	)
)
Title: Group Company Director	)
)
Signature	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

SCHEDULE 1

Number of Shares	Beneficial Owner(s)	Registered Holder(s)

PRELIMINARY – SUBJECT TO COMPLETION

OMNOVA SOLUTIONS INC.

25435 HARVARD ROAD

BEACHWOOD, OH 44122

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM ET the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM ET the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E47523-P01514	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — –

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OMNOVA SOLUTIONS INC.

The Board of Directors recommends you vote FOR Proposal 1

1. To adopt the Agreement and Plan of Merger, dated as of July 3, 2019 (as may be amended from time to time, the “merger agreement”), by and among OMNOVA, Synthomer plc, Spirit USA Holdings Inc. and Synthomer USA LLC, thereby approving the transactions contemplated by the merger agreement.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends you vote FOR Proposals 2 and 3

2. To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to OMNOVA’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.

	For ☐	Against ☐	Abstain ☐

3. To adjourn the special meeting to a later date or time, if necessary or appropriate, including if there are insufficient votes at the time of the special meeting to obtain the OMNOVA shareholder approval.

	For ☐	Against ☐	Abstain ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

E47524-P01514

OMNOVA SOLUTIONS INC. SPECIAL MEETING of SHAREHOLDERS OCTOBER 10, 2019 at 10:30 A.M., EASTERN TIME This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint(s) James C. LeMay, Paul F. DeSantis and Frank P. Esposito and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OMNOVA SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:30 a.m., Eastern Time, on October 10, 2019 at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, and any adjournment or postponement thereof.

This card also constitutes your voting instructions for any and all shares of OMNOVA common stock held of record by Computershare for your account in OMNOVA’s Dividend Reinvestment Plan and will be considered to be CONFIDENTIAL VOTING INSTRUCTIONS to the Plan Trustee with respect to shares of OMNOVA common stock held for your account under the OMNOVA Solutions Retirement Savings Plan. If the shares of OMNOVA common stock are held in the OMNOVA Solutions Retirement Savings Plan, your voting instructions must be received by 11:59 p.m. on October 7, 2019 in order to communicate your instructions to the Plan Trustee who will then vote the shares of OMNOVA common stock as instructed. Any such shares of OMNOVA common stock for which instructions are not received by the deadline stated above will be voted by the Plan Trustee in the same proportion as it votes shares of OMNOVA common stock for which it did receive timely instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote “FOR” Proposal 1 and “FOR” Proposals 2 and 3, in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side)